As filed with the U.S. Securities and Exchange Commission on August 24, 2026

Registration Statement No. 333-298153

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHANGE AGENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7371	47-1685128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

(732) 780-4400

(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

Sam Knipper

Change Agents Corporation

Chief Financial Officer

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

(732) 780-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq. Gregory Carney, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel.: (212) 653-8700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 24, 2026

52,235,925 Shares of Common Stock

Change Agents Corporation

This prospectus relates to the resale from time to time of up to 52,035,925 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Change Agents Corporation, a Delaware corporation (the “Company,” “we,” “our,” and “us”), by the selling stockholders named herein (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”). The Shares registered under the registration statement of which this prospectus forms a part (the “Registration Statement”) consist of: (i) up to 50,000,000 shares of Common Stock (the “Put Shares”) issued or issuable to Hudson Global Ventures, LLC, a Nevada limited liability company (“Hudson”), as a result of the Company directing Hudson to purchase such shares from time to time pursuant to the Equity Purchase Agreement dated July 22, 2026, as amended by Amendment No. 1 to Equity Purchase Agreement dated August 21, 2026 (as amended, the “Purchase Agreement” or the “ELOC Purchase Agreement”), at a fixed purchase price of $0.20 per share; (ii) up to 925,925 shares of Common Stock (the “ELOC Warrant Shares”) issuable upon exercise of a common stock purchase warrant issued to Hudson on July 22, 2026 (the “ELOC Warrant”) at an exercise price of $0.01 per share, exercisable at any time following the date on which stockholder approval of the shares issuable upon exercise of the Warrant is obtained and deemed effective under Delaware law (the “Stockholder Approval Date”); (iii) 360,000 shares of Common Stock (the “Agile Waiver Shares”) issued to Agile Capital Funding LLC pursuant to the Forbearance Letter Agreement dated July 24, 2026, by and among the Company, Agile Capital Fundings LLC, and Agile Lending, LLC; (iv) 200,000 shares of Common Stock (the “Agile Waiver Shares #2”) issued to Agile Capital Funding LLC in consideration of a wavier issued on July 1, 2026 (v) 300,000 shares of Common Stock (the “Vision Shares”) issued to Vision Capital NY Inc. pursuant to the Consulting Agreement dated July 1, 2026, by and between the Company and Vision Capital NY Inc.; and (vi) 450,000 shares of Common Stock (the “One-Eyed Jack Shares,” together with the Agile Waiver Shares, the Agile Waiver Shares #2, and the Vision Shares, the “Common Shares”) issued to One-Eyed Jack Enterprises, LLC pursuant to the Consulting Agreement by and between the Company and One-Eyed Jack Enterprises, LLC dated December 1, 2025, as amended February 17, 2026.

The Put Shares, the ELOC Warrant, the ELOC Warrant Shares, the Waiver Shares, the Dune Shares, the Vision Shares and the One-Eyed Jack Shares are collectively referred to herein as the “Securities.” See the section of this prospectus entitled “The ELOC Purchase Agreement” for a description of the terms and conditions of the ELOC Purchase Agreement, including the Put Shares, the ELOC Warrant and the ELOC Warrant Shares.

The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices determined by the prevailing market price for the Shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. However, we may receive up to $10,000,000 in aggregate gross proceeds from the sale of Put Shares under the ELOC Purchase Agreement, plus up to $9,259.25 in aggregate gross proceeds if the ELOC Warrant is exercised in full for cash. We provide more information about how the Selling Stockholders may sell their Shares in the section of this prospectus entitled “Plan of Distribution.”

Hudson is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of Put Shares hereunder.

We will pay the expenses incurred in registering the Shares described in this prospectus, including legal and accounting fees. To the extent the Selling Stockholders decide to sell their Shares, we will not control or determine the price at which the shares are sold.

Our Common Stock is traded on the Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CHGA.” The last reported sale price of our Common Stock on Nasdaq on August 24, 2026, was $0.17 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the section of this prospectus entitled “Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 9 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2026

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”) that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our business strategies;

●	the timing of regulatory submissions;

●	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;

●	risks relating to the timing and costs of clinical trials, the timing and costs of other expenses;

●	risks related to market acceptance of products;

●	intellectual property risks;

●	risks associated with our reliance on third party organizations;

●	our competitive position;

●	our industry environment;

●	our anticipated financial and operating results, including anticipated sources of revenues;

●	assumptions regarding the size of the available market, benefits of our products, product pricing and timing of product launches;

●	management’s expectation with respect to future acquisitions;

●	statements regarding our goals, intensions, plans and expectations, including the introduction of new products and markets; and

●	our cash needs and financing plans.

-ii-

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully this entire prospectus, including the information contained under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “CHGA,” “Change Agents” or “the Company” refer to Change Agents Corporation.

Overview

We are a technology-focused company with a strategic focus on developing innovative Agentic AI software and consumer health products that target consumers and small businesses. We recently announced our intent to expand into drone interception and surveillance AI enhanced technology solutions through the establishment of Autonomous Air Defense Systems LLC. Throughout our operating history, we have maintained our corporate identity, management team and original mission while strategically evolving our business in response to market conditions and commercial opportunities, with each such evolution being the product of deliberate decisions. We are actively seeking complementary bolt-on AI acquisitions that could generate near-term revenue to supplement our current operations as both segments continue to develop. We believe our diverse and evolving portfolio of commercial activities reflects our ongoing commitment to identifying and building value-oriented technology businesses for the benefit of its stockholders.

Current Business Operations

We currently operate through two business segments: (i) an artificial intelligence software segment, through which we develop and commercialize an AI-driven, short-form agentic video generation platform and an agentic Generative Engine Optimization (GEO) search product operated by Avalon Quantum AI, LLC, our wholly owned subsidiary formed in connection with our acquisition of RPM Interactive, Inc. in December 2025; and (ii) a consumer health technology segment, through which we distributes the Keto Air breathalyzer device - a non-invasive consumer breathalyzer that measures ketosis levels and is sold in North America, bearing an FDA registration number. Each segment is described more fully below.

Artificial Intelligence Software Segment - Avalon Quantum AI, LLC / RPM Interactive

Overview

Our artificial intelligence software segment is operated through Avalon Quantum AI, LLC, a wholly owned subsidiary of our company organized in the State of Nevada and formed in connection with our acquisition of RPM Interactive, Inc. (“RPM”) in December 2025. RPM merged with and into Avalon Quantum AI, LLC pursuant to the merger, and Avalon Quantum AI, LLC continues to operate as our wholly owned subsidiary. Avalon Quantum AI LLC is advancing next-generation Agentic AI software products that we believe are designed to deliver material revenue increases for small businesses and content creators.

The Catch-Up AI-powered Video Platform - Phase 1

The Catch-Up platform is an AI-driven, short-form video generation software product. In its current Phase 1 form, the platform enables content creators - with an initial focus on the podcasting market - to input a topic of their choosing, after which the platform automatically scrapes YouTube for relevant videos, identifies the most-viewed or most-discussed content on that topic, and generates a structured, short-form video featuring an AI-generated avatar of the creator that replicates their voice and likeness. Each short-generated video consists of three segments: an introduction delivered by the creator’s AI avatar, the featured video clip sourced by the platform, and a concluding statement also delivered by the AI avatar.

The core appeal of the Catch-Up platform to content creators is efficiency: the software automates the time-consuming process of identifying and sourcing video content, writing scripts, and producing recordings, enabling creators to generate daily content at scale and drive increased views, clicks, and subscriber engagement across their platforms. We believe the demand for automated, high-quality content generation tools among the creator economy is substantial and growing, and that the Catch-Up platform is well-positioned to address this demand. You may view the product at www.catch-up.com.

Catch-Up Phase 2 Development

Phase 2 of the Catch-Up platform is currently in development and is expected to launch in Q3 of 2026. As announced on March 31, 2026, the Company hired Caylent, Inc. a cloud-native services company and an Amazon Web Services (AWS) Premier Tier Consulting Partner, to support the development of this Phase 2 AWS-based initiative. This Phase 2 development is expected to transition the platform from a manually configured AI video production system into a fully autonomous, agentic AI-driven video platform. Phase 2 is expected to expand the platform’s user base beyond podcasters to a substantially broader range of content creators and marketers, including social media influencers and individuals or businesses engaged in product marketing and e-commerce.

We believe the expansion of the platform’s addressable market from podcasters to the broader creator and marketer economy in Phase 2 represents a significant step toward the commercial scaling of the Catch-Up platform, and we intend to pursue a phased commercial launch strategy following the completion of Phase 2 development.

The Beacon Agentic Generative Engine Optimization (GEO) Search Product

The search business is rapidly evolving as McKinsey & Company recently published a report indicating that 50% of consumers use AI-powered search to make buying decisions. In fact, 60% of searches now end without a click – AI systems provide answers/recommendations instead. Most small businesses are invisible to these systems and have no idea that this problem even exists.

The Beacon Agentic GEO search product is designed to help small, local service businesses get recommended by AI systems like ChatGPT, Gemini, Claude, Perplexity and Grok. The agentic software product is designed to autonomously; a) diagnose a small businesses AI visibility and SEO effectiveness in about 60 seconds, b) provide a visibility score, and c) generate implementation-ready fixes upon approval. The Beacon app will be offered in the form of a monthly subscription fee.

https://www.mckinsey.com/capabilities/growth-marketing-and-sales/our-insights/new-front-door-to-the-internet-winning-in-the-age-of-ai-search?
stcr=6CA8D88A0086426FAC786157DD60E8C1&cid=mgp_opr-eml-alt-gms-mgp-glb--&hlkid=cf3225700e534c3e94beae40d942e868&hdpid=a892f2ad-facb-40fc-9a55-474378d99663

To complete the implementation ready fixes – including copy, schema markup, FAQ structures, and Google Business Profile (GBP) updates, clients will execute a separate services agreement with the Company. Moreover, additional monthly subscription services are planned to be offered to subscribers in the future including on-going reputation management services.

While we continue to develop the Catch-Up and Beacon agentic software products, we continue to evaluate possible AI acquisitions that we believe could generate near-term revenue to supplement our current operations while our two products continue through their development and commercial launch phases. We have not entered into any definitive agreement with respect to any such acquisition as of the date of this prospectus, and there can be no assurance that we will identify, complete, or successfully integrate any such acquisition.

Consumer Health Technology Segment - Keto-Air Breathalyzer

Overview

Our consumer health technology segment is centered on the Keto Air breathalyzer device, a non-invasive consumer health product that allows users to determine whether they are in a state of nutritional ketosis, and at what level, by exhaling into a compact, pen-like breathalyzer. Ketosis is a metabolic state in which the body burns fat for fuel rather than carbohydrates, and is widely associated with low-carbohydrate and ketogenic dietary regimens. The Keto Air device represents a meaningful improvement over prior methods of measuring ketosis, such as urine test strips or earlier-generation breathalyzers that required cartridge replacements, offering users a convenient, reusable, and non-invasive testing experience.

We entered into an exclusive North American distribution agreement for the Keto-Air technology and device in 2024. Pursuant to this agreement, we have exclusive distribution rights in the United States, Canada and Mexico through July of 2025 and since that time, we continue to be the only distributor in North America. We believe this provides us with a meaningful competitive advantage in the North American ketosis monitoring market for the duration of the agreement.

We previously had a THC breathalyzer device under development. In March 2026, we discontinued development of that product due to a lack of available funding. The discontinuation of the THC breathalyzer does not affect our Keto Air operations or sales of the Keto Air device.

History of Operations

Wind-Down of China Operations (2022-2023)

Our initial commercial strategy was focused on the cellular therapy sector, where we sought to advance innovative cellular therapy technologies in both the United States and China. Beginning in 2022 and continuing through 2023, our Board of Directors determined to wind down our operations in the People’s Republic of China and to divest all assets, subsidiaries, and relationships associated with our China-based activities. This decision reflected both the changed commercial and regulatory landscape applicable to our cellular therapy program and our inability to secure the capital necessary to advance the program at the scale required to achieve commercial viability. By November 2022, we had ceased all active operations in the PRC, and the wind-down was completed during 2023.

Laboratory Services Strategy (2023-2025)

In February 2023, through our subsidiary Avalon Lab, LLC, we acquired a 40% equity interest in Laboratory Services MSO, LLC, a California-based clinical laboratory company, for total consideration of approximately $20.7 million, comprised of approximately $9.0 million in cash, 11,000 shares of our Series B Convertible Preferred Stock, and an additional $666,667 cash payment made in February 2024. On February 26, 2025, we exited the investment entirely pursuant to a Redemption and Abandonment Agreement, receiving cash proceeds of $1,745,000 and surrendering our Series B Preferred Stock.

Search for Strategic Acquisitions and YOOV Merger Agreement (2024-2025)

In early 2024, our Board made a strategic determination to focus our acquisition efforts on YOOV Group Holding Limited (“YOOV”), a Hong Kong-based company. We conducted extensive due diligence, engaging on-site due diligence meetings with the YOOV management team. On March 7, 2025, we entered into an Agreement and Plan of Merger with YOOV and Nexus MergerSub Limited, pursuant to which YOOV would have become a direct, wholly owned subsidiary of our company. During our continued review of YOOV’s financial statements for the fiscal year ended December 31, 2024, our Board of Directors determined that it was not in the best interests of our stockholders to proceed with the transaction. We terminated the merger agreement with YOOV effective January 21, 2026.

Acquisition of RPM Interactive, Inc. and Formation of Avalon Quantum AI, LLC (December 2025)

On December 15, 2025, we completed the acquisition of RPM Interactive, Inc. (“RPM”), a generative artificial intelligence software company, through a subsidiary merger whereby RPM merged with and into Avalon Quantum AI, LLC, a newly formed, wholly owned subsidiary of our company organized in the State of Nevada. Avalon Quantum AI, LLC is the surviving entity and continues as our wholly owned subsidiary. We, as the surviving listed parent entity, continue to operate under our existing Nasdaq listing, and neither our corporate identity, our Nasdaq listing, nor our principal executive offices were altered as a result of the acquisition. The acquisition was effected as an all-stock transaction pursuant to which we issued 19,500 shares of our Series E Non-Voting Convertible Preferred Stock to RPM’s former stockholders at a stated value of $1,000 per share, for a total stated purchase price of $19.5 million. Each share of Series E Preferred Stock is convertible into shares of our common stock at a conversion price of $1.50 per share, subject to: (i) a beneficial ownership cap of 4.99% per holder; (ii) an exchange cap preventing issuance in excess of applicable Nasdaq thresholds (the “Exchange Cap”); and (iii) stockholder approval required under Nasdaq Listing Rule 5635, which we intend to seek at our 2026 annual meeting of stockholders. The Series E Preferred Stock is non-voting prior to conversion. In connection with the acquisition, we appointed Michael Mathews to our Board of Directors.

Intellectual Property

Cellular Therapy Patent Portfolio

We hold a portfolio of patents developed during our cellular therapy operating period. This portfolio includes patents that are co-owned with the Massachusetts Institute of Technology (“MIT”), arising from a prior joint research agreement between our company and MIT. We regard the MIT co-ownership as a material component of our patent portfolio, and we disclose it accordingly.

Although we have ceased all active research and development activities related to cellular therapy, we have made a deliberate decision to continue actively maintaining, or “prosecuting,” these patents rather than allowing them to lapse or be abandoned. We believe the patents may have potential future value - whether through licensing, sale, or the resumption of activity in the cellular therapy space - and we intend to continue maintaining them for so long as we consider it commercially reasonable to do so. Any decisions regarding the licensing or enforcement of co-owned patents are subject to the terms of our co-ownership arrangements with MIT, which may limit our ability to license or enforce such patents unilaterally without the consent of our co-owners.

Artificial Intelligence Platform - Provisional Patent Applications

In connection with our acquisition of RPM Interactive, Inc. and the development of our generative AI content platform operated through Avalon Quantum AI, LLC, we have filed three provisional patent applications relating to aspects of the Catch-Up platform’s technology. Provisional applications establish an early filing date and provide a twelve-month period during which we may file corresponding non-provisional patent applications. We intend to evaluate the commercial and strategic value of converting these provisional applications into non-provisional applications during the applicable filing window. There can be no assurance that any patents will issue from these applications, or that any issued patents will provide meaningful competitive protection.

Recent Developments

June 2026 Original Issue Discount Note issuances

In June 2026, we issued original issue discount promissory notes to accredited investors in the principal amount of $500,000 (inclusive of a $100,000 original issuance discount) for gross proceeds of $400,000.

Series F Preferred Stock Financing

In July 2026, we issued and sold to an accredited investor (i) 400 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), having a stated value of $1,000.00 per share, and (ii) 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Series F Commitment Shares”), as additional consideration for the Investor’s purchase of the Series F Preferred Stock, for an aggregate purchase price of $400,000.00. The Series F Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $0.50 per share. The transactions contemplated by the Purchase Agreements closed on July 2, 2026. The Series F Preferred Stock is subject to mandatory redemption of 25% of the then outstanding shares on each of October 1, 2026, November 1, 2026, December 1, 2026 and January 1, 2027, at a redemption price per share equal to 125% of the stated value.

Name Change

On July 17, 2026, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of Delaware to change our name from “Avalon GloboCare Corp.” to “Change Agents Corporation” effective as of July 20, 2026. In connection with the Name Change, we changed our trading symbol for our common stock on The Nasdaq Capital Market from “ALBT” to “CHGA” effective as of the commencement of trading on July 22, 2026.

ELOC Purchase Agreement

For a discussion of this transaction please see “ELOC Purchase Agreement” beginning on page 18.

July 2026 Business Loan and Security Agreement

On July 24, 2026, the Company entered into a Business Loan and Security Agreement (the “Business Loan Agreement”) with a commercial funding source (the “Lender”), pursuant to which the Company obtained a loan from the Lender in the principal amount of $825,000 (the “Business Loan”), with net proceeds to the Company of $254,350, following the payment of an administration fee of $41,500 and repayment in full of the prior loan (the “March 2026 Loan”) from the Lender in the amount of $529,400, with a total repayment amount of $1,188,000, including interest charges of $363,000 (assuming all payments are made on time and the Business Loan is not prepaid) repayable in 30 weekly installments of $37,125 beginning July 29, 2026 with a maturity date of March 3, 2027. Pursuant to the Business Loan Agreement, the Company granted the Lender a continuing security interest in certain collateral (as defined in the Business Loan Agreement). In connection with the Business Loan, the Company issued the Lender a Confessed Judgement Secured Promissory Note (the “Secured Note”) dated July 24, 2026 in the amount of $825,000 with a maturity date of March 3, 2027. The Company’s wholly-owned subsidiaries, Avalon Healthcare System Inc., Avalon Laboratory Services, Inc., and Avalon Quantum AI LLC guaranteed the Business Loan and the Secured Note.

The restrictive covenants include customary restrictions on the Company’s ability to incur additional debt; make investments; grant or incur liens on assets; sell assets; engage in mergers, consolidations, liquidations or dissolutions; engage in transactions with affiliates; and make dividend payments. In addition, the Loan Agreement contains customary representations and warranties, affirmative covenants and events of default.

Forbearance Letter Agreement

On July 24, 2026, the Company entered into a Forbearance Letter Agreement with the Lender under the July 2026 Business Loan and Security Agreement and Agile Capital Fundings, LLC, the Collateral Agent under such agreement, pursuant to which the Lender agreed to forbear the payment due under the March 2026 Loan, including any enforcement of rights thereunder relating to default, pending closing of the Business Loan. In consideration of the forbearance, the Company agreed to issue the Collateral Agent 360,000 shares (the “Waiver Shares”) of its Common Stock and granted Lender “piggyback” registration rights with respect to the Waiver Shares.

Formation of Subsidiary and Potential Expansion of Long-Term Strategy

On August 4, 2026, we announced the formation of Autonomous Air Defense LLC, a wholly owned subsidiary established to pursue opportunities in artificial intelligence-enabled autonomous drone surveillance and counter-unmanned aerial systems (“C-UAS”) technologies. The formation of the subsidiary marks the first step towards the Company’s objective to enter into the defense technology sector and counter-drone applications, potentially extending its agentic AI capabilities into a market the Company has identified as a priority growth area in connection with its rebranding last month. As part of this strategic initiative, the Company has appointed Major General (Ret.) Malcolm Frost to serve on the Advisory Boards of Change Agents Corp. and Autonomous Air Defense LLC. The formation of Autonomous Air Defense LLC marks a potentially significant expansion of Change Agents’ long-term strategy to leverage its artificial intelligence expertise to address the rapidly growing defense, homeland security, and critical infrastructure protection markets.

Original Issue Discount Promissory Note issued to FirstFire Opportunities Fund, LLC – August 2026

On August 13, 2026, the Company issued promissory note to FirstFire Opportunities Fund, LLC (“FirstFIre”) in the principal amount of $250,000 (inclusive of a $50,000 original issuance discount) (the “FirstFire Note”) for gross proceeds of $200,000. The Company intends to use the $144,000 of the net proceeds of the FirstFire Note to repay that certain 7% promissory note in the original principal amount of $233,910 issued to Vanquish Funding Group Inc. and the remainder for working capital and general corporate purposes. In addition, the Company issued FirstFire 300,000 shares of its common stock as a commitment fee for issuance of the FirstFire Note.

The FirstFire Note matures on February 13, 2027 and has a one-time interest charge equal to 18.75% of the principal amount, or $46,875,000, payable in cash. Any principal or accrued but unpaid interest on the FirstFire Note which is not paid when due shall accrue interest at a rate of 10% per annum (the “Default Interest”). The principal amount of the FirstFire Note together with accrued but unpaid interest shall be paid as follows: (i) $62,500 shall be paid on each of November 13, 2026, and December 13 2026, and January 13, 2027 and (ii) the total remaining balance of the FirstFire Note shall be paid on February 13, 2027.

The Company granted First a “most-favored nations” provision with respect to the issuance of any debt that is not convertible into common stock of the Company (or amends any non-convertible debt that was issued before the Issue Date). In addition, the Company agreed to use 25% of the net proceeds from an issuance of equity or debt or sale of assets to repay amounts outstanding under the FirstFire Note. In addition, if, at any time on or after the issue date of the FirstFire Note, and prior to the full repayment, the Company or any of its subsidiaries (the “Subsidiaries”) receives cash proceeds from the issuance of equity or debt or the sale of assets (including but not limited to real property) by the Company or any of the Borrower’s Subsidiaries, the FirstFire shall have the right in its sole discretion to require the Company or the Subsidiaries to immediately apply up to 12.5% of such proceeds (net of outstanding legal fees of the Company, underwriter or broker-dealer expense and legal fee reimbursements, outstanding auditor fees of the Company, outstanding transfer agent fees of the Borrower, and fees of the SEC and FINRA in connection with such transaction, in each case if applicable) to repay all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under this Note.

Issuance of Original Issuance Note and Pre-Funded Warrants -August 2026

On August 14, 2026, the Company issued promissory notes to certain accredited investors in the aggregate principal amount of $616,000 (inclusive of a $66,000 original issuance discount) (the “August 2026 OID Notes”) for gross proceeds of $550,000. The Company the net proceeds of the August 2026 OID Notes to repay (i) $144,000 under that certain 7% promissory note in the original principal amount of $233,910 issued to Vanquish Funding Group Inc.(ii) $125,000 under those certain 18.75 % notes issued in June 2025; (iii) $74,000 under its July 2024 Business Loan and Security. The remaining net proceeds will be used for working capital and general corporate purposes. In addition, the Company issued pre-funded warrants (“August 2026 Pre-Funded Warrants”) to purchase 1,000,000 shares of its common stock (“August 2026 Pre-Funded Warrant Shares”) as an inducement for investors to purchase the August 2026 OID Notes.

The August 2026 OID Notes mature on May 14, 2027 and accrues interest at a rate of 7% per annum which increases to 15% (or the maximum amount permitted by law) during the existence of an event of default. The August 2026 OID Notes may be prepaid at any time at 105% of the original principal amount. The August 2026 OID Notes contain negative covenants, including restrictions on additional indebtedness while the notes are outstanding.

The Company granted the investors a “most-favored nations” provision with respect to the issuance of any debt that is not convertible into common stock of the Company (or amends any non-convertible debt that was issued before the Issue Date).

The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the August 2026 Pre-Funded Warrants are exercised in full; provided, however, that until the Company has obtained stockholder approval for issuance of the August 2026 Pre-Funded Warrant Shares, the Company shall not issue a number of August 2026 Pre-Funded Warrant Shares, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to August 2026 Pre-Funded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

THE OFFERING

Shares being offered	Up to 52,235,925 Shares of Common Stock, consisting of: (i) up to 50,000,000 Put Shares issuable to Hudson Global Ventures, LLC under the ELOC Purchase Agreement at a fixed purchase price of $0.20 per share; (ii) up to 925,925 ELOC Warrant Shares issuable upon exercise of the Warrant at an exercise price of $0.01 per share, exercisable following the Stockholder Approval Date; (iii) 360,000 Waiver Shares issued to Agile Capital Funding, LLC pursuant to the Forbearance Letter Agreement dated July 24, 2026; (v) 200,000 Agile Waiver Shares #2 issued to Agile Capital Funding, LLC; (vi) 300,000 Vision Shares issued to Vision Capital NY Inc. pursuant to the Consulting Agreement dated July 1, 2026; and (vii) 450,000 One-Eyed Jack Shares issued to One-Eyed Jack Enterprises, LLC pursuant to the Consulting Agreement dated December 1, 2025, as amended February 17, 2026.

Common Stock issued and outstanding prior to this offering	19,946,803 shares.

Common Stock issued and outstanding after this offering (1)	Up to 72,182,728 shares of Common Stock, assuming: (i) the sale of all 50,000,000 Put Shares to Hudson under the ELOC Purchase Agreement at the fixed purchase price of $0.30 per share; and (ii) the exercise of the Warrant in full for all 925,925 ELOC Warrant Shares. The actual number of shares of Common Stock outstanding after the offering will vary based on the number of Put Shares actually sold pursuant to Put Notices delivered under the ELOC Purchase Agreement and whether and to the extent the Hudson exercises the Warrant.

Terms of the Offering	The Selling Stockholders and any of its pledgees, assignees and successors-in-interest will determine when and how it sells the shares offered in this prospectus and may, from time to time, sell any or all of its shares of Common Stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded, or in privately negotiated transactions. These sales may be at prevailing market prices or at negotiated prices. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder. For more information, see the section of this prospectus entitled “Plan of Distribution” beginning on page 69.

Use of Proceeds	The Selling Stockholders will receive all of the proceeds from the resale of the Shares offered for sale by it under this prospectus. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. We may receive up to $10,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement in connection with sales of Put Shares to Hudson that we may, in our sole discretion, elect to make from time to time pursuant to Put Notices delivered under the ELOC Purchase Agreement after the date of this prospectus, at a fixed purchase price of $0.20 per share. We may also receive up to $9,259.25 in aggregate gross proceeds if Hudson exercises the ELOC Warrant in full for cash at the exercise price of $0.01 per ELOC Warrant Share. We intend to use a portion of proceeds for repayment of outstanding debt as described in “Use of Proceeds” beginning on page 23 and the remainder of proceeds for working capital and general corporate purposes. Our management will have broad discretion over the use of proceeds received from the sale of Put Shares under the ELOC Purchase Agreement. For more information, see the section of this prospectus entitled “Use of Proceeds” beginning on page 23.

Risk factors	See “Risk Factors” beginning on page 9 of this prospectus, as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

Nasdaq Capital Market Symbol	“CHGA”.

The number of shares of our Common Stock to be outstanding after this offering as shown above is based on 19,946,803 shares outstanding as of August 24, 2026 and excludes as of that date:

●	2,189,836 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $1.74

●	84,731 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $20.40;

●	1,058,091 shares of Common Stock issuable upon conversion of outstanding Series C Convertible Preferred Stock at a conversion price of $2.41 per share;

●	12,257,520 shares of Common Stock issuable upon conversion of outstanding Series E Convertible Preferred Stock as a conversion price of $1.50 per share;

●	800,000 shares of Common Stock upon conversion of outstanding Series F Convertible Preferred Stock at a conversion price of $0.50 per share;

●	181,750 shares of Common Stock reserved for future issuance under our 2019 Incentive Stock Plan and our Amended and Restated 2020 Stock Incentive Plan;

●	1,125,000 shares of Common Stock issuable upon exercise of pre-funded warrants at an exercise price of $0.001 per share;

●	6,372,550 shares of Common Stock issuable upon exercise of Series A-1 Warrants at an exercise price of $0.51 per share;

●	6,372,550 shares of Common Stock issuable upon exercise of Series A-2 Warrants at an exercise price of $0.51 per share; and

●	318,628 shares of Common Stock issuable upon exercise of the existing Placement Agent warrants at an exercise price of $0.6375 per share.

●	1,000,000 shares of Common Stock issuable upon exercise of the August 2026 Pre-Funded Warrants

Unless otherwise indicated, all information in this prospectus assumes:

●	no exercise of the warrants or options described above.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below, together with all of the other information contained in this prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described herein or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Relating to Our Business and Operations

We have a limited operating history in our current business segments, which makes it difficult to evaluate our business and future prospects.

We have a limited operating history in our current businesses. We were initially pursuing a biotech platform and, through our acquisition of RPM in December 2025, have pivoted to primarily operating as an AI company. Because of this limited history, it is difficult to evaluate our proposed business and future prospects, including our ability to plan for and model future growth, and there is no guarantee that our AI platform or Keto Air businesses will result in profit or growth. Investors should consider the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. There can be no assurance that we will successfully address any of these risks.

We have a history of net losses and an accumulated deficit, which raises substantial doubt about our ability to continue as a going concern.

Our results of operations have not resulted in profitability. We incurred net losses from continuing operations of approximately $4.77 million and approximately $5.69 million for the six months ended June 30, 2026 and 2025, respectively. In addition, we incurred net losses from continuing operations of approximately $17.5 million and approximately $7.0 million for the years ended December 31, 2025 and 2024, respectively. As of June 30, 2026 and December 31, 2025, we had an accumulated deficit of approximately $112.6 and approximately $105.9 million, respectively. There is no assurance that we will be successful in executing our business plan or that we will be able to curtail our losses. There is substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm has included an explanatory paragraph in its audit report expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, and ultimately generate revenue.

We currently do not have enough cash to support operations for the next 12 months.

As of August 21, 2026, we had approximately $191,000 in cash. This will only support operations for the next month. For 12-months of operations, we would need $5,000,000 of cash. In the event that we are not able to raise at least $5,000,000 in cash, we will not have sufficient funds to support 12-months of operations which would raise doubts about our ability to continue as a going concern. This would make it more difficult to obtain financing on favorable terms, or at all, which could have a material adverse effect on our business, financial position and results of operations.

We have outstanding indebtedness that could adversely affect our financial condition and liquidity.

As of August 21, 2026, we had approximately $2.6 million of outstanding indebtedness. If we are unable to generate sufficient cash to repay our debt obligations when they become due, we may not be able to obtain additional debt or equity financing on favorable terms. If we breach any undertakings or default on any obligations under our agreements with lenders, our outstanding indebtedness could become immediately due and payable.

Our obligations under the July 2026 Business Loan and Security Agreement is secured by security interests in our assets, so if we default on those obligations, they could foreclose on some or all of our assets.

Our obligations under the July 2026 Business Loan and Security Agreement is secured by security interests in our assets. As of August 21, 2026, approximately $720,000 was owed under this agreement. If we default on our obligations under these agreements, the lender under this agreement could foreclose on their security interests and liquidate some or all of these assets, which would harm our financial condition and results of operations and would require us to reduce or cease operations and possibly seek bankruptcy protection.

We have not generated sustainable revenue since inception, and we may not be able to generate sufficient revenue to achieve or maintain profitability.

We have not yet developed a meaningful customer base and have not generated sustainable revenue since inception. We are subject to the substantial risk of failure facing businesses seeking to develop and commercialize new products and technologies, and maintaining and improving our platform will require significant capital. Our Keto Air product has generated minimal revenue to date, and we anticipate that it will take approximately one year from the date of this prospectus for us to begin generating meaningful revenue from our Catch-Up platform. There can be no assurance that we will generate revenue at the levels we anticipate, or at all, and our failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

We may not be successful in commercializing our AI platform or our Keto Air product, either of which would materially harm our business.

We may not be successful in our AI vodcasting and podcasting platform businesses or our sales of Keto Air. Market acceptance of AI-driven offerings is uncertain, and we will rely on other companies, developers, and partners to build our product offerings. Additionally, evolving laws and regulations in areas such as privacy, intellectual property, safety, competition, content regulation, and consumer protection may delay or impede the development of our products and services. Our Keto Air product is currently operating as an early-stage commercial activity, and we are continuing to evaluate the future strategic direction of the Keto Air product line as we assess its commercial performance. There can be no assurance that either of our current business segments will achieve market acceptance or commercial viability.

Our Catch-Up platform is in an early stage of development and is based on new and evolving AI technologies, which are subject to significant uncertainty.

Our Catch-Up Vodcast and Podcast Platform is currently under development and is based on new and evolving AI systems and technologies. This exposes us to risks including failure to gain market acceptance, inability to secure sufficient intellectual property rights, proprietary rights of third parties limiting our marketing efforts, failure to obtain sufficient user exposure, superior competing products, and the unpredictability of AI technology. Our platform is currently in testing with a limited number of users, and Phase 2 of the platform - which will expand our addressable market beyond podcasters - is currently in development and expected to launch in Q3 of 2026. There can be no assurance that Phase 2 will be completed on schedule or that it will achieve the commercial results we anticipate.

We face intense competition in both of our business segments, and many of our competitors have substantially greater resources than we do.

We face intense competition from numerous technology companies seeking to enter the generative AI-powered vodcasting and podcasting businesses. Many of our current and potential competitors have significantly larger market presence, greater name recognition, access to more potential customers, and substantially greater financial, technical, sales, marketing, management, support, and other resources than we do. In our consumer health technology segment, we compete with manufacturers and distributors of urine-based ketone test strips and other breath-based ketone monitoring devices, many of which have established retail distribution networks and marketing infrastructure that we currently lack. Our failure to compete effectively in either segment could have a material adverse effect on our business, financial condition, and results of operations.

Our business is subject to rapid technological change, and if we fail to adapt, our business may be negatively impacted.

Our industry is subject to rapid technological change, and if we do not adapt to and appropriately allocate resources among emerging technologies and business models, our business may be negatively impacted. Competitors may adapt to emerging technologies or business models more quickly or effectively than we do. The generative AI industry in particular is evolving at an exceptionally rapid pace, and technologies, platforms, and distribution channels that are relevant to our business today may be superseded or disrupted in ways that we cannot currently anticipate.

We may encounter difficulties associated with early-stage companies that could adversely affect our operations.

We may encounter numerous difficulties frequently encountered by early-stage companies, including implementing our growth strategy, countering competitors, pursuing new users, maintaining adequate expense control, attracting and retaining qualified personnel, reacting to user preferences, successfully launching products, and maintaining regulatory compliance. Failure to address any of these factors could have a material adverse effect on our business, financial condition, results of operations, and future prospects.

Our success depends on the continued services of our key personnel, the loss of whom could materially harm our business.

Our success depends on the continuing services of Wenzhao Lu, our Chairman, Meng Li, Luisa Ingargiola, our Chief Strategy Officer, Sam Knipper, our Chief Financial Officer, our other executive officers, and Michael Mathews, the Chief Executive Officer of RPM. The loss of any of these individuals could have a material and adverse effect on our business operations. The supply of qualified technical, professional, managerial, and other personnel is currently constrained, and competition for qualified employees is intense. In particular, our former Chief Executive Officer, David Jin, was instrumental in sourcing our Keto Air distribution rights through his personal industry relationships, and the loss of his services could adversely affect the continuation and development of that segment.

Our strategy of continuing to evaluate additional possible acquisitions to supplement our operations involves significant risks, and we may not be able to identify, complete, or successfully integrate any such acquisitions.

We are actively evaluating complementary possible artificial intelligence acquisitions that we believe could generate near-term revenue to supplement our current operations. Strategic transactions, including mergers, acquisitions, joint ventures, and investments, involve risks including the ability to integrate personnel, labor models, financial, information technology, and other systems successfully; disruption of ongoing business; distraction of management; and the possibility of material impairments of goodwill or other assets. We may not realize the anticipated benefits from such transactions and may be exposed to additional liabilities of any acquired business. We have previously pursued and terminated multiple acquisition transactions, including our proposed merger with YOOV Group Holding Limited, and there can be no assurance that future acquisition efforts will result in completed transactions or, if completed, that such transactions will deliver the anticipated strategic or financial benefits.

We depend on third parties for supplies and services critical to our Keto Air business, and any disruption could adversely affect our operations.

We depend on third parties to provide supplies and services critical to our Keto Air business and are heavily reliant on third-party ground and air travel for transport of supplies. Disruptions to supply and services could have a material adverse effect on our Keto Air business. We source the Keto Air device from a single Hong Kong-based technology group pursuant to an exclusive distribution agreement, and any disruption to that supply relationship - whether due to manufacturing issues, geopolitical developments, shipping disruptions, or other factors - could impair our ability to fulfill customer orders and sustain revenue from this segment.

The termination of our proposed merger with YOOV Group Holding Limited may continue to adversely affect our business, financial condition, and stock price.

The termination of the proposed merger with YOOV Group Holding Limited may adversely affect our stock price, business, financial condition, and ability to raise capital; result in unrecoverable costs; harm our reputation and relationships with investors, business partners, customers, vendors, and employees; create strategic uncertainty; and expose us to potential litigation or regulatory proceedings. The three-year non-disparagement covenant in the Mutual Termination and Release Agreement may also limit certain communications relating to the proposed merger and its termination.

Risks Relating to Artificial Intelligence and Technology

The use of AI in our platform may give rise to legal liability, reputational harm, and regulatory scrutiny.

Our use of AI in our vodcasting and podcasting platform may give rise to risks related to harmful content, inaccuracies, discrimination, intellectual property infringement or misappropriation, defamation, data privacy, and cybersecurity. We intend to deploy open-source third-party AI systems that are relatively new to the commercial market and may at times generate inaccurate or low-quality content, which could lead to reputational harm and legal liability. Unintended consequences of AI tools may negatively affect human rights, privacy, employment, or other social concerns, resulting in claims, lawsuits, brand or reputational harm, and increased regulatory scrutiny.

Our Catch-Up platform’s AI avatar feature, which replicates individual voices and likenesses, exposes us to significant legal risks under right of publicity, biometric privacy, and related laws.

The Catch-Up platform generates AI-produced video content featuring avatars that replicate the voice and likeness of content creators. This functionality implicates state right of publicity laws across the United States, which protect individuals against the unauthorized commercial use of their name, image, voice, and likeness. Laws governing AI-generated synthetic media depicting real individuals vary significantly across states and are rapidly evolving, with particularly robust statutory frameworks in California, New York, and Texas, among others. Several states have recently enacted or are actively considering legislation specifically addressing AI-generated synthetic media and voice cloning.

Additionally, the collection and processing of voice and likeness data through our platform’s avatar generation feature may implicate obligations under state biometric data privacy laws, including the Illinois Biometric Information Privacy Act (“BIPA”) and similar statutes in other states, which impose specific consent, notice, retention, and data security requirements on the collection and use of biometric identifiers, including voiceprints. Failure to comply with applicable right of publicity or biometric privacy laws could result in significant legal liability, regulatory enforcement actions, and reputational harm. There can be no assurance that the consent and authorization process we have implemented for our platform’s users will be sufficient to satisfy all applicable legal requirements as such laws continue to develop.

The content generated by our platform may infringe the intellectual property rights of third parties, which could expose us to significant liability.

Our platform’s content sourcing feature automatically scrapes and curates video content from the internet for inclusion in AI-generated videos. This process may result in the reproduction or republication of content that is protected by copyright or other intellectual property rights of third parties. While we intend to implement appropriate content identification and licensing measures, there can be no assurance that all content sourced by our platform will be free of third-party intellectual property claims. If third parties claim that we infringe their intellectual property, it may result in costly litigation. We may not be able to adequately protect our proprietary technology, and competitors may be able to offer similar products and services. Any such claims, regardless of their merit, could result in significant legal costs, distract management, and adversely affect our business.

We may not be able to protect our intellectual property rights, which could impair our competitive position.

We may face uncertainty and difficulty in obtaining and enforcing our patents and other proprietary rights. Patent applications may not result in issued patents, and even if issued, they may not provide meaningful protection. The Leahy-Smith America Invents Act introduced procedures that may make it easier for third parties to challenge issued patents. Filing, prosecuting, and defending patents in all countries would be prohibitively expensive, and intellectual property rights in some countries outside the United States may be less extensive. We have filed three provisional patent applications in connection with our Catch-Up platform, and there can be no assurance that any patents will issue from these applications, or that any issued patents will provide meaningful competitive protection. Additionally, certain patents in our cellular therapy portfolio are co-owned with MIT, and our ability to license or enforce such patents unilaterally may be limited by the terms of our co-ownership arrangements.

Laws and regulations governing artificial intelligence are rapidly evolving, and compliance may be costly and uncertain.

Laws and regulations affecting AI are continually evolving. Compliance with new laws can be costly and time-consuming, and we could be subject to regulatory enforcement actions or litigation if we fail to comply. There is substantial uncertainty about the nature, direction, severity, and granularity of future AI regulation. Government bodies have implemented laws and are considering further regulating AI and machine learning, which could negatively impact our ability to use these technologies. New and changed rules regarding privacy, data protection, and cross-border transfers of customer information could cause us to delay planned uses and disclosures of data. The European Union’s Artificial Intelligence Act, which entered into force in 2024, may impose specific obligations on AI systems that generate synthetic media depicting real individuals. To the extent our platform is accessed by users in the European Union, we may become subject to these obligations, compliance with which could require significant operational and legal resources.

Our platform’s content may be restricted or removed by major social media and content distribution platforms, which could significantly impair the utility and commercial appeal of our product.

The Catch-Up platform is designed to generate content for distribution across major social media and content platforms, including YouTube, TikTok, Instagram, and others. Each of these platforms maintains content policies governing the disclosure and permissibility of AI-generated content, synthetic media, and avatar-based representations of real individuals. These policies are subject to frequent revision and vary across platforms. Failure to comply with applicable platform content policies could result in the removal of content generated through our platform, the suspension or termination of creator accounts on those platforms, or other restrictions that could adversely affect the utility and commercial appeal of our platform to content creators, and in turn our ability to generate revenue.

Our business depends on the reliable performance of third-party cloud and infrastructure providers, and any disruption to these services could adversely affect our operations.

We intend to rely on third-party providers for computing infrastructure, secure network connectivity, and other technology-related services. Any disruption in services provided by such third-party providers could adversely affect our business. These providers may take actions beyond our control, including discontinuing or limiting access to their cloud platform, increasing pricing terms, terminating contractual relationships, or establishing more favorable relationships with our competitors.

Cybersecurity breaches or incidents could damage our reputation and adversely affect our business.

Security breaches and attacks against our systems and network could damage our reputation and negatively impact our business. As a small company with limited resources, our cybersecurity measures may not detect or prevent all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, malicious software, phishing attacks, and social engineering. Breaches could result in unauthorized access, misappropriation of information, deletion or modification of user or consumer information, or denial-of-service interruptions. Our current data footprint is limited - consisting primarily of email communications, consumer purchase data collected through Keto Air sales, and content creator data gathered through our limited Catch-Up program - but will expand significantly as our platform scales commercially. Any material cybersecurity incident could adversely affect our reputation, expose us to regulatory enforcement, and result in significant costs.

We are subject to data privacy and security laws that impose significant compliance obligations, and any failure to comply could result in material liability.

We are subject to laws and regulations concerning privacy, information security, data protection, consumer protection, and protection of minors, including the California Consumer Privacy Act, as amended by the California Privacy Rights Act, and similar state laws. Compliance has required significant operational resources and expenses. Any failure or perceived failure to comply with privacy-related obligations may result in governmental enforcement actions, investigations, litigation, or public statements against us, and could cause users to lose trust in our products and services. The collection and processing of voice and likeness data through our Catch-Up platform’s avatar generation feature may also implicate obligations under applicable biometric data privacy laws, including the Illinois Biometric Information Privacy Act and similar state statutes, and we are continuing to evaluate our compliance obligations in this area.

Risks Relating to Our Capital Structure and Nasdaq Listing

We will need to raise additional capital to fund our operations and growth, and we may not be able to do so on acceptable terms, or at all.

We are currently operating at a loss and expect our operating costs to increase significantly. As of March 31, 2026 and December 31, 2025, we had cash from continuing operations of approximately $0.8 million and approximately $0.1 million, respectively. We will need to raise additional capital or generate substantial revenue to support our development and commercialization efforts. We have no arrangements or credit facilities currently in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If we are unable to raise additional capital as needed, we may be required to curtail or cease our operations, delay or reduce the scope of our development activities, or relinquish rights to certain of our assets or technologies.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Future issuances of our securities, including upon conversion of our outstanding preferred stock, will dilute the ownership interests of our existing stockholders and may depress the trading price of our common stock.

Stockholders may experience dilution of their ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for common or preferred stock. As of the date of filing, we have issued and outstanding 2,550 shares of Series C Preferred Stock, 19,396.5 shares of Series E Preferred Stock, and 400 shares of Series F Preferred Stock. The future issuance of any such additional shares may create downward pressure on the trading price of our common stock. As of December 31, 2025, we had: 41,169 shares issuable upon exercise of outstanding stock options; 95,746 shares issuable upon exercise of outstanding stock warrants (not including shares being offered hereunder which are issuance upon exercise of the Warrants); 1,267,764 shares issuable upon conversion of outstanding Series C Preferred Stock; 2,074,689 shares issuable upon conversion of outstanding Series D Preferred Stock; 13,000,000 shares issuable upon conversion of outstanding Series E Preferred Stock; and 788,283 shares issuable upon conversion of outstanding convertible notes and related accrued interest. If these shares are sold or perceived to be sold in the public market, the price of our common stock could decline.

Our Series E Non-Voting Convertible Preferred Stock is subject to an Exchange Cap and requires stockholder approval under Nasdaq Listing Rule 5635 prior to conversion, and there can be no assurance that we will obtain such approval.

Our Series E Preferred Stock is convertible into shares of our common stock at a conversion price of $1.50 per share, subject to: (i) a beneficial ownership cap of 4.99% applicable to each holder; (ii) an Exchange Cap that prevents the issuance of shares of common stock upon conversion in excess of the number of shares we may issue without breaching our obligations under applicable Nasdaq listing rules and regulations; and (iii) the receipt of stockholder approval in accordance with Nasdaq Listing Rule 5635. There can be no assurance that our stockholders will approve the conversion of the Series E Preferred Stock. If such approval is not obtained, the Series E Preferred Stock will remain unconverted, which could adversely affect our ability to raise additional capital, may require us to redeem the Series E Preferred Stock, and could have a material adverse effect on our business and financial condition.

We must maintain compliance with Nasdaq continued listing standards, and there can be no assurance that we will be able to do so.

We are required to comply with certain Nasdaq rules including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. If we fail to comply with these rules and are delisted, we could face significant consequences including limited availability of market quotations, reduced liquidity, a determination that our common stock is a “penny stock,” limited news and analyst coverage, and a decreased ability to issue additional securities or obtain additional financing. We previously received a deficiency notice from Nasdaq relating to our minimum stockholders’ equity, and while we believe the completion of the RPM acquisition has resolved that deficiency, there can be no assurance that Nasdaq will confirm such resolution or that we will not face future listing deficiencies. In addition, on April 17, 2026, the closing price as reported on The Nasdaq Capital Market was $0.4490 per share. On April 15, 2026, we received written notice from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810, we have a period of 180-calendar days, or until October 12, 2026, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180-calendar day period. In the event we do not regain compliance by October 12, 2026, we may be eligible for an additional 180-calendar day grace period so long as we meet the Nasdaq continued listing requirement for market value of publicly-held shares and all other initial listing standards for the Nasdaq, other than the minimum closing bid price requirement and notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not qualify for or fail to regain compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel. There is no established public trading market for the Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Warrants will be limited. In addition, we do not intend to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system. If we are unable to maintain listing of our securities on The Nasdaq Capital Market or another reputable stock exchange, it may be more difficult for stockholders to sell their securities, and a delisting is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing.

Significant related party transactions, including the sale of our Route 9 property to a director, create conflicts of interest and could adversely affect stockholder confidence in our corporate governance.

On February 18, 2026, we completed the sale of 100% of the membership interests of Avalon RT 9 Properties, LLC to Wenzhao Lu, the Chairman of our Board of Directors, for a total aggregate purchase price of approximately $9,000,000. This transaction, as well as other related party transactions in our history - including the exchange of Series A Preferred Stock for Series D Preferred Stock by our Chairman - involve members of our board of directors or their affiliates. Although all such transactions have been reviewed and approved by our Board of Directors, with the participation of disinterested directors, and in accordance with our related party transaction policy, related party transactions present inherent conflicts of interest and could adversely affect stockholder confidence in our corporate governance practices and the integrity of our financial disclosures.

Our officers, directors, and significant stockholders collectively hold a significant percentage of our outstanding common stock, which may limit the ability of other stockholders to influence corporate decisions.

Our officers, directors, and 5% stockholders and their affiliates beneficially own a significant percentage of our outstanding common stock. As a result, these stockholders have significant influence and may be able to determine all matters requiring stockholder approval, including elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transactions. This concentration of ownership may make it difficult for other stockholders to influence significant corporate decisions, may discourage potential acquirors from pursuing a business combination with us, and may have a depressive effect on the trading price of our common stock.

Provisions in our charter documents and Delaware law may have anti-takeover effects that could prevent a change of control that stockholders may consider favorable.

Our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock with powers, rights, and preferences designated by it, which could be used to create voting impediments or frustrate persons seeking to effect a takeover. Delaware law also prohibits corporations from engaging in a business combination with any holders of 15% or more of their capital stock until the holder has held the stock for three years unless the Board of Directors approves the transaction. These provisions, together with our outstanding preferred stock, could have the effect of delaying, deferring, or preventing a change of control that stockholders might otherwise consider to be in their best interests.

Our common stock price has been and may continue to be highly volatile, and stockholders could suffer substantial losses.

The price of our common stock has been, and is expected to continue to be, volatile. The stock market in general, and the market for smaller technology and healthcare companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. Factors that may cause volatility in our stock price include, among others, our quarterly financial results, announcements regarding our platform development, changes in analyst estimates, developments in the AI industry, and broader market conditions. Stockholders may not be able to sell their shares at or above the price at which they purchased them.

Risks Related to the Resale of the Shares

The sale or issuance of our Common Stock to Hudson may cause dilution and the sale of the shares of Common Stock acquired by the Hudson or the perception that such sales may occur, could cause the price of our Common Stock to decrease.

On July 22, 2026, we entered into the ELOC Purchase Agreement as amended by the First Amendment thereto executed on August 21, 2026, pursuant to which Hudson has committed to purchase up to $10.0 million of our Common Stock at a fixed purchase price of $0.20 per share. Upon the execution of the ELOC Purchase Agreement, we issued the ELOC Warrant to purchase 925,925 shares of Common Stock at an exercise price of $0.01 per share as a fee for its commitment to purchase shares of our common stock under the ELOC Purchase Agreement. The shares of our common stock that may be issued under the ELOC Purchase Agreement may be sold by us to Hudson at our sole discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the ELOC Purchase Agreement. The purchase price for the shares that we may sell to Hudson under the ELOC Purchase Agreement will fluctuate based on the trading price of our Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to decrease. We generally have the right to control the timing and amount of any future sales of our shares to Hudson. Additional sales of our common stock, if any, to Hudson will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Hudson all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the ELOC Purchase Agreement. If and when we do sell shares to Hudson, after Hudson has acquired the shares, Hudson may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Hudson by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Hudson, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times will likely pay different prices, and the sale of the shares of Common Stock acquired by Hudson could cause the price of our common stock to decline.

Pursuant to the ELOC Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Hudson. If and when we do elect to sell Put Shares pursuant to the ELOC Purchase Agreement, after Hudson has acquired such shares, it may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Hudson in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Hudson in this offering as a result of future sales made by us to Hudson at prices lower than the prices such investors paid for their shares in this offering. Further, the sale of a substantial number of shares of our Common Stock by Hudson, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

The Selling Stockholders may choose to sell the Shares at prices below the current market price.

The Selling Stockholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell Common Stock.

Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

Our management will have broad discretion over the use of the net proceeds from our sale of Put Shares, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Management will have broad discretion as to the use of the net proceeds from our sale of Put Shares, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Relating to General Economic and Market Conditions

Adverse economic conditions could reduce demand for our products and services and harm our business.

Our business is susceptible to market conditions and risks associated with the digital entertainment and consumer health industries. Economic conditions that negatively impact discretionary consumer spending, including inflation, slower growth, unemployment levels, tax rates, interest rates, energy prices, declining consumer confidence, recession, and other macroeconomic conditions, including those resulting from geopolitical issues and uncertainty, could have a material adverse impact on our business and results of operations. Demand for consumer health products such as Keto Air, and for subscription-based content creation tools such as our Catch-Up platform, may be disproportionately affected by economic downturns that reduce consumer and business discretionary spending.

Geopolitical developments and trade restrictions, including those affecting our supply chain for the Keto Air device, could adversely affect our operations.

We source the Keto Air breathalyzer device from a Hong Kong-based technology group and rely on international shipping and logistics for delivery of inventory to North America. Geopolitical tensions, trade restrictions, tariffs, export controls, or other regulatory developments affecting U.S.-China or U.S.-Hong Kong trade could disrupt our supply chain, increase our costs, or prevent us from sourcing sufficient inventory to meet customer demand. Any such disruption could have a material adverse effect on our consumer health technology segment.

Changes in government spending priorities and regulatory policy could affect our business in ways we cannot predict.

Our ability to obtain reimbursement or funding from federal programs may be impacted by possible reductions in federal spending. The U.S. federal budget remains subject to significant uncertainty, and government cost reduction initiatives may impact the ability of relevant agencies such as the FDA to continue to function at current levels. Additionally, changes in federal regulatory priorities with respect to artificial intelligence, data privacy, or consumer protection could result in new or more stringent requirements being imposed on our business, which could require significant compliance resources and adversely affect our operations.

THE ELOC PURCHASE AGREEMENT

On July 22, 2026, we entered into the ELOC Purchase Agreement, as amended by First Amendment to Equity Purchase Agreement dated August 21, 2026 (as amended, the “ELOC Purchase Agreement” or “Purchase Agreement”) with Hudson, pursuant to which we have the right, but not the obligation, to direct Hudson to purchase up to $10,000,000 in Put Shares (or up to 50,000,000 shares upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement. Such sales of our Common Stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the 36-month period commencing on the date of execution of the ELOC Purchase Agreement, provided that the Registration Statement, and any other registration statement the Company may file from time to time covering the resale by Hudson of Put Shares or Commitment Shares, is declared effective by the SEC and remains effective, and the other conditions set forth in the ELOC Purchase Agreement are satisfied.

Hudson has no right to require any sales by us, but Hudson is obligated to make purchases at our direction subject to certain conditions. The purchase price for all Put Shares under the ELOC Purchase Agreement is a fixed price of $0.20 per share (subject to proportionate adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations and similar events). Actual sales of Put Shares to Hudson from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our Common Stock, and determinations by us as to the appropriate sources of funding for our operations. The net proceeds that we may receive under the ELOC Purchase Agreement, if any, will depend on the frequency with which we elect to sell Put Shares to Hudson, our ability to meet the conditions of the ELOC Purchase Agreement, and the other limitations, terms and conditions of the ELOC Purchase Agreement, including any impacts of the Beneficial Ownership Limitation.

The ELOC Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

Purchase of Put Shares

Under the ELOC Purchase Agreement, after the satisfaction of certain conditions, we have the right to deliver a Put Notice to Hudson that directs Hudson to purchase Put Shares. Each Put Notice must be for a minimum purchase amount of at least $15,000. The maximum amount of any single put (the “Applicable Trading Amount”) may not exceed the lesser of (i) $500,000 or (ii) 200% of the average daily trading volume of the Common Stock, and is further subject to tiered thresholds based on the lowest closing price of the Common Stock during the two Trading Days immediately preceding the applicable Put Date, as set forth below:

“Applicable Trading Amount” shall mean the following:

(a)	$15,000.00 if (i) the VWAP of the Common Stock during the period beginning at the start of regular trading hours” as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws on the Put Date and continuing through the time of the delivery of the Put Notice to Investor is greater than $0.25, and (ii) the total trading volume of the Company’s Common Stock on the Principal Market on the Put Date prior to the delivery of the Put Notice to Investor exceeds 1,000,000 shares; or

(b)	$15,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.30 but less than or equal to $0.35; or

(c)	$25,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.35 but less than or equal to $0.40; or

(d)	$100,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.40 but less than or equal to $0.50; or

(e)	$200,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.50 but less than or equal to $0.65; or

(f)	$350,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.65 but less than or equal to $0.90; or

(g)	$450,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.90 but less than or equal to $1.50; or

(h)	$500,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $1.50.

For the avoidance of doubt, each of the closing prices as well as the number of shares identified above in this definition of Applicable Trading Amount are subject to adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the number of outstanding Common Stock. Notwithstanding the foregoing, if the parameters in any of the subsections (b) through (h) of the definition of Applicable Trading Amount are satisfied on the respective Put Date, then subsection (a) of the definition of Applicable Trading Amount shall not apply on the respective Put Date.

The purchase price to be paid by Hudson for the Put Shares included in any Put Notice will be the fixed price of $0.20 per share, subject to proportionate adjustment in the event of any stock dividend, stock split, reverse stock split, rights offering, reclassification or similar transaction that proportionately decreases or increases the number of shares of Common Stock outstanding.

The Purchase Agreement also has an exchange cap whereby until stockholder approval is received, Hudson will not be able to purchase an aggregate of Put Shares under the Purchase Agreement, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions

If the Company fails to cause the Company’s transfer agent to deliver to Hudson the respective Put Shares in accordance with the provisions of the ELOC Purchase Agreement, and if after such date Hudson is required by its broker to purchase (in an open market transaction or otherwise) or Hudson’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by Hudson of the respective Put Shares which Hudson anticipated receiving upon receipt of the respective Put Notice (a “Buy-In”), then the Company shall pay in cash to Hudson, within one (1) Business Day of Selling Stockholder’s request, the amount, if any, by which (x) Hudson’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the product of (1) the number of Put Shares that the Company was required to deliver to Hudson in connection with the respective Put Notice times (2) the price at which the sell order giving rise to such purchase obligation was executed. Hudson shall provide the Company written notice indicating the amounts payable to Hudson in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit Hudson’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Put Shares as required pursuant to the terms hereof.

Consideration

In connection with the execution and delivery of the ELOC Purchase Agreement, we issued to Hudson: (i) a common stock purchase Warrant (the “ELOC Warrant”) to purchase up to 925,925 shares (the “ELOC Warrant Shares”) of Common Stock at an exercise price of $0.01 per share, subject to adjustment. We are registering the ELOC Warrant Shares issuable upon exercise of the ELOC Warrant under the Registration Statement. The Warrant will become exercisable at any time following the Stockholder Approval Date (as defined below) and will expire at 5:00 p.m., Eastern Time, on the date that is five (5) years after the Stockholder Approval Date. Under the terms of the Purchase Agreement, we agreed to obtain Stockholder Approval within 75 calendar days of the date of the Purchase Agreement (the “Stockholder Approval Deadline Date”). If Stockholder Approval is not obtained on or before the Stockholder Approval Deadline Date, Hudson will have the right to require us to pay a buyout amount of $250,000 in cash, upon which the Warrant will be extinguished and redeemed in its entirety.

Conditions to Delivery of Put Notices

Our ability to deliver Put Notices under the ELOC Purchase Agreement is subject to the satisfaction of certain conditions, including, among other things, the following:

●	The Registration Statement (as defined below), and any amendment or supplement thereto, must remain effective for the resale by Hudson of the Put Shares and Commitment Shares at prevailing market prices and (i) neither the Company nor Hudson shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrew the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) there must not be any other suspension of the use of, or withdrawal of the effectiveness of, the Registration Statement or related prospectus.

●	The representations and warranties of the Company must be true and correct in all material respects as of the date of the ELOC Purchase Agreement and as of the date of each closing on Put Shares under the ELOC Purchase Agreement (except for representations and warranties specifically made as of a particular date).

●	The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the ELOC Purchase Agreement to be performed, satisfied or complied with by the Company, including but not limited to the delivery of the Put Shares in accordance with the ELOC Purchase Agreement.

●	There must not be a statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the ELOC Purchase Agreement, or any proceeding that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the ELOC Purchase Agreement.

●	There must not an event that had or is reasonably likely to have a material adverse effect on the Company since the date the Company filed its most recent report with the SEC.

●	Trading of the Common Stock must not have been suspended by the SEC, Nasdaq, or FINRA, or otherwise halted for any reason, and the Common Stock must not have been delisted from Nasdaq. In the event of a suspension, delisting, or halting for any reason, of the trading of the Common Stock.

●	The number of Put Shares to be purchased by Hudson, combined with the number of shares of Common Stock then owned by Hudson, must not exceed the Beneficial Ownership Limitation.

●	The Common Stock must not be deemed a “penny stock” as defined in SEC Rule 240.3a51-1.

●	The Company must not know of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective.

●	The issuance of the Put Shares must not violate the stockholder approval requirements of Nasdaq.

●	On the date of delivery of each Put Notice, Hudson must have received a closing certificate executed by an executive officer of the Company stating that all conditions to such closing have been satisfied as of the date of the certificate.

●	The Common Stock must be eligible for Deposit Withdrawal at Custodian and not subject to a “DTC chill.”

●	All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act must have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

●	The Company must have reserved the Required Minimum (as defined in the ELOC Purchase Agreement) for Hudson’s benefit under the ELOC Purchase Agreement and the Company must have satisfied the reserve requirements with respect to all other contracts between the Company and Hudson.

●	The lowest closing price of the Common Stock in the two (2) Trading Days immediately preceding the respective Put Date must exceed $0.41 per share (being the minimum price threshold required to trigger the lowest applicable trading amount under the tiered pricing structure).

●	Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors must not have been instituted by or against the Company or any subsidiary of the Company, and the Company must not have knowledge of any event more likely than not to have the effect of causing such a proceeding to arise.

Limitation on Sales

At any given time of any sale by us to Hudson, we may not sell, and Hudson may not purchase, Put Shares that would result in Hudson beneficially owning more than the 4.99% Beneficial Ownership Limitation. For purposes of the foregoing Beneficial Ownership Limitation, the Commitment Shares and any Warrant Shares will be aggregated with the Put Shares. The Beneficial Ownership Limitation may not be increased above 4.99% of our then-outstanding Common Stock.

Additionally, pursuant to the applicable Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d), the Company may be required to obtain stockholder approval prior to issuing an aggregate number of shares of Common Stock to Hudson under the ELOC Purchase Agreement and the Warrant in excess of Exchange Cap. The Company is required to obtain Stockholder Approval for the issuance of shares underlying the Warrant within 75 calendar days of the date of the Purchase Agreement.

Registration of Shares

Under the ELOC Purchase Agreement we also agreed to abide by the terms of the Registration Rights Agreement dated July 22, 2026. Under the Registration Rights Agreement, we are obligated to file with the SEC a registration statement (the “Registration Statement”) for the resale by Hudson of the Put Shares and ELOC Warrant Shares within 30 calendar days of the execution of the ELOC Purchase Agreement, and to file one or more additional registration statements if necessary. We are required to use reasonable commercial efforts to have such registration statement declared effective within 90 calendar days of the date of the Registration Rights Agreement. The Registration Statement of which this prospectus forms a part is being filed in order to satisfy our obligations under the ELOC Purchase Agreement and the Registration Rights Agreement.

Termination of the ELOC Purchase Agreement

Unless earlier terminated as provided in the ELOC Purchase Agreement, the ELOC Purchase Agreement will terminate automatically on the earliest to occur of: (i) 36 months after the execution of the ELOC Purchase Agreement; (ii) the date on which Hudson shall have purchased the maximum amount of Put Shares equal to the $10,000,000 Maximum Commitment Amount; or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement, subject to certain conditions set forth therein.

Limitation on Equity Line of Credit and Variable Rate Transactions

Pursuant to the ELOC Purchase Agreement, during the period beginning on the date of the ELOC Purchase Agreement and continuing until the later of (i) 36 months from the date of the ELOC Purchase Agreement or (ii) the date that the ELOC Purchase Agreement is no longer in effect, the Company agreed not, without the prior written consent of Hudson, to enter into an agreement whereby the Company has the right to “put” its securities to an investor or underwriter over an agreed period of time and at an agreed price or price formula. Additionally, the Company agreed, during the period beginning on the date of the ELOC Purchase Agreement and continuing until the later of (i) 12 months from the date of the ELOC Purchase Agreement or (ii) the date that the ELOC Purchase Agreement is no longer in effect, without the prior written consent of Hudson, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock (a) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) issue securities at a future determined price (a “Variable Rate Transaction”), provided, however, that an Equity Line of Credit shall not be deemed to be a Variable Rate Transaction.

Dilutive Effect

All shares of Common Stock registered in this offering which have been or may be issued or sold by us to Hudson under the ELOC Purchase Agreement are expected to be freely tradable. It is anticipated that the shares of Common Stock registered in this offering will be sold over a period starting on the date that the Registration Statement is declared effective. The sale by Hudson of a significant amount of Common Stock registered in this offering could cause the market price of our Common Stock to decline and to be highly volatile. Sales of Put Shares to Hudson, if any, will depend upon market conditions, the prevailing trading price of our Common Stock relative to the fixed purchase price of $0.30 per share, and other factors to be determined by us. We may ultimately decide to sell to Hudson all, some or none of the Put Shares.

Hudson may resell all, some or none of the shares of Common Stock held by it at any time, or from time to time, in its discretion. Therefore, sales to Hudson by us under the ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of Put Shares to Hudson, or if investors expect that we will do so, the actual sales of Put Shares or the mere existence of our arrangement with Hudson may make it more difficult for us to sell securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales to Hudson and we are not obligated to submit any Put Notices under the ELOC Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Hudson from the sale of Put Shares that could be issued to Hudson under the ELOC Purchase Agreement, without giving effect to the Beneficial Ownership Limitation. The presentation of this information is for illustrative purposes only. The Beneficial Ownership Limitation may not be increased above 4.99% of our then outstanding Common Stock. Furthermore, as noted above, we are not obligated to submit any Put Notices under the ELOC Purchase Agreement.

Because the purchase price under the ELOC Purchase Agreement is a fixed price of $0.30 per share, the number of Put Shares issuable and the gross proceeds receivable are determined at the time of each Put Notice based solely on the dollar amount of each put, up to the Maximum Commitment Amount of $10,000,000. The following table illustrates the number of Put Shares issuable and proceeds receivable at varying draw amounts, in each case at the fixed price of $0.20 per share, without giving effect to the Beneficial Ownership Limitation:

Amount Drawn Under the ELOC Purchase Agreement	Number of Put Shares Issuable at $0.20 Per Share(1)	Percentage of Outstanding Common Stock After Issuance, Without Giving Effect to the Beneficial Ownership Limitation(2)	Gross Proceeds to the Company
$2,500,000	12,500,000	38.52%	$2,500,000
$5,000,000	25,000,000	55.62%	$5,000,000
$7,500,000	37,500,000	65.28%	$7,500,000
$10,000,000	50,000,000	71.48%	$10,000,000

(1)	Represents the number of Put Shares issuable to Hudson at the fixed purchase price of $0.20 per share for the indicated draw amount. The fixed purchase price is subject to proportionate adjustment for stock dividends, stock splits, reverse stock splits and similar events. This registration statement registers 50,000,000 Put Shares and 925,925 ELOC Warrant Shares. Accordingly, we would be required to file one or more additional registration statements covering the resale of additional shares if additional shares become issuable.

(2)	The denominator used to calculate the applicable percentage is based on approximately 19,946,803 shares of Common Stock outstanding as of August 24, 2026, plus the applicable number of Put Shares in each scenario. The actual percentage of outstanding Common Stock will vary based on the number of shares outstanding at the time of each put and any other issuances of Common Stock prior to or during the Commitment Period. Excludes Warrant Shares.

The Put Shares, the ELOC Warrant and the ELOC Warrant Shares were, and will be, offered and sold to Hudson in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the ELOC Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ELOC Purchase Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this prospectus forms a part.

USE OF PROCEEDS

Ther Selling Stockholders will receive all of the proceeds of the sale of Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Shares that may be sold from time to time pursuant to this prospectus.

We may receive up to $10,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement in connection with sales of the Put Shares to Hudson that we may, in our discretion, elect to make, from time to time pursuant to the ELOC Purchase Agreement after the date of this prospectus. We may receive approximately $9,259 in proceeds from any exercise of the ELOC Warrant to purchase ELOC Warrant Shares for cash. As of the date of this prospectus, we cannot currently allocate specific percentages of the proceeds that we may obtain under the ELOC Purchase Agreement and exercise of the ELOC Warrant to particular uses and we cannot estimate the amount of proceeds that we will actually spend as opposed to retaining for working capital purposes. Therefore, we currently intend to use the net proceeds received under the ELOC Purchase Agreement and exercise of the Warrant for working capital and general corporate purposes; provided, however that we may be required to allocate (i) 25% of net proceeds received to repay those certain 18.75% promissory notes in the aggregate amount of $500,000 issued in June 2026 to the extent that they are still outstanding and (ii) 12.5% of net proceeds received to repay that certain 18.75% promissory note in the aggregate amount of $250,000 issued in August 2026 to the extent that they are still outstanding. Although we may, from time to time, evaluate potential strategic investments and acquisitions, we do not have any definitive agreements in place to make any such acquisitions at this current time.

The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing efforts, demand for our products, our operating costs and the other factors described under and incorporated by reference in “Risk Factors” in this prospectus.

Our expected use of net proceeds from the sale of Put Shares under the ELOC Purchase Agreement and exercise of the ELOC Warrant represents our current intentions based upon our present plans and business condition, which could change in the future as our plans and business conditions evolve. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

●	The existence of other opportunities or the need to take advantage of changes in timing of our existing activities;

●	The need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or

●	If strategic opportunities present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

As a result, we cannot predict with any certainty our use of the net proceeds from this offering, except for allocating a percentage of net proceeds for repayment of certain outstanding promissory notes as discussed above. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the remaining net proceeds, and investors will be relying on our judgment regarding the application of the proceeds we may receive under the ELOC Purchase Agreement and exercise of the ELOC Warrant.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with the audited financial statements and related notes for the year ended December 31, 2025 included in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors. We discuss factors that we believe could cause or contribute to these differences below and elsewhere in this prospectus, including those factors set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and in the section entitled “Risk Factors”.

Overview

We are a technology-focused company with a strategic focus on developing and acquiring innovative Agentic AI software and consumer health products that target consumers and small businesses. We recently announced our intent to expand into drone interception and surveillance AI enhanced technology solutions through the establishment of Autonomous Air Defense Systems LLC. We are also continuing to maintain our intellectual property portfolio in cellular therapy and expanding our portfolio into generative AI publishing and software. In addition, we are marketing the KetoAir™ breathalyzer device, which is registered with the U.S. Food and Drug Administration as a Class I medical device. In addition, we owned and operated commercial real estate at our headquarters in Freehold, NJ through February 2026.

We had the following areas of focus in 2025 and 2024:

Research and Development

We are focused on maintaining the existing patent previously granted with the Massachusetts Institute of Technology (“MIT”). We completed a sponsored research and co-development project with MIT led by Professor Shuguang Zhang as Principal Investigator. Using the unique QTY code protein design platform, six water-soluble variant cytokine receptors have been successfully designed and tested in a laboratory to show binding affinity to the respective cytokines. We currently are focused on bringing forward the existing patents previously filed as part of this program.

Product Commercialization

We have begun the commercialization and development of a versatile breathalyzer system.

We were granted distributorship rights for the KetoAir from Qi Diagnostics for the following territories: North America, South America, the EU and the UK. For our commercialization strategy, we intend to target the diabetes and obesity markets. We sell the product through the KetoAir website and social media. We believe the KetoAir device has some competitive advantages to other methods for measuring ketosis.

The KetoAir is a handheld device that allows the user to detect acetone levels in exhaled breath. The acetone level is in concentration units (ppm, part-per-million) such that the user will know his/her real-time ketosis status: inadequate ketosis (0-3.99 ppm), mild ketosis (4-9.99 ppm), optimal ketosis (10-40 ppm), or alarming level (> 40 ppm). The KetoAir is registered with the United States Food and Drug Administration as a Class I medical device. The device is also paired with an “AI Nutritionist” software program (via Bluetooth connection) which is downloadable from Google Play (for Android mobile phones, approved) and iPhone (the app is currently being reviewed by Apple iOS AppStore). It helps users monitor and manage their ketogenic diet and related programs. We believe the KetoAir can be an essential tool to help diabetic patients adhere to their therapeutic programs and optimize their ketogenic dietary management.

Cessation of Laboratory Services

During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of our investment and on February 26, 2025, we and Lab Services MSO entered into a Redemption and Abandonment Agreement, whereby Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by us. Accordingly, beginning in February 2025, we no longer offer laboratory services.

Acquisition of an AI Generated Publishing Company

On December 12, 2025, we acquired RPM Interactive, Inc., a Nevada corporation (“RPM”). As a result of the acquisition, effective December 12, 2025, we are advancing next-generation AI systems, including automated video generation, enterprise documentation.

Other Areas

In order to preserve cash and focus on product commercialization, we have suspended all research and development efforts related to cellular therapy. We are redirecting our funding efforts to our core business strategies outlined above.

Recent Developments

June 2026 Original Issue Discount Note issuances

In June 2026, the Company issued original issue discount promissory notes to accredited investors in the principal amount of $500,000 (inclusive of a $100,000 original issuance discount) for gross proceeds of $400,000.

Series F Preferred Stock Financing

In July 2026, the Company issued and sold to an accredited investor (i) 400 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), having a stated value of $1,000.00 per share, and (ii) 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Series F Commitment Shares”), as additional consideration for the Investor’s purchase of the Series F Preferred Stock, for an aggregate purchase price of $400,000.00. The Series F Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $0.50 per share. The Series F Preferred Stock is subject to mandatory redemption of 25% of the then outstanding shares on each of October 1, 2026, November 1, 2026, December 1, 2026 and January 1, 2027, at a redemption price per share equal to 125% of the stated value.

Name Change

On July 17, 2026, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of Delaware to change our name from “Avalon GloboCare Corp.” to “Change Agents Corporation” effective as of July 20, 2026. In connection with the Name Change, we changed our trading symbol for our common stock on The Nasdaq Capital Market from “ALBT” to “CHGA” effective as of the commencement of trading on July 22, 2026.

ELOC Purchase Agreement

For a discussion of this transaction please see “ELOC Purchase Agreement” beginning on page 18.

July 2026 Business Loan and Security Agreement

On July 24, 2026, the Company entered into a Business Loan and Security Agreement (the “Business Loan Agreement”) with a commercial funding source (the “Lender”), pursuant to which the Company obtained a loan from the Lender in the principal amount of $825,000 (the “Business Loan”), with net proceeds to the Company of $254,350, following the payment of an administration fee of $41,500 and repayment in full of the prior loan (the “March 2026 Loan”) from the Lender in the amount of $529,400, with a total repayment amount of $1,188,000, including interest charges of $363,000 (assuming all payments are made on time and the Business Loan is not prepaid) repayable in 30 weekly installments of $37,125 beginning July 29, 2026 with a maturity date of March 3, 2027.. Pursuant to the Business Loan Agreement, the Company granted the Lender a continuing security interest in certain collateral (as defined in the Business Loan Agreement). In connection with the Business Loan, the Company issued the Lender a Confessed Judgement Secured Promissory Note (the “Secured Note”) dated July 24, 2026 in the amount $825,000 with a maturity date of March 3, 2027. The Company’s wholly-owned subsidiaries, Avalon Healthcare System Inc., Avalon Laboratory Services, Inc., and Avalon Quantum AI LLC guaranteed the Business Loan and the Secured Note.

The restrictive covenants include customary restrictions on the Company’s ability to incur additional debt; make investments; grant or incur liens on assets; sell assets; engage in mergers, consolidations, liquidations or dissolutions; engage in transactions with affiliates; and make dividend payments. In addition, the Loan Agreement contains customary representations and warranties, affirmative covenants and events of default.

Forbearance Letter Agreement

On July 24, 2026, the Company entered into a Forbearance Letter Agreement with the Lender under the July 2026 Business Loan and Security Agreement and Agile Capital Fundings, LLC, the Collateral Agent under such agreement, pursuant to which the Lender agreed to forbear the payment due under the March 2026 Loan, including any enforcement of rights thereunder relating to default, pending closing of the Business Loan. In consideration of the forbearance, the Company agreed to issue the Collateral Agent 360,000 shares (the “Waiver Shares”) of its Common Stock and granted Lender “piggyback” registration rights with respect to the Waiver Shares.

Formation of Subsidiary and Potential Expansion of Long-Term Strategy

On August 4, 2026, we announced the formation of Autonomous Air Defense LLC, a wholly owned subsidiary established to pursue opportunities in artificial intelligence-enabled autonomous drone surveillance and counter-unmanned aerial systems (“C-UAS”) technologies. The formation of the subsidiary marks the first step towards the Company’s objective to enter into the defense technology sector and counter-drone applications, potentially extending its agentic AI capabilities into a market the Company has identified as a priority growth area in connection with its rebranding last month. As part of this strategic initiative, the Company has appointed Major General (Ret.) Malcolm Frost to serve on the Advisory Boards of Change Agents Corp. and Autonomous Air Defense LLC. The formation of Autonomous Air Defense LLC marks a potentially significant expansion of Change Agents’ long-term strategy to leverage its artificial intelligence expertise to address the rapidly growing defense, homeland security, and critical infrastructure protection markets.

Original Issue Discount Promissory Note issued to FirstFire Opportunities Fund, LLC – August 2026

On August 13, 2026, the Company issued promissory note to FirstFire Opportunities Fund, LLC (“FirstFIre”) in the principal amount of $250,000 (inclusive of a $50,000 original issuance discount) (the “FirstFire Note”) for gross proceeds of $200,000. The Company intends to use the $144,000 of the net proceeds of the FirstFire Note to repay that certain 7% promissory note in the original principal amount of $233,910 issued to Vanquish Funding Group Inc. and the remainder for working capital and general corporate purposes. In addition, the Company issued FirstFire 300,000 shares of its common stock as a commitment fee for issuance of the FirstFire Note.

The FirstFire Note matures on February 13, 2027 and has a one-time interest charge equal to 18.75% of the principal amount, or $46,875,000, payable in cash. Any principal or accrued but unpaid interest on the FirstFire Note which is not paid when due shall accrue interest at a rate of 10% per annum (the “Default Interest”). The principal amount of the FirstFire Note together with accrued but unpaid interest shall be paid as follows: (i) $62,500 shall be paid on each of November 13, 2026, and December 13 2026, and January 13, 2027 and (ii) the total remaining balance of the FirstFire Note shall be paid on February 13, 2027.

The Company granted First a “most-favored nations” provision with respect to the issuance of any debt that is not convertible into common stock of the Company (or amends any non-convertible debt that was issued before the Issue Date). In addition, the Company agreed to use 25% of the net proceeds from an issuance of equity or debt or sale of assets to repay amounts outstanding under the FirstFire Note. In addition, if, at any time on or after the issue date of the FirstFire Note, and prior to the full repayment, the Company or any of its subsidiaries (the “Subsidiaries”) receives cash proceeds from the issuance of equity or debt or the sale of assets (including but not limited to real property) by the Company or any of the Borrower’s Subsidiaries, the FirstFire shall have the right in its sole discretion to require the Company or the Subsidiaries to immediately apply up to 12.5% of such proceeds (net of outstanding legal fees of the Company, underwriter or broker-dealer expense and legal fee reimbursements, outstanding auditor fees of the Company, outstanding transfer agent fees of the Borrower, and fees of the SEC and FINRA in connection with such transaction, in each case if applicable) to repay all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under this Note.

Issuance of Original Issuance Note and Pre-Funded Warrants -August 2026

On August 14, 2026, the Company issued promissory notes to certain accredited investors in the aggregate principal amount of $616,000 (inclusive of a $66,000 original issuance discount) (the “August 2026 OID Notes”) for gross proceeds of $550,000. The Company the net proceeds of the August 2026 OID Notes to repay (i) $144,000 under that certain 7% promissory note in the original principal amount of $233,910 issued to Vanquish Funding Group Inc.(ii) $125,000 under those certain 18.75 % notes issued in June 2025; (iii) $74,000 under its July 2024 Business Loan and Security. The remaining net proceeds will be used for working capital and general corporate purposes. In addition, the Company issued pre-funded warrants (“August 2026 Pre-Funded Warrants”) to purchase 1,000,000 shares of its common stock (“August 2026 Pre-Funded Warrant Shares”) as an inducement for investors to purchase the August 2026 OID Notes.

The August 2026 OID Notes mature on May 14, 2027 and accrues interest at a rate of 7% per annum which increases to 15% (or the maximum amount permitted by law) during the existence of an event of default. The August 2026 OID Notes may be prepaid at any time at 105% of the original principal amount. The August 2026 OID Notes contain negative covenants, including restrictions on additional indebtedness while the notes are outstanding.

The Company granted the investors a “most-favored nations” provision with respect to the issuance of any debt that is not convertible into common stock of the Company (or amends any non-convertible debt that was issued before the Issue Date).

The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the August 2026 Pre-Funded Warrants are exercised in full; provided, however, that until the Company has obtained stockholder approval for issuance of the August 2026 Pre-Funded Warrant Shares, the Company shall not issue a number of August 2026 Pre-Funded Warrant Shares, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to August 2026 Pre-Funded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

Going Concern

Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the condensed consolidated financial statements for the period ended March 31, 2026, we had a working capital deficit of approximately $2,774,000 at March 31, 2026 and had incurred recurring net losses from continuing operations and generated negative cash flow from operating activities of continuing operations of approximately $4,377,000 and $2,860,000 for the three months ended March 31, 2026, respectively. In addition, as reflected in the consolidated financial statements for the year ended December 31, 2025, we had a working capital deficit of approximately $12,651,000 at December 31, 2025 and had incurred recurring net losses from continuing operations and generated negative cash flow from operating activities of continuing operations of approximately $17,519,000 and $4,581,000 for the year ended December 31, 2025, respectively.

We have a limited operating history and our continued growth is dependent upon the continuation of generating revenue for selling of Keto Air, generating revenue from advanced Agentic AI systems, including automated video generation and obtaining additional financing to fund future obligations and pay liabilities arising from ordinary course business operations. In addition, the current cash balance cannot be projected to cover our operating expenses for the next twelve months from the release date of this prospectus. These matters raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital, implement our business plan, and generate sufficient revenues. There are no assurances that we will be successful in our efforts to generate sufficient revenues, maintain sufficient cash balance or report profitable operations or to continue as a going concern. We plan on raising capital through the sale of equity to implement our business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to us on satisfactory terms and conditions, or at all.

The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

Critical Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes in these estimates and assumptions may have a material impact on the consolidated financial statements and accompanying notes. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Significant estimates during the three months ended March 31, 2026 and 2025 include the useful life of intangible assets, the assumptions used in assessing impairment of long-term assets, the allowance for credit loss, the valuation of deferred tax assets and the associated valuation allowances, the valuation of stock-based compensation, the valuation of Series D convertible preferred stock (“Series D Preferred Stock”), and the determination of the fair value of the warrants.

Significant estimates during the years ended December 31, 2025 and 2024 include the useful life of intangible assets, the assumptions used in assessing impairment of long-term assets, the allowance for credit loss, the valuation of deferred tax assets and the associated valuation allowances, the valuation of stock-based compensation, the valuation of Series D convertible preferred stock (“Series D Preferred Stock”), the fair value of the consideration given in the purchase of RPM, the fair value of assets acquired and liabilities assumed in acquisition, and the assumptions used to determine fair value of warrants and embedded conversion features of convertible note payable.

Income Taxes

We are governed by the income tax laws of China and the United States. Income taxes are accounted for pursuant to ASC 740 “Accounting for Income Taxes,” which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. The charge for taxes is based on the results for the period as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is changed to equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and we intend to settle its current tax assets and liabilities on a net basis.

Recent Accounting Standards

For details of applicable new accounting standards, please, refer to Recent Accounting Standards in Note 3 of our consolidated financial statements accompanying this prospectus.

RESULTS OF OPERATIONS

Comparison of Results of Operations for the Three and Six Months Ended June 30, 2026 and 2025

Income from Equity Method Investment – Lab Services MSO

As a result of the sale of our ownership of 40% of Lab Services MSO on February 26, 2025, we had no income from our investment in Lab Services MSO after February 2025.

For the six months ended June 30, 2025, we had income from our investment in Lab Services MSO of $392,677, which consists of our share of Lab Services MSO’s net income of $503,833 and amortization of identifiable intangible assets acquired from Lab Services MSO acquisition of $111,156.

Other Operating Expenses

For the three and six months ended June 30, 2026 and 2025, other operating expenses consisted of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Advertising and marketing expenses	$105,271	$322,552	$315,117	$393,702
Professional fees	795,577	1,428,611	2,377,528	3,060,826
Compensation and related benefits	434,725	292,629	658,141	601,651
Credit loss expense	-	1,650,000	-	1,650,000
Miscellaneous taxes	48,184	44,868	89,094	85,113
Directors’ and officers’ liability insurance premium	34,104	35,968	68,208	71,485
Travel and entertainment	28,601	38,321	61,696	82,982
Amortization	563,000	-	1,126,000	-
Other general and administrative	42,417	95,567	77,221	140,857
	$2,051,879	$3,908,516	$4,773,005	$6,086,616

●	For the three months ended June 30, 2026, advertising and marketing expenses decreased by $217,281, or 67.4%, as compared to the three months ended June 30, 2025. For the six months ended June 30, 2026, advertising and marketing expenses decreased by $78,585, or 20.0%, as compared to the six months ended June 30, 2025. The decrease was primarily due to decreased advertising activities in the three and six months ended June 30, 2026 as compared to the corresponding periods of 2025. We expect that our advertising and marketing expenses will likely remain at its current quarterly level with minimal increase in the near future.

●	Professional fees primarily consisted of accounting fees, audit fees, legal service fees, consulting fees, investor relations service charges, advisory service fees, fairness opinion charge, valuation service fees and other fees. For the three months ended June 30, 2026, professional fees decreased by $633,034, or 44.3%, as compared to the three months ended June 30, 2025, which was primarily attributable to a decrease in consulting fee of approximately $242,000, mainly due to the decrease in use of consulting service providers related to capital markets advisory and services related to our potential merger with YOOV, a decrease in accounting fee of approximately $372,000, mainly due to the decreased accounting services related to our potential merger with YOOV, and a decrease in legal service fees of approximately $120,000, mainly due to the decreased legal services related to our potential merger with YOOV, offset by an increase in other miscellaneous items of approximately $101,000. For the six months ended June 30, 2026, professional fees decreased by $683,298, or 22.3%, as compared to the six months ended June 30, 2025, which was primarily attributable to a decrease in consulting fee of approximately $260,000, mainly due to the decrease in use of consulting service providers related to capital markets advisory and services related to our potential merger with YOOV, a decrease in accounting fee of approximately $305,000, mainly due to the decreased accounting services related to our potential merger with YOOV, and a decrease in legal service fees of approximately $228,000, mainly due to the decreased legal services related to our potential merger with YOOV, offset by an increase in other miscellaneous items of approximately $110,000. We expect that our professional fees will decrease in the near future.

●	For the three months ended June 30, 2026, compensation and related benefits increased by $142,096, or 48.6%, as compared to the three months ended June 30, 2025. The increase was primarily attributable to an increase in stock-based compensation of approximately $217,000 which reflected the value of options granted and vested to our management, offset by a decrease in cash compensation for our directors and officers of approximately $75,000. For the six months ended June 30, 2026, compensation and related benefits increased by $56,490, or 9.4%, as compared to the six months ended June 30, 2025. The increase was primarily attributable to an increase in stock-based compensation of approximately $215,000 which reflected the value of options granted and vested to our management in the second quarter of 2026, offset by a decrease in cash compensation for our directors and officers of approximately $159,000. We expect that our compensation and related benefits will likely decrease in the near future.

●	For the three and six months ended June 30, 2025, we recorded credit loss expense of $1,650,000. Based on our periodic review of receivable from sale of equity method investment balance, we adjusted the allowance for credit loss after considering management’s evaluation of the collectability of the receivable balance, including the analysis of subsequent collection, age of the balance, Lab Services MSO’s collection history, and recent economic events. For the three and six months ended June 30, 2026, we did not record any credit loss expense.

●	For the three months ended June 30, 2026, miscellaneous taxes increased by $3,316, or 7.4%, as compared to the three months ended June 30, 2025. For the six months ended June 30, 2026, miscellaneous taxes increased by $3,981, or 4.7%, as compared to the six months ended June 30, 2025. We expect that our miscellaneous taxes will remain relatively steady, with minimal increase, in the near future.

●	For the three months ended June 30, 2026, directors’ and officers’ liability insurance premium decreased by $1,864, or 5.2%, as compared to the three months ended June 30, 2025. For the six months ended June 30, 2026, directors’ and officers’ liability insurance premium decreased by $3,277, or 4.6%, as compared to the six months ended June 30, 2025. The decrease was mainly due to our switching to a different insurance provider, resulting in a lower premium.

●	For the three months ended June 30, 2026, travel and entertainment expense decreased by $9,720, or 25.4%, as compared to the three months ended June 30, 2025. For the six months ended June 30, 2026, travel and entertainment expense decreased by $21,286, or 25.7%, as compared to the six months ended June 30, 2025. The decrease was primarily attributable to decreased business travel activities in the six months ended June 30, 2026 as compared to the comparable periods of 2025.

●	For the three months ended June 30, 2026, amortization expense increased by $563,000, or 100.0%, as compared to the three months ended June 30, 2025. For the six months ended June 30, 2026, amortization expense increased by $1,126,000, or 100.0%, as compared to the six months ended June 30, 2025. The increase was attributable to increased amortization of identifiable intangible assets acquired, representing developed technology and trade name. There was no comparable amortization prior to the date of acquisition, December 12, 2025.

●	Other general and administrative expenses mainly consisted of NASDAQ listing fee, office supplies, and other miscellaneous items. For the three months ended June 30, 2026, other general and administrative expenses decreased by $53,150, or 55.6%, as compared to the three months ended June 30, 2025. For the six months ended June 30, 2026, other general and administrative expenses decreased by $63,636, or 45.2%, as compared to the six months ended June 30, 2025. The decrease was due to our efforts at stricter controls on corporate expenditure.

Loss from Operations

As a result of the foregoing, for the three months ended June 30, 2026, loss from operations amounted to $2,051,879, as compared to $3,908,516 for the three months ended June 30, 2025, representing a decrease of $1,856,637, or 47.5%. As a result of the foregoing, for the six months ended June 30, 2026, loss from operations amounted to $4,773,005, as compared to $5,693,939 for the six months ended June 30, 2025, representing a decrease of $920,934, or 16.2%.

Other Expense

Other expense mainly includes interest expense, change in fair value of derivative liability, loss on extinguishment of debt, and other miscellaneous income.

Other expense totaled $126,933 for the three months ended June 30, 2026, as compared to $9,376,095 for the three months ended June 30, 2025, representing a decrease of $9,249,162, or 98.6%, which was primarily attributable to a decrease in interest expense of approximately $620,000, mainly driven by the decrease in amortization of debt discount and debt issuance costs of approximately $715,000, offset by the increase in interest expense of approximately $95,000 from debts, a decrease in loss on extinguishment of debt of approximately $9,077,000, and an increase in other income of approximately $112,000 mainly due to the gain from payable settlement, offset by a decrease in gain from change in fair value of derivative liability of approximately $560,000.

Other expense totaled $1,782,487 for the six months ended June 30, 2026, as compared to $9,857,352 for the six months ended June 30, 2025, representing a decrease of $8,074,865, or 81.9%, which was primarily attributable to a decrease in interest expense of approximately $715,000, mainly driven by the decrease in amortization of debt discount and debt issuance costs of approximately $810,000, offset by the increase in interest expense of approximately $95,000 from debts, a decrease in loss on extinguishment of debt of approximately $9,077,000, and an increase in other income of approximately $5,000, offset by a decrease in gain from change in fair value of derivative liability of approximately $1,722,000.

Income Taxes

We did not have any income taxes expense for the three and six months ended June 30, 2026 and 2025 since we incurred losses in these periods.

Net Loss from Continuing Operations

As a result of the factors described above, our net loss from continuing operations was $2,178,812 for the three months ended June 30, 2026, as compared to $13,284,611 for the three months ended June 30, 2025, representing a decrease of $11,105,799, or 83.6%.

As a result of the factors described above, our net loss from continuing operations was $6,555,492 for the six months ended June 30, 2026, as compared to $15,551,291 for the six months ended June 30, 2025, representing a decrease of $8,995,799, or 57.8%.

Net Loss from Discontinued Operations

Our net loss from discontinued operations was $0 for the three months ended June 30, 2026, as compared to $173,987 for the three months ended June 30, 2025, representing a decrease of $173,987, or 100.0%.

Our net loss from discontinued operations was $103,015 for the six months ended June 30, 2026, as compared to $389,418 for the six months ended June 30, 2025, representing a decrease of $286,403, or 73.5%.

Net Loss

As a result of the factors described above, our net loss was $2,178,812 for the three months ended June 30, 2026, as compared to $13,458,598 for the three months ended June 30, 2025, representing a decrease of $11,279,786, or 83.8%.

As a result of the factors described above, our net loss was $6,658,507 for the six months ended June 30, 2026, as compared to $15,940,709 for the six months ended June 30, 2025, representing a decrease of $9,282,202, or 58.2%.

Net Loss Attributable to Change Agents Corporation Common Shareholders

The net loss attributable to our common shareholders was $2,178,812, or $0.14 per share (basic and diluted), for the three months ended June 30, 2026, as compared to $13,458,598, or $6.22 per share (basic and diluted), for the three months ended June 30, 2025, representing a decrease of $11,279,786, or 83.8%.

The net loss attributable to our common shareholders was $6,658,507, or $0.54 per share (basic and diluted), for the six months ended June 30, 2026, as compared to $15,778,236 (after taking into effect $162,473 in deemed contribution), or $8.33 per share (basic and diluted), for the six months ended June 30, 2025, representing a decrease of $9,119,729, or 57.8%.

Foreign Currency Translation Adjustment

Our reporting currency is the U.S. dollar. The functional currency of our U.S. entities is the U.S. dollar and the functional currency of Avalon Shanghai is the Chinese Renminbi (“RMB”). The financial statements of our subsidiary whose functional currency is the RMB are translated to U.S. dollars using period end rate of exchange for assets and liabilities, average rate of exchange for revenues, costs, and expenses and cash flows, and at historical exchange rate for equity. Net gains and losses resulting from foreign exchange transactions are included in the results of operations. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $(316) and a foreign currency translation gain of $104 for the three months ended June 30, 2026 and 2025, respectively. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $(627) and a foreign currency translation gain of $383 for the six months ended June 30, 2026 and 2025, respectively. This non-cash loss/gain had the effect of increasing/decreasing our reported comprehensive loss in each respective period.

Comprehensive Loss

As a result of our foreign currency translation adjustment, we had comprehensive loss of $2,179,128 and $13,458,494 for the three months ended June 30, 2026 and 2025, respectively.

As a result of our foreign currency translation adjustment, we had comprehensive loss of $6,659,134 and $15,940,326 for the six months ended June 30, 2026 and 2025, respectively.

Liquidity and Capital Resources

We have a limited operating history and our continued growth is dependent upon the continuation of generating revenue for selling of Keto Air, generating revenue from advanced Agentic AI systems, including automated video generation, as well as obtaining additional financing to fund future obligations and pay liabilities arising from ordinary course business operations. In addition, the current cash balance cannot be projected to cover our operating expenses for the next twelve months from the release date of this prospectus. These matters raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital, implement our business plan, and generate sufficient revenues. There are no assurances that we will be successful in our efforts to generate sufficient revenues, maintain sufficient cash balance or report profitable operations or to continue as a going concern. We plan to raise capital in the future through the sale of equity or debt to implement our business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to us on satisfactory terms and conditions, if at all.

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations as they come due and otherwise operate on an ongoing basis.

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations as they come due and otherwise operate on an ongoing basis. At June 30, 2026 and December 31, 2025, we had a cash balance of approximately $39,000 and $109,000, respectively. These funds are kept in financial institutions located as follows:

Country:	June 30, 2026		December 31, 2025
United States	$39,145	99.8%	$108,599	99.5%
China	76	0.2%	492	0.5%
Total cash	$39,221	100.0%	$109,091	100.0%

The following table sets forth a summary of changes in our working capital deficit from December 31, 2025 to June 30, 2026:

	June 30,	December 31,	Changes in
	2026	2025	Amount	Percentage
Working capital deficit:
Total current assets	$499,714	$1,495,877	$(996,163)	(66.6)%
Total current liabilities	4,593,051	14,147,114	(9,554,063)	(67.5)%
Working capital deficit	$(4,093,337)	$(12,651,237)	$8,557,900	(67.6)%

Our working capital deficit decreased by $8,557,900 to $4,093,337 at June 30, 2026 from $12,651,237 at December 31, 2025. The decrease in working capital deficit was primarily attributable to a decrease in accrued professional fees of approximately $361,000 driven by the payments made to our professional service providers in the six months ended June 30, 2026, a decrease in accrued payroll liability and compensation of approximately $197,000 resulting from the payments made to our employees and directors in the six months ended June 30, 2026, a decrease in accrued liabilities and other payables of approximately $109,000 driven by the payments made to our vendors in the six months ended June 30, 2026, a decrease in advance from pending sale of subsidiary – related party of approximately $3,158,000 resulting from the sale of our subsidiary of Avalon RT 9 to Mr. Lu in February 2026 as described in elsewhere in this report, a decrease in bridge loan payable, net, of approximately $197,000 due to the repayments made to lender in the six months ended June 30, 2026, a decrease in convertible note payable, net, of approximately $737,000 mainly due to the conversion of our June 2024 Convertible Note in the principal amount of approximately $546,000 into our common stock in the six months ended June 30, 2026 and the repayments of principal of $200,000 made to two individual investors in the six months ended June 30, 2026, and a decrease in current liabilities of discontinued operations of approximately $6,061,000 driven by the sale of our subsidiary of Avalon RT 9 to Mr. Lu in February 2026 as described in elsewhere in this report, offset by a decrease in receivable from sale of equity method investment of $561,000 due to the payments received in the six months ended June 30, 2026, a decrease in current assets of discontinued operations of approximately $357,000 driven by the sale of our subsidiary of Avalon RT 9 to Mr. Lu in February 2026 as described in elsewhere in this report, and an increase in note payable, net, of approximately $1,189,000 resulting from our loan financing in the six months ended June 30, 2026.

Because the exchange rate conversion is different for the condensed consolidated balance sheets and the condensed consolidated statements of cash flows, the changes in assets and liabilities reflected on the condensed consolidated statements of cash flows are not necessarily identical with the comparable changes reflected on the condensed consolidated balance sheets.

Cash Flows for the Six Months Ended June 30, 2026 Compared to the Six Months Ended June 30, 2025

The following table summarizes the key components of our cash flows for the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30,
	2026	2025
Net cash used in operating activities from continuing operations	$(3,556,055)	$(2,788,804)
Net cash provided by investing activities from continuing operations	315,393	95,000
Net cash provided by financing activities from continuing operations	3,360,816	277,636
Net cash flows used in discontinued operations	(231,956)	(173,555)
Effect of exchange rate on cash – continuing operations	41,932	409
Net decrease in cash	$(69,870)	$(2,589,314)

Net cash flow used in operating activities from continuing operations for the six months ended June 30, 2026 was $3,556,055, which primarily reflected our consolidated net loss from continuing operations of approximately $6,555,000, and the changes in operating assets and liabilities, primarily consisting of a decrease in accrued liabilities and other payables of approximately $407,000 which was mainly driven by payments made to our vendors in the six months ended June 30, 2026, offset by the non-cash item adjustments, primarily consisting of depreciation and amortization of intangible assets of approximately $1,127,000 mainly due to the amortization of identifiable intangible assets acquired, representing developed technology and trade name, in the six months ended June 30, 2026 as described in elsewhere in this report, stock-based compensation and service expense of approximately $703,000, amortization of debt issuance costs and debt discount of approximately $255,000, and change in fair market value of derivative liability of approximately $1,275,000.

Net cash flow used in operating activities from continuing operations for the six months ended June 30, 2025 was $2,788,804, which primarily reflected our consolidated net loss from continuing operations of approximately $15,551,000, and the non-cash item adjustments, primarily consisting of income from equity method investment of approximately $393,000, and change in fair market value of derivative liability of approximately $447,000, and the changes in operating assets and liabilities, primarily consisting of an increase in prepaid expense and other assets of approximately $264,000 which was mainly due to the increase in prepaid professional fees of approximately $237,000, offset by an increase in accrued liabilities and other payables of approximately $1,296,000 which was mainly driven by the increase in professional services related to our potential merger with YOOV in the six months ended June 30, 2025, and the non-cash item adjustments, primarily consisting of credit loss provision of $1,650,000 due to the increase in allowance for credit loss related to our receivable from sale of equity method investment in the second quarter of 2025, stock-based compensation and service expense of approximately $762,000, amortization of debt issuance costs and debt discount of approximately $1,064,000, and loss on extinguishment of debt of approximately $9,077,000 resulted from the reduction in the conversion price.

We expect our cash used in operating activities to increase in the next 12 months due to the following:

●	the development and commercialization of new products; and

●	an increase in public relations and/or sales promotions for existing and/or new brands as we expand within existing markets or enter new markets.

Net cash flow provided by investing activities from continuing operations was $315,393 for the six months ended June 30, 2026, as compared to $95,000 for the six months ended June 30, 2025. During the six months ended June 30, 2026, we received proceeds from sale of equity method investment of $561,000, offset by payments made for purchase of property and equipment of approximately $12,000 and for acquisition of software and platform of approximately $233,000. During the six months ended June 30, 2025, we received proceeds from sale of equity method investment of $95,000.

Net cash flow provided by financing activities from continuing operations was $3,360,816 for the six months ended June 30, 2026, as compared to $277,636 for the six months ended June 30, 2025. During the six months ended June 30, 2026, we received net proceeds from issuance of debt of $1,520,000 (net of original issue discount of approximately $191,000 and cash paid for debt issuance costs of $44,000), net proceeds from the February 2026 private offering of approximately $2,757,000 (net of cash paid for the February 2026 private offering costs of approximately $493,000), offset by repayments made for bridge loan of $375,000, repayments made for convertible debt of $200,000, and repayments made for debt of approximately $341,000. During the six months ended June 30, 2025, we received proceeds from stock subscription of $150,000 and received advance from sale of noncontrolling interest in subsidiary of approximately $150,000, offset by payments made for offering costs of approximately $22,000.

The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	an increase in working capital requirements to finance our current business;

●	the use of capital for acquisitions and the development of business opportunities; and

●	the cost of being a public company.

In addition, the impact that the imposition of tariffs and changes to global trade policies could have on our results of operations is uncertain.

We estimate that, based on current plans and assumptions, our available cash will be insufficient to satisfy our cash requirements under our present operating expectations through cash flow provided by operations and sales of equity. Other than funds received as described above and cash resources generated from our operations, we presently have no other significant alternative source of working capital. We have used these funds to fund our operating expenses, pay our obligations and grow our company. We will need to raise significant additional capital to fund our operations and to provide working capital for our ongoing operations and obligations. Therefore, our future operation is dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, there can be no assurance that financing will be available in amounts or on terms acceptable to the Company. Additionally, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will be required to cease our operations. To date, we have not considered this alternative, nor do we view it as a likely occurrence.

Cash Flows for the Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024

The following table summarizes the key components of our cash flows for the years ended December 31, 2025 and 2024:

	Years Ended December 31,
	2025	2024
Net cash used in operating activities from continuing operations	$(4,580,620)	$(4,668,458)
Net cash provided by (used in) investing activities from continuing operations	1,083,026	(100,000)
Net cash provided by financing activities from continuing operations	1,400,820	7,638,667
Net cash flows used in discontinued operations	(443,299)	(289,965)
Effect of exchange rate on cash	(9,018)	1,447
Net (decrease) increase in cash	$(2,549,091)	$2,581,691

Net cash flow used in operating activities from continuing operations for the year ended December 31, 2025 was $4,580,620, which primarily reflected our consolidated net loss from continuing operations of approximately $17,519,000, and the non-cash item adjustments, consisting of income from equity method investment of approximately $393,000, and change in fair market value of derivative liability of approximately $538,000, offset by stock-based compensation and service expense of approximately $1,816,000, amortization of debt issuance costs and debt discount of approximately $1,136,000, and loss on extinguishment of debt of approximately $9,077,000 resulted from the reduction in the conversion price of our June 2024 Convertible Note, and the changes in operating assets and liabilities, primarily consisting of an increase in accrued liabilities and other payables of approximately $1,750,000 which was mainly driven by the increase in accrued professional fees of approximately $1,221,000 related to our potential merger with YOOV in the year ended December 31, 2025 and the increase in accrued payroll liability and compensation of approximately $571,000.

Net cash flow used in operating activities from continuing operations for the year ended December 31, 2024 was $4,668,458, which primarily reflected our consolidated net loss from continuing operations of approximately $7,040,000, and the non-cash item adjustment, consisting of change in fair market value of derivative liability of approximately $374,000, and the changes in operating assets and liabilities, primarily consisting of an increase in prepaid expense and other assets of approximately $107,000 mainly due to the increase in finished goods of approximately $92,000, a decrease in accrued liabilities and other payables of approximately $1,206,000 resulting from payments made to our vendors in the year ended December 31, 2024, and a decrease in operating lease obligation of approximately $123,000, offset by the non-cash items adjustment, primarily consisting of amortization of operating lease right-of-use asset of approximately $123,000, stock-based compensation and service expense of approximately $522,000, loss from equity method investments of approximately $847,000 which was mainly attributable to the amortization of identifiable intangible assets acquired from Lab Services MSO acquisition of approximately $667,000 and the impairment of goodwill acquired from Lab Services MSO acquisition of approximately $260,000, resulting from Lab Services MSO’s lower revenues and net incomes than anticipated and the decline in our stock price and market capitalization, distribution of earnings from equity method investment of approximately $612,000, amortization of debt issuance costs and debt discount of approximately $1,292,000, impairment of laboratory equipment of approximately $111,000, and debt modification charge of approximately $689,000.

We expect our cash used in operating activities to increase in the next 12 months due to the following:

●	the development and commercialization of new products; and

●	an increase in public relations and/or sales promotions for existing and/or new brands as we expand within existing markets or enter new markets.

Net cash flow provided by investing activities from continuing operations was $1,083,026 for the year ended December 31, 2025, as compared to net cash flow used in investing activities from continuing operations of $100,000 for the year ended December 31, 2024. During the year ended December 31, 2025, we received proceeds from sale of equity method investment of $1,069,000 and acquired cash on acquisition of approximately $14,000. During the year ended December 31, 2024, we paid $100,000 for the acquisition of a 40% interest in Lab Services MSO.

Net cash flow provided by financing activities from continuing operations was $1,400,820 for the year ended December 31, 2025, as compared to $7,638,667 for the year ended December 31, 2024. During the year ended December 31, 2025, we received proceeds from issuance of July 2025 Convertible Note of $200,000, proceeds from stock subscription of $150,000, an advance from pending sale of noncontrolling interest in subsidiary of approximately $50,000, net proceeds from the issuance of convertible preferred stock of $290,000 (net of cash paid for convertible preferred stock issuance costs of $10,000), proceeds from the issuance of bridge loan of $300,000, and proceeds from issuance of common stock and warrants approximately $476,000, offset by payments made for offering costs of approximately $65,000. During the year ended December 31, 2024, we received net proceeds from the issuance of convertible debts and warrants of approximately $3,085,000 (net of original issue discount of approximately $177,000 and cash paid for convertible note issuance costs of approximately $283,000), an advance from the pending sale of a noncontrolling interest in a subsidiary of approximately $2,122,000, net proceeds from equity offering of approximately $2,719,000 (net of cash paid for commission and other offering costs of approximately $138,000), and proceeds from issuance of convertible preferred stock of $3,500,000, offset by repayments made for loan payable - related party of $400,000, and made for convertible debts of approximately $3,388,000.

The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	an increase in working capital requirements to finance our current business;

●	the use of capital for acquisitions and the development of business opportunities; and

●	the cost of being a public company.

In addition, the impact that the imposition of tariffs and changes to global trade policies could have on our results of operations is uncertain.

We estimate that, based on current plans and assumptions, our available cash will be insufficient to satisfy our cash requirements under our present operating expectations through cash flow provided by operations and sales of equity. Other than funds received as described above and cash resources generated from our operations, we presently have no other significant alternative source of working capital. We have used these funds to fund our operating expenses, pay our obligations and grow our company. We will need to raise significant additional capital to fund our operations and to provide working capital for our ongoing operations and obligations. Therefore, our future operation is dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, there can be no assurance that financing will be available in amounts or on terms acceptable to the Company. Additionally, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will be required to cease our operations. To date, we have not considered this alternative, nor do we view it as a likely occurrence.

Foreign Currency Exchange Rate Risk

We ceased all operations in China in 2022, with the exception of a small administrative office. We did not during the year ended December 31, 2025, and do not expect in the foreseeable future, to generate any additional revenue from PRC operations. Thus, exchange rate fluctuations between the RMB and the U.S. dollar do not, and are not expected to, have a material effect on us. For the years ended December 31, 2025 and 2024, we had an unrealized foreign currency translation loss of approximately $9,400 and $300, respectively, because of changes in the exchange rate.

Inflation

The effect of inflation on our revenues and operating results was not significant for the years ended December 31, 2025 and 2024.

BUSINESS

Overview

We are a technology-focused company with a strategic focus on developing innovative Agentic AI software and consumer health products that target consumers and small businesses. We recently announced our intent to expand into drone interception and surveillance AI enhanced technology solutions through the establishment of Autonomous Air Defense Systems LLC. Throughout our operating history, we have maintained our corporate identity, management team and original mission while strategically evolving our business in response to market conditions and commercial opportunities, with each such evolution being the product of deliberate decisions. We are actively seeking complementary bolt-on AI acquisitions that could generate near-term revenue to supplement our current operations as both segments continue to develop. We believe our diverse and evolving portfolio of commercial activities reflects our ongoing commitment to identifying and building value-oriented technology businesses for the benefit of its stockholders.

Current Business Operations

We currently operate through two business segments: (i) an artificial intelligence software segment, through which we develop and commercialize an AI-driven, short-form agentic video generation platform and an agentic Generative Engine Optimization (GEO) search product operated by Avalon Quantum AI, LLC, our wholly owned subsidiary formed in connection with our acquisition of RPM Interactive, Inc. in December 2025; and (ii) a consumer health technology segment, through which we distributes the Keto Air breathalyzer device - a non-invasive consumer breathalyzer that measures ketosis levels and is sold in North America, bearing an FDA registration number. Each segment is described more fully below.

Artificial Intelligence Software Segment - Avalon Quantum AI, LLC / RPM Interactive

Overview

Our artificial intelligence software segment is operated through Avalon Quantum AI, LLC, a wholly owned subsidiary of our company organized in the State of Nevada and formed in connection with our acquisition of RPM Interactive, Inc. (“RPM”) in December 2025. RPM merged with and into Avalon Quantum AI, LLC pursuant to the merger, and Avalon Quantum AI, LLC continues to operate as our wholly owned subsidiary. Avalon Quantum AI LLC is advancing next-generation Agentic AI software products that we believe are designed to deliver material revenue increases for small businesses and content creators.

The Catch-Up AI-powered Video Platform - Phase 1

The Catch-Up platform is an AI-driven, short-form video generation software product. In its current Phase 1 form, the platform enables content creators - with an initial focus on the podcasting market - to input a topic of their choosing, after which the platform automatically scrapes YouTube for relevant videos, identifies the most-viewed or most-discussed content on that topic, and generates a structured, short-form video featuring an AI-generated avatar of the creator that replicates their voice and likeness. Each short-generated video consists of three segments: an introduction delivered by the creator’s AI avatar, the featured video clip sourced by the platform, and a concluding statement also delivered by the AI avatar. Phase 2 of this platform is currently under development.

The core appeal of the Catch-Up platform to content creators is efficiency: the software automates the time-consuming process of identifying and sourcing video content, writing scripts, and producing recordings, enabling creators to generate daily content at scale and drive increased views, clicks, and subscriber engagement across their platforms. We believe the demand for automated, high-quality content generation tools among the creator economy is substantial and growing, and that the Catch-Up platform is well-positioned to address this demand.

You may view the current version here at www.catch-up.com.

Catch-Up Phase 2 Development

Phase 2 of the Catch-Up platform is currently in development and is expected to launch in Q3 of 2026. As announced on March 31, 2026, the Company hired Caylent, Inc. a cloud-native services company and an Amazon Web Services (AWS) Premier Tier Consulting Partner, to support the development of this Phase 2 AWS-based initiative. This Phase 2 development is expected to transition the platform from a manually configured AI video production system into a fully autonomous, agentic AI-driven video platform. Phase 2 is expected to expand the platform’s user base beyond podcasters to a substantially broader range of content creators and marketers, including social media influencers and individuals or businesses engaged in product marketing and e-commerce.

We believe the expansion of the platform’s addressable market from podcasters to the broader creator and marketer economy in Phase 2 represents a significant step toward the commercial scaling of the Catch-Up platform, and we intend to pursue a phased commercial launch strategy following the completion of Phase 2 development.

The Beacon Agentic Generative Engine Optimization (GEO) Search Product

The search business is rapidly evolving as McKinsey & Company recently published a report indicating that 50% of consumers use AI-powered search to make buying decisions. In fact, 60% of searches now end without a click – AI systems provide answers/recommendations instead. Most small businesses are invisible to these systems and have no idea that this problem even exists.

The Beacon Agentic GEO search product is designed to help small, local service businesses get recommended by AI systems like ChatGPT, Gemini, Claude, Perplexity and Grok. The agentic software product is designed to autonomously; a) diagnose a small businesses AI visibility and SEO effectiveness in about 60 seconds, b) provide a visibility score, and c) generate implementation-ready fixes upon approval. The Beacon app will be offered in the form of a monthly subscription fee.

To complete the implementation ready fixes – including copy, schema markup, FAQ structures, and Google Business Profile (GBP) updates, clients will execute a separate services agreement with the Company. Moreover, additional monthly subscription services are planned to be offered to subscribers in the future including on-going reputation management services.

While we continue to develop the Catch-Up and Beacon agentic software products, we continue to evaluate possible AI acquisitions that we believe could generate near-term revenue to supplement our current operations while our two products continue through their development and commercial launch phases. We have not entered into any definitive agreement with respect to any such acquisition as of the date of this prospectus, and there can be no assurance that we will identify, complete, or successfully integrate any such acquisition.

https://www.mckinsey.com/capabilities/growth-marketing-and-sales/our-insights/new-front-door-to-the-internet-winning-in-the-age-of-ai-search?stcr=6CA8D88A0086426FAC786157DD60E8C1&cid=mgp_opr-eml-alt-gms-mgp-glb--&hlkid=cf3225700e534c3e94beae40d942e868&hdpid=a892f2ad-facb-40fc-9a55-474378d99663

Consumer Health Technology Segment - Keto-Air Breathalyzer

Overview

Our consumer health technology segment is centered on the Keto Air breathalyzer device, a non-invasive consumer health product that allows users to determine whether they are in a state of nutritional ketosis, and at what level, by exhaling into a compact, pen-like breathalyzer. Ketosis is a metabolic state in which the body burns fat for fuel rather than carbohydrates, and is widely associated with low-carbohydrate and ketogenic dietary regimens. The Keto Air device represents a meaningful improvement over prior methods of measuring ketosis, such as urine test strips or earlier-generation breathalyzers that required cartridge replacements, offering users a convenient, reusable, and non-invasive testing experience.

We entered into an exclusive North American distribution agreement for the Keto-Air technology and device in 2024. Pursuant to this agreement, we have exclusive distribution rights in the United States, Canada and Mexico through July of 2025 and since that time, we continue to be the only distributor in North America. We believe this provides us with a meaningful competitive advantage in the North American ketosis monitoring market for the duration of the agreement.

We previously had a THC breathalyzer device under development. In March 2026, we discontinued development of that product due to a lack of available funding. The discontinuation of the THC breathalyzer does not affect our Keto Air operations or sales of the Keto Air device.

Market Opportunity

Our commercial sales strategy for Keto Air utilizes two primary channels: social media influencer relationships and a commercial relationship with the Law Enforcement Association of America, which was developed through one of our consultants. We believe the Law Enforcement Association of America relationship is particularly well-suited to the Keto Air product given the relevance of metabolic health monitoring to the wellness programs of law enforcement personnel and their families.

We are currently in an early-stage commercial testing phase, during which we are assessing broader market demand, refining our distribution and marketing approach, and evaluating the most effective channels for scaling sales. We are continuing to assess the future strategic direction of our Keto Air product line in light of its commercial performance and our overall business portfolio.

Regulatory Status

The Keto Air device bears an FDA registration number, which is required for the commercial sale of such devices in the United States. The device is classified as a consumer product and is not a regulated medical device requiring FDA pre-market approval, and accordingly may be sold directly to any consumer without a prescription or other regulatory authorization. We believe this regulatory profile provides us with a straightforward commercial pathway to market in the United States and across North America.

History of Operations

Wind-Down of China Operations (2022-2023)

Our initial commercial strategy was focused on the cellular therapy sector, where we sought to advance innovative cellular therapy technologies in both the United States and China. Beginning in 2022 and continuing through 2023, our Board of Directors determined to wind down our operations in the People’s Republic of China and to divest all assets, subsidiaries, and relationships associated with our China-based activities. This decision reflected both the changed commercial and regulatory landscape applicable to our cellular therapy program and our inability to secure the capital necessary to advance the program at the scale required to achieve commercial viability. By November 2022, we had ceased all active operations in the PRC, and the wind-down was completed during 2023.

Laboratory Services Strategy (2023-2025)

In February 2023, through our subsidiary Avalon Lab, LLC, we acquired a 40% equity interest in Laboratory Services MSO, LLC, a California-based clinical laboratory company, for total consideration of approximately $20.7 million, comprised of approximately $9.0 million in cash, 11,000 shares of our Series B Convertible Preferred Stock, and an additional $666,667 cash payment made in February 2024. On February 26, 2025, we exited the investment entirely pursuant to a Redemption and Abandonment Agreement, receiving cash proceeds of $1,745,000 and surrendering our Series B Preferred Stock.

Search for Strategic Acquisitions and YOOV Merger Agreement (2024-2025)

In early 2024, our Board made a strategic determination to focus our acquisition efforts on YOOV Group Holding Limited (“YOOV”), a Hong Kong-based company. We conducted extensive due diligence, engaging on-site due diligence meetings with the YOOV management team. On March 7, 2025, we entered into an Agreement and Plan of Merger with YOOV and Nexus MergerSub Limited, pursuant to which YOOV would have become a direct, wholly owned subsidiary of our company. During our continued review of YOOV’s financial statements for the fiscal year ended December 31, 2024, our Board of Directors determined that it was not in the best interests of our stockholders to proceed with the transaction. We terminated the merger agreement with YOOV effective January 21, 2026.

Acquisition of RPM Interactive, Inc. and Formation of Avalon Quantum AI, LLC (December 2025)

On December 15, 2025, we completed the acquisition of RPM Interactive, Inc. (“RPM”), a generative artificial intelligence software company, through a subsidiary merger whereby RPM merged with and into Avalon Quantum AI, LLC, a newly formed, wholly owned subsidiary of our company organized in the State of Nevada. Avalon Quantum AI, LLC is the surviving entity and continues as our wholly owned subsidiary. We, as the surviving listed parent entity, continue to operate under our existing Nasdaq listing, and neither our corporate identity, our Nasdaq listing, nor our principal executive offices were altered as a result of the acquisition. The acquisition was effected as an all-stock transaction pursuant to which we issued 19,500 shares of our Series E Non-Voting Convertible Preferred Stock to RPM’s former stockholders at a stated value of $1,000 per share, for a total stated purchase price of $19.5 million. Each share of Series E Preferred Stock is convertible into shares of our common stock at a conversion price of $1.50 per share, subject to: (i) a beneficial ownership cap of 4.99% per holder; (ii) an exchange cap preventing issuance in excess of applicable Nasdaq thresholds (the “Exchange Cap”); and (iii) stockholder approval required under Nasdaq Listing Rule 5635, which we intend to seek at our 2026 annual meeting of stockholders. The Series E Preferred Stock is non-voting prior to conversion. In connection with the acquisition, we appointed Michael Mathews to our Board of Directors.

Intellectual Property

Cellular Therapy Patent Portfolio

We hold a portfolio of patents developed during our cellular therapy operating period. This portfolio includes patents that are co-owned with the Massachusetts Institute of Technology (“MIT”), arising from a prior joint research agreement between our company and MIT. We regard the MIT co-ownership as a material component of our patent portfolio, and we disclose it accordingly.

Although we have ceased all active research and development activities related to cellular therapy, we have made a deliberate decision to continue actively maintaining, or “prosecuting,” these patents rather than allowing them to lapse or be abandoned. We believe the patents may have potential future value - whether through licensing, sale, or the resumption of activity in the cellular therapy space - and we intend to continue maintaining them for so long as we consider it commercially reasonable to do so. Any decisions regarding the licensing or enforcement of co-owned patents are subject to the terms of our co-ownership arrangements with MIT, which may limit our ability to license or enforce such patents unilaterally without the consent of our co-owners.

Artificial Intelligence Platform - Provisional Patent Applications

In connection with our acquisition of RPM Interactive, Inc. and the development of our generative AI content platform operated through Avalon Quantum AI, LLC, we have filed three provisional patent applications relating to aspects of the Catch-Up platform’s technology. Provisional applications establish an early filing date and provide a twelve-month period during which we may file corresponding non-provisional patent applications. We intend to evaluate the commercial and strategic value of converting these provisional applications into non-provisional applications during the applicable filing window. There can be no assurance that any patents will issue from these applications, or that any issued patents will provide meaningful competitive protection.

General Intellectual Property Policy

Our general policy is to seek, where appropriate, broad intellectual property protection for our current and future products, technologies, and proprietary information through a combination of patents, trade secrets, contractual arrangements, and other available means, both in the United States and internationally. We require all employees, consultants, advisors, and contractors to enter into confidentiality agreements that prohibit the disclosure and unauthorized use of our confidential information and, where applicable, require the disclosure and assignment to us of ideas, developments, discoveries, and inventions relevant to our technologies and important to our business. We also rely on trade secret protection for certain aspects of our proprietary technology and business processes, including aspects of the Catch-Up platform’s content sourcing and curation algorithms that we have determined are better protected as trade secrets than through patent disclosure.

Competition

We operate in two distinct and competitive markets, each with its own competitive dynamics. We face competition in both our consumer health technology segment and our artificial intelligence content technology segment, as described below.

Consumer Health Technology - Keto Air Breathalyzer

The market for consumer ketosis monitoring products is competitive and includes a range of products at varying price points and technology levels. Our primary competitors in this space include manufacturers and distributors of urine-based ketone test strips, which represent the most widely used and lowest-cost method of ketosis measurement and are available through a broad range of retail and online channels. We also compete with other breath-based ketone monitoring devices, including earlier-generation breathalyzers that required consumable cartridge replacements and more recent reusable breath ketone monitors that have been introduced to the market by consumer health technology companies.

We believe the Keto Air device competes favorably on the basis of its reusable design, ease of use, and the convenience of non-invasive breath-based testing relative to urine strip alternatives. As we are currently the only one selling the device in North America, we believe this provides us with a meaningful structural advantage relative to other distributors of similar products in our territory. However, many of our actual and potential competitors in this space have significantly greater financial resources, brand recognition, established retail distribution networks, and marketing infrastructure than we do, and we may not be able to compete effectively with them over the long term.

Artificial Intelligence Software - Avalon Quantum AI, LLC / RPM Interactive

The market for AI-driven content creation tools is rapidly evolving, highly competitive, and characterized by continuous technological development and the frequent entry of new participants. We compete with a broad range of companies offering AI-powered video generation, content automation, and creator economy tools, including both established technology companies with significant resources and early-stage companies developing competing generative AI platforms.

Key competitive factors in this market include the quality and realism of AI-generated content, the breadth of the platform’s addressable user base, the speed and automation of content generation workflows, the sophistication of voice and likeness replication technology, integration with major social media and content distribution platforms, and the ability to scale rapidly to meet growing creator demand. We believe our Catch-Up platform competes on the basis of its end-to-end automation of the video content creation process - from topic input through content sourcing, curation, avatar generation, and final video production - which we believe meaningfully reduces the time and technical burden on content creators relative to less automated alternatives.

However, many of our actual and potential competitors in the generative AI space have substantially greater financial resources, research and development capabilities, engineering talent, data assets, and market presence than we do. Several large technology companies are actively investing in AI-generated content tools and avatar technology, and we expect competition in this market to intensify significantly as the technology matures and the creator economy continues to grow. Smaller and early-stage companies may also prove to be significant competitors, particularly those that secure strategic partnerships with established platform operators or content networks.

Employees

As of July 31, 2026, we employed three employees and five sub-contactors. None of our employees is represented by a collective bargaining arrangement.

Regulatory Environment

Our business is subject to a variety of laws and regulations in the United States and, to the extent we expand internationally, abroad. The principal regulatory frameworks applicable to our two current operating segments are described below. We anticipate that the regulatory environment applicable to our business - particularly with respect to artificial intelligence and consumer data privacy - will continue to evolve rapidly, and we intend to monitor legislative and regulatory developments and adapt our compliance programs accordingly.

Consumer Health Technology - FDA Regulatory Framework Applicable to Keto Air

The Keto Air breathalyzer device is subject to the regulatory authority of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug, and Cosmetic Act (“FD&C Act”). The device is currently classified as a consumer product bearing an FDA registration number, which is required for the lawful commercial sale of such devices in the United States. The Keto Air device is not classified as a regulated medical device requiring FDA pre-market approval or clearance under Section 510(k) of the FD&C Act, and accordingly may be sold directly to consumers without a prescription or other regulatory authorization.

We are required to maintain the device’s FDA registration on an annual basis and to comply with applicable FDA general controls, including labeling requirements and prohibitions on the promotion of the device for uses beyond its registered classification. We do not make any medical claims with respect to the Keto Air device, and our marketing materials are reviewed to ensure compliance with FDA labeling and advertising standards. We are also subject to applicable Consumer Product Safety Commission regulations governing the safety of consumer products sold in the United States.

We note that the regulatory classification of consumer health and wellness devices is subject to ongoing FDA review and interpretation, and there can be no assurance that the FDA will not, in the future, subject the Keto Air device or similar products to more stringent regulatory requirements, including pre-market approval or clearance obligations. Any such reclassification could materially affect our ability to sell the Keto Air device in the United States.

Artificial Intelligence Software - AI-Specific Regulatory Landscape

The regulatory environment applicable to our artificial intelligence software segment is rapidly evolving and subject to significant uncertainty. The Catch-Up platform generates AI-driven short-form video content featuring AI-generated avatars that replicate the voice and likeness of content creators. This functionality implicates a range of existing and emerging regulatory frameworks, each of which is described below.

Right of Publicity and Name and Likeness Laws

The Catch-Up platform’s AI avatar feature - which replicates the voice and likeness of a content creator based on input data provided by or about that creator - implicates state right of publicity laws in the United States, which protect individuals against the unauthorized commercial use of their name, image, voice, and likeness. Right of publicity laws vary significantly across states, with particularly robust statutory frameworks in California, New York, and Texas, among others. Several states have recently enacted or are actively considering legislation specifically addressing the use of artificial intelligence to generate synthetic media replicating an individual’s voice or likeness. We are actively monitoring developments in this area and have structured our platform’s onboarding process to require content creators to affirmatively authorize the creation of their AI avatar as a condition of use. There can be no assurance, however, that our current practices will be sufficient to satisfy the requirements of all applicable state laws as they continue to evolve.

Federal Trade Commission Regulation

The Federal Trade Commission (“FTC”) has broad authority to regulate unfair or deceptive acts and practices under Section 5 of the FTC Act, and has increasingly focused its enforcement activity on the use of artificial intelligence in commercial contexts. The FTC has issued guidance requiring clear and conspicuous disclosure of AI-generated content in advertising and commercial communications, and has signaled that the use of AI-generated endorsements, testimonials, or representations of real individuals without adequate disclosure may constitute an unfair or deceptive trade practice. We intend to comply with applicable FTC disclosure guidance in connection with the commercial deployment of the Catch-Up platform and will include appropriate disclosures in our platform’s terms of service and content labeling practices.

Platform Content Policies

The Catch-Up platform is designed to generate content for distribution across major social media and content platforms, including YouTube, TikTok, Instagram, and others. Each of these platforms maintains its own content policies governing the disclosure and permissibility of AI-generated content, synthetic media, and avatar-based representations of real individuals. These policies are subject to frequent revision and vary across platforms. Failure to comply with applicable platform content policies could result in the removal of content generated through the Catch-Up platform, the suspension or termination of creator accounts on those platforms, or other restrictions that could adversely affect the utility and commercial appeal of our platform to content creators.

Evolving Federal AI Regulation

The U.S. Congress and various federal agencies are actively considering comprehensive federal legislation and regulatory frameworks governing the development, deployment, and commercial use of artificial intelligence technologies. While no comprehensive federal AI law has been enacted as of the date of this prospectus, we anticipate that federal AI regulation will develop in the near to medium term and may impose disclosure, transparency, accountability, or other obligations on companies operating AI-powered content generation platforms such as ours. We are monitoring these legislative and regulatory developments and intend to engage with applicable regulatory processes as they evolve.

International Regulatory Considerations

To the extent the Catch-Up platform is accessed by users located outside the United States, we may become subject to international AI regulatory frameworks, including the European Union Artificial Intelligence Act (the “EU AI Act”), which entered into force in 2024 and establishes a tiered risk-based regulatory framework for AI systems deployed in the European Union. AI systems that generate synthetic audio or video content depicting real individuals may be subject to specific transparency and disclosure obligations under the EU AI Act. We are evaluating the extent to which our current and planned platform activities may implicate obligations under the EU AI Act and other international AI regulatory frameworks.

Data Privacy and Security

Our business activities involve the collection, storage, and processing of certain personal information, including consumer data collected through Keto Air device sales and email communications, and content creator data - including voice and likeness data - collected through the Catch-Up platform’s program. We are subject to a range of federal, state, and international data privacy and security laws and regulations governing the collection, use, sharing, protection, and retention of personal data.

At the federal level, the FTC continues to apply its general consumer protection authority under Section 5 of the FTC Act to commercial data practices, including data security failures and unfair or deceptive privacy practices. At the state level, we are subject to the California Consumer Privacy Act, as amended by the California Privacy Rights Act (“CPRA”), which establishes transparency obligations, restricts certain uses of personal information of California residents, and provides California residents with rights to access, correct, and delete their personal information and to opt out of the sale or sharing of their personal information. Similar state privacy laws have been enacted in a growing number of states, and we are monitoring and evaluating our compliance obligations under each applicable framework. All U.S. states have enacted data breach notification laws requiring notification to affected individuals and state regulators in the event of certain unauthorized access to or disclosure of personal information.

The collection and processing of voice and likeness data through the Catch-Up platform’s avatar generation feature may implicate additional obligations under state biometric data privacy laws, including the Illinois Biometric Information Privacy Act (“BIPA”) and similar statutes in other states, which impose specific consent, retention, and data security requirements on the collection and use of biometric identifiers, including voiceprints. We are actively evaluating our obligations under applicable biometric data privacy laws in connection with the commercial deployment of the Catch-Up platform.

The scope and interpretation of applicable data privacy laws continue to evolve rapidly, and we anticipate that our compliance obligations will increase as our platform scales and as new laws are enacted.

Corporate and Available Information

We were incorporated in Delaware. Our website is located at http://www.changeagentscorp.com. On our website, investors can obtain, free of charge, a copy of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our Code of Conduct and Business Ethics, including disclosure related to any amendments or waivers thereto, and other reports and any amendments thereto filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we file such material electronically with, or furnish it to, the SEC. None of the information posted on our website is incorporated by reference into this prospectus. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other companies that file materials with the SEC electronically.

MANAGEMENT

Executive Officers and Directors

Set forth below is certain information with respect to the individuals who are our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
Wenzhao “Daniel” Lu	68	Chairman of the Board of Directors
Lourdes Felix	58	Director
Steven A. Sanders	80	Lead Independent Director
Michael Mathews	64	Director
Meng Li	48	Interim Chief Executive Officer, Chief Operating Officer and Secretary
Luisa Ingargiola	59	Chief Strategy Officer
Sam Knipper	31	Chief Financial Officer

Wenzhao “Daniel” Lu. Mr. Lu has served as our Chairman of the Board since October 10, 2016. He is a seasoned healthcare entrepreneur with extensive operational knowledge and experience in the U.S. and Asia. He served as chairman of the board of directors of the Daopei Medical Group (“DPMG”) from 2010 to 2021. Under his leadership, DPMG operated three top-ranked private hospitals (located in Beijing and Hebei), specialty hematology laboratories, and a hematology research institute, with more than 100 partnering and collaborating hospitals in China. DPMG was founded by Professor Daopei Lu, a renowned hematologist pioneering in hematopoietic stem cell transplant and a member of the Academy of Engineering in China. Mr. Lu received a Bachelor of Arts from Temple University Tyler School of Arts in 1988 and subsequently worked as senior Art Director at Ogilvy & Mather Advertising Company. In 2009, prior to joining DPMG, Mr. Lu served as Chief Operating Officer of BioTime Asia Limited, a subsidiary of BioTime, Inc. (NYSE American: BTX). We believe Mr. Lu is qualified to serve as a director because of his extensive operational knowledge of, and executive level management experience in, the healthcare industry.

Lourdes Felix. Ms. Felix has served as a member of the Board since January 9, 2023. Ms. Felix is an entrepreneur and corporate finance executive with 30 years of combined experience in capital markets, public accounting and in the private sector. She presently serves as Chief Executive Officer, Chief Financial Officer, and a member of the board of directors of BioCorRx, Inc., a company focused on addiction treatment solutions and related disorders. She has been with BioCorRx, Inc. since October 2012. Ms. Felix is one of the founders and President of BioCorRx Pharmaceuticals Inc., a majority owned subsidiary of BioCorRx, Inc. Prior to joining BioCorRx, Inc., her experience was in the private sector and public accounting. Ms. Felix has expertise in finance, accounting, company-wide operations, budgeting, and internal control principles including GAAP, SEC, and SOX Compliance. She has thorough knowledge of federal and state regulations and has successfully managed and produced SEC regulatory filings. She also has extensive experience in developing and managing financial operations. Ms. Felix holds a Bachelor of Science degree in Accounting from the University of Phoenix. She continued her education and is an MBA candidate at D’Amore-McKim School of Business, Northeastern University. Ms. Felix is qualified to serve as a director because of her extensive investment and executive level management experience.

Steven A. Sanders. Mr. Sanders has served as a member of the Board since July 30, 2018 and was appointed as our lead independent director effective as of February 24, 2026. Since January 2017, Mr. Sanders has been Of Counsel to the law firm of Ortoli Rosenstadt LLP. From July 2007 until January 2017, Mr. Sanders was a Senior Partner at Ortoli Rosenstadt LLP. From January 1, 2004 until June 30, 2007, he was Of Counsel to the law firm of Rubin, Bailin, Ortoli, LLP. From January 1, 2001 to December 31, 2003, he was Counsel at the law firm of Spitzer & Feldman PC. Mr. Sanders also serves as a member of the board of directors of Blueport Acquisition Ltd (Nasdaq: BPAC) and Helijet International, Inc. From March 2018 to January 2024, he also served as a director of ElectraMeccanica Vehicles Corp., previously a Nasdaq-listed company. Additionally, since October 2013, he has been a member of the board of directors at the American Academy of Dramatic Arts, and, since February 2015, has been a member of the board of directors of the Bay Street Theater. Mr. Sanders received his JD from Cornell University and his BBA from The City College of New York. We believe Mr. Sanders is qualified to serve as a director because of his corporate, securities and international law experience, including working with companies in the life sciences industry.

Michael Mathews. Michael Mathews has served as a member of the Board since December 2025. Mr. Mathews has served as Chairman and Chief Executive Officer of Aspen Group, Inc. (OTCQB: ASPU) since March 2012. He served as Chief Executive Officer of Interclick, Inc. (Nasdaq: ICLK) from August 2007 until January 2011. Mr. Mathews also served as a Director of Interclick from June 2007 until it was acquired by Yahoo, Inc. (Nasdaq: YHOO) in December 2011. From 2004 to 2007, Mr. Mathews served as the senior vice-president of marketing and publisher services for World Avenue U.S.A., LLC, an Internet promotional marketing company. We believe Mr. Mathews is qualified to serve as a director due to his track record of success in managing early stage and growing businesses, his extensive knowledge of the artificial intelligence, internet services, and AdTech industries and his knowledge of running and serving on the boards of public companies.

Meng Li, Interim Chief Executive Officer Chief Operating Officer and Secretary. Meng Li has served as Interim Chief Executive Officer since November 30, 2025 and served as our Chief Operating Officer and Secretary since October 10, 2016 and served as a member of the Board from October 10, 2016 to July 9, 2018 and from April 5, 2019 through December 30, 2022. Ms. Li has over 15 years of executive experience in international marketing, branding, communications, and media investment consultancy. Ms. Li served as Managing Director at Maxus/GroupM (a WPP Group company) where she was responsible for business P&L and corporate management from 2006 to 2015. Prior to joining Maxus/Group M, Ms. Li worked for Zenith Media (a Publicis Group company) from 2000 to 2006 as Senior Manager. Ms. Li received a Bachelor of Arts in International Economic Law from Dalian Maritime University in China.

Luisa Ingargiola, Chief Strategy Officer. Luisa Ingargiola has served as our Chief Strategy Officer since June 5, 2026. Ms. Ingargiola served as our Chief Financial Officer from February 21, 2017 to June 3, 2026. Ms. Ingargiola has significant experience serving as Chief Financial Officer or Audit Chair for multiple Nasdaq and New York Stock Exchange companies. She currently serves as Director and Audit Chair for several public companies, including Fusion Fuels (NASDAQ:HTOO), Dragonfly Energy (DFLI) and Vision Marine (VMAR), among others. She also sits on the Board of several Special Purpose Acquisition Corporations. From 2007 through 2016, Ms. Ingargiola served as the Chief Financial Officer and then a member of the board of directors at MagneGas Corporation (Nasdaq: MNGA). Prior to 2007, Ms. Ingargiola held various roles as Budget Director and Investment Analyst in several private companies. Ms. Ingargiola graduated in 1989 from Boston University with a Bachelor’s degree in Business Administration and a concentration in Finance. In 1996, she received her MBA in Health Administration from the University of South Florida. Ms. Ingargiola is qualified to serve as a Chief Financial Officer because of her extensive knowledge corporate governance, regulatory requirements, executive leadership and knowledge of, and experience in, financing and M&A transactions.

Sam Knipper, Chief Financial Officer. Sam Knipper has served as the Company’s Chief Financial Officer since June 3, 2026. Since October 2023, Mr. Knipper has served as an SEC Reporting Manager at Brio Financial Group, where he provides outsourced CFO and financial reporting services to both public and private companies, including for an AI company since October 2024. In this role, he advises several Special Purpose Acquisition Companies (SPACs) on SEC compliance and reporting matters, overseeing the preparation of registration statements, quarterly and annual reports, and other public company filings. From July 2021 through October 2023, Mr. Knipper was a Senior Associate at Calabrese Consulting, where he provided outsourced CFO services to SPACs and emerging companies. He managed financial reporting processes, maintained accounting records, coordinated with auditors and legal counsel, and supported clients through quarterly and annual reporting cycles. From November 2020 through May 2021, Mr. Knipper served as an SEC Reporting Associate at Cantor Fitzgerald, where he was responsible for preparing and analyzing financial statements and supporting the company’s annual and quarterly reporting processes and from October 2017 through November 2020, Mr. Knipper worked at KPMG, most recently in the role of Senior Audit Associate and led audit engagements for both public and private companies in the banking, capital markets, and automotive leasing sectors. Mr. Knipper holds a Bachelor of Science in Business Administration and Accounting and a Master of Accountancy from Rider University.

Board Composition

Our Board is currently composed of four directors: Wenzhao “Daniel” Lu, Lourdes Felix, Steven A. Sanders, and Michael Mathews. On November 12, 2025, Dr. Jin notified us of his intent to resign as our Chief Executive Officer and as a director, effective November 30, 2025, as a result of a personal health issue. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. On February 24, 2026, each of William B. Stilley III, Wilbert J. Tauzin II, and Tevi Troy resigned from the Board of Directors and from all Board committees on which they respectively served, effective as of February 24, 2026.

Our priority in selection of Board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Director Independence

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”). Under Nasdaq rules, independent directors must comprise a majority of our Board. In addition, Nasdaq rules require that members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, be independent. Members of our Audit Committee must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation Committee members must also satisfy the independence criteria established by Nasdaq in accordance with Rule 10C-1 under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that Steven A. Sanders, Lourdes Felix and Michael Mathews do not, respectively, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Leadership Structure and Role in Risk Oversight

The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to her position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our Bylaws do not require our Chairman and Chief Executive Officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” beginning on page 9 of this prospectus. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Board and Committee Meetings and Attendance

The primary responsibility of the Board is to provide oversight, strategic guidance, counseling, and direction to our management team. Our Board and its committees meet on a regular basis and additionally as required and act by written consent from time to time. Our Board met three times in 2025. In addition to the foregoing, during the fiscal year ended December 31, 2025, our Audit Committee met four times, our Compensation Committee met one time and our Nominating and Corporate Governance Committee met one time. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees).

Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

We have a separately designated standing Audit Committee of the Board. For the fiscal year ended December 31, 2025, the Audit Committee consisted of William Stilley, Steven Sanders and Tevi Troy, with Mr. Stilley serving as the Chair of the Audit Committee. On February 24, 2026, each of William Stilley and Tevi Troy resigned from the Company’s Board as well as the committees on which they respectively served. As a result of the vacancies created by the resignations of Messrs. Stilley and Troy, on February 24, 2026, the Board appointed Lourdes Felix as a member and Chair of the Audit Committee and Michael Mathews as a member of the Audit Committee. As a result, as of February 24, 2026, the Audit Committee consists of Steven Sanders, Lourdes Felix and Michael Mathews, with Ms. Felix serving as the Chair of the Audit Committee.

The Board has determined that each director serving on our Audit Committee as of December 31, 2025 and all current members of the Audit Committee are “independent directors” as defined by Nasdaq rules applicable to members of an audit committee and Rule 10A-3 under the Exchange Act. In addition, Ms. Felix is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and demonstrates “financial sophistication” as defined by Nasdaq rules.

The Audit Committee is appointed by the Board to assist with monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our internal and external auditors.

The principal functions and responsibilities of the Audit Committee include:

●	reviewing our annual audited financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our financial statements;

●	reviewing our quarterly financial statements with management and our independent auditor prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements;

●	recommending to the Board the appointment of, and continued evaluation of the performance of, our independent auditor;

●	approving and conducting a review of all related party transactions for potential conflict of interest situations on an ongoing basis;

●	approving the fees to be paid to our independent auditor for audit services and approving the retention of our independent auditor for non-audit services and all fees for such services;

●	reviewing periodic reports from our independent auditor regarding our auditor’s independence, including discussion of such reports with the auditor;

●	reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures; and

●	reviewing with our management and legal counsel legal matters that may have a material impact on our financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

The Audit Committee is governed by a written charter approved by our Board. A copy of the Audit Committee Charter is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.changeagentscorp.com. Information contained on the website is not incorporated by reference in, or considered part of, this prospectus.

Compensation Committee

For the fiscal year ended December 31, 2025, the Compensation Committee consisted of Lourdes Felix, Steven Sanders and Tevi Troy, with Ms. Felix serving as the Chair of the Compensation Committee. On February 24, 2026, Tevi Troy resigned from the Company’s Board as well as the committees on which he served. As a result of the vacancy created by the resignation of Mr. Troy, on February 24, 2026, the Board appointed Michael Mathews as a member of the Compensation Committee and Steven Sanders as Chair of the Compensation Committee. As a result, as of February 24, 2026, the Compensation Committee consists of Steven Sanders, Lourdes Felix and Michael Mathews, with Mr. Sanders serving as the Chair of the Compensation Committee.

The Board has determined that each director serving on our Compensation Committee as of December 31, 2025 and all current members of the Compensation Committee are (i) “independent director” as defined by Nasdaq rules applicable to members of a compensation committee and (ii) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits as well as director compensation. The Compensation Committee also administers our equity incentive plans. The Compensation Committee works with the Chairman of the Board and our Chief Executive Officer and reviews and approves compensation decisions regarding senior management, including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities.

The principal functions and responsibilities of the Compensation Committee include:

●	reviewing and approving the Company’s compensation guidelines and structure;

●	reviewing and approving, on an annual basis, the corporate goals and objectives with respect to compensation for the Chief Executive Officer;

●	reviewing and approving, on an annual basis, the evaluation process and compensation structure for the Company’s other officers, including salary, bonus, incentive and equity compensation;

●	periodically reviewing and making recommendations to the Board regarding the compensation of non-management directors; and

●	developing the executive compensation philosophy and reviewing and recommending to the Board for approval all compensation policies and compensation programs for the executive team.

The Compensation Committee is governed by a written charter approved by our Board. A copy of the Compensation Committee Charter is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.changeagentscorp.com. Information contained on the website is not incorporated by reference in, or considered part of, this prospectus.

Nominating and Governance Committee

For the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee consisted of Steven Sanders, William Stilley and Tevi Troy, with Mr. Sanders serving as the Chair of our Nominating and Corporate Governance Committee. On February 24, 2026, William Stilley and Tevi Troy resigned from the Company’s Board as well as the committees on which they respectively served. As a result of the vacancies created by the resignations of Messrs. Stilley and Troy, on February 24, 2026, the Board appointed Michael Mathews as a member and Chair of the Nominating and Corporate Governance Committee and Lourdes Felix as a member of the Nominating and Corporate Governance Committee. As a result, as of February 24, 2026, the Nominating and Corporate Governance Committee consists of Steven Sanders, Lourdes Felix and Michael Mathews, with Mr. Mathews serving as the Chair of the Nominating and Corporate Governance Committee.

The Board has determined that each director serving on our Nominating and Corporate Governance Committee as of December 31, 2025 and all current members of the Nominating and Corporate Governance Committee are “independent director” as defined by Nasdaq rules.

The Nominating and Corporate Governance Committee is generally responsible for recommending to our full Board certain policies, procedures, and practices designed to ensure that our corporate governance policies, procedures, and practices continue to assist the Board and our management in effectively and efficiently promoting the best interests of our stockholders. The Nominating and Corporate Governance Committee is also responsible for selecting and recommending for approval by our Board and our stockholders a slate of director nominees for election at each of our annual meetings of stockholders, and otherwise for determining the Board committee members and chairpersons, subject to ratification by our Board, as well as recommending to the Board director nominees to fill vacancies or new positions on the Board or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law.

In identifying independent candidates, with significant senior-level professional experience, to be nominated as potential members of our Board, the Nominating and Corporate Governance Committee solicits candidates from the Board, senior management and others, and may engage a search firm in the process. The Nominating and Corporate Governance Committee reviews and narrows the list of candidates and interviews potential nominees. The final candidate is also introduced and interviewed by the Board and the lead director if one has been appointed. In general, in considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of our stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to our Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names, together with appropriate biographical information and background materials to our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our Bylaws and applicable law and will apply the same criteria to all persons being considered.

The principal functions and responsibilities of the Nominating and Corporate Governance Committee include:

●	developing and maintaining our corporate governance policy guidelines;

●	developing and maintaining our Code of Business Conduct and Ethics;

●	overseeing the interpretation and enforcement of our Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial and Accounting Officers;

●	evaluating the performance of our Board, its committees, and committee chairpersons and our directors; and

●	selecting and recommending a slate of director nominees for election at each of our annual meetings of the stockholders and recommending to the Board director nominees to fill vacancies or new positions on the Board or its committees that may occur from time to time.

The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board. A copy of the Nominating and Corporate Governance Committee Charter is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.changeagentscorp.com. Information contained on the website is not incorporated by reference in, or considered part of, this prospectus.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications with Our Board” in accordance with the provisions set forth in our Bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis.

●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is timely provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our employees, officers and directors. A copy of the Code of Business Conduct and Ethics is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.changeagentscorp.com. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.changeagentscorp.com. Information contained on the website is not incorporated by reference in, or considered part of, this prospectus. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to our Company. In addition, with regard to us trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements in all respects. As of December 31, 2025, none of our directors or executive officers had pledged any shares of our common stock.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of the Nasdaq Capital Market.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

EXECUTIVE AND DIRECTOR COMPENSATION

We are a “smaller reporting company” and as such, we have opted to comply with the scaled down disclosure rules applicable to a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than the principal executive officer, whose total compensation for 2025 exceeded $100,000 and who were serving as executive officers as of December 31, 2025, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (ii) but for the fact that the individual was not serving as an executive officer as of December 31, 2025.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2025 and 2024.

		Salary	Stock awards	Option Awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation		Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)		($)
Dr. David Jin	2025	-	-	-	-	-	-		-
Former Chief Executive Officer (1)	2024	180,000	-	-	-	-	-		180,000

Luisa Ingargiola	2025	350,000	-	-	-	-	175,000	(2)	525,000
Chief Financial Officer	2024	350,000	-	-	-	-	-		350,000

Meng Li	2025	191,681	-	-	-	-	-		191,681
Interim Chief Executive Officer and Chief Operating Officer (3)	2024	205,471	-	-	-	-	-		205,471

(1)	On November 12, 2025, Dr. Jin notified us of his intent to resign as our Chief Executive Officer and as a director, effective November 30, 2025, as a result of a personal health issue. Dr. Jin agreed to reduce his salary to $180,000 in fiscal year 2024 and to $0 in fiscal year 2025.

(2)	The $175,000 in All Other Compensation earned by Luisa Ingargiola for the 2025 fiscal year is comprised of a cash bonus.

(3)	On November 13, 2025, the Board appointed Ms. Li, our Chief Operating Officer, as interim Chief Executive Officer, effective November 30, 2025.

Employment Agreements

David Jin Employment Agreement

On December 1, 2016, the Company entered into an Executive Employment Agreement with David Jin, the Company’s former Chief Executive Officer and President. Pursuant to the agreement, Dr. Jin was employed as President and Chief Executive Officer of the Company, which agreement had a term initially through November 30, 2019 unless earlier terminated pursuant to the terms of the agreement. On February 20, 2020, the Company entered into a Letter Agreement with Dr. Jin pursuant to which the term of Dr. Jin’s Executive Employment Agreement was extended an additional three years. During the term of the agreement, Dr. Jin was entitled to a base salary and was eligible for a discretionary performance bonus, equity awards and to participate in employee benefits plans as the Company may institute from time to time at the discretion of the Board.

On January 3, 2019, the Company entered into a Letter Agreement with Dr. Jin, pursuant to which his annual base salary set forth in his employment agreement was increased to $360,000, effective January 1, 2019. Pursuant to the agreement, Dr. Jin could be terminated for “cause” as defined therein and Dr. Jin could resign for “good reason” as defined. In the event Dr. Jin was terminated without cause or resigned for good reason, the Company would be required to pay Dr. Jin all accrued salary and bonuses, reimbursement for all business expenses and Dr. Jin’s salary for one year. In the event Dr. Jin as terminated with cause, resigned without good reason, died or was disabled, the Company would be required to pay Dr. Jin all accrued salary and bonuses and reimbursement for all business expenses. Under the agreement Dr. Jin was subject to confidentiality, restrictions. While the agreement was not extended, and expired as of November 30, 2022, Dr. Jin continued his employment with the Company at will and otherwise under the same terms and conditions, except that Dr. Jin agreed to a salary reduction as set forth in the table above ($0.00 salary and $180,000 salary for the years ended December 31, 2025 and 2024, respectively) as part of the Company’s cost reduction measures.

On November 12, 2025, Dr. Jin notified us of his intent to resign as our Chief Executive Officer, President, and director, effective November 30, 2025, as a result of a personal health issue.

Luisa Ingargiola Employment Agreement

On June 3, 2026, we entered into an Executive Retention Agreement with Luisa Ingargiola for her services as Chief Strategy Officer. Prior to June 3, 2026, Ms. Ingargiola’s employment agreement provided her with an annual salary of $350,000. The following is a brief description of certain terms of that agreement:

Ms. Ingargiola will receive an annual base salary of $230,000, subject to periodic review and adjustment by the Company’s board of directors or compensation committee.

She will be eligible (a) for an annual performance bonus of up to 100% of her base salary, as well as discretionary bonuses as determined by the Company’s board of directors or compensation committee, (b) to receive a one-time special bonus equal to 100% of her base salary upon approval by the Company’s stockholders of the issuance of shares of the Company’s common stock upon conversion of the Company’s Series E Preferred Stock issued in connection with the acquisition of RPM Interactive, Inc. that was completed in December 2025, and (c) to receive a one-time bonus equal to 100% of her base salary upon the consummation of a change of control of the Company.

Upon stockholder approval of the Avalon GloboCare Corp. 2026 Stock Incentive Plan (the “2026 Plan”), Ms. Ingargiola will be granted (i) a stock option to purchase 500,000 shares of the Company’s common stock, fully vested upon grant (the “Initial Grant”), and (ii) a stock option to purchase 250,000 shares of the Company’s common stock, vesting monthly in equal installments over 12 months, subject to continued employment (the “Second Grant”). Both grants will have an exercise price equal to the closing price of the Company’s common stock on the date of grant, a five-year term, and will be exercisable during such term regardless of whether Ms. Ingargiola is employed by the Company at the time of exercise. In the event the Company’s stockholders do not approve the 2026 Plan (or another equity incentive plan) within 12 months of the Effective Date, the Initial Grant will be made under the Avalon GloboCare Corp. 2020 Stock Incentive Plan, and, in lieu of the Second Grant, Ms. Ingargiola will be paid an amount in cash to be mutually agreed upon by her and the Company. The option grants have not yet been made.

In the event her employment with the Company terminates for any reason, including death or disability, Ms. Ingargiola will be entitled to be paid all salary and accrued vacation earned through the date of termination and a lump sum payment of any actual bonus to the extent that all the conditions for payment of such bonus were satisfied and any such bonus was earned and is unpaid on the date of termination.

If the event of a Termination Upon Change of Control (as described below), Ms. Ingargiola will also be entitled to: (a) a cash severance payment equal to 12 months of her base salary, payable in installments; (b) a lump sum payment equal to 100% of any earned but unpaid bonus for the prior year and a pro-rated target bonus for the year of termination; (c) full acceleration of vesting and exercisability of all outstanding equity awards, with the exercise period for stock options extended through the end of the applicable option term; (d) company-paid COBRA health insurance coverage for 12 months; and (e) continued indemnification and D&O insurance coverage for not less than 24 months following termination. In the event her employment is terminated by the Company without cause or if she resigns for good reason, Ms. Ingargiola will be entitled to the same benefits described above except the termination of employment or resignation must occur after the expiration of three months after the Effective Date and the company-paid COBRA health insurance coverage will be provided only if the termination of employment or resignation occurs after the expiration of six months after the Effective Date. A Termination Upon Change of Control is generally defined as either (i) the termination of the executive’s employment by the Company without cause during the period commencing on or after the date that the Company first publicly announces a definitive agreement that results in a change of control of the Company (even though still subject to approval by the Company’s stockholders and other conditions and contingencies, but provided that the change of control actually occurs) and ending on the date which is 12 months following the change of control, or (ii) the resignation by the executive for good reason where (y) such good reason occurs during the period commencing on or after the date that the Company first publicly announces a definitive agreement that results in a change of control (even though still subject to approval by the Company’s stockholders and other conditions and contingencies, but provided that the change of control actually occurs) and ending on the date which is 12 months following the change of control, and (z) such resignation occurs at or after such change of control and in any event within six months following the occurrence of such good reason. The severance payments and benefits are conditioned on Ms. Ingargiola executing and delivering a release of claims in favor of the Company.

All compensation paid or payable to Ms. Ingargiola under her Executive Retention Agreement will be subject to any clawback, recoupment or similar policy that the Company may adopt from time to time.

Meng Li Employment Agreement

On January 11, 2017, Avalon (Shanghai) Healthcare Technology Co., Ltd (“Avalon Shanghai”), the Company’s wholly-owned subsidiary entered into an Executive Employment Agreement with Meng Li, appointing her as Avalon Shanghai’s Chief Operating Officer and President. The agreement had an initial term through November 30, 2019, subject to earlier termination. On February 20, 2020, the Company entered into a Letter Agreement with Ms. Li extending the term of her Executive Employment Agreement an additional three years.

Throughout the term of the agreement, Ms. Li was entitled to a base salary a discretionary performance bonus, equity awards, and participation in Avalon Shanghai’s benefit plans at the discretion of its Board of Directors. On January 3, 2019, the Company entered into a Letter Agreement with Ms. Li increasing her annual base salary to $340,000, effective January 1, 2019, except that Ms. Li agreed to a salary reduction for the years ended December 31, 2025 and 2024 as part of the Company’s cost reduction measures. Under the agreement, Ms. Li may be terminated for “cause” or may resign for “good reason,” each as defined therein. Upon a termination without cause or resignation for good reason, Avalon Shanghai is obligated to pay all accrued salary and bonuses, reimbursement of business expenses, and one year’s salary. Upon a termination for cause, resignation without good reason, death, or disability, Avalon Shanghai is obligated to pay all accrued salary, bonuses, and business expense reimbursements. Ms. Li remains subject to confidentiality, non-compete, and non-solicitation obligations.

Option Exercises and Stock Vested

There were no options exercised by our executive officers or stock vested to our executive officers during the year ended December 31, 2025.

Outstanding Equity Awards at 2025 Fiscal Year End

The following table sets forth information with respect to the outstanding equity awards of our named executive officers at December 31, 2025: All of the options listed in the table below are 100% vested.

	Outstanding Equity Awards
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) (Exercisable)	Number of securities underlying unexercised options (#) (Unexercisable)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Options exercise price ($)	Option expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
David Jin	2,667	-	2,667	228	2/18/2030	-	-	-	-
Luisa Ingargiola	13,333	-	13,333	75	2/8/2027	-	-	-	-
Luisa Ingargiola	2,667	-	2,667	228	2/18/2030	-	-	-	-
Meng Li	2,000	-	2,000	228	2/18/2030	-	-	-	-

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, stock options at particular times. Consistent with its annual compensation cycle, if options are to be granted, the Compensation Committee generally seeks to grant annual stock option awards after its Annual Report on Form 10-K has been filed. The timing of any stock option grants in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of stock options occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No stock options were issued to executive officers in 2025 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Bonus Arrangements

Pursuant to the terms of the executive employment agreements described above, the Company, through the Board, has the discretion to determine the amounts of the annual incentive bonus payments which executives may receive. Based on the review of the Company’s performance for year 2025, the Board, in its sole discretion, determined to pay a bonus in the amount of $175,000 to Luisa Ingargiola, the Chief Financial Officer of the Company in consideration for her efforts in connection with advancing the business of the Company and its financial position during the 2025 fiscal year.

No Pension Benefits

We do not maintain any plan that provides for payments or other benefits to its executive officers at, following or in connection with retirement and including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.

No Nonqualified Deferred Compensation

We do not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

2025 Non-Employee Director Compensation

The following table sets forth information concerning the compensation earned or paid to certain of our non-employee directors during the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-equity Incentive Plan Compensation $	Change in Pension Value and Non- Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Wenzhao Lu	100,000	-	-	-	-	-	100,000
Lourdes Felix (1)	70,000	-	1,223	-	-	-	71,223
Steven A. Sanders (2)	70,000	-	1,223	-	-	-	71,223
William B. Stilley, III (3)	70,000	-	1,223	-	-	-	71,223
Wilbert J. Tauzin II (4)	60,000	-	1,859	-	-	-	61,859
Tevi Troy (5)	60,000	-	1,223	-	-	-	61,223
Michael Mathews (6)	2,500	-	-	-	-	-	2,500

(1)	Ms. Felix’s 2025 compensation consisted of cash of $70,000 and 533 stock options vested and valued at $1,223.

(2)	Mr. Sanders’s 2025 compensation consisted of cash of $70,000 and 533 options vested and valued at $1,223.

(3)	Mr. Stilley’s 2025 compensation consisted of cash of $70,000 and 533 options vested and valued at $1,223. Mr. Stilley resigned as a director on February 24, 2026.

(4)	Mr. Tauzin’s 2025 compensation consisted of cash of $60,000 and 888 options vested and valued at $1,859. Mr. Tauzin resigned as a director on February 24, 2026.

(5)	Mr. Troy’s 2025 compensation consisted of cash of $60,000 and 533 options vested and valued at $1,223. Mr. Troy resigned as a director on February 24, 2026.

(6)	Mr. Mathews was appointed as a director on December 12, 2025.

Equity Compensation Plan Information

2026 Omnibus Equity Incentive Plan

On April 1, 2026, our Board, subject to the approval of our stockholders, adopted a new 2026 Stock Incentive Plan to succeed our Amended and Restated 2020 Plan. Our stockholders approved the 2026 Plan on June 9, 2026. the general purpose of the 2026 Plan is to provide a means whereby our eligible employees, officers, non-employee directors and other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders The number of shares of common stock that are reserved and available for issuance under the 2026 Plan is equal to 2,000,000 shares. No more than 1,200,000 shares of our common stock shall be issued pursuant to the exercise of incentive stock options. The 2026 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, including incentive stock options and nonqualified stock options, restricted stock, stock appreciation, restricted stock units, performance shares, performance units, incentive bonuses and other types of cash-based and stock-based awards authorized under the 2026 Plan. The 2026 Plan shall terminate on the tenth anniversary of the date of adoption by the Board of Directors. Subject to certain restrictions, the Board of Directors may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, rules or regulations.

Amended and Restated 2020 Stock Incentive Plan

On June 12, 2020, the Board adopted the Avalon GloboCare Corp. 2020 Stock Incentive Plan (the “2020 Plan”), subject to stockholder approval, which was received on August 4, 2020. On August 29, 2023, the Board amended and restated the 2020 Plan (the “Amended and Restated 2020 Plan”) to, among other things, increase the number of shares of our common stock for issuance under the 2020 Plan to 133,333 shares (subject to customary adjustments for stock splits, stock dividends or similar transactions). Our stockholders approved the Amended and Restated 2020 Plan on October 12, 2023.

The general purpose of the Amended and Restated 2020 Plan is to provide a means whereby eligible directors, officers, employees or consultants to the Company develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. We believe that the Amended and Restated 2020 Plan advances the Company’s interests by enhancing our ability to (i) attract, retain and reward employees, officers, directors and consultants who are in a position to make significant contributions to our success; (ii) encourage our employees, officers, directors and consultants to take into account our long-term interests through ownership of our shares of our common stock; and (iii) to provide incentives for such persons to exert maximum efforts for our success.

Under the Amended and Restated 2020 Plan, awards may be made in the form of options to purchase shares of our common stock, as well as restricted shares of our common stock and restricted stock units payable in shares of our common stock. Options may be granted which are intended to qualify as ISOs under Section 422 of the Code or which are not intended to qualify as ISOs thereunder. However, ISOs may only be granted to employees. If any option granted under the Amended and Restated 2020 Plan terminates without having been exercised in full or if any award is forfeited, or if shares otherwise issuable are withheld to satisfy tax withholding obligations, the number of shares of our common stock as to which such option or award was forfeited or withheld will be available for future grants under the Amended and Restated 2020 Plan. The Amended and Restated 2020 Plan shall terminate ten years after the date it was approved by stockholders, subject to earlier termination by the Board. In the event of a proposed dissolution, liquidation, merger, consolidation or sale of all or substantially all of the assets or capital stock of the Company, the Board may, in its sole and absolute discretion, terminate outstanding options immediately prior to the consummation of such transaction and, where no substitute award is offered, grant optionees the right to exercise any unexpired options without regard to installment provisions during the period commencing thirty days prior to such termination.

As the date of the prospectus, a total of 175,537 shares of our common stock were available for issuance under the Amended and Restated 2020 Plan, including shares that are the subject of outstanding awards as of such date.

The Amended and Restated 2020 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

2019 Incentive Stock Plan

On June 7, 2019, the Board adopted the Avalon GloboCare Corp. 2019 Incentive Stock Plan (the “2019 Plan”), subject to stockholder approval, which was received on August 6, 2019. There are 33,333 shares of our common stock reserved for issuance under the 2019 Plan, subject to customary adjustments for stock splits, stock dividends or similar transactions. As of the date of this prospectus, 6,213 shares remained available for issuance under the 2019 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Except as set forth below, since January 1, 2022, there were no transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this prospectus. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

The following includes a summary of transactions since January 1, 2022, to which we have been a party and in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers, or, to our knowledge, beneficial owners of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements, which are described in this prospectus. Except as described below, we are not aware of any related person transaction that meets the foregoing threshold that has not been disclosed.

Consulting Services — Wilbert Tauzin

From time to time, Wilbert Tauzin, a former director of the Company until February 24, 2026, and members of his family provide consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $15,000 and $15,597 for the three months ended March 31, 2026 and 2025, respectively. As compensation for such services, the Company recognized consulting expenses of $60,794, $63,644, $86,528 and $144,064 for the fiscal years ended December 31, 2025, 2024, 2023 and 2022, respectively.

Line of Credit — Wenzhao Lu

On August 29, 2019, we entered into a Line of Credit Agreement with Wenzhao Lu, the Chairman of our Board of Directors, pursuant to which Mr. Wenzhao Lu made available to us a $20 million unsecured line of credit (the “Line of Credit”) for working capital and operating expense purposes. Loans drawn under the Line of Credit bear interest at an annual rate of 5%, and each individual loan was payable three years from the date of issuance. The Line of Credit matured on December 31, 2024.

During the fiscal year ended December 31, 2024, activity under the Line of Credit was as follows:

Outstanding principal under the Line of Credit at January 1, 2022	$2,750,262
Draw Down from Line of Credit	100,000
Repayment of Line of Credit	(410,000)
Settlement of Line of Credit to Shares	(2,440,262)
Outstanding principal under the Line of Credit at December 31, 2022	-
Draw down from the Line of Credit	850,000
Outstanding principal under the Line of Credit at December 31, 2023	850,000
Repayment of Line of Credit	(400,000)
Reclassification to advance from related party	(450,000)
Outstanding principal under the Line of Credit at December 31, 2024	$—

For the years ended December 31, 2023 and 2022, the interest expense related to related party borrowings amounted to $33,712 and $79,898, respectively.

As of December 31, 2023 and 2022, the related accrued and unpaid interest for the Line of Credit was $33,712 and $0, respectively.

As of December 31, 2023, the Company used approximately $6.8 million of the credit facility and has approximately $13.2 million remaining available under the Line of Credit.

The Line of Credit was fully repaid and reclassified during fiscal year 2024, and no amounts remained outstanding under the Line of Credit as of December 31, 2024. Interest expense related to the Line of Credit was $42,445 for the fiscal year ended December 31, 2024, reflected as interest expense — related party on the accompanying consolidated statements of operations and comprehensive loss.

Accrued Liabilities and Other Payables – Related Parties

In 2017, the Company acquired Beijing Genexosome for a cash payment of $450,000. As of March 31, 2026 the unpaid acquisition consideration of $100,000, was payable to Dr. Yu Zhou, former director and former co-chief executive officer and 40% owner of Genexosome, and has been included in accrued liabilities and other payables — related party on the condensed consolidated balance sheets. As of December 31, 2025, 2024 and 2023, the unpaid acquisition consideration of $100,000, was payable to Dr. Yu Zhou, former director and former co-chief executive officer and 40% owner of Genexosome, and has been included in accrued liabilities and other payables — related parties on the consolidated balance sheets.

From time to time, Lab Services MSO paid shared expense on behalf of the Company. In addition, Lab Services MSO made a payment of $566,667 for equity method investment payable on behalf of the Company in the year ended December 31, 2024. As of December 31, 2024 and 2023, the balance due to Lab Services MSO amounted to $632,916 and $72,746, respectively, which has been included in accrued liabilities and other payables — related parties on the consolidated balance sheets.

As of December 31, 2024 and 2023, $0 and $33,712 of accrued and unpaid interest related to borrowings from Wenzhao Lu, the Company’s chairman of the Board of Directors, respectively, have been included in accrued liabilities and other payables — related parties on the consolidated balance sheets.

Common Stock Sold to Related Party for Cash

On August 5, 2022, the Company sold 44,872 shares of its common stock at a purchase price of $7.8 per share, the fair market value on the transaction date, to Wenzhao Lu, the Chairman of the Board, pursuant to a subscription agreement. The Company received proceeds of $350,000.

Series A Preferred Stock Sold to Related Party for Cash

On December 14, 2022, the Company entered into a Securities Purchase Agreement with Wenzhao Lu, the Company’s Chairman of the Board, pursuant to which the Company sold to Mr. Lu 4,000 shares of its Series A Preferred Stock, stated value $1,000, for gross proceeds of $4,000,000.

Sale of Avalon RT 9 Properties, LLC — Wenzhao Lu

2023 Membership Interest Purchase Agreement

On November 17, 2023, we entered into a Membership Interest Purchase Agreement (the “Original MIPA”) with Wenzhao Lu, pursuant to which: (i) Mr. Wenzhao Lu agreed to acquire from the Company 30% of the total outstanding membership interests of Avalon RT 9 for a cash purchase price of $3,000,000; and (ii) for a period of twelve months following the closing of that initial acquisition, Mr. Wenzhao Lu was granted an option to purchase from the Company up to an additional 70% of the outstanding membership interests of Avalon RT 9 for a purchase price of up to $7,000,000, subject to the negotiation and execution of a definitive agreement at the time of exercise.

The Company received $3,158,078 and $3,108,106 from Mr. Lu as of December 31, 2025 and 2024, respectively, which was recorded as advance from pending sale of noncontrolling interest – related party on the accompanying consolidated balance sheets.

2026 Amended and Restated Membership Interest Purchase Agreement

On February 18, 2026, we entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), pursuant to which we sold 100% of the membership interests of Avalon RT 9 to Wenzhao Lu, a director of our company, for an aggregate purchase price of approximately $9,000,000, comprised of: (i) $3,158,078 in cash previously advanced by Wenzhao Lu and applied toward the purchase price; and (ii) the assumption and satisfaction in full of the approximately $5,900,000 outstanding mortgage balance. The mortgage refinancing was facilitated as part of the closing of the Amended MIPA.

The aggregate purchase price of approximately $9,000,000 was determined based on an independent appraisal of the property conducted by CBRE, which valued the property at $8,700,000, and exceeded the CBRE appraised value. The transaction was reviewed and approved by the disinterested members of our Board of Directors in accordance with our related party transaction policy. Following the closing, we continue to lease our principal executive offices at 4400 Route 9 South from Wenzhao Lu pursuant to a lease agreement.

The Company received $3,158,078 from Mr. Lu as of December 31, 2025, which was recorded as advance from pending sale of subsidiary – related party on the accompanying condensed consolidated balance sheets. The advance of $3,158,078 was applied to the proceeds of $9.0 million on February 18, 2026. Therefore, as of March 31, 2026, the advance from pending sale of subsidiary – related party was $0.

Series D Convertible Preferred Stock Issued in Exchange for Series A Convertible Preferred Stock — Wenzhao Lu

On January 9, 2025, we entered into an exchange agreement with Wenzhao Lu, the Chairman of our Board of Directors, pursuant to which Mr. Wenzhao Lu exchanged 9,000 shares of our Series A Convertible Preferred Stock, having a carrying value of $9,000,000, for 5,000 shares of our newly designated Series D Convertible Preferred Stock. We determined that the exchange resulted in the extinguishment of the Series A Convertible Preferred Stock for accounting purposes. The difference between the carrying amount of the Series A Convertible Preferred Stock and the fair value of the Series D Convertible Preferred Stock of $162,473 was recognized as a deemed contribution in the fiscal year ended December 31, 2025, increasing additional paid-in capital and income available to common stockholders for purposes of calculating earnings per share.

Subsequently, on February 18, 2026, the Company entered into an exchange agreement with Mr. Lu pursuant to which the Company agreed, subject to stockholder approval, to exchange 5,000 shares of Series D Preferred Stock held by Mr. Lu for 2,074,689 shares of the Company’s common stock. These shares were issued to Mr. Lu on May 6, 2026 following shareholder approval.

Acquisition of RPM Interactive, Inc. — Michael Mathews

On December 15, 2025, we completed the acquisition of RPM Interactive, Inc. (“RPM”) pursuant to a merger whereby RPM merged with and into Avalon Quantum AI, LLC, our newly formed, wholly owned subsidiary. In connection with the merger, we issued 19,500 shares of our Series E Non-Voting Convertible Preferred Stock to RPM’s former stockholders, representing a total stated purchase price of $19,500,000 based on a stated value of $1,000 per share.

In connection with the RPM merger, we appointed Michael Mathews, the former Chief Executive Officer and a principal stockholder of RPM, to our Board of Directors. As a former stockholder of RPM, Mr. Mathews received shares of our Series E Preferred Stock in connection with the merger as part of the overall merger consideration paid to all RPM stockholders. The specific number of shares of Series E Preferred Stock received by Mr. Mathews in his capacity as a former RPM stockholder is set forth in the beneficial ownership table in this prospectus. Mr. Mathews continues to serve as the Chief Executive Officer of Avalon Quantum AI, LLC, our operating subsidiary for the Catch-Up platform.

Each share of Series E Preferred Stock is convertible into shares of our common stock at a conversion price of $1.50 per share, subject to: (i) a beneficial ownership cap of 4.99% applicable to each holder; (ii) an Exchange Cap that prevents the issuance of shares of common stock upon conversion in excess of the number of shares we may issue without breaching our obligations under applicable Nasdaq listing rules and regulations; and (iii) the receipt of stockholder approval in accordance with Nasdaq Listing Rule 5635, which we intend to seek at our annual meeting of stockholders currently scheduled to be held on or before May 12, 2026. The Series E Preferred Stock is non-voting and does not confer any voting rights upon its holders prior to conversion.

Related Party Transaction Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions. For purposes of this policy, a related person transaction is any transaction, arrangement, or relationship, or series of similar transactions, arrangements, or relationships, in which: (i) we are, were, or will be a participant; (ii) the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and (iii) a related person — meaning any executive officer, director, director nominee, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons — had, has, or will have a direct or indirect material interest. Compensation arrangements for services as an employee or director are not covered by this policy.

Under the policy, management is required to present any identified related person transaction to our Audit Committee — or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors — for review, consideration, and approval or ratification. The presentation must describe, among other things, the material facts of the transaction, the interests of the related persons, the benefits to the Company, and whether the transaction is on terms comparable to those available from unrelated third parties or to employees generally. In determining whether to approve, ratify, or reject a related person transaction, our Audit Committee, or such other independent body, is required to consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. Relevant factors include:

●	the risks, costs, and benefits to the Company;

●	the impact on director independence in the event the related person is a director, an immediate family member of a director, or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from unrelated third parties or to or from employees generally.

Our code of business conduct and ethics also requires all employees and directors to affirmatively disclose any transaction or relationship that could reasonably be expected to give rise to a conflict of interest.

Director Independence

Our Board of Directors has reviewed the independence of each of our current directors and considered whether any director has a relationship with us that could compromise their ability to exercise independent judgment in carrying out their responsibilities. Based on this review, our Board of Directors has affirmatively determined that Lourdes Felix, Steven Sanders, and Michael Mathews are each an “independent director” as defined under the Nasdaq Listing Rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of common stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock as of August 24, 2026 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of any class of our outstanding voting securities;

●	each of the Company’s directors and director nominees;

●	each of the Company’s named executive officers; and

●	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined according to SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options that are currently exercisable or become exercisable and preferred stock that are currently convertible or become convertible within 60 days of August 24, 2026. Except as described in the footnotes below, we believe that based on the information furnished to us, each person and entity named in the table below has sole voting and dispositive power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

The number of shares of common stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of August 24, 2026, including through the exercise of stock options and conversion of the Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock as noted in the table footnotes.

Unless otherwise indicated, the business address for each beneficial owner listed is c/o Change Agents Corporation 4400 Route 9 South, Suite 3100, Freehold, NJ 07728

	Common Stock(1)			Series C Preferred Stock(2)		Series E Preferred Stock(3)		Series F Preferred Stock(4)
Name and address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(5)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(6)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(7)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(8)
Directors and Named Executive Officers
Meng Li	436,334	(9)	2.14%	-	-	-	-	-	-
Luisa Ingargiola	416,000	(10)	2.04%	-	-	-	-	-	-
Wenzhao Lu	2,513,617	(11)	12.60%	-	-	-	-	-	-
Lourdes Felix	101,586	(12)	*	-	-	-	-	-	-
Steven A. Sanders	202,132	(13)	* %	-	-	-	-	-	-
Michael Mathews	162,280	(14)	* %	-	-	1,271.42	6.92%	-	-
Sam Knipper	175,000	(28)	* %*	-	-	-	-	-	-
All Executive Officers and Directors as a Group (7 persons)	4,006,949		18.77%	-	-	-	-	-	-
5% or Greater Stockholders:
Armistice Capital, Mater Fund Ltd (15)	1,125,000	(16)	5.64%	-	-	-	-	-	-

Platinum Edge Limited (17)	1.047.621	(18)	4.99%	2,550	82.87%	-	-	-	-

Darin Myman	347,340	(19)	1.71%	-	-	7,090.57	38.56%	-	-
Myseum, Inc.(20)	299,440	(21)	1.48%	-	-	6,561.71	34.11%	-	-
Judaopta LLC (22)	69,950	(23)	*	-	-	1,429.32	7.78%	-	-
TimB94 LLC (24)	57,480	(25)	*	-	-	1,173.63	6.49%	-	-
Allen E. Cage(26)	1,000,000	(27)	4.82%	-	-	-	-	400	100%

*	Less than one percent.

(1)	Each share of common stock is entitled to one vote.

(2)	Unless required by the DGCL or as otherwise set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock (“Series C COD”), the Series C Preferred Stock has no voting power. Each share of Series C Preferred Stock is convertible into shares of common stock by dividing the Series C Stated Value ($1,000) by the Series C Conversion Price then in effect ($2.41) as of August 24, 2026), or approximately 415 shares. The Series C COD has a 4.99% beneficial ownership blocker.

(3)

Unless required by the DGCL or as otherwise set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series E Preferred Stock (the “Series E COD”), the Series E Preferred Stock has no voting power. Each share of Series E Preferred Stock is convertible into shares of common stock by dividing the Series E Preferred Stock Stated Value ($1,000) by the Series E Conversion Price then in effect ($1.50 as of August 24, 2026), or approximately 667 shares. The Series E COD has a 4.99% beneficial ownership blocker. Until shareholder approval, the Company may not issue more than 19.99% of the shares of common stock outstanding as of the original December 15, 2025 issuance date, or 889,876 shares (the “Exchange Cap”) and the allocated for each Series E Preferred Holders is equal to their percentage ownership of the Series E Preferred multiplied by the Exchange Cap (the “Exchange Cap Allocation”)

(4)	Unless required by the DGCL or as otherwise set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred Stock (“Series F COD”), the Series C Preferred Stock has no voting power. Each share of Series F Preferred Stock is convertible into shares of common stock by dividing the Series F Stated Value ($1,000) by the Series C Conversion Price then in effect ($0.50) as of August 24, 2026), or approximately 2,000 shares. The Series C COD has a 4.99% beneficial ownership blocker.

(5)	Percentages are based upon 19,946,803 shares of common stock outstanding as of August 24, 2026.

(6)	Percentages are based upon 2,550 shares of Series C Preferred Stock outstanding as of August 24, 2026.

(7)	Percentages are based upon 18,386.28 shares of Series E Preferred Stock outstanding as of August 24, 2026.

(8)	Percentages are based upon 400 shares of Series F Preferred Stock outstanding as of August 24, 2026.

(9)	Represents (i) 34,334 shares of common stock and (ii) options to purchase up to 402,000 shares of common stock.

(10)	Represents options to purchase up to 416,000 shares of common stock.

(11)	Represents (i) 2,295,975 shares of common stock held by Wenzhao Lu and (ii) 17,642 shares of common stock held by WLM Limited, a company controlled and wholly-owned by Wenzhao Lu.

(12)	Represents options to purchase up to 101,586 shares of common stock.

(13)	Represents options to purchase up to 202,132 shares of common stock.

(14)	Represents (i) 62,280 shares of common stock and (ii) options to purchase up to 100,000 shares of common stock. Excludes 953,013 shares of Common Stock issuable upon conversion of 1,429.32 shares of Series E Preferred Stock due to the Exchange Cap

(15)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Master Fund from exercising that portion of the warrants that would result in the Mater Fund and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(16)	Represents 1,125,000 shares of common stock underlying presently exercisable pre-funded warrants. Excludes 11,764,706 shares of common stock underlying common stock purchase warrants as the exercise of these warrants are subject to a beneficial ownership limitation of 4.99% of the Company’s outstanding shares of common stock.

(17)	Tiong Hua Ting is the Director of Platinum Edge Limited and in such capacity has the right to vote and dispose of the securities held by Platinum Edge Limited. The address of Platinum Edge Limited is Block 16 Kallang Place #01-16/18, Singapore 339156.

(18)	Includes 1,047,621 shares of common stock underlying presently convertible shares of Series C Preferred Stock. Excludes 10,629 shares of common stock underlying shares of presently convertible Series C Preferred Stock due to a beneficial ownership limitation of 4.99% in the Series C COD.

(19)	Represents (i) 299,440 shares of common held by Myseum, Inc., an entity that Darin Myman is the Chief Executive Officer and President of and in such capacity has the right to vote and dispose of the securities held by such entity, and (ii) 47,900 shares of common stock held by Mr. Myman directly. The address is c/o Myseum Inc., 65 Church Street, Suite 230, New Brunswick, NJ 08901 Excludes (i) 4,075,033 shares of common stock issuable upon 6,112.55 shares of Series E Preferred Stock held by Myseum Inc. due to the Exchange Cap and (ii) 652,013 shares of Common Stock issuable upon conversion of 978.02 shares of Series E Preferred Stock held by Darin Myman due to the Exchange Cap.

(20)	Darin Myman is the Chief Executive Officer and President of Myseum Inc. and in such capacity has the right to vote and dispose of the securities held by such entity. The address is c/o Myseum Inc., 65 Church Street, Suite 230, New Brunswick, NJ 08901

(21)	Represents 299,440 shares of common stock. Excludes 4,075,033 shares of common stock issuable upon 6,112.55 shares of Series E Preferred Stock held by Myseum Inc. due to the Exchange Cap

(22)	David Tabakhov is the natural person with voting and dispositive power over the shares held by the Judaopta, LLC. The address is for Judaopta LLC is 160 Woodbine Avenue, Merrick NY 11566.

(23)	Represents 69,000 shares of common stock and 950 shares of common stock issuable upon conversion of Series E Preferred Stock representing the remaining Exchange Cap Allocation with respect to shares of Series E Preferred Stock. Excludes 952,880 shares of Common Stock issuable upon conversion of 1,429.32 shares of Series E Preferred Stock due to the Exchange Cap.

(24)	Eric Weisblum is the natural person with voting and dispositive power over the shares held by the TimB94LLC, LLC. The address is for TimB94 LLC is 320 Central Ave, #348, Sarasota, FL 32436.

(25)	Represents 57,480 shares of common stock. Excludes 782,420 shares of Common Stock issuable upon conversion of 1,173.63 shares of Series E Preferred Stock due to the Exchange Cap

(26)	The address is: 4800 Walney Knoll Ct. Chantilly VA 20151

(27)	Represents (i) 200,000 shares of common stock and (ii) 800,000 shares issuable upon conversion of 400 shares of Series F Preferred Stock.

(28)	Represents options to purchase up to 175,000 shares of common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our Common Stock that is registered pursuant to Section 12 of the Exchange Act. Only our Common Stock is registered under Section 12 of the Exchange Act. This summary contains a discussion of only the material terms and provisions of our governing documents and Common Stock and is qualified by reference to our amended and restated certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the Registration Statement. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to the Company and not to our subsidiaries.

General

We have one class of securities registered under Section 12 of the Exchange Act, which is our common stock, par value $0.0001 per share.

Our Certificate of Incorporation authorizes us to issue 110,000,000 shares of capital stock, par value $0.0001 per share, of which (i) 100,000,000 shares are designated as common stock, par value $0.0001 per share, and (ii) 10,000,000 shares are designated as preferred stock. Of the 10,000,000 shares of preferred stock, (x) 10,000 shares have been designated as Series C Convertible Preferred Stock, at a stated value equal to $1,000 per share, (y) 5,000 shares have been designated as Series D Convertible Preferred Stock, at a stated value equal to $1,000 per share and (z) 19,500 shares have been designated as Series E Preferred Stock, at a stated value of $1,000 per share.

Common Stock

Voting

Holders of the Company’s common stock are entitled to one vote per share on all matters voted on by the Company’s stockholders, including the election of directors. The Company’s Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Dividends

Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the board of directors.

Liquidation rights

If the Company is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them.

For a discussion of provisions in our charter that would have an effect of delaying or preventing a change of control, see “Anti-Takeover Effects of Provisions of Our Charter Documents.”

Anti-Takeover Provisions our Bylaws

The DGCL, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. The purpose of these provisions, which are summarized below, is to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors.

Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of our undesignated preferred stock, special meetings of our stockholders may be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The order of business and all other matters of procedure at any meeting of the stockholders will be determined by a presiding officer designated by our board of directors.

Removal of Directors. Our Certificate of Incorporation provides that our directors may be removed only by the affirmative vote of a majority of the voting power of the outstanding shares of capital stock then entitled to vote at an election of directors. In addition, at least 45 days prior to any annual or special meeting of stockholders at which it is proposed that a director be removed from office, written notice of such proposed removal and the alleged grounds thereof must be sent to the director whose removal will be considered at the meeting.

Stockholder Action by Written Consent. Any action that is permitted to be taken by our stockholders by written consent without a meeting must first satisfy the requirements and procedures set forth in our Certificate of Incorporation and our Bylaws.

Advance Notice Requirements for Stockholder Proposals. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding shares entitled to vote.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three (3) years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certificate of Incorporation and Bylaws. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our Bylaws may be amended or repealed by the affirmative vote of a majority vote of our board of directors then in office or the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares entitled to vote on such amendment or repeal, voting as a single class; provided, however, that if our board of directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal will only require the affirmative vote of the majority of the voting power of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. In addition, the Company reserves the right to amend or repeal the Certificate of Incorporation in the manner now or hereafter prescribed by statute and by the Certificate of Incorporation, and any rights conferred upon the stockholders in the Certificate of Incorporation are granted subject to this reservation. Whenever any vote of the holders of our capital stock is required to amend or repeal any provision of the Certificate of Incorporation, and in addition to any other vote of holders of capital stock that is required by the Certificate of Incorporation or by law, such amendment or repeal will require the affirmative vote of the majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the voting power of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

Exclusive Forum Selection. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of our exclusive forum selection as set forth in our Bylaws under “Exclusive Jurisdiction of Delaware Courts.” Although our Bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer LLC whose address is 18 Lafayette Pl, Woodmere, NY 11598.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CHGA”.

SELLING STOCKHOLDERS

The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we refer to the entities listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any Selling Stockholder’s interest in the shares of Common Stock after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the shares of Common Stock that may be offered from time to time by each Selling Stockholder pursuant to this prospectus. Each Selling Stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Common Stock or other Company securities after the date on which they provided us with information regarding such securities. Moreover, the shares of Common Stock identified below include only the shares being registered for resale and may not incorporate all shares of Common Stock or other securities of the Company deemed to be beneficially held by the Selling Stockholders. The number of shares of Common Stock beneficially owned by each Selling Stockholder is determined under rules promulgated by the SEC.

Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, the Selling Stockholders, will be set forth in a prospectus supplement or amendments to the Registration Statement, if and when necessary. The Selling Stockholders may sell all, some or none of the shares of Common Stock in this offering. See the section of this prospectus entitled “Plan of Distribution” for more information.

Other than as described below or elsewhere in this prospectus, including in the sections entitled “The ELOC Purchase Agreement” and “Certain Relationships and Related Party Transactions,” none of the Selling Stockholders currently have, and have not had during the past 3-years, any material relationship with us or any of our predecessors or affiliates, except that: (i) the 560,000 Agile Shares registered hereunder were issued to Agile Capital Funding, LLC pursuant to (A) the Forbearance Letter Agreement dated July 24, 2026, by and among the Company, Agile Capital Fundings, LLC, and (B) a waiver, and Agile Capital Fundings LLC and Agile Lending LLC are parties to that certain Business Loan and Security Agreement dated July 24, 2026; (ii) the 300,000 Vision Shares registered hereunder were issued to Vision Capital NY Inc. pursuant to the Consulting Agreement dated July 1, 2026; and (iii) the 450,000 One-Eyed Jack Shares registered hereunder were issued to One-Eyed Jack Enterprises, LLC pursuant to the Consulting Agreement dated December 1, 2025, as amended February 17, 2026.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus		Number of Shares Owned After Offering(1)	Percent of Shares Owned After Offering(1)(2)

Hudson Global Ventures, LLC(3)	-	(4)	50,925,925	(5)	-	*
Agile Capital Funding, LLC(6)	560,000		560,000		-	*
Vision Capital NY Inc.(7)	300,000		300,000		-	*
One-Eyed Jack Enterprises, LLC(8)	450,000		450,000		-	*

(1)	Assumes that all Securities offered under this prospectus are sold by the respective Selling Stockholder.

(2)	Applicable percentage ownership is based on 19,946,803 shares of Common Stock issued and outstanding as of August 24, 2026.

(3)	The principal business address for Hudson is 1 Linden Place, Suite 210, Great Neck, NY 11021. Seth Ahdoot and Soheil Ahdoot have voting and dispositive power over the shares owned by Hudson.

(4)	Does not include (i) up to 50,000,000 Put Shares issuable under the ELOC Purchase Agreement as none of such shares have been issued as of the date of this prospectus or (ii) up to 925,925 ELOC Warrant Shares issuable upon exercise of the ELOC Warrant as these shares are not presently exercisable and may not be exercisable within 60-days if stockholder approval is not received.

(5)	The ELOC Purchase Agreement contains limitations that prevent Hudson from purchasing shares that would result in the number of shares beneficially owned by it and its affiliates exceeding 4.99% of all of the Common Stock outstanding at such time. This limitation does not prevent Hudson Global Ventures, LLC from selling shares acquired under the ELOC Purchase Agreement and thereafter acquiring additional shares, subject in each case to the terms and conditions of the ELOC Purchase Agreement.

(6)	The principal business address for Agile Capital Funding, LLC is 244 Madison Ave, Suite 168, NY, NY 10016. The natural person with voting and investment control over these shares is Aaron Greenblott.

(7)	The principal business address for Vision Capital NY Inc. is 600 Pine Hollow Rd #16-5B, East Norwich, NY 11732. The natural person with voting and investment control over these shares is David Miller.

(8)	The principal business address for One-Eyed Jack Enterprises, LLC is 401 First Ave., 15F, New York, NY 10010. The natural person with voting and investment control over these shares is Hilary Marx.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Each Selling Stockholder may also sell the shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

Hudson is, and other Selling Stockholder or any broker-dealer or agent that is involved in selling the shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock registered under the Registration Statement.

We are required to pay certain fees and expenses incurred by us incident to the registration of these shares of Common Stock. We have agreed to indemnify Hudson against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have also agreed to keep this prospectus effective until all of the shares of Common Stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares of Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Compliance with the Exchange Act, including Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

M&K CPAS, PLLC, an independent registered public accounting firm, has audited our financial statements included in this prospectus and our Annual Reports on Form 10-K for the years ended December 31, 2025 and 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The registration statement is also available on our website, http://www.changeagentscorp.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

CHANGE AGENTS CORPORATION. AND SUBSIDIARIES

(f/k/a AVALON GLOBOCARE CORP.)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Avalon GloboCare Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Avalon GloboCare Corp. (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has yet to achieve profitable operations, has negative cash flows from operating activities, and is dependent upon future issuances of equity or other financings to fund ongoing operations all of which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Goodwill and Intangible Assets

As discussed in the notes to the financial statements, the Company completed a business combination during the year, which required the assets and liabilities assumed to be measured at fair value on the date of the acquisition. The acquisition resulted in the capitalization of goodwill and intangible assets.

Auditing management’s valuation of the initial values of goodwill and intangible assets involves significant judgements and estimates to determine the proper value.

To evaluate the appropriateness of the valuation of the goodwill and intangible assets, we evaluated management’s significant judgments and estimates to determine that the goodwill and intangible assets are properly valued.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2024.

The Woodlands, TX

March 30, 2026

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024
ASSETS

CURRENT ASSETS:
Cash	$109,091	$2,658,182
Receivable from sale of equity method investment	748,000	-
Prepaid expense and other current assets	282,170	255,084
Current assets of discontinued operations	356,616	323,232
Total Current Assets	1,495,877	3,236,498

NON-CURRENT ASSETS:
Operating lease right-of-use assets, net	-	4,709
Property and equipment, net	727	1,298
Intangible assets, net	2,158,167	-
Goodwill	12,808,197	-
Equity method investments, net	-	10,636,544
Non-current assets of discontinued operations	6,937,769	7,106,129
Total Non-current Assets	21,904,860	17,748,680
Total Assets	$23,400,737	$20,985,178

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accrued professional fees	$1,832,606	$611,462
Accrued research and development fees	153,772	153,772
Accrued payroll liability and compensation	1,072,553	501,258
Accrued litigation settlement	363,450	373,450
Accrued liabilities and other payables	281,063	228,800
Accrued liabilities and other payables - related parties	100,000	732,916
Operating lease obligation	6,000	10,709
Advance from pending sale of noncontrolling interest - related party	3,158,078	3,108,106
Derivative liability	34,156	127,545
Stock subscription liability	150,000	-
Bridge loan payable, net	197,341	-
Convertible note payable, net	737,018	2,113,773
Current liabilities of discontinued operations	6,061,077	5,920,764

Total Current Liabilities	14,147,114	13,882,555

NON-CURRENT LIABILITIES:
Non-current liabilities of discontinued operations	23,515	-
Total Non-current Liabilities	23,515	-
Total Liabilities	14,170,629	13,882,555

Commitments and Contingencies (Note 22)

EQUITY:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized;
Series A Convertible Preferred Stock, 0 and 9,000 shares issued and outstanding at December 31, 2025 and 2024, respectively	-	9,000,000
Series B Convertible Preferred Stock, 0 and 11,000 shares issued and outstanding at December 31, 2025 and 2024, respectively	-	11,000,000
Series C Convertible Preferred Stock, 3,800 and 3,500 shares issued and outstanding at December 31, 2025 and 2024, respectively; Liquidation preference $3.8 million at December 31, 2025	3,790,000	3,500,000
Series D Convertible Preferred Stock, 5,000 and 0 shares issued and outstanding at December 31, 2025 and 2024, respectively; Liquidation preference $5 million at December 31, 2025	8,837,527	-
Series E Convertible Preferred Stock, 19,500 and 0 shares issued and outstanding at December 31, 2025 and 2024, respectively; Liquidation preference $19.5 million at December 31, 2025	14,916,753	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,857,476 shares issued and 4,854,009 shares outstanding at December 31, 2025; 1,445,979 shares issued and 1,442,512 shares outstanding at December 31, 2024	486	145
Additional paid-in capital	88,376,767	72,023,525
Less: common stock held in treasury, at cost; 3,467 shares at December 31, 2025 and 2024	(522,500)	(522,500)
Accumulated deficit	(105,934,101)	(87,673,125)
Statutory reserve	6,578	6,578
Accumulated other comprehensive loss	(241,402)	(232,000)
Total Avalon GloboCare Corp. stockholders’ equity	9,230,108	7,102,623
Noncontrolling interest	-	-
Total Equity	9,230,108	7,102,623
Total Liabilities and Equity	$23,400,737	$20,985,178

See accompanying notes to the consolidated financial statements.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2025	2024

INCOME (LOSS) FROM EQUITY METHOD INVESTMENT - LAB SERVICES MSO	$392,677	$(846,588)

OTHER OPERATING EXPENSES:
Advertising and marketing expenses	843,497	237,671
Professional fees	5,254,207	1,590,268
Compensation and related benefits	1,101,574	1,308,854
Other general and administrative expenses	784,758	857,869
Total Other Operating Expenses	7,984,036	3,994,662

LOSS FROM OPERATIONS	(7,591,359)	(4,841,250)

OTHER (EXPENSE) INCOME
Interest expense - amortization of debt discount and debt issuance costs	(1,136,412)	(1,291,814)
Interest expense - other	(320,282)	(325,486)
Interest expense - related party	-	(42,445)
Debt modification charge	-	(838,794)
Change in fair value of derivative liability	538,213	374,365
Loss on extinguishment of debt	(9,076,587)	-
Other income (expense)	67,554	(74,180)
Total Other Expense, net	(9,927,514)	(2,198,354)

LOSS BEFORE INCOME TAXES	(17,518,873)	(7,039,604)

INCOME TAXES	-	-

NET LOSS FROM CONTINUING OPERATIONS	(17,518,873)	(7,039,604)

NET LOSS FROM DISCONTINUED OPERATIONS	(742,103)	(863,790)

NET LOSS	$(18,260,976)	$(7,903,394)

LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	-

NET LOSS AFTER NONCONTROLLING INTEREST	(18,260,976)	(7,903,394)

DEEMED CONTRIBUTION ON EXCHANGE OF EQUITY INSTRUMENTS	162,473	-

NET LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(18,098,503)	$(7,903,394)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS:
Basic and diluted, continuing operations	$(5.41)	$(7.52)
Basic and diluted, discontinued operations	(0.23)	(0.92)
Basic and diluted	$(5.64)	$(8.44)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	3,210,779	936,614

COMPREHENSIVE LOSS:
NET LOSS	$(18,260,976)	$(7,903,394)
OTHER COMPREHENSIVE LOSS FROM CONTINUED OPERATIONS
Unrealized foreign currency translation loss	(9,402)	(273)
COMPREHENSIVE LOSS	(18,270,378)	(7,903,667)
LESS: COMPREHENSIVE LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	-
COMPREHENSIVE LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(18,270,378)	$(7,903,667)

See accompanying notes to the consolidated financial statements.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31, 2025 and 2024

	Avalon GloboCare Corp. Stockholders’ Equity
	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Common Stock			Treasury Stock				Accumulated
	Number		Number		Number		Number		Number		Number		Additional	Number				Other
	of		of		of		of		of		of		Paid-in	of		Accumulated	Statutory	Comprehensive	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Reserve	Loss	Interest	Equity

Balance, January 1, 2024	9,000	$9,000,000	11,000	$11,000,000	-	$-	-	$-	-	$-	736,769	$74	$67,886,082	(3,467)	$(522,500)	$(79,769,731)	$6,578	$(231,727)	$-	$7,368,776

Issuance of common stock as convertible note payable commitment fee	-	-	-	-	-	-	-	-	-	-	33,800	3	320,543	-	-	-	-	-	-	320,546

Sale of common stock, net	-	-	-	-	-	-	-	-	-	-	281,843	28	2,544,283	-	-	-	-	-	-	2,544,311

Issuance of common stock upon cashless exercise of stock warrants	-	-	-	-	-	-	-	-	-	-	42,381	4	(4)	-	-	-	-	-	-	-

Issuance of common stock for services	-	-	-	-	-	-	-	-	-	-	145,153	15	530,335	-	-	-	-	-	-	530,350

Reclassification of derivative liability to equity	-	-	-	-	-	-	-	-	-	-	-	-	2,354	-	-	-	-	-	-	2,354

Sale of Series C Convertible Preferred Stock	-	-	-	-	3,500	3,500,000	-	-	-	-	-	-	-	-	-	-	-	-	-	3,500,000

Issuance of pre-funded warrants	-	-	-	-	-	-	-	-	-	-	-	-	688,794	-	-	-	-	-	-	688,794

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	51,159	-	-	-	-	-	-	51,159

Shares issued for adjustments for 1:15 reverse split	-	-	-	-	-	-	-	-	-	-	206,033	21	(21)	-	-	-	-	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(273)	-	(273)

Net loss for the year	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(7,903,394)	-	-	-	(7,903,394)

Balance, December 31, 2024	9,000	9,000,000	11,000	11,000,000	3,500	3,500,000	-	-	-	-	1,445,979	145	72,023,525	(3,467)	(522,500)	(87,673,125)	6,578	(232,000)	-	7,102,623

Issuance of common stock upon cashless exercise of stock warrants	-	-	-	-	-	-	-	-	-	-	429,181	43	(43)	-	-	-	-	-	-	-

Issuance of common stock for services	-	-	-	-	-	-	-	-	-	-	606,494	61	1,880,725	-	-	-	-	-	-	1,880,786

Reclassification of derivative liability to equity	-	-	-	-	-	-	-	-	-	-	-	-	176,529	-	-	-	-	-	-	176,529

Series D Convertible Preferred Stock issued in exchange of Series A Convertible Preferred Stock	(9,000)	(9,000,000)	-	-	-	-	5,000	8,837,527	-	-	-	-	162,473	-	-	-	-	-	-	-

Series B Convertible Preferred Stock extinguished related to sale of equity method investment	-	-	(11,000)	(11,000,000)	-	-	-	-	-	-	-	-	2,348,695	-	-	-	-	-	-	(8,651,305)

Stock-based compensation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	(13,409)	-	-	-	-	-	-	(13,409)

Conversion of convertible note payable and accrued interest into common stock	-	-	-	-	-	-	-	-	-	-	2,244,622	224	2,244,398	-	-	-	-	-	-	2,244,622

Loss on extinguishment of debt recognized	-	-	-	-	-	-	-	-	-	-	-	-	9,076,587	-	-	-	-	-	-	9,076,587

Sale of Series C Convertible Preferred Stock, net	-	-	-	-	300	290,000	-	-	-	-	-	-	-	-	-	-	-	-	-	290,000

Series E Convertible Preferred Stock issued for acquisition	-	-	-	-	-	-	-	-	19,500	14,916,753	-	-	-	-	-	-	-	-	-	14,916,753

Sale of common stock and warrants, net	-	-	-	-	-	-	-	-	-	-	121,200	12	450,488	-	-	-	-	-	-	450,500

Issuance of common stock as convertible note payable commitment fee	-	-	-	-	-	-	-	-	-	-	10,000	1	26,799	-	-	-	-	-	-	26,800

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(9,402)	-	(9,402)

Net loss for the year	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(18,260,976)	-	-	-	(18,260,976)

Balance, December 31, 2025	-	$-	-	$-	3,800	$3,790,000	5,000	$8,837,527	$19,500	$14,916,753	4,857,476	$486	$88,376,767	(3,467)	$(522,500)	$(105,934,101)	$6,578	$(241,402)	$-	$9,230,108

See accompanying notes to the consolidated financial statements.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(17,518,873)	$(7,039,604)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of intangible assets	94,443	611
Amortization of operating lease right-of-use asset	64,388	122,553
Stock-based compensation and service expense	1,816,462	521,509
(Income) loss from equity method investment	(392,677)	846,588
Distribution of earnings from equity method investment	-	611,888
Amortization of debt issuance costs and debt discount	1,136,412	1,291,814
Change in fair market value of derivative liability	(538,213)	(374,365)
Impairment of laboratory equipment	-	111,033
Debt modification charge	-	688,794
Loss on extinguishment of debt	9,076,587	-
Changes in operating assets and liabilities:
Security deposit	17,491	-
Prepaid expense and other assets	(22,299)	(106,999)
Accrued liabilities and other payables	1,750,047	(1,205,676)
Accrued liabilities and other payables - related parties	-	(14,051)
Operating lease obligation	(64,388)	(122,553)

NET CASH USED IN OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	(4,580,620)	(4,668,458)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for equity interest purchase	-	(100,000)
Cash acquired on acquisition	14,026	-
Proceeds from sale of equity method investment	1,069,000	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	1,083,026	(100,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible debt and warrants	-	3,367,750
Proceeds from issuance of convertible debt	200,000	-
Payments of convertible debt issuance costs	-	(282,700)
Repayments of convertible debt	-	(3,388,222)
Repayments of loan payable - related party	-	(400,000)
Proceeds from stock subscription liability	150,000	-
Advance from pending sale of noncontrolling interest in subsidiary	49,972	2,122,392
Proceeds from issuance of convertible preferred stock	300,000	3,500,000
Payments of convertible preferred stock issuance costs	(10,000)	-
Proceeds from issuance of bridge loan	300,000	-
Proceeds from issuance of common stock and warrants	475,500	-
Payments of offering costs	(64,652)	-
Proceeds from equity offering	-	2,857,852
Disbursements for equity offering costs	-	(138,405)

NET CASH PROVIDED BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS	1,400,820	7,638,667

DISCONTINUED OPERATIONS

Net cash used in operating activities from discontinued operations	(407,434)	(289,965)

Net cash used in investing activities from discontinued operations	(35,865)	-

NET CASH FLOWS USED IN DISCONTINUED OPERATIONS	(443,299)	(289,965)

EFFECT OF EXCHANGE RATE ON CASH - CONTINUING OPERATIONS	(9,018)	1,447

NET (DECREASE) INCREASE IN CASH	(2,549,091)	2,581,691

CASH - beginning of year	2,658,182	76,491

CASH - end of year	$109,091	$2,658,182

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$916,643	$1,088,512

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for future services	$8,530	$-
Common stock issued for accrued liabilities	$42,385	$60,000
Receivable related to sale of equity method investment	$1,745,000	$-
Related party payable extinguished upon sale of equity method investment	$632,916	$-
Series B Convertible Preferred Stock extinguished related to sale of equity method investment	$11,000,000	$-
Series D Convertible Preferred Stock issued in exchange of Series A Convertible Preferred Stock	$9,000,000	$-
Warrants issued as convertible note payable finder’s fee	$-	$40,900
Warrants issued with convertible note payable recorded as debt discount	$-	$438,568
Common stock issued as convertible note payable commitment fee	$26,800	$320,546
Equity method investment payable paid by a related party	$-	$566,667
Reclassification of deferred offering costs	$-	$175,136
Settlement of derivative liability	$176,529	$2,354
Issuance of common stock upon cashless exercise of stock warrants	$43	$4
Initial ROU asset and lease liability	$127,486	$-
Conversion of convertible note payable and accrued interest into common stock	$2,244,622	$-
Deferred financing costs in accrued liabilities	$45,000	$-
Legal fees recorded to receivable from sale of equity method investment	$50,000	$-
Reclassification of related party loan payable and accrued expenses to advance from related party	$-	$500,000
Shares issued for adjustments for 1:15 reverse split	$-	$21
Bridge loan issuance costs in accrued liabilities	$18,846	$-
Common stock issued as convertible note payable commitment fee included in accrued liabilities	$138,000	$-

See accompanying notes to the consolidated financial statements.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Avalon GloboCare Corp. (the “Company” or “ALBT”) was incorporated under the laws of the State of Delaware on July 28, 2014.

The Company is a technology-focused company developing and acquiring innovative artificial intelligence platforms. Through its AI-driven subsidiary, the Company is advancing next-generation AI systems, including automated video generation and a new product under development for business search engine optimization. The Company is also maintaining its intellectual property portfolio in cellular therapy and expanding it portfolio into generative AI publishing and software. In addition, the Company is marketing the KetoAir™ breathalyzer device, which is registered with the U.S. Food and Drug Administration as a Class I medical device, and plans to pursue additional diagnostic applications for the technology. In addition, the Company owned and operated commercial real estate at its headquarters in Freehold, NJ through February 2026.

On May 18, 2015, Avalon Healthcare System, Inc. (“AHS”) was incorporated under the laws of the State of Delaware. AHS owns 100% of the capital stock of Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), which is a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“PRC”). Avalon Shanghai was incorporated on April 29, 2016, and was engaged in medical related consulting services for customers. Due to the winding down of the medical related consulting services in 2022, the Company decided to cease all operations of Avalon Shanghai and no longer has any material revenues or expenses in Avalon Shanghai. As a result, Avalon Shanghai is no longer an operating entity.

On February 7, 2017, the Company formed Avalon RT 9 Properties, LLC (“Avalon RT 9”), a New Jersey limited liability company. On May 5, 2017, Avalon RT 9 purchased a real property located in Township of Freehold, County of Monmouth, State of New Jersey, having a street address of 4400 Route 9 South, Freehold, NJ 07728. This property was purchased to serve as the Company’s world-wide headquarters for all corporate administration and operations. In addition, the property generates rental income. Avalon RT 9 owns this office building. Avalon RT 9’s business consists of the ownership and operation of the income-producing real estate property in New Jersey. As of December 31, 2025, the occupancy rate of the building is 98.5%. On February 18, 2026, the Company sold 100% of Avalon RT 9 to Wenzhao Lu, the Company’s chairman of the Board of Directors.

On October 14, 2022, the Company formed a wholly owned subsidiary, Avalon Laboratory Services, Inc. (“Avalon Lab”), a Delaware company. On February 9, 2023, Avalon Lab purchased 40% of the issued and outstanding equity interests of Laboratory Services MSO, LLC, a private limited company formed under the laws of the State of Delaware on September 6, 2019 (“Lab Services MSO”), and its subsidiaries. Lab Services MSO, through its subsidiaries, is engaged in providing laboratory testing services. During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of our investment and on February 26, 2025, Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by Avalon Lab. Accordingly, beginning in February 2025, we no longer offer laboratory services.

On May 1, 2024, the Company formed a wholly owned subsidiary, Q&A Distribution LLC (“Q&A Distribution”), a Texas company. Q&A Distribution is engaged in distribution of KetoAir device.

On February 21, 2025, the Company formed a wholly owned subsidiary, Nexus MergerSub Limited (“Nexus”), a British Virgin Islands (“BIV”) company. There was no activity for the subsidiary since its incorporation through December 31, 2025.

On December 5, 2025, the Company formed a wholly owned subsidiary, Avalon Quantum AI, LLC (“Avalon Quantum AI”), a Nevada company.

On December 12, 2025, the Company acquired RPM Interactive, Inc., a Nevada corporation (“RPM”), in accordance with the terms of the Agreement and Plan of Merger, dated December 12, 2025, as amended by Amendment No. 1 dated December 14, 2025 (as amended, the “Merger Agreement”), by and among the Company, Avalon Quantum AI, LLC, a Nevada limited liability company and a wholly owned subsidiary of the Company (the “Merger Sub”), and RPM. Pursuant to the Merger Agreement, RPM merged with and into the Merger Sub, pursuant to which the Merger Sub was the surviving entity and became a wholly owned subsidiary of the Company (the “Merger”).

As a result of the above Merger transaction, effective December 12, 2025, Avalon Quantum AI is advancing next-generation AI systems, including automated video generation and business search engine optimization.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

Details of the Company’s subsidiaries which are included in these consolidated financial statements as of December 31, 2025 are as follows:

Name of Subsidiary	Place and date of Incorporation	Percentage of Ownership	Principal Activities
Avalon Healthcare System, Inc. (“AHS”)	Delaware May 18, 2015	100% held by ALBT	Holding company for payroll and other expenses

Avalon RT 9 Properties LLC (“Avalon RT 9”)	New Jersey February 7, 2017	100% held by ALBT	Owned and operated an income-producing real property and held and managed the corporate headquarters through February 2026

Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”)	PRC April 29, 2016	100% held by AHS	Is not considered an operating entity
Genexosome Technologies Inc. (“Genexosome”)	Nevada July 31, 2017	60% held by ALBT	No current activities to report, dormant
Avalon Laboratory Services, Inc. (“Avalon Lab”)	Delaware October 14, 2022	100% held by ALBT	No current activities to report, dormant
Q&A Distribution LLC (“Q&A Distribution”)	Texas May 1, 2024	100% held by ALBT	Distributes KetoAir device
Nexus MergerSub Limited (“Nexus”)	BVI February 21, 2025	100% held by ALBT	No current activities to report
Avalon Quantum AI, LLC (“Avalon Quantum AI”)	Nevada December 5, 2025	100% held by ALBT	Advanced Agentic AI systems, including automated video generation.”

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN CONDITION

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information.

The Company’s consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

As of December 31, 2025, the Company determined that certain assets that have been disposed of in February 2026 met the criteria for discontinued operations presentation. For all periods presented, the operating results associated with the assets disposed of have been reclassified into net loss from discontinued operations in the Consolidated Statements of Operations and Comprehensive Loss. The associated assets and liabilities have been reflected as current and long-term assets and liabilities of discontinued operations in the Consolidated Balance Sheets, and the cash flows from the Company’s discontinued operations are presented in the Consolidated Statements of Cash Flows for all periods presented.

Certain prior period balances related to the Company’s reportable segments and discontinued operations have been reclassified to conform to the current presentation in the financial statements and accompanying notes. The notes to the Consolidated Financial Statements are presented on a continuing operations basis unless otherwise noted. Refer to Note 7 Discontinued Operations and Disposals for additional information on the Company’s discontinued operations.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN CONDITION (continued)

Going Concern

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had a working capital deficit of approximately $12,651,000 at December 31, 2025 and had incurred recurring net losses from continuing operations and generated negative cash flow from operating activities of continuing operations of approximately $17,519,000 and $4,581,000 for the year ended December 31, 2025, respectively.

The Company has a limited operating history and its continued growth is dependent upon the continuation of generating revenue for selling of Keto Air, generating revenue from advanced Agentic AI systems, including automated video generation, and obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. In addition, the current cash balance cannot be projected to cover the operating expenses for the next twelve months from the release date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenue. There are no assurances that the Company will be successful in its efforts to generate significant revenue, maintain sufficient cash balance or report profitable operations or to continue as a going concern. The Company plans on raising capital through the sale of equity to implement its business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to the Company on satisfactory terms and conditions, if any.

The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes in these estimates and assumptions may have a material impact on the consolidated financial statements and accompanying notes. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Significant estimates during the years ended December 31, 2025 and 2024 include the useful life of intangible assets, the assumptions used in assessing impairment of long-term assets, the allowance for credit loss, the valuation of deferred tax assets and the associated valuation allowances, the valuation of stock-based compensation, the valuation of Series D convertible preferred stock (“Series D Preferred Stock”), the fair value of the consideration given in the purchase of RPM, the fair value of assets acquired and liabilities assumed in acquisition, and the assumptions used to determine fair value of warrants and embedded conversion features of convertible note payable.

Cash and Cash Equivalents

At December 31, 2025 and 2024, the Company’s cash balances by geographic area were as follows:

Country:	December 31, 2025		December 31, 2024
United States	$108,599	99.5%	$2,646,395	99.6%
China	492	0.5%	11,787	0.4%
Total cash	$109,091	100.0%	$2,658,182	100.0%

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less when purchased and money market accounts to be cash equivalents. The Company had no cash equivalents at December 31, 2025 and 2024.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated financial statements, primarily due to their short-term nature.

Assets and liabilities measured at fair value on a recurring basis. Certain assets and liabilities are measured at fair value on a recurring basis. These assets and liabilities are measured at fair value on an ongoing basis. These assets and liabilities include derivative liability.

Derivative liability. Derivative liability is carried at fair value and measured on an ongoing basis. The table below reflects the activity of derivative liability measured at fair value for the years ended December 31, 2025 and 2024:

Significant Unobservable Inputs (Level 3)
Balance of derivative liability as of January 1, 2024	$24,796
Initial fair value of derivative liability attributable to warrants issuance with March and June 2024 fund raises	479,468
Reclassification of additional paid-in capital upon conversion	(2,354)
Gain from change in the fair value of derivative liability	(374,365)
Balance of derivative liability as of December 31, 2024	127,545
Initial fair value of derivative liability attributable to Second Warrant issuance with June 2024 fund raise (See Note 11)	621,353
Gain from change in the fair value of derivative liability	(538,213)
Reclassification of additional paid-in capital upon conversion	(176,529)
Balance of derivative liability as of December 31, 2025	$34,156

Assets and liabilities measured at fair value on a nonrecurring basis. Certain assets and liabilities are measured at fair value on a nonrecurring basis. These assets and liabilities are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances. These assets and liabilities can include equipment held for sale and equity method investment that are written down to fair value when they are impaired.

Laboratory equipment. The Company conducted an impairment assessment on its laboratory equipment based on the guidelines established in Financial Accounting Standards Board (“FASB”) ASC Topic 360 to determine the estimated fair market value of its laboratory equipment as of December 31, 2024. Upon completion of its 2024 impairment analysis, the Company determined that the carrying value exceeded the fair market value of laboratory equipment. The fair market value of laboratory equipment is a level 3 valuation. The Company recorded an impairment charge of $111,033 for the year ended December 31, 2024, which was included in other general and administrative expenses on the accompanying consolidated statements of operations and comprehensive loss. There is no comparative impairment for the year ended December 31, 2025 since the laboratory equipment was fully impaired at December 31, 2024.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments and Fair Value Measurements (continued)

Equity method investment in Laboratory Services MSO, LLC The factors used to determine fair value are subject to management’s judgment and expertise. These assumptions represent Level 3 inputs. Impairment of equity method investment in Laboratory Services MSO, LLC for the year ended December 31, 2024 was $259,579, which have been included in loss from equity method investment – Lab Services MSO on the accompanying consolidated statements of operations and comprehensive loss.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Credit Risk and Uncertainties

The Company maintains a portion of its cash on deposits with bank and financial institution within the U.S. that at times may exceed federally-insured limits of $250,000. The Company manages this credit risk by concentrating its cash balances in high quality financial institutions and by periodically evaluating the credit quality of the primary financial institutions holding such deposits. The Company has not experienced any losses in such bank accounts and believes it is not exposed to any risks on its cash in bank accounts. At December 31, 2025, there were no balances in excess of the federally-insured limits.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other costs that are directly related to the Company’s open market sale equity financing and will be charged to stockholders’ equity upon completion of the equity offering. As of December 31, 2025 and 2024, deferred offering costs amounted to $84,652 and $0, respectively, which were included in prepaid expense and other current assets.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation, and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the period of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets

Intangible assets consist of goodwill and developed technology and trade name. Goodwill represents the excess of the purchase price paid over the fair value of net assets acquired in the business acquisition incurred on December 12, 2025. Goodwill is not amortized, but is tested for impairment at December 31, 2025. Developed technology and trade name are being amortized on a straight-line method over the estimated useful life of 1 year.

Investment in Unconsolidated Companies

The Company uses the equity method of accounting for its investment in, and earning or loss of, investees that it does not control but over which it does exert significant influence. The Company applies the equity method by initially recording these investments at cost, as equity method investments, subsequently adjusted for equity in earnings and cash distributions.

The Company considers whether the fair value of its equity method investment has declined below its carrying value whenever adverse events or changes in circumstances indicate that recorded value may not be recoverable. If the Company considers any decline to be other than temporary (based on various factors, including historical financial results and the overall health of the investee), then a write-down would be recorded to estimated fair value. Impairment of equity method investment amounted to $259,579 for the year ended December 31, 2024. See Note 9 for discussion of equity method investments.

The Company classifies distributions received from equity method investments using the cumulative earnings approach. Distributions received are considered returns on the investment and classified as cash inflows from operating activities. If, however, the investor’s cumulative distributions received, less distributions received in prior periods determined to be returns of investment, exceeds cumulative equity in earnings recognized, the excess is considered a return of investment and is classified as cash inflows from investing activities.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

For the year ended December 31, 2024, the Company incurred impairment charges in operations of $111,033 on its laboratory equipment. The valuation of the laboratory equipment, and the amount of the impairment charge, were based on impairment assessment conducted on the equipment at December 31, 2024.

Business Acquisition

The Company accounts for business acquisition in accordance with ASC No. 805, Business Combinations. The assets acquired and liabilities assumed from the acquired business are recorded at fair value, with the residual of the purchase price recorded as goodwill. The result of operations of the acquired business is included in the Company’s operating result from the date of acquisition.

Receivable from Sale of Equity Method Investment

During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of our investment and on February 26, 2025, the Company and Lab Services MSO entered into a Redemption and Abandonment Agreement (the “Redemption Agreement”), whereby Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by the Company for cash and the surrender of its Series B convertible preferred stock (“Series B Preferred Stock”) having a carrying value of $11,000,000. The aggregate cash amount to the Company for the redemption was $1,745,000, to be paid as follows: one payment of $95,000 at the closing of the redemption and, beginning in March 2025, monthly payments of $75,000 until December 2026. In addition, pursuant to the terms of the Redemption Agreement, all shares of the Company’s Series B Preferred Stock previously issued to SCBC Holdings LLC as partial consideration for the equity interests of Lab Services MSO, were permanently surrendered and relinquished to the Company for no additional consideration. The difference of $2,348,695 between the carrying value of the extinguished Series B Preferred Stock, the aggregate cash amount to the Company for the redemption, net of the payables due to Lab Services MSO of $632,916, totaling $13,377,916, and the carrying value of the equity method investment of $11,029,221 was accounted for as an increase to additional paid-in capital (See Note 16 - Series B Convertible Preferred Stock Extinguished Related to Sale of Equity Method Investment). Accordingly, beginning in February 2025, the Company no longer offers laboratory services.

Receivable from sale of equity method investment is presented net of reserve for credit loss. The Company maintains a reserve for credit loss for estimated loss. The Company reviews the receivable from sale of equity method investment on a periodic basis and makes general and specific reserve when there is doubt as to the collectability of the balance. In the evaluation of Lab Services MSO’s receivable, the Company considered the age of the balance, its historical payment history and current economic trends. After unsuccessful collection efforts during the period, management has decided to write off the receivable. As a result, for the three months ended June 30, 2025, a receivable in the amount of $1,650,000 was written off. At June 30, 2025, the Company established a reserve for credit loss in the amount of $1,650,000.

On or about July 22, 2025, the Company filed a lawsuit in the Court of Chancery of the State of Delaware against Laboratory Services MSO, LLC and certain affiliates. The Company has asserted a variety of claims, including breach of contract, arising out of its prior transactions with the defendants, including the Redemption and Abandonment Agreement, dated as of February 26, 2025. The Company and Laboratory Services MSO, LLC entered into a Confidential Settlement Agreement and Mutual Release dated August 26, 2025 whereby Laboratory Services MSO, LLC agreed to pay the Company in the aggregate of $1,722,000 ($50,000 of which is for the Company’s attorneys’ fees and $22,000 of which is interest attributable to the 7th through 12th monthly payments), of which $600,000 was paid on August 29, 2025 and $1,122,000 to be paid on or before the first business day of each month, beginning September 2025 and ending August 2026, in monthly installments of $93,500. The parties provided a mutual release, as well. The case was dismissed in August 2025. As a result, for the three months ended September 30, 2025, the Company recorded a credit loss recovery of $1,650,000 to reinstate the receivable which was written-off in the second quarter of 2025. As of December 31, 2025, the reserve for credit loss amounted to $0.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Assets Held for Sale

Assets held for sale represent property, equipment, and improvement less accumulated depreciation as well as any other assets that are held for sale in conjunction with the sale of a business. The Company records assets held for sale in accordance with ASC 360 at the lower of carrying value or fair value less costs to sell. Fair value is the amount obtainable from the sale of the asset in an arm’s length transaction. The reclassification takes place when the assets are available for immediate sale and the sale is highly probable. These conditions are usually met from the date on which a letter of intent or agreement to sell is ready for signing.

Discontinued Operations

A component of an entity is identified as operations and cash flows that can be clearly distinguished, operationally and financially, from the rest of the entity. Under ASC 205-20, “Presentation of Financial Statements - Discontinued Operations” (“ASC 205-20”), a discontinued operation is a component of an entity that either has been disposed of, or is classified as held for sale and represents a strategic shift that has or will have a major effect on the entity’s operations and financial results, or a newly acquired business or nonprofit activity that upon acquisition is classified as held for sale. Discontinued operations are presented separately from continuing operations in the consolidated statements of operations and the consolidated statements of cash flows (See Note 7). For long-lived assets or disposals groups that are classified as held for sale but do not meet the criteria for discontinued operations, the assets and liabilities are presented separately on the balance sheet of the initial period in which it is classified as held for sale.

Stock Subscription Liability

On June 4, 2025, the Company entered into a subscription agreement with an investor, whereby 141,643 shares of common stock of the Company were subscribed for at $3.53 per share. As of December 31, 2025, the Company received proceeds of $150,000. As of December 31, 2025, these shares have not yet been issued and the proceeds of $150,000 were recorded as a share subscription liability until such time as the common shares are issued.

Office Lease

When a lease contains “rent holidays”, the Company records rental expense on a straight-line basis over the term of the lease. The Company begins recording rent expense on the lease possession date.

Advertising and Marketing Costs

All costs related to advertising and marketing are expensed as incurred. For the years ended December 31, 2025 and 2024, advertising and marketing costs amounted to $843,497 and $237,671, respectively.

Stock-based Compensation

The Company accounts for its stock-based compensation awards in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees and non-employees including grants of stock options, to be recognized as expense in the statements of operations based on their grant date fair values. The Company estimates the grant date fair value of each option award using the Black-Scholes option-pricing model.

The Company periodically issues common stock and common stock options to consultants for various services. Costs of these transactions are measured at the fair value of the service received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Debt Modifications and Extinguishments

When the Company modifies or extinguishes debt, it first evaluates whether the modification qualifies as a troubled debt restructuring (TDR) under ASC Topic 470-60, which requires debt modifications to be evaluated to determine if (1) the borrower is experiencing financial difficulty, and (2) the lender grants the borrower a concession. If a TDR is determined not to have occurred, the Company evaluates the modification in accordance with ASC Topic 470-50-40, which requires modification to debt instruments to be evaluated to assess whether debt modification or debt extinguishment accounting is applicable. This evaluation includes analyzing whether there are significant and consequential changes to the economic substance of the note. If the change is deemed insignificant then the change is considered a debt modification, whereas if the change is substantial the change is reflected as a debt extinguishment.

If debt extinguishment guidance applies, the previous debt principal amount is removed, the previously capitalized debt issuance costs are expensed, the value of instruments exchanged are recorded, including cash, new debt, warrants and common stock, and a gain or loss on extinguishment of debt is recorded. If debt modification guidance applies, no gain or loss is recorded and the effective interest rate of the debt is updated based on the carrying value of the debt and the revised future cash flows. Any previously capitalized debt issuance costs in a debt modification are amortized as interest expense over the term of the new debt instrument.

Income Taxes

The Company is governed by the income tax laws of China and the United States. The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, the benefit for tax positions taken can only be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2025 and 2024, the Company had no significant uncertain tax positions which would require either recognition of a liability or disclosure in the financial statements. For United States entities, tax year that remains subject to examination is the years ended December 31, 2025, 2024, 2023 and 2022. For China entities, income tax returns for the tax years ended December 31, 2021 through December 31, 2025 remain open for statutory examination by PRC tax authorities. The Company recognizes interest and penalties related to significant uncertain income tax positions in income tax expense. However, no such interest and penalties were recorded as of December 31, 2025 and 2024.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the parent company, AHS, Avalon Lab, and Q&A Distribution is the U.S. dollar and the functional currency of Avalon Shanghai is the Chinese Renminbi (“RMB”). For Avalon Shanghai whose functional currency is the RMB, result of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. All of the Company’s revenue transactions are transacted in the functional currency of the operating subsidiaries. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at December 31, 2025 and 2024 were translated at 6.9964 RMB and 7.2980 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rates. The average translation rates applied to the statements of operations for the years ended December 31, 2025 and 2024 were 7.1889 RMB and 7.1889 RMB to $1.00, respectively. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Per Share Data

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company had $162,473 in deemed contribution during the year ended December 31, 2025, which increases the numerator in the net loss per share calculation. For the years ended December 31, 2025 and 2024, potentially dilutive common shares consisted of the common shares issuable upon the conversion of convertible preferred stock and convertible notes (using the if-converted method) and exercise of common stock options and warrants (using the treasury stock method). Common stock equivalents are not included in the calculation of diluted net loss per share if their effect would be anti-dilutive. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

The calculation of basic and diluted net loss per common share attributable to the Company common shareholders includes 504,300 of the pre-funded warrants that remained outstanding as of December 31, 2025.

The following table summarizes the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive:

	Years Ended December 31,
	2025	2024
Options to purchase common stock	41,169	52,479
Warrants to purchase common stock	95,746	182,996
Series A convertible preferred stock (*)	-	60,000
Series B convertible preferred stock (**)	-	194,004
Series C convertible preferred stock (***)	1,576,763	1,452,282
Series D convertible preferred stock (****)	2,074,689	-
Series E convertible preferred stock (*****)	13,000,000	-
Convertible notes and related accrued interest (******)	788,283	227,269
Potentially dilutive securities	17,576,650	2,169,030

(*)	Assumed the Series A convertible preferred stock was converted into shares of common stock of the Company at a conversion price of $150.00 per share.

(**)	Assumed the Series B convertible preferred stock was converted into shares of common stock of the Company at a conversion price of $56.70 per share.

(***)	Assumed the Series C convertible preferred stock was converted into shares of common stock of the Company at a conversion price of $2.41 per share.

(****)	Assumed the Series D convertible preferred stock was converted into shares of common stock of the Company at a conversion price of $2.41 per share.

(*****)	Assumed the Series E convertible preferred stock was converted into shares of common stock of the Company at a conversion price of $1.50 per share.

(******)	Assumed the convertible notes were converted into shares of common stock of the Company at a conversion price of $1.00 per share for the years ended December 31, 2025. Assumed the convertible notes were converted into shares of common stock of the Company at a conversion price of $11.25 per share for the year ended December 31, 2024.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Loss

Comprehensive loss is comprised of net loss and all changes to the statements of equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the years ended December 31, 2025 and 2024 consisted of net loss and unrealized loss from foreign currency translation adjustment.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Noncontrolling Interest

As of December 31, 2025, Dr. Yu Zhou, former director and former Co-Chief Executive Officer of Genexosome, who owns 40% of the equity interests of Genexosome, which is not under the Company’s control. Since the fourth quarter of 2019, the non-controlling interest has remained inactive.

Segment Reporting

The segment reporting structure uses the Company’s management reporting structure as its foundation to reflect how the Company manages the businesses internally and was mainly organized by services. During the year ended December 31, 2025, the Company was organized into two services-oriented strategic business units: laboratory testing services (which ended on the redemption date, February 26, 2025) — which were led by our strategic business unit managers and AI generated publishing services (which commenced on the acquisition date, December 12, 2025). During the year ended December 31, 2024, the Company was organized into one services-oriented strategic business units: laboratory testing services — which were led by our strategic business unit managers. Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to make operating decisions, allocate resources and assess performance.

On February 9, 2023, the Company purchased 40% of Lab Services MSO. During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of Avalon Lab’s investment and on February 26, 2025, Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by Avalon Lab. Commencing from the purchase date, February 9, 2023, through the redemption date, February 26, 2025, the Company was active in the management of Lab Services MSO. Beginning in February 2025, we no longer offer laboratory services.

The Company’s Chief Executive Officer is its CODM. The Company reports operational data to its CODM at the segment level, which he uses to evaluate performance and allocate resources based on income/loss from equity method investment – Lab Services MSO and AI generated publishing operating income. The Company only has one segment now.

On February 18, 2026, the Company and Wenzhao Lu, the Company’s chairman of the Board of Directors, entered into an Amended and Restated Membership Interest Purchase Agreement, pursuant to which the Company sold to Mr. Lu 100% of the membership interests of Avalon RT 9. The Company determined that the assets and operations that had been disposed of met the criteria for discontinued operations presentation. For all periods presented, the operating results associated with the assets disposed of have been reclassified into net loss from discontinued operations in the Consolidated Statements of Operations and Comprehensive Loss. The associated assets and liabilities have been reflected as current and long-term assets and liabilities of discontinued operations in the Consolidated Balance Sheets, and the cash flows from the Company’s discontinued operations are presented in the Consolidated Statements of Cash Flows for all periods presented.

Fiscal Year End

The Company has adopted a fiscal year end of December 31st.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reverse Stock Split

The Company effectuated a 1-for-15 reverse stock split of its outstanding shares of common stock on October 28, 2024. The reverse split did not change the par value of common stock. All references in these consolidated financial statements to shares, share prices, exercise prices, and other per share information in all periods have been adjusted, on a retroactive basis, to reflect the reverse stock split.

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), to simplify accounting for certain financial instruments. ASU 2020-06 eliminated the then-current models that required separation of beneficial conversion and cash conversion features from convertible instruments and simplified the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. ASU 2020-06 also introduced additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amended the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 was effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The adoption of ASU 2020-06 did not have a material effect on the Company’s consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280). The amendments in this update improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 became effective for the Company’s annual period beginning on January 1, 2024 and interim periods beginning after January 1, 2025. The Company adopted this guidance in the fourth quarter of 2024. The Company’s results of operations, cash flows, and financial condition were not impacted by the adoption of this ASU.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This guidance was intended to enhance the transparency and decision-usefulness of income tax disclosures. The amendments in ASU 2023-09 addressed investor requests for enhanced income tax information primarily through changes to disclosure regarding rate reconciliation and income taxes paid both in the U.S. and in foreign jurisdictions. ASU 2023-09 was effective for fiscal years beginning after December 15, 2024 on a prospective basis, with the option to apply the standard retrospectively. Early adoption was permitted. The adoption of ASU 2023-09 did not have a material effect on the Company’s consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. In January 2025, the FASB issued ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40), Clarifying the Effective Date. ASU 2024-03 requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. ASU 2024-03, as clarified by ASU 2025-01, is effective for public entities for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently evaluating the impact that the updated standard will have on the Company’s disclosures within the consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 4 – ACQUISITION

The Company accounts for acquisition using the acquisition method of accounting, whereby the results of operations are included in the financial statements from the date of acquisition. The purchase price is allocated to the acquired assets and assumed liabilities based on their estimated fair values at the date of acquisition, and any excess is allocated to goodwill.

Effective December 12, 2025, pursuant to the Agreement and Plan of Merger as discussed in Note 1, the Company acquired 100% of RPM by issuance of 19,500 its Series E Convertible Preferred Stock which has a fair value of $14,916,753 based on a third party valuation report in connection with this acquisition.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – ACQUISITION (continued)

In according to the acquisition, RPM’s assets and liabilities were recorded at their fair values as of the effective date, December 12, 2025, and the results of operations of RPM are consolidated with results of operations of the Company, starting on December 12, 2025.

The purchase price exceeded the fair value of net assets acquired by $12,808,197. The Company allocated the $12,808,197 excess to goodwill. The results of operations of RPM are included in the consolidated results of operations of the Company from the effective date of December 12, 2025 to December 31, 2025. For the period from the effective date of December 12, 2025 to December 31, 2025, revenue and net loss included in the consolidated statements of operations from RPM amounted to $0 and $94,453, respectively.

In connection with the combination, for the year ended December 31, 2025, the Company incurred acquisition related costs of $75,000 which, pursuant to ASC 805, are expensed and included in professional fees on the accompanying consolidated statements of operations.

The following summarizes total consideration transferred to the RPM stockholders under the acquisition as well as the fair value of the assets acquired and liabilities assumed under the acquisition:

Assets acquired:
Cash	$14,026
Intangible assets	2,252,000
Goodwill	12,808,197
Total assets	15,074,223
Liabilities assumed:
Accounts payable and accrued liabilities	157,470
Total liabilities	157,470
Purchase price	$14,916,753

Net assets were valued at their respective carrying amounts, which the Company believes approximate their current fair values at the acquisition date. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired.

On December 31, 2025, the Company assessed goodwill for any impairment and concluded that there were not indicators of impairment as of December 31, 2025.

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of RPM had occurred as of the beginning of the following periods:

	Years Ended December 31,
	2025	2024
Net revenues	$-	$-
Net loss	$18,919,867	$9,979,986
Net loss attributable to Avalon GloboCare Corp.	$18,919,867	$9,979,986
Net loss per share	$5.89	$10.66

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – PREPAID EXPENSE AND OTHER CURRENT ASSETS

At December 31, 2025 and 2024, prepaid expense and other current assets consisted of the following:

	December 31, 2025	December 31, 2024
Prepaid professional fees	$67,139	$33,665
Prepaid directors’ and officers’ liability insurance premium	10,932	9,741
Deferred offering costs	84,652	-
Security deposit	443	17,654
Due from broker	81	32,885
Finished goods	74,841	92,230
Recoverable value-added tax	10,863	9,245
Others	33,219	59,664
Total	$282,170	$255,084

NOTE 6 – PROPERTY AND EQUIPMENT

At December 31, 2025 and 2024, property and equipment consisted of the following:

	Useful Life	December 31, 2025	December 31, 2024
Office equipment and furniture	3 Years	$10,045	$9,630
Less: accumulated depreciation		(9,318)	(8,332)
		$727	$1,298

For the years ended December 31, 2025 and 2024, depreciation expense of property and equipment amounted to $610 and $611, respectively, which was included in other operating expenses.

NOTE 7 – DISCONTINUED OPERATIONS AND DISPOSALS

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major impact on an entity’s operations and financial results when the components of an entity meet the criteria in ASC paragraph 205-20-45-10. In the period in which the component meets the held for sale or discontinued operations criteria the major current assets, non-current assets, current liabilities and non-current liabilities shall be reported as a component of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the income (loss) of continuing operations.

On February 18, 2026, the Company and Wenzhao Lu, the Company’s chairman of the Board of Directors, entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), pursuant to which the Company sold to Mr. Lu 100% of the membership interests of Avalon RT 9 for approximately $9,000,000.

The subsidiary comprises our real property operations segment. As a result of the planned disposition of the subsidiary, the real property operations segment meets the held for sale criteria of ASC 205-20. Accordingly, the historical results of operations of the real property operations segment have been reflected as discontinued operations in our consolidated financial statement for all periods prior to the Amended MIPA on February 18, 2026.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – DISCONTINUED OPERATIONS AND DISPOSALS (continued)

Details of the net loss from discontinued operations were as follows for the years ended December 31:

	2025	2024
REAL PROPERTY RENTAL REVENUE	$1,410,259	$1,333,403
REAL PROPERTY OPERATING EXPENSES	(1,050,599)	(1,065,574)
REAL PROPERTY OPERATING INCOME	359,660	267,829
OTHER OPERATING EXPENSES:
Professional fees	184,544	231,837
Compensation and related benefits	121,395	122,474
Total Other Operating Expenses	305,939	354,311
INCOME (LOSS) FROM OPERATIONS	53,721	(86,482)
OTHER (EXPENSE) INCOME
Interest expense - amortization of debt discount and debt issuance costs	(84,553)	(119,228)
Interest expense - other	(711,291)	(658,000)
Other income (expense)	20	(80)
Total Other Expense, net	(795,824)	(777,308)
LOSS BEFORE INCOME TAXES	(742,103)	(863,790)
INCOME TAXES	-	-
NET LOSS	$(742,103)	$(863,790)

The following table summarizes the assets and liabilities of the discontinued operations as of December 31:

	2025	2024
ASSETS
CURRENT ASSETS
Cash	$258,999	$198,127
Rent receivable	84,898	80,829
Prepaid expense and other current assets	12,719	44,276
Total Current Assets	356,616	323,232
NON-CURRENT ASSETS:
Property and equipment, net	3,478	11,614
Investment in real estate, net	6,925,768	7,022,721
Deferred leasing costs and other non-current assets	8,523	71,794
Total Non-current Assets	6,937,769	7,106,129
Total Assets	$7,294,385	$7,429,361
LIABILITIES
CURRENT LIABILITIES:
Accrued liabilities and other payables	$261,077	$205,317
Note payable, net	5,800,000	5,715,447
Total Current Liabilities	6,061,077	5,920,764
NON-CURRENT LIABILITIES:
Deferred rental income	23,515	-
Total Non-current Liabilities	23,515	-
Total Liabilities	$6,084,592	$5,920,764

The above tables exclude intercompany payables that are eliminated within our consolidated balance sheets.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – INTANGIBLE ASSETS

Intangible assets consist of the valuation of identifiable intangible assets acquired (See Note 4), representing developed technology and trade name. The Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value the identifiable intangible assets at the acquisition date. The straight-line method of amortization represents the Company’s best estimate of the distribution of the economic value of the identifiable intangible assets.

In addition, in connection with the acquisition of RPM (See Note 4), the purchase price exceeded the fair value of net assets acquired by $12,808,197. The Company allocated the $12,808,197 excess to goodwill. Goodwill is not amortized, but is tested for impairment at December 31, 2025. On December 31, 2025, the Company assessed its goodwill for any impairment and concluded that there were not indicators of impairment as of December 31, 2025.

At December 31, 2025, intangible assets consisted of the following:

	Useful Life	December 31, 2025
Developed technology	1 Year	$2,230,000
Trade name	1 Year	22,000
Goodwill		12,808,197
		15,060,197
Less: accumulated amortization		(93,833)
		$14,966,364

For the year ended December 31, 2025, amortization expense amounted to $93,833, which represented amortization from December 12, 2025 (the date of acquisition) to December 31, 2025. There was no comparable amortization prior to the date of acquisition.

Amortization of intangible assets attributable to future periods is as follows:

For the Year Ending December 31:	Amortization Amount
2026	$2,158,167
2027 and thereafter	-
$2,158,167

NOTE 9 – EQUITY METHOD INVESTMENTS

As of December 31, 2025 and 2024, the equity method investments, net, amounted to $0 and $10,636,544, respectively.

On February 9, 2023, the Company entered into and closed an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), by and among Avalon Lab, SCBC Holdings LLC (the “Seller”), the Zoe Family Trust, Bryan Cox and Sarah Cox as individuals (each an “Owner” and collectively, the “Owners”), and Lab Services MSO.

Pursuant to the terms and conditions set forth in the Amended MIPA, Avalon Lab acquired from the Seller, 40% of the issued and outstanding equity interests of Lab Services MSO (the “Purchased Interests”). The consideration paid by Avalon Lab to Seller for the Purchased Interests consisted of $20,666,667, which was comprised of (i) $9,000,000 in cash, (ii) $11,000,000 pursuant to the issuance of 11,000 shares of the Company’s Series B Preferred Stock, stated value $1,000 (the “Series B Stated Value”), which approximated the fair value, and (iii) a $666,667 cash payment on February 9, 2024. The Series B Preferred Stock was convertible into shares of the Company’s common stock at a conversion price per share equal to $56.70, which approximated the market price at the date of closing, or an aggregate of 194,004 shares of the Company’s common stock, which were subject to a lock-up period and restrictions on sale.

During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of the Company’s investment and on February 26, 2025, the Company and Lab Services MSO entered into a Redemption and Abandonment Agreement, whereby Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by the Company (See Note 3 - Receivable from Sale of Equity Method Investment).

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – EQUITY METHOD INVESTMENTS (continued)

Lab Services MSO, through its subsidiaries, was engaged in providing laboratory testing services. During the period from February 9, 2023 (date of investment) through February 26, 2025 (date of sale), Avalon Lab and an unrelated company, had an ownership interest in Lab Services MSO of 40% and 60%, respectively. Beginning in February 2025, we no longer offer laboratory services.

In accordance with ASC 810, the Company determined that Lab Services MSO did not qualify as a variable interest entity, nor did it have a controlling financial interest over the legal entity. However, the Company determined that it does have significant influence as a result of its board representation. Therefore, the Company treats the equity investment in the consolidated financial statements under the equity method. Under the equity method, the investment is initially recorded at cost, adjusted for any excess of the Company’s share of the purchased-date fair values of the investee’s identifiable net assets over the cost of the investment (if any). At February 9, 2023 (date of investment), the excess of the Company’s share of the fair values of the investee’s identifiable net assets over the cost of the investment was approximately $19,460,000 which was attributable to intangible assets and goodwill. Thereafter, the investment was adjusted for the post purchase change in the Company’s share of the investee’s net assets and any impairment loss relating to the investment.

Intangible assets consisted of the valuation of identifiable intangible assets acquired, representing trade names and customers relationships, which were being amortized on a straight-line method over the estimated useful life of 15 years. The straight-line method of amortization represents the Company’s best estimate of the distribution of the economic value of the identifiable intangible assets. For the period from January 1, 2025 through February 26, 2025 (date of sale) and for the year ended December 31, 2024, amortization expense of these intangible assets amounted to $111,156 and $666,932, respectively, which was included in income (loss) from equity method investment — Lab Services MSO in the accompanying consolidated statements of operations and comprehensive loss.

Goodwill represents the excess of the purchase price paid over the fair value of net assets acquired in the business acquisition of Lab Services MSO incurred on February 9, 2023. Goodwill is not amortized but is tested for impairment at least once annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

In September 2024, the Company assessed its equity method investment in Laboratory Services MSO, LLC for any impairment and concluded that there were indicators of impairment as of September 30, 2024. The Company calculated that the estimated undiscounted cash flows of goodwill were less than the carrying amount of goodwill related to the equity method investment. The Company has recognized impairment loss of $259,579 related to the equity method investment for the year ended December 31, 2024, which was included in loss from equity method investment — Lab Services MSO in the accompanying consolidated statements of operations and comprehensive loss.

For the period from January 1, 2025 through February 26, 2025 (date of sale) and for the year ended December 31, 2024, the Company’s share of Lab Services MSO’s net income was $503,833 and $79,923, respectively, which was included in income (loss) from equity method investment — Lab Services MSO in the accompanying consolidated statements of operations and comprehensive loss.

The Company classifies distributions received from its investment on Lab Services MSO using the cumulative earnings approach. Distributions received are considered returns on the investment and classified as cash inflows from operating activities. For the period from January 1, 2025 through February 26, 2025 (date of sale) and for the year ended December 31, 2024, distribution of earnings from the Company’s investment on Lab Services MSO amounted to $0 and $611,888, respectively.

In the years ended December 31, 2025 and 2024, activity recorded for the Company’s equity method investment in Lab Services MSO is summarized in the following table:

Equity investment carrying amount at January 1, 2024	$12,095,020
Lab Services MSO’s net income attributable to the Company	79,923
Intangible assets amortization amount	(666,932)
Distribution of earnings from equity investment	(611,888)
Impairment of goodwill	(259,579)
Equity investment carrying amount at December 31, 2024	10,636,544
Lab Services MSO’s net income attributable to the Company	503,833
Intangible assets amortization amount	(111,156)
Sale of equity investment	(11,029,221)
Equity investment carrying amount at December 31, 2025	$-

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – EQUITY METHOD INVESTMENTS (continued)

As of December 31, 2024, the Company’s carrying value of the identified intangible assets and goodwill which are included in the equity investment carrying amount was $8,725,712 and $0, respectively. The tables below present the summarized financial information, as provided to the Company by the investee, for the unconsolidated company:

	For the Period from January 1, 2025 through February 26, 2025 (Date of Sale)	For the year Ended December 31, 2024
Net revenue	$4,241,732	$13,558,711
Gross profit	2,155,760	3,534,503
Income (loss) from operation	1,513,000	(265,754)
Net income	1,259,582	199,808

NOTE 10 – ACCRUED LIABILITIES AND OTHER PAYABLES

At December 31, 2025 and 2024, accrued liabilities and other payables consisted of the following:

	December 31, 2025	December 31, 2024
Accrued loan commitment fee	$138,000	$-
Accrued business expense reimbursement	12,423	34,781
Interest payable	42,333	-
Taxes payable	53,456	176,316
Others	34,851	17,703
Total	$281,063	$228,800

NOTE 11 – CONVERTIBLE NOTE PAYABLE

May 2023 Convertible Note

On May 23, 2023, the Company entered into securities purchase agreements with Mast Hill Fund, L.P. (“Mast Hill”) for the issuance of 13.0% senior secured promissory notes in the aggregate principal amount of $1,500,000 (collectively, the “May 2023 Convertible Note”) convertible into shares of the Company’s common stock, as well as the issuance of 5,000 shares of common stock as a commitment fee and warrants for the purchase of 15,366 shares of common stock of the Company. The Company and its subsidiaries also entered into a security agreement, creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the May 2023 Convertible Note. Principal amount and interest under the May 2023 Convertible Note were convertible into shares of common stock of the Company at a conversion price of $67.50 per share unless the Company failed to make an amortization payment when due, in which case the conversion price would be the lower of $67.50 or the trading price of the shares, subject to a floor of $22.50.

Mast Hill acquired the May 2023 Convertible Note with principal amount of $1,500,000 and paid the purchase price of $1,425,000 after an original issue discount of $75,000. On May 23, 2023, the Company issued (i) a warrant to purchase 8,333 shares of common stock with an exercise price of $67.50 exercisable until the five-year anniversary of May 23, 2023 (“First Warrant”), (ii) a warrant to purchase 7,033 shares of common stock with an exercise price of $48.00 exercisable until the five-year anniversary of May 23, 2023 (“Second Warrant”).The Second Warrant was never fair valued and was cancelled and extinguished against payment of the May 2023 Convertible Note, and (iii) 5,000 shares of common stock as a commitment fee for the purchase of the May 2023 Convertible Note, which were earned in full as of May 23, 2023. On May 23, 2023, the Company delivered such duly executed May 2023 Convertible Note, warrants and common stock to Mast Hill against delivery of such purchase price.

The Company was obligated to make amortization payments in cash to Mast Hill toward the repayment of the May 2023 Convertible Note, as described in the May 2023 Convertible Note. As of December 31, 2024, the May 2023 Convertible Note was repaid in full.

In connection with the issuance of the May 2023 Convertible Note, the Company incurred debt issuance costs of $175,162 (including the issuance of 667 warrants as a finder’s fee) which was capitalized and was amortized into interest expense over the term of the May 2023 Convertible Note.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONVERTIBLE NOTE PAYABLE (continued)

May 2023 Convertible Note (continued)

Based upon the Company’s analysis of the criteria contained in ASC 815, the Company determined that all the warrants issued to Mast Hill and a third party as a finder’s fee met the definition of a derivative liability, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 9,000 warrants with an exercise price of $67.50 exercisable until the five-year anniversary of May 23, 2023 was classified as derivative liability on May 23, 2023. The fair values of the 9,000 warrants with an exercise price of $67.50 exercisable until the five-year anniversary of May 23, 2023 issued on May 23, 2023 were computed using the Black-Scholes option-pricing model with the following assumptions: stock price of $29.40, volatility of 88.80%, risk-free rate of 3.76%, annual dividend yield of 0% and expected life of 5 years.

In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds allocated to the warrants are accounted for as derivative liability. The remainder of the proceeds are allocated to the debt instrument portion of the transaction.

The Company recorded a total debt discount of $349,654 related to the original issue discount, common shares issued and warrants issued to Mast Hill, which was amortized over the term of the May 2023 Convertible Note.

July 2023 Convertible Note

On July 6, 2023, the Company entered into securities purchase agreements with FirstFire Global Opportunities Fund, LLC (“FirstFire”) for the issuance of 13.0% senior secured promissory notes in the aggregate principal amount of $500,000 (collectively, the “July 2023 Convertible Note”) convertible into shares of the Company’s common stock, as well as the issuance of 1,667 shares of common stock as a commitment fee and warrants for the purchase of 5,122 shares of common stock of the Company. The Company and its subsidiaries also entered into a security agreement, creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the July 2023 Convertible Note. Principal amount and interest under the July 2023 Convertible Note were convertible into shares of common stock of the Company at a conversion price of $67.50 per share unless the Company failed to make an amortization payment when due, in which case the conversion price would be the lower of $67.50 or the trading price of the shares, subject to a floor of $22.50.

FirstFire acquired the July 2023 Convertible Note with principal amount of $500,000 and paid the purchase price of $475,000 after an original issue discount of $25,000. On July 6, 2023, the Company issued (i) a warrant to purchase 2,778 shares of common stock with an exercise price of $67.50 exercisable until the five-year anniversary of July 6, 2023 (“First Warrant”), (ii) a warrant to purchase 2,344 shares of common stock with an exercise price of $48.00 exercisable until the five-year anniversary of July 6, 2023 (“Second Warrant”). The Second Warrant was never fair valued and was cancelled and extinguished against payment of the July 2023 Convertible Note, and (iii) 1,667 shares of common stock as a commitment fee for the purchase of the July 2023 Convertible Note, which were earned in full as of July 6, 2023. On July 6, 2023, the Company delivered such duly executed July 2023 Convertible Note, warrants and common stock to FirstFire against delivery of such purchase price.

The Company was obligated to make amortization payments in cash to FirstFire toward the repayment of the July 2023 Convertible Note, as described in the July 2023 Convertible Note. As of December 31, 2024, the July 2023 Convertible Note was repaid in full.

In connection with the issuance of the July 2023 Convertible Note, the Company incurred debt issuance costs of $74,204 (including the issuance of 222 warrants as a finder’s fee), which was capitalized and was amortized into interest expense over the term of the July 2023 Convertible Note.

Based upon the Company’s analysis of the criteria contained in ASC 815, the Company determined that all the warrants issued to Firstfire and a third party as a finder’s fee meet the definition of a derivative liability, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 3,000 warrants with an exercise price of $67.50 exercisable until the five-year anniversary of July 6, 2023 was classified as a derivative liability on July 6, 2023. The fair values of the 3,000 warrants with an exercise price of $67.50 exercisable until the five-year anniversary of July 6, 2023 issued on July 6, 2023 were computed using the Black-Scholes option-pricing model with the following assumptions: stock price of $21.30, volatility of 88.52%, risk-free rate of 4.37%, annual dividend yield of 0% and expected life of 5 years.

In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONVERTIBLE NOTE PAYABLE (continued)

July 2023 Convertible Note (continued)

The portion of the proceeds allocated to the warrants are accounted for as derivative liability. The remainder of the proceeds are allocated to the debt instrument portion of the transaction.

The Company recorded a total debt discount of $89,191 related to the original issue discount, common shares issued and warrants issued to Firstfire, which was amortized over the term of the July 2023 Convertible Note.

October 2023 Convertible Note

On October 9, 2023, the Company entered into securities purchase agreements with Mast Hill and FirstFire for the issuance of 13.0% senior secured promissory notes in the aggregate principal amount of $700,000 (collectively, the “October 2023 Convertible Note”) convertible into shares of the Company’s common stock, as well as the issuance of 4,666 shares of common stock as a commitment fee and warrants for the purchase of 12,834 shares of common stock of the Company. The Company and its subsidiaries also entered into that certain security agreements, creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the October 2023 Convertible Note. Principal amount and interest under the October 2023 Convertible Note were convertible into shares of common stock of the Company at a conversion price of $22.50 per share unless the Company failed to make an amortization payment when due, in which case the conversion price would be the lower of $22.50 or the market price (as defined in the October 2023 Convertible Note) of the shares.

Mast Hill acquired the October 2023 Convertible Note with principal amount of $350,000 and paid the purchase price of $332,500 after an original issue discount of $17,500. On October 9, 2023, the Company issued (i) a warrant to purchase 3,500 shares of common stock with an exercise price of $37.50 exercisable until the five-year anniversary of October 9, 2023 (“First Warrant”), (ii) a warrant to purchase 2,917 shares of common stock with an exercise price of $27.00 exercisable until the five-year anniversary of October 9, 2023 (“Second Warrant”). The Second Warrant was never fair valued and was cancelled and extinguished against payment of the October 2023 Convertible Note, and (iii) 2,333 shares of common stock as a commitment fee for the purchase of the October 2023 Convertible Note, which were earned in full as of October 9, 2023. On October 9, 2023, the Company delivered such duly executed October 2023 Convertible Note, warrants and common stock to Mast Hill against delivery of such purchase price.

The Company was obligated to make amortization payments in cash to Mast Hill toward the repayment of the October 2023 Convertible Note, as described in the October 2023 Convertible Note. As of December 31, 2024, the October 2023 Convertible Note was repaid in full.

FirstFire acquired the October 2023 Convertible Note with principal amount of $350,000 and paid the purchase price of $332,500 after an original issue discount of $17,500. On October 9, 2023, the Company issued (i) a warrant to purchase 3,500 shares of common stock with an exercise price of $37.50 exercisable until the five-year anniversary of October 9, 2023 (“First Warrant”), (ii) a warrant to purchase 2,917 shares of common stock with an exercise price of $27.00 exercisable until the five-year anniversary of October 9, 2023 (“Second Warrant”). The Second Warrant was never fair valued and was cancelled and extinguished against payment of the October 2023 Convertible Note, and (iii) 2,333 shares of common stock as a commitment fee for the purchase of the October 2023 Convertible Note, which were earned in full as of October 9, 2023. On October 9, 2023, the Company delivered such duly executed October 2023 Convertible Note, warrants and common stock to FirstFire against delivery of such purchase price.

The Company was obligated to make amortization payments in cash to FirstFire toward the repayment of the October 2023 Convertible Note, as described in the October 2023 Convertible Note. As of December 31, 2024, the October 2023 Convertible Note was repaid in full.

In connection with the issuance of the October 2023 Convertible Note, the Company incurred debt issuance costs of $95,349 (including the issuance of 560 warrants as a finder’s fee), which was capitalized and was amortized into interest expense over the term of the October 2023 Convertible Note.

Based upon the Company’s analysis of the criteria contained in ASC 815, the Company determined that all the warrants issued to Mast Hill and Firstfire and a third party as a finder’s fee meet the definition of a derivative liability, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 7,560 warrants with an exercise price of $37.50 exercisable until the five-year anniversary of October 9, 2023 was classified as a derivative liability on October 9, 2023. The fair values of the 7,560 warrants with an exercise price of $37.50 exercisable until the five-year anniversary of October 9, 2023 issued on October 9, 2023 were computed using the Black-Scholes option-pricing model with the following assumptions: stock price of $11.55, volatility of 89.70%, risk-free rate of 4.75%, annual dividend yield of 0% and expected life of 5 years.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONVERTIBLE NOTE PAYABLE (continued)

October 2023 Convertible Note (continued)

In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds allocated to the warrants are accounted for as derivative liability. The remainder of the proceeds are allocated to the debt instrument portion of the transaction.

The Company recorded a total debt discount of $128,748 related to the original issue discount, common shares issued and warrants issued to Mast Hill and Firstfire, which was amortized over the term of the October 2023 Convertible Note.

March 2024 Convertible Note

On March 7, 2024, the Company entered into securities purchase agreements with Mast Hill for the issuance of 13.0% senior secured promissory notes in the aggregate principal amount of $700,000 (collectively, the “March 2024 Convertible Note”) convertible into shares of the Company’s common stock, as well as the issuance of 7,000 shares of common stock as a commitment fee and warrants for the purchase of 16,827 shares of common stock of the Company. The Company and its subsidiaries also entered into a security agreement, creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the March 2024 Convertible Note. Principal amount and interest under the March 2024 Convertible Note were convertible into shares of common stock of the Company at a conversion price of $15.00 per share unless the Company failed to make an amortization payment when due, in which case the conversion price would be the lower of $15.00 or the market price (as defined in the March 2024 Convertible Note) of the shares.

Mast Hill acquired the March 2024 Convertible Note with principal amount of $700,000 and paid the purchase price of $665,000 after an original issue discount of $35,000. On March 7, 2024, the Company issued (i) a warrant to purchase 8,750 shares of common stock with an exercise price of $30.00 exercisable until the five-year anniversary of March 7, 2024 (“First Warrant”), (ii) a warrant to purchase 8,077 shares of common stock with an exercise price of $19.50 exercisable until the five-year anniversary of March 7, 2024 (“Second Warrant”). The Second Warrant was never fair valued and was cancelled and extinguished against payment of the March 2024 Convertible Note, and (iii) 7,000 shares of common stock as a commitment fee for the purchase of the March 2024 Convertible Note, which were earned in full as of March 7, 2024. On March 7, 2024, the Company delivered such duly executed March 2024 Convertible Note, warrants and common stock to Mast Hill against delivery of such purchase price.

The Company was obligated to make amortization payments in cash to Mast Hill toward the repayment of the March 2024 Convertible Note, as described in the March 2024 Convertible Note. As of December 31, 2024, the March 2024 Convertible Note was repaid in full.

In connection with the issuance of the March 2024 Convertible Note, the Company incurred debt issuance costs of $74,379 (including the issuance of 700 warrants as a finder’s fee) which was capitalized and was amortized into interest expense over the term of the March 2024 Convertible Note.

Based upon the Company’s analysis of the criteria contained in ASC 815, the Company determined that all the warrants issued to Mast Hill and a third party as a finder’s fee met the definition of a derivative liability, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 9,450 warrants with an exercise price of $30.00 exercisable until the five-year anniversary of March 7, 2024 was classified as derivative liability on March 7, 2024. The fair values of the 9,450 warrants with an exercise price of $30.00 exercisable until the five-year anniversary of March 7, 2024 issued on March 7, 2024 were computed using the Black-Scholes option-pricing model with the following assumptions: stock price of $6.00, volatility of 85.24%, risk-free rate of 4.07%, annual dividend yield of 0% and expected life of 5 years.

In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds allocated to the warrants are accounted for as derivative liability. The remainder of the proceeds are allocated to the debt instrument portion of the transaction.

The Company recorded a total debt discount of $97,374 related to the original issue discount, common shares issued and warrants issued to Mast Hill, which was amortized over the term of the March 2024 Convertible Note.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONVERTIBLE NOTE PAYABLE (continued)

June 2024 Convertible Note

On June 5, 2024, the Company entered into securities purchase agreements with Mast Hill for the issuance of 13.0% senior secured promissory notes in the aggregate principal amount of $2,845,000 (collectively, the “June 2024 Convertible Note”) convertible into shares of the Company’s common stock, as well as the issuance of 26,800 shares of common stock as a commitment fee and warrants for the purchase of 146,667 shares of common stock of the Company. The Company and its subsidiaries have also entered into a security agreement, creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the June 2024 Convertible Note. Principal amount and interest under the June 2024 Convertible Note are convertible into shares of common stock of the Company at a conversion price of $11.25 per share unless the Company fails to make an amortization payment when due, in which case the conversion price shall be the lesser of $11.25 or the market price (as defined in the June 2024 Convertible Note).

Mast Hill acquired the June 2024 Convertible Note with principal amount of $2,845,000 and paid the purchase price of $2,702,750 after an original issue discount of $142,250. On June 5, 2024, the Company issued (i) a warrant to purchase 66,667 shares of common stock with an exercise price of $9.75 exercisable until June 5, 2029 (“First Warrant”), (ii) a warrant to purchase 80,000 shares of common stock with an exercise price of $7.50 exercisable until June 5, 2029 (“Second Warrant”), and (iii) 26,800 shares of common stock as a commitment fee for the purchase of the June 2024 Convertible Note, which were earned in full as of June 5, 2024. As of March 31, 2025, the Second Warrant was not fair valued since the Company believed the Second Warrant would be cancelled and extinguished against payment of the June 2024 Convertible Note on June 5, 2025. On June 5, 2024, the Company delivered such duly executed June 2024 Convertible Note, warrants and common stock to Mast Hill against delivery of the purchase price.

The Company received net cash amount of $881,210 from the June 2024 Convertible Note financing after using the proceeds to pay off all previously issued convertible notes of $1,661,540, and to pay finder’s fee of $120,000 and lender’s costs of $40,000 related to this financing.

The Company was obligated to make amortization payments in cash to Mast Hill toward the repayment of the June 2024 Convertible Note, as provided in the following table:

Payment Date:	Payment Amount:
December 5, 2024	$284,500 plus accrued interest through December 5, 2024
January 5, 2025	$284,500 plus accrued interest through January 5, 2025
February 5, 2025	$379,336 plus accrued interest through February 5, 2025
March 5, 2025	$474,167 plus accrued interest through March 5, 2025
April 5, 2025	$474,167 plus accrued interest through April 5, 2025
May 5, 2025	$569,000 plus accrued interest through May 5, 2025
June 5, 2025	The entire remaining outstanding balance of the June 2024 Convertible Note

In connection with the issuance of the June 2024 Convertible Note, the Company incurred debt issuance costs of $224,221 (including the issuance of 5,333 warrants as a finder’s fee) which was capitalized and had been amortized into interest expense over the term of the June 2024 Convertible Note.

Based upon the Company’s analysis of the criteria contained in ASC 815, the Company determined that all the warrants issued to Mast Hill and a third party as a finder’s fee meet the definition of a derivative liability, as the Company cannot avoid a net cash settlement under certain circumstances. On March 31, 2025 and June 5, 2024, management determined the probability of failing to make an amortization payment when due to be remote and as such the fair value of the 80,000 warrants with an exercise price of $7.50 exercisable until June 5, 2029, which warrant shall be cancelled and extinguished against payment of the June 2024 Convertible Note, had been estimated to be zero. Accordingly, the fair value of the 72,000 warrants with an exercise price of $9.75 exercisable until June 5, 2029 was classified as derivative liability on June 5, 2024. The fair values of the 72,000 warrants with an exercise price of $9.75 exercisable until June 5, 2029 issued on June 5, 2024 were computed using the Black-Scholes option-pricing model with the following assumptions: stock price of $10.39, volatility of 85.72%, risk-free rate of 4.31%, annual dividend yield of 0% and expected life of 5 years.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONVERTIBLE NOTE PAYABLE (continued)

June 2024 Convertible Note (continued)

In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds allocated to the warrants are accounted for as derivative liability. The remainder of the proceeds are allocated to the debt instrument portion of the transaction.

In accordance with ASC 480-10-25-14, the Company determined that the conversion provisions contain an embedded derivative feature and the Company valued the derivative feature separately, recording debt discount and derivative liability in accordance with the provisions of the convertible debt (See Note 12). However, on June 5, 2024 and December 14, 2024, management determined the probability of failing to make an amortization payment when due to be remote and as such the fair value of the embedded conversion feature had been estimated to be zero. On December 15, 2024, Mast Hill waived all amortization payments required to be made under the June 2024 Convertible Note. On June 5, 2025, the Second Warrant was not cancelled and was retained by Mast Hill. Accordingly, the initial fair value of the Second Warrant of $621,353 was classified as derivative liability on June 5, 2025 and recorded as interest expense – amortization of debt discount.

The Company recorded a total debt discount of $1,460,343 related to the original issue discount, common shares issued and warrants issued to Mast Hill, which had been amortized over the term of the June 2024 Convertible Note.

On December 15, 2024, the Company and Mast Hill entered into that certain consent, acknowledgement, and waiver agreement, pursuant to which Mast Hill waived all amortization payments required to be made under the June 2024 Convertible Note, the Company paid a waiver fee of $150,000 to Mast Hill, and the Company issued to Mast Hill a common stock purchase warrant for the purchase of up to 150,000 shares of the Company’s common stock (“Pre-Funded Warrants”). The Pre-Funded Warrants are immediately exercisable at issuance and until the Pre-Funded Warrants are exercised in full and have an exercise price of $0.01 per share. The Pre-Funded Warrants were classified as a component of permanent equity on the accompanying consolidated balance sheets as they are freestanding financial instruments that are immediately exercisable, do not embody an obligation for the Company to repurchase its own shares and permit the holder to receive a fixed number of shares of common stock upon exercise. All of the shares underlying the Pre-Funded Warrants have been included in the weighted-average number of shares of common stock used to calculate net loss per share, basic and diluted, attributable to the Company’s common stockholders because the shares may be issued for little or no consideration, are fully vested and are exercisable after the original issuance date of the Pre-Funded Warrants. Based on the Company’s assess, this arrangement was accounted for as a modification of debt and, as such, $838,794 related to the waiver fee and Pre-Fund Warrants issued to Mast Hill were expensed.

On May 29, 2025, the Company and Mast Hill entered into that certain waiver (the “Waiver”), pursuant to which Mast Hill will retain all related dilutive issuance rights under Section 1.6(e) of the June 2024 Convertible Note, provided that any adjustment under Section 1.6(e) of the June 2024 Convertible Note shall be subject to a per share floor price equal to $1.00. The Company recorded a loss on extinguishment of debt of $9,076,587 as a result of the Waiver, representing the value of common stock will be issued upon conversion in excess of the common stock issuable under the original terms of the June 2024 Convertible Note.

During the period from June 1, 2025 through December 31, 2025, Mast Hill converted its June 2024 Convertible Note in the principal amount of $2,010,827 into 2,010,827 shares of common stock of the Company at a per share price of $1.00.

July 2025 Convertible Note

On July 3, 2025, the Company issued two convertible promissory notes (“July 2025 Convertible Note”) to two accredited investors on identical terms. The July 2025 Convertible Note has a principal amount of $200,000, bears a one-time interest charge of $60,000, and matures nine months from the date of issuance.

Pursuant to the terms of the July 2025 Convertible Note, beginning six months after the issue date, the two investors may convert the outstanding principal and accrued interest into shares of the Company’s common stock at a fixed conversion price of $1.00 per share, subject to certain adjustments as provided for in the July 2025 Convertible Note for stock splits, dividends, combinations, or reclassifications. The Company may prepay the July 2025 Convertible Note at any time without penalty.

As consideration for the two investors’ purchase of the July 2025 Convertible Note, the Company issued 5,000 shares of restricted common stock to each investor as a commitment fee. The Company recorded a total debt discount of $26,800 related to the common stock issued to the two investors, which will be amortized over the term of the July 2025 Convertible Note (See Note 16 - Common Shares Issued as Convertible Note Payable Commitment Fee).

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONVERTIBLE NOTE PAYABLE (continued)

July 2025 Convertible Note (continued)

The convertible notes payable as of December 31, 2025 and 2024 was as follows:

	December 31, 2025	December 31, 2024
Principal amount	$745,950	$2,556,777
Less: unamortized debt issuance costs	-	(93,425)
Less: unamortized debt discount	(8,932)	(349,579)
Convertible note payable, net	$737,018	$2,113,773

In subsequent period, Mast Hill converted its June 2024 Convertible Note in the principal amount of $545,949 into 545,949 shares of common stock of the Company at a per share price of $1.00 (See Note 23 - Common Shares Issued for Debt Conversion).

For the years ended December 31, 2025 and 2024, amortization of debt discount and debt issuance costs related to convertible note payable amounted to $1,082,226 (including the initial fair value of the Second Warrant of $621,353) and $1,291,814, respectively, which have been included in interest expense — amortization of debt discount and debt issuance costs on the accompanying consolidated statements of operations and comprehensive loss.

For the years ended December 31, 2025 and 2024, interest expense related to convertible note payable amounted to $320,282 and $325,486, respectively, which have been included in interest expense — other on the accompanying consolidated statements of operations and comprehensive loss.

NOTE 12 – DERIVATIVE LIABILITY

As stated in Note 11, June 2024 Convertible Note, the Company determined that the convertible note payable contains an embedded derivative feature in the form of a conversion provision which is adjustable based on future prices of the Company’s common stock. In accordance with ASC 815-10-25, each derivative feature is initially recorded at its fair value using the Black-Scholes option valuation method and then re-value at each reporting date, with changes in the fair value reported in the statements of operations. However, on June 5, 2024 and December 14, 2024, management determined the probability of failing to make an amortization payment when due was remote and as such the fair value of the embedded conversion feature had been estimated to be zero. On December 15, 2024, Mast Hill waived all amortization payments required to be made under the June 2024 Convertible Note.

On May 23, 2023, the Company issued 9,000 warrants with an exercise price of $67.50 exercisable until May 23, 2028 to Mast Hill and a third party as a finder’s fee. Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 9,000 warrants was classified as a derivative liability on May 23, 2023. On December 31, 2024, the estimated fair value of the 9,000 warrants was $3,714. The estimated fair value of the warrants was computed as of December 31, 2024 using Black-Scholes option-pricing model, with the following assumptions: stock price of $3.26, volatility of 97.00%, risk-free rate of 4.27%, annual dividend yield of 0% and expected life of 3.4 years. In March 2025, 8,333 warrants held by Mast Hill were cashless exercised. On December 31, 2025, the estimated fair value of the rest of 667 warrants was $11. The estimated fair value of the warrants was computed as of December 31, 2025 using Black-Scholes option-pricing model, with the following assumptions: stock price of $1.20, volatility of 99.55%, risk-free rate of 3.47%, annual dividend yield of 0% and expected life of 2.4 years.

On July 6, 2023, the Company issued 3,000 warrants with an exercise price of $67.50 exercisable until July 6, 2028 to FirstFire and a third party as a finder’s fee. Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 3,000 warrants was classified as a derivative liability on July 6, 2023. On November 18, 2024, 2,778 warrants held by FirstFire were cashless exercised. On December 31, 2024, the estimated fair value of the rest of 222 warrants was $94. The estimated fair value of the warrants was computed as of December 31, 2024 using Black-Scholes option-pricing model, with the following assumptions: stock price of $3.26, volatility of 95.85%, risk-free rate of 4.27%, annual dividend yield of 0% and expected life of 3.5 years. On December 31, 2025, the estimated fair value of the 222 warrants was $4. The estimated fair value of the warrants was computed as of December 31, 2025 using Black-Scholes option-pricing model, with the following assumptions: stock price of $1.20, volatility of 98.29%, risk-free rate of 3.55%, annual dividend yield of 0% and expected life of 2.5 years.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – DERIVATIVE LIABILITY (continued)

On October 9, 2023, the Company issued 7,560 warrants with an exercise price of $37.50 exercisable until October 9, 2028 to Mast Hill and FirstFire and a third party as a finder’s fee. Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 7,560 warrants was classified as a derivative liability on October 9, 2023. On November 18, 2024, 3,500 warrants held by FirstFire were cashless exercised. On December 31, 2024, the estimated fair value of the rest of 4,060 warrants was $2,880. The estimated fair value of the warrants was computed as of December 31, 2024 using Black-Scholes option-pricing model, with the following assumptions: stock price of $3.26, volatility of 93.90%, risk-free rate of 4.27%, annual dividend yield of 0% and expected life of 3.8 years. On March 26, 2025, 3,500 warrants held by Mast Hill were cashless exercised. On December 31, 2025, the estimated fair value of the rest of 560 warrants was $30. The estimated fair value of the warrants was computed as of December 31, 2025 using Black-Scholes option-pricing model, with the following assumptions: stock price of $1.20, volatility of 96.27%, risk-free rate of 3.55%, annual dividend yield of 0% and expected life of 2.8 years.

On March 7, 2024, the Company issued 9,450 warrants with an exercise price of $30.00 exercisable until March 7, 2029 to Mast Hill and a third party as a finder’s fee. Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 9,450 warrants was classified as a derivative liability on March 7, 2024. On December 31, 2024, the estimated fair value of the 9,450 warrants was $8,191. The estimated fair value of the warrants was computed as of December 31, 2024 using Black-Scholes option-pricing model, with the following assumptions: stock price of $3.26, volatility of 90.43%, risk-free rate of 4.38%, annual dividend yield of 0% and expected life of 4.2 years. On April 3, 2025, 8,750 warrants held by Mast Hill were cashless exercised. On December 31, 2025, the estimated fair value of the 700 warrants was $82. The estimated fair value of the warrants was computed as of December 31, 2025 using Black-Scholes option-pricing model, with the following assumptions: stock price of $1.20, volatility of 98.70%, risk-free rate of 3.55%, annual dividend yield of 0% and expected life of 3.2 years.

On June 5, 2024, the Company issued 152,000 warrants to Mast Hill and a third party as a finder’s fee (See Note 11). Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. On December 31, 2024 and June 5, 2024, Management determined the probability of failing to make an amortization payment when due to be remote and as such the fair value of the 80,000 warrants with an exercise price of $7.50 exercisable until June 5, 2029, has been estimated to be zero. Accordingly, the fair value of the 72,000 warrants with an exercise price of $9.75 exercisable until June 5, 2029 was classified as a derivative liability on June 5, 2024. On December 31, 2024, the estimated fair value of the 72,000 warrants with an exercise price of $9.75 exercisable until June 5, 2029 as derivative liability was $112,666. The estimated fair value of the warrants was computed as of December 31, 2024 using Black-Scholes option-pricing model, with the following assumptions: stock price of $3.26, volatility of 88.64%, risk-free rate of 4.38%, annual dividend yield of 0% and expected life of 4.4 years. In April 2025, 66,667 warrants held by Mast Hill were cashless exercised. On December 31, 2025, the estimated fair value of the 5,333 warrants with an exercise price of $9.75 exercisable until June 5, 2029 was $1,854. The estimated fair value of the warrants was computed as of December 31, 2025 using Black-Scholes option-pricing model, with the following assumptions: stock price of $1.20, volatility of 101.69%, risk-free rate of 3.55%, annual dividend yield of 0% and expected life of 3.4 years. On June 5, 2025, the Second Warrant was not cancelled and was retained by Mast Hill. Accordingly, the initial fair value of the Second Warrant of $621,353 was classified as derivative liability on June 5, 2025 and recorded as interest expense – amortization of debt discount. On December 31, 2025, the estimated fair value of the 80,000 warrants with an exercise price of $7.50 exercisable until June 5, 2029 was $32,175. The estimated fair value of the warrants was computed as of December 31, 2025 using Black-Scholes option-pricing model, with the following assumptions: stock price of $1.20, volatility of 101.69%, risk-free rate of 3.55%, annual dividend yield of 0% and expected life of 3.4 years.

Increases or decreases in fair value of the derivative liability are included as a component of total other (expenses) income in the accompanying consolidated statements of operations and comprehensive loss. The changes to the derivative liability resulted in a decrease of $538,213 and $374,365 in the derivative liability and the corresponding increase in other income as a gain for the years ended December 31, 2025 and 2024, respectively.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – BRIDGE LOAN PAYABLE, NET

On December 11, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Allen O Cage Jr., an individual, pursuant to which the Company issued an unsecured bridge note with a maturity date of April 15, 2026, in the principal sum of $375,000. The bridge note carries an original issue discount of $75,000. Accordingly, on December 11, 2025, Allen paid the purchase price of $300,000 to the Company for the bridge note. This bridge note shall not bear interest. The Company is required to make the following payments in cash to Allen under the bridge note: (i) $125,000 on February 15, 2026, (ii) $125,000 on March 15, 2026, and (iii) $125,000 on April 15, 2026. Upon the occurrence of an event of default under the bridge note, Allen may convert the bridge note into the Company’s common stock at a conversion price equal to 50% of the volume weighted average price of the Company’s common stock during the five (5) trading day period prior to the respective conversion date (the “Conversion Price”), subject to adjustment as provided in the bridge note as well as beneficial ownership limitations. The Conversion Price may not be lower than the floor price, which is equal to 80% of the Minimum Price (as such term is defined by the rules and regulations of the Nasdaq Stock Market LLC, Rule 5635(d)(1)(A)) measured from the effective date of the Purchase Agreement, or such lower amount as permitted, from time to time, by the Nasdaq Stock Market, subject to downward adjustments for share splits, share dividends, share combinations, recapitalizations or other similar events (for the avoidance of doubt, share splits, share dividends, share combinations, recapitalizations or other similar events shall not cause an adjustment to increase the floor price). The Company agreed to issue 100,000 shares of its common stock as a commitment fee to Allen pursuant to the Purchase Agreement. The Purchase Agreement contains customary representations, warranties, and covenants of the Company. The issuance of such 100,000 shares as well as any conversion of the bridge note into shares of the Company’s common stock is subject to the prior shareholder approval of the Company as is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity).

On February 15, 2026, the Company entered into Amendment (the “Note Amendment”) to unsecured bridge note. The Note Amendment extended the time periods under the bridge note for the first payment deadline, the second payment deadline and third payment deadline as follows: (i) the first payment deadline under this Note Amendment is extended to March 16, 2026 from February 15, 2026; the second payment deadline under the Note Amendment is extended to April 15, 2026 from March 15, 2026 and (iii) the third payment deadline under the Note Amendment is extended to May 15, 2026 from April 15, 2026.

In connection with the issuance of the bridge note, the Company incurred debt issuance costs of $18,846 which is capitalized and will be amortized into interest expense over the term of the bridge note.

In accordance with ASC 480-10-25-14, the Company determined that the conversion provisions contain an embedded derivative feature and the Company valued the derivative feature separately, recording debt discount and derivative liability in accordance with the provisions of the bridge note. However, management determined the probability of occurrence of an event of default under the bridge note to be remote and as such the fair value of the embedded conversion feature has been estimated to be zero.

The Company recorded a total debt discount of $213,000 related to the original issue discount and common shares which the Company agreed to issue as a commitment fee to Allen, which will be amortized over the term of the bridge note.

The bridge loan payable as of December 31, 2025 was as follows:

December 31, 2025
Principal amount	$375,000
Less: unamortized debt issuance costs	(14,441)
Less: unamortized debt discount	(163,218)
Convertible note payable, net	$197,341

For the year ended December 31, 2025, amortization of debt discount and debt issuance costs related to the bridge note amounted to $54,186, which have been included in interest expense — amortization of debt discount and debt issuance cost on the accompanying condensed consolidated statements of operations and comprehensive loss.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – RELATED PARTY TRANSACTIONS

Services Provided by Related Party

From time to time, Wilbert Tauzin, a former director of the Company, and his son provide consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $60,794 and $63,644 for the years ended December 31, 2025 and 2024, respectively, which have been included in professional fees on the accompanying consolidated statements of operations and comprehensive loss. As of December 31, 2025 and 2024, the accrued and unpaid services charge related to this director’s son amounted to $6,835 and $15,000, respectively, which have been included in accrued professional fees on the accompanying consolidated balance sheets.

Accrued Liabilities and Other Payables – Related Parties

In 2017, the Company acquired Genexosome’s subsidiary, which was dissolved in 2022, for a cash payment of $450,000. As of both December 31, 2025 and 2024, the unpaid acquisition consideration of $100,000, was payable to Dr. Yu Zhou, former director and former co-chief executive officer and 40% owner of Genexosome, and has been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

From time to time, Lab Services MSO paid shared expense on behalf of the Company. In addition, Lab Services MSO made a payment of $566,667 for equity method investment payable on behalf of the Company in 2024. During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of our investment and on February 26, 2025, the Company and Lab Services MSO entered into a Redemption and Abandonment Agreement, whereby Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by the Company for cash and the surrender of its Series B Preferred Stock having a carrying value of $11,000,000. The aggregate cash amount to the Company for the redemption was $1,745,000. In addition, pursuant to the terms of the Redemption Agreement, all shares of the Company’s Series B Preferred Stock previously issued to SCBC Holdings LLC as partial consideration for the equity interests of Laboratory Services MSO, were permanently surrendered and relinquished to the Company for no additional consideration. The difference of $2,348,695 between the carrying value of the extinguished Series B Preferred Stock, the aggregate cash amount to the Company for the redemption, net of payables due to Lab Services MSO of $632,916, totaling $13,377,916, and the carrying value of the equity method investment of $11,029,221 was accounted for as an increase to additional paid-in capital (See Note 16 - Series B Convertible Preferred Stock Extinguished Related to Sale of Equity Method Investment). As of December 31, 2025 and 2024, the balance due to Lab Services MSO amounted to $0 and $632,916, respectively, which has been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

Borrowings from Related Party

Line of Credit

On August 29, 2019, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) providing the Company with a $20 million line of credit (the “Line of Credit”) from Mr. Lu, the Company’s chairman of the Board of Directors. The Line of Credit allowed the Company to request loans thereunder and to use the proceeds of such loans for working capital and operating expense purposes until the facility matured on December 31, 2024. The loans are unsecured and are not convertible into equity of the Company. Loans drawn under the Line of Credit bear interest at an annual rate of 5% and each individual loan is payable three years from the date of issuance. The Company has a right to draw down on the line of credit and not at the discretion of Mr. Lu, the related party lender. The Company may, at its option, prepay any borrowings under the Line of Credit, in whole or in part at any time prior to maturity, without premium or penalty. The Line of Credit Agreement includes customary events of default. If any such event of default occurs, Mr. Lu may declare all outstanding loans under the Line of Credit to be due and payable immediately.

In the year ended December 31, 2024, activity recorded for the Line of Credit is summarized in the following table:

Outstanding principal under the Line of Credit at January 1, 2024	$850,000
Repayment of Line of Credit	(400,000)
Reclassification of Line of Credit to advance from related party	(450,000)
Outstanding principal under the Line of Credit at December 31, 2024	$-

For the year ended December 31, 2024, the interest expense related to related party borrowing amounted to $42,445 and has been reflected as interest expense — related party on the accompanying consolidated statements of operations and comprehensive loss.

Membership Interest Purchase Agreement

On November 17, 2023, the Company entered into a Membership Interest Purchase Agreement with Mr. Lu, the Company’s chairman of the Board of Directors, pursuant to which (i) Mr. Lu will acquire from the Company 30% of the total outstanding membership interests of Avalon RT 9, a wholly owned subsidiary of the Company, for a cash purchase price of $3,000,000 (the “Acquisition”), and (ii) for a period of twelve months following the closing of the Acquisition, Mr. Lu shall have the option to purchase from the Company up to an additional 70% of the outstanding membership interests of Avalon RT 9 for a purchase price of up to $7,000,000 (the “Option”), subject to the terms and conditions of a membership interest purchase agreement to be negotiated and entered into between Mr. Lu and the Company at such time that Mr. Lu desires to exercise the Option.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – RELATED PARTY TRANSACTIONS (continued)

Membership Interest Purchase Agreement (continued)

On February 18, 2026, the Company and Mr. Lu entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), pursuant to which the Company sold to Mr. Lu 100% of the membership interests of Avalon RT9 for (i) $3,158,078 and (ii) the satisfaction, in full, of an approximately $5,900,000 balance due on an existing mortgage financing. This represents a total amended aggregated purchase price of approximately $9,000,000 (See Note 23 - Amended and Restated Membership Interest Purchase Agreement).

The Company received $3,158,078 and $3,108,106 from Mr. Lu as of December 31, 2025 and 2024, respectively, which was recorded as advance from pending sale of noncontrolling interest – related party on the accompanying consolidated balance sheets.

Series D Convertible Preferred Stock Issued in Exchange of Series A Convertible Preferred Stock

On January 9, 2025, the Company entered into an exchange agreement with Wenzhao Lu, the Company’s chairman of the Board of Directors, pursuant to which Mr. Lu exchanged 9,000 shares of Series A Preferred Stock of the Company, having a carrying value of $9,000,000, for 5,000 shares of Series D Preferred Stock of the Company. The Company determined that the exchange of the Series A Preferred Stock for the Series D Preferred Stock resulted in the extinguishment of the Series A Preferred Stock. As a result, the difference between the carrying amount of the Series A Preferred Stock and the fair value of the Series D Preferred Stock of $162,473 was recognized as a deemed contribution in the year ended December 31, 2025 that increased additional paid-in capital and income available to common shareholders in calculating earnings per share (See Note 16 - Series D Convertible Preferred Stock Issued in Exchange of Series A Convertible Preferred Stock).

NOTE 15 – INCOME TAXES

The Company is governed by the Income Tax Law of the PRC and the U.S. Internal Revenue Code of 1986, as amended. Under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments. The Company has a cumulative deficit from its foreign subsidiary of $3,485,177 as of December 31, 2025, which is included in the consolidated accumulated deficit.

The Company’s loss before income taxes includes the following components:

	Years Ended December 31,
	2025	2024
United States loss before income taxes	$18,175,072	$7,639,148
China loss before income taxes	85,904	264,246
Total loss before income taxes	$18,260,976	$7,903,394

Components of income taxes expense (benefit) consisted of the following:

	Years Ended December 31,
	2025	2024
Current:
U.S. federal	$-	$-
U.S. state and local	-	-
China	-	-
Total current income taxes expense	$-	$-
Deferred:
U.S. federal	$(3,585,262)	$(4,874)
U.S. state and local	(1,213,867)	(1,650)
China	77,641	93,437
Total deferred income taxes (benefit)	$(4,721,488)	$86,913
Change in valuation allowance	4,721,488	(86,913)
Total income taxes expense	$-	$-

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – INCOME TAXES (continued)

The table below summarizes the differences between the U.S. statutory rate and the Company’s effective tax rate for the years ended December 31, 2025 and 2024:

	Years Ended December 31,
	2025	2024
U.S. federal rate	21.0%	21.0%
U.S. state rate	7.1%	6.4%
Permanent difference	(4.2)%	(1.3)%
Non-US rate differential	0.0%	0.1%
True ups	1.9%	(27.3)%
U.S. valuation allowance	(25.9)%	1.1%
Total provision for income taxes	0.0%	0.0%

For the years ended December 31, 2025 and 2024, the Company did not incur any income taxes expense since it did not generate any taxable income in those periods. The Company’s foreign entity did not pay any income taxes during the years ended December 31, 2025 and 2024.

The Company’s components of deferred taxes as of December 31, 2025 and 2024 were as follows:

	December 31, 2025	December 31, 2024
Deferred tax assets
Stock-based compensation	$1,410,079	$1,598,257
Disallowed business interest deduction	-	-
Research and development expense	81,638	106,783
Accrued directors’ compensation	102,166	104,977
Accrued settlement	301,047	140,904
Partnership investment	-	2,167,965
Lease liability	1,687	1,687
Capital loss limitation	1,846,243	149,394
Net operating loss carryforward	22,942,772	17,648,077
Total deferred tax assets, gross	26,685,632	21,918,044
Valuation allowance	(26,506,126)	(21,784,638)
Total deferred tax assets, net	$179,506	$133,406
Deferred tax liabilities
Fixed assets and intangible assets book/tax basis difference	$(179,506)	$(133,406)
Right-of-use assets	-	-
Total deferred tax liabilities	$(179,506)	$(133,406)
Net deferred tax assets	$-	$-

As of December 31, 2025 and 2024, the Company’s both federal and state net operating loss carryforwards amounted to $80,038,036 and $60,926,204, respectively. As of December 31, 2025, the Company has $77,550,482 of U.S. federal net operating loss carryovers that have no expiration date, and $2,487,555 of the federal net operating loss and state net operating loss carry-forwards begin to expire in 2035.

As of December 31, 2025, the Company had net operating loss carryforwards in China of $1,776,321 that begin to expire in 2026.

Additionally, as of December 31, 2025, $61,847 of the future utilization of the net operating loss carryforward to offset future taxable income is subject to special tax rules which may limit their usage under IRS Section 382 (Change of Ownership) and possibly the Separate Return Limitation Year (“SRLY”) rules.

A full valuation allowance has been provided against the Company’s deferred tax assets at December 31, 2025 as the Company believes it is more likely than not that sufficient taxable income will not be generated to realize these temporary differences.

The Company has been notified and assessed an IRS Section 6038 penalty of $10,000 for failure to file a foreign entity tax disclosure. The Company has appealed the penalty and awaits the Internal Revenue Service’s review of the appeal. There is no assurance such appeal will be successful.

The Company has not been audited by any jurisdiction since its inception. The Company is open for audit by the U.S. Internal Revenue Service and U.S. state tax jurisdictions from 2022 to 2025, and open for audit by the Chinese Ministry of Finance from 2021 to 2025.

There were no material uncertain tax positions as of December 31, 2025 and 2024. The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense, if any. The Company does not have any significant uncertain tax positions or events leading to uncertainty in a tax position.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY

The Company is authorized to issue an aggregate of 100,000,000 shares of common stock and 10,000,000 shares of “blank check” preferred stock.

Series A Convertible Preferred Stock

The Company designated up to 15,000 shares of its previously undesignated preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock has a par value of $0.0001 per share and a stated value equal to $1,000.

The shares of Series A Preferred Stock have identical terms and include the terms as set forth below.

Dividends. Holders of Series A Preferred Stock (each, a “Series A Holder” and collectively, the “Series A Holders”) are entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis, disregarding for such purpose any conversion limitations set forth in the Series A Certificate of Designations) to and in the same form as dividends actually paid on shares of the Company’s common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series A Preferred Stock. The Company will not pay any dividends on its common stock unless the Company simultaneously complies with the terms set forth in the Series A Certificate of Designations.

Liquidation. Upon any dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Series A Holders will be entitled to receive out of the assets available for distribution to the stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series A Preferred Stock and (iii) in preference and priority to the holders of the shares of the Company’s common stock, an amount equal to 100% of the Series A Stated Value, and no more, in proportion to the full and preferential amount that all shares of the Series A Preferred Stock are entitled to receive. The Company shall mail written notice of any Liquidation not less than twenty (20) days prior to the payment date stated therein, to each Series A Holder.

Conversion. Each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the later of (i) the date of the stockholder approval as described above, in accordance with the Nasdaq Stock Market Listing Rules, and (ii) the nine (9) month anniversary of the Closing (the “Initial Conversion Date”), at the option of the Series A Holder, into that number of shares of common stock (subject to the limitations set forth in Series A Certificate of Designations, determined by dividing the Stated Value of such share of Series A Preferred Stock by the conversion price (as defined below)). The Series A Holders may effect conversions by providing the Company with the form of conversion notice attached as Annex A to the Series A Certificate of Designations. The Series A Holders may convert such shares into shares of the Company’s common stock at a conversion price per share equal to the greater of (i) one hundred fifty dollars ($150.0) and (ii) ninety percent (90%) of the closing price of the Company’s common stock on Nasdaq on the day prior to receipt of a conversion notice, subject to adjustment for stock splits and similar matters. In addition, following the Initial Conversion Date, each Series A Holder agrees that it shall not be entitled to in any calendar month, sell a number of Series A conversion shares into the open market in an amount exceeding more than ten percent (10%) of the number of Series A conversion shares issuable upon conversion of the Series A Preferred Stock then held by such Series A Holder.

Conversion Price Adjustment:

Stock Dividends and Stock Splits. If the Company, at any time while the Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon conversion of, or payment of a dividend on, the Series A Preferred Stock), (ii) subdivides outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price of the Series A Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of common stock outstanding immediately after such event. Any of the foregoing adjustments shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Series A Convertible Preferred Stock (continued)

Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a “Person”), (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of the Company’s common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Series A Holder shall have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation set forth in the Series A Certificate of Designations on the conversion of the Series A Preferred Stock), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and/or any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to the limitations set forth in the Series A Certificate of Designations on the conversion of the Series A Preferred Stock). For purposes of any such conversion, the determination of the conversion price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the conversion price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Series A Holder shall be given the same choice as to the Alternate Consideration it receives upon such Fundamental Transaction.

Voting Rights. The Series A Holders will have no voting rights, except as otherwise required by the Delaware General Corporation Law. Notwithstanding the foregoing, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock in the Series A Certificate of Designations, (b) increase the number of authorized shares of Series A Preferred Stock, (c) authorize or issue an additional class or series of capital stock that ranks senior to the Series A Preferred Stock with respect to the distribution of assets on liquidation or (d) enter into any agreement with respect to any of the foregoing.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share of Company common stock which a Series A Holder would otherwise be entitled to upon such conversion, the Company will, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price or round up to the next whole share. Notwithstanding the foregoing, nothing shall prevent any Series A Holder from converting fractional shares of Series A Preferred Stock.

As of December 31, 2024, 9,000 shares of Series A Preferred Stock were issued and outstanding. On January 9, 2025, the Company entered into an exchange agreement with Wenzhao Lu, the Company’s chairman of the Board of Directors, pursuant to which Mr. Lu exchanged 9,000 shares of Series A Preferred Stock of the Company for 5,000 shares of Series D Preferred Stock of the Company (See Note 16 - Series D Convertible Preferred Stock Issued in Exchange of Series A Convertible Preferred Stock). As of December 31, 2025, there were no shares of Series A Preferred Stock remain outstanding.

Series B Convertible Preferred Stock

The Company designated up to 15,000 shares of its previously undesignated preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has a par value of $0.0001 per share and a stated value equal to $1,000.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Series B Convertible Preferred Stock (continued)

The shares of Series B Preferred Stock have identical terms and include the terms as set forth below.

Dividends. The holders of Series B Preferred Stock (each, a “Series B Holder” and collectively, the “Series B Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-common-stock basis, disregarding for such purpose any conversion limitations set forth in the Series B Certificate of Designations) to and in the same form as dividends actually paid on shares of the Company’s common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series B Preferred Stock. The Company will not pay any dividends on its common stock unless the Company simultaneously complies with the terms set forth in the Series B Certificate of Designations.

Rank. The Series B Preferred Stock will rank subordinate to the shares of the Company’s Series A Preferred Stock.

Liquidation. Upon any Liquidation, the Series B Holders will be entitled to receive out of the assets available for distribution to stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series B Preferred Stock, including the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series B Preferred Stock and (iii) in preference and priority to the holders of the shares of common stock, an amount equal to one hundred percent (100%) of the Series B Stated Value and no more, in proportion to the full and preferential amount that all shares of the Series B Preferred Stock are entitled to receive. The Company shall mail written notice of any such Liquidation not less than twenty (20) days prior to the payment date stated therein, to each Series B Holder.

Conversion. Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the later of (i) the date of the stockholder approval and (ii) February 9, 2024 (the “Lock Up Period”), at the option of the Series B Holder thereof, into that number of shares of common stock (subject to the limitations set forth in Series B Certificate of Designations determined by dividing the Series B Stated Value of such share of Series B Preferred Stock by the conversion price of the Series B Preferred Stock). Series B Holders may effectuate conversions by providing the Company with the form of conversion notice attached as Annex A to the Series B Certificate of Designations. The Series B Preferred Stock will be convertible into shares of the Company’s common stock at a conversion price per share equal to $56.70, subject to the adjustments set forth in the Series B Certificate of Designations. Notwithstanding the foregoing or the transactions contemplated by the Amended MIPA, until the consummation of the Lock Up Period, the Series B Holders shall not, directly or indirectly, sell, transfer or otherwise dispose of any Series B Preferred Stock issued upon conversion of the Series B conversion shares or pursuant to the Equity Earnout Payment (the “Restricted Securities”) without Company’s prior written consent; provided, however, the Series B Holders may sell, transfer or otherwise dispose of Restricted Securities to an Affiliate, as defined in the Amended MIPA, of a Series B Holder without Company’s prior written consent; provided, further, that such Series B Holder provide prompt written notice to Company of such transfer, including the name and contact information of the Affiliate transferee, and such Affiliate transferee agrees in writing to be bound by the terms of the transaction documents contemplated by the Amended MIPA to which the Series B Holder is a party (which agreement shall also be provided to Company with such notice). After the expiration of the Lock Up Period, the Series B Holder agrees that it and any of its Affiliate transferees shall not be entitled to in any calendar month, sell a number of shares of Company common stock into the open market in an amount exceeding more than ten percent (10%) of the total number of shares of Company common stock issuable upon conversion of the Company common stock then held by the Seller and its Affiliates.

Conversion Price Adjustment:

Stock Dividends and Stock Splits. If the Company, at any time while the Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon conversion of, or payment of a dividend on, the Series B Preferred Stock), (ii) subdivides outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price of the Series B Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of common stock outstanding immediately after such event. Any of the foregoing adjustments shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Series B Convertible Preferred Stock (continued)

Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of the Company’s common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a Fundamental Transaction, then, at the closing of such Fundamental Transaction, without any action on the part of the Series B Holder, the Series B Holder shall have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in the Series B Certificate of Designations on the conversion of the Series B Preferred Stock), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and/or any Alternate Consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series B Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to the limitations set forth in the Series B Certificate of Designations on the conversion of the Series B Preferred Stock). For purposes of any such conversion, the determination of the conversion price of the Series B Preferred Stock shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the conversion price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Series B Holder shall be given the same choice as to the Alternate Consideration it receives upon such Fundamental Transaction.

Voting Rights. The Series B Holders will have no voting rights, except as otherwise required by the Delaware General Corporation Law. Notwithstanding the foregoing, in addition, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, voting as a separate class, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock in the Series B Certificate of Designations, (b) increase the number of authorized shares of Series B Preferred Stock, (c) except with respect to the Series A Preferred Stock, authorize or issue an additional class or series of capital stock that ranks senior to the Series B Preferred Stock with respect to the distribution of assets on liquidation or (d) enter into any agreement with respect to any of the foregoing.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which a Series B Holder would otherwise be entitled to upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price or round up to the next whole share. Notwithstanding the foregoing, nothing shall prevent any Series B Holder from converting fractional shares of Series B Preferred Stock.

As of December 31, 2024, 11,000 shares of Series B Preferred Stock were issued and outstanding. During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of our investment and on February 26, 2025, the Company and Lab Services MSO entered into a Redemption and Abandonment Agreement, whereby Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by the Company for cash and the surrender of its Series B Preferred Stock having a carrying value of $11,000,000. Pursuant to the terms of the Redemption Agreement, all shares of the Company’s Series B Preferred Stock previously issued to SCBC Holdings LLC as partial consideration for the equity interests of Lab Services MSO, were permanently surrendered and relinquished to the Company for no additional consideration (See Note 16 - Series B Convertible Preferred Stock Extinguished Related to Sale of Equity Method Investment). As of December 31, 2025, there were no shares of Series B Preferred Stock remain outstanding.

Series C Convertible Preferred Stock

On December 13, 2024, the Company filed a certificate of designations of preferences, rights, and limitations of Series C Preferred Stock (the “Series C Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 10,000 shares of Series C Preferred Stock of the Company, par value $0.0001 per share. Each share of Series C Preferred Stock has a stated value of $1,000.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Series C Convertible Preferred Stock (continued)

The Series C Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company created hereafter, the terms of which specifically provide that such class or series shall rank junior to the Series C Preferred Stock, (ii) pari passu with any class or series of capital stock of the Company created hereafter specifically ranking, by its terms, on par with the Series C Preferred Stock, (iii) pari passu with Series B Preferred Stock of the Company with respect to its rights, preferences and restrictions, and (iv) subordinate to the Series A Preferred Stock of the Company.

Holders of the Series C Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-common-stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

Holders of the Series C Preferred Stock have no voting power except as otherwise required by the Delaware General Corporation Law.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series C Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series C Preferred Stock, including the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series C Preferred Stock and (iii) in preference and priority to the holders of the shares of common stock, an amount equal to 100% of the Stated Value of the Series C Preferred Stock, in proportion to the full and preferential amount that all shares of the Series C Preferred Stock are entitled to receive.

Each share of Series C Preferred Stock shall be convertible into common stock (the “Series C Conversion Shares”) at a conversion per share equal to $2.41, at the option of the holder, at any time after the later of (i) the date of the shareholder approval of the issuance of the Series C Conversion Shares pursuant to the rules of the Nasdaq Stock Market and (ii) the one year anniversary of the date of the first issuance of any shares of the Series C Preferred Stock. In addition, the holder shall not have the right to convert any portion of the Series C Preferred Stock if, after giving effect to the conversion, such holder (together with its affiliates) would beneficially own in excess of 19.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of the respective Series C Conversion Shares. On May 29, 2025, the Company filed a certificate of amendment to the Series C Certificate of Designations, pursuant to which the beneficial ownership limitation of 19.99% was amended to 4.99%.

As of December 31, 2025 and 2024, 3,800 and 3,500 shares of Series C Preferred Stock were issued and outstanding, respectively.

Series D Convertible Preferred Stock

On January 6, 2025, the Company filed a certificate of designations of preferences, rights, and limitations of Series D Preferred Stock (the “Series D Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 5,000 shares of Series D Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series D Certificate of Designations. Each share of Series D Preferred Stock has a stated value of $1,000.

The Series D Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company created hereafter, the terms of which specifically provide that such class or series shall rank junior to the Series D Preferred Stock, (ii) pari passu with any class or series of capital stock of the Company created hereafter specifically ranking, by its terms, on par with the Series D Preferred Stock, (iii) pari passu with the Series B Preferred Stock of the Company with respect to its rights, preferences and restrictions, and (iv) pari passu with the Series C Preferred Stock of the Company.

Holders of the Series D Preferred Stock have no voting power except as otherwise required by the Delaware General Corporation Law.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series D Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series D Preferred Stock, including the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series D Preferred Stock and (iii) in preference and priority to the holders of the shares of common stock, an amount equal to 100% of the Stated Value of the Series D Preferred Stock, in proportion to the full and preferential amount that all shares of the Series D Preferred Stock are entitled to receive.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Series D Convertible Preferred Stock (continued)

Each share of Series D Preferred Stock shall be convertible into common stock (the “Series D Conversion Shares”) at a conversion per share equal to $2.41, at the option of the holder, at any time after the Company has obtained shareholder approval for the issuance of the Series D Conversion Shares pursuant to the rules of the Nasdaq Stock Market. In addition, the holder shall not have the right to convert any portion of the Series D Preferred Stock if, after giving effect to the conversion, such holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of the respective Series D Conversion Shares.

As of December 31, 2025, 5,000 shares of Series D Preferred Stock were issued and outstanding.

Series E Convertible Preferred Stock

On December 12, 2025, the Company filed a certificate of designations of preferences, rights, and limitations of Series E Non-Voting Convertible Preferred Stock (the “Series E Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 19,500 shares of Series E Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series E Certificate of Designations. Each share of Series E Preferred Stock has a Stated Value of $1,000.

The Series E Preferred Stock shall rank (i) senior to the Company’s Common Stock and any other class or series of capital stock of the Company created hereafter, the terms of which specifically provide that such class or series shall rank junior to the Series E Preferred Stock, (ii) pari passu with any class or series of capital stock of the Company created hereafter specifically ranking, by its terms, on par with the Series E Preferred Stock, (iii) pari passu with Series C Convertible Preferred Stock of the Company with respect to its rights, preferences and restrictions, and (iv) pari passu the Series D Convertible Preferred Stock of the Company.

Holders of the Series E Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series E Preferred Stock equal (on an as-if-converted-to-Common-Stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Holders of the Series E Preferred Stock have no voting power except as otherwise required by the Delaware General Corporation Law. Notwithstanding the foregoing, in addition, as long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series E Preferred Stock, voting as a separate class, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock in this Certificate of Designation, (b) increase the number of authorized shares of Series E Preferred Stock, (c) authorize or issue an additional class or series of capital stock that ranks senior to the Series E Preferred Stock with respect to the distribution of assets on liquidation, or (d) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series E Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series E Preferred Stock, including the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series E Preferred Stock and (iii) in preference and priority to the holders of the shares of Common Stock, an amount equal to the greater of (i) 100% of the Stated Value of the Series E Preferred Stock, in proportion to the full and preferential amount that all shares of the Series E Preferred Stock are entitled to receive or (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth herein or otherwise) pursuant to Section 6 immediately prior to such Liquidation.

Each share of Series E Preferred Stock shall be convertible into Common Stock (the “Conversion Shares”), at any time from and after May 12, 2026, or such earlier time as consented to by the Company in writing at the option of the Holder thereof, into that number of shares of Common Stock (subject to certain limitations, determined by dividing the Stated Value of such share of Series E Preferred Stock by the Conversion Price of $1.50. In addition, the holder shall not have the right to convert any portion of the Series E Preferred Stock if, after giving effect to the conversion, such holder (together with its affiliates) would beneficially own in excess 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series E Preferred Stock held by the applicable holder.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Series E Convertible Preferred Stock (continued)

In addition, the Company shall not issue any shares of Common Stock upon conversion of the Series E Preferred Stock or otherwise pursuant to the terms of the Series E Certificate of Designation if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion (as the case may be) of the Series E Preferred Stock without breaching the Company’s obligations under the rules and regulations the listing rules of the Company’s Principal Market (the maximum number of shares of Common Stock which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules and regulations of the Principal Market for issuances of shares of Common Stock in excess of such amount (the “Stockholder Approval Date”) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders (as defined in the Series E Certificate of Designation).

On December 12, 2025, the Company issued 19,500 shares of its Series E Convertible Preferred Stock as consideration for the purchase of 100% of equity interest of RPM. The Series E Preferred Stock is convertible into shares of the Company’s common stock at a conversion price per share equal to $1.50, subject to certain conditions which include, among others, limiting the number of shares of Series E Preferred Stock that can convert if such conversion would exceed the aggregate number of shares of Common Stock which the Company may issue upon such conversion without breaching the Company’s obligations under the NASDAQ listing rules and regulations (See Note 4).

The Company evaluated the features of the Series E Convertible Preferred Stock under ASC 480, and classified them as permanent equity because the Series E Convertible Preferred Stock is not mandatorily or contingently redeemable at the stockholder’s option and the liquidation preference that exists does not fall within the guidance of SEC Accounting Series Release No. 268 – Presentation in Financial Statements of “Redeemable Preferred Stocks” (“ASR 268”).

As of December 31, 2025, 19,500 shares of Series D Preferred Stock were issued and outstanding.

Series D Convertible Preferred Stock Issued in Exchange of Series A Convertible Preferred Stock

On January 9, 2025, the Company entered into an exchange agreement with Wenzhao Lu, the Company’s chairman of the Board of Directors, pursuant to which Mr. Lu exchanged 9,000 shares of Series A Preferred Stock of the Company, having a carrying value of $9,000,000, for 5,000 shares of Series D Preferred Stock of the Company. The Company determined that the exchange of the Series A Preferred Stock for the Series D Preferred Stock resulted in the extinguishment of the Series A Preferred Stock. As a result, the difference between the carrying amount of the Series A Preferred Stock and the fair value of the Series D Preferred Stock of $162,473 was recognized as a deemed contribution in the year ended December 31, 2025 that increased additional paid-in capital and income available to common shareholders in calculating earnings per share.

Each share of Series D Preferred Stock is convertible into common stock of the Company (the “Series D Conversion Shares”) at a conversion per share equal to $2.41, which approximated the market price at the date of transaction, at the option of the holder, at any time after the Company has obtained shareholder approval for the issuance of the Series D Conversion Shares pursuant to the rules of the Nasdaq Stock Market.

The Company evaluated the features of the Series D Preferred Stock under ASC 480, and classified them as permanent equity because the Series D Preferred Stock is not mandatorily or contingently redeemable at the stockholder’s option and the liquidation preference that exists does not fall within the guidance of SEC Accounting Series Release No. 268 – Presentation in Financial Statements of “Redeemable Preferred Stocks” (“ASR 268”).

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Series B Convertible Preferred Stock Extinguished Related to Sale of Equity Method Investment

During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of our investment and on February 26, 2025, the Company and Lab Services MSO entered into a Redemption and Abandonment Agreement, whereby Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by the Company for cash and the surrender of its Series B Preferred Stock having a carrying value of $11,000,000. The aggregate cash amount to the Company for the redemption was $1,745,000. In addition, pursuant to the terms of the Redemption Agreement, all shares of the Company’s Series B Preferred Stock previously issued to SCBC Holdings LLC as partial consideration for the equity interests of Laboratory Services MSO, were permanently surrendered and relinquished to the Company for no additional consideration. The difference of $2,348,695 between the carrying value of the extinguished Series B preferred stock, the aggregate cash amount to the Company for the redemption, net of payables due to Lab Services MSO of $632,916, totaling $13,377,916, and the carrying value of the equity method investment of $11,029,221 was accounted for as an increase to additional paid-in capital.

Series C Convertible Preferred Stock Sold for Cash

During the year ended December 31, 2024, the Company sold an aggregate of 3,500 shares of Series C Convertible Preferred stock and received proceeds of $3,500,000. Each share of Series C Convertible Preferred Stock is convertible into common stock of the Company (the “Conversion Shares”) at a conversion per share equal to $2.41, which approximated the market price at the date of transaction, at the option of the holder, at any time after the later of (i) the date of the shareholder approval of the issuance of the Conversion Shares pursuant to the rules of the Nasdaq Stock Market (the “Shareholder Approval”) and (ii) the one year anniversary of the date of the first issuance of any shares of the Series C Convertible Preferred Stock.

In July 2025, the Company sold 300 shares of Series C Convertible Preferred Stock and received net proceeds of $290,000 after deducting offering expenses of $10,000. Each share of Series C Convertible Preferred Stock is convertible into common stock of the Company (the “Conversion Shares”) at a conversion per share equal to $2.41, which approximated the market price at the date of transaction. The Company is not required to issue any of the Company’s common stock upon conversion of the Series C Convertible Preferred Stock until the shareholder approval for such issuance is obtained by the Company.

The Company evaluated the features of the Series C Convertible Preferred Stock under ASC 480, and classified them as permanent equity because the Series C Convertible Preferred Stock is not mandatorily or contingently redeemable at the stockholder’s option and the liquidation preference that exists does not fall within the guidance of SEC Accounting Series Release No. 268 – Presentation in Financial Statements of “Redeemable Preferred Stocks” (“ASR 268”).

Common Shares Issued as Convertible Note Payable Commitment Fee

During the year ended December 31, 2024, the Company issued a total of 33,800 shares of its common stock as commitment fee for the purchase of March 2024 Convertible Note and June 2024 Convertible Note. These shares were valued at $320,546, the fair market value on the grant dates using the reported closing share prices on the dates of grant, and the Company recorded it as debt discount.

In July 2025, the Company issued a total of 10,000 shares of its common stock as commitment fee for the purchase of July 2025 Convertible Note. These shares were valued at $26,800, the fair market value on the grant date using the reported closing share price on the date of grant, and the Company recorded it as debt discount (See Note 11 - July 2025 Convertible Note).

Common Shares Sold for Cash

In June 2023, the Company entered into a sales agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth”) under which the Company may offer and sell from time to time shares of its common stock having an aggregate offering price of up to $3.5 million. During the year ended December 31, 2024, Roth sold an aggregate of 281,843 shares of common stock at an average price of $10.14 per share to investors and the Company recorded net proceeds of $2,544,311, net of commission and other offering costs of $313,541.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Common Shares and Warrants Sold for Cash

On July 14, 2025, the Company entered into that certain securities purchase agreement (the “Securities Purchase Agreement”), with an accredited investor, Brown Stone Capital Ltd. (the “Brown Stone”), pursuant to which the Company agreed to issue and sell to Brown Stone, upon the terms and conditions set forth in the Securities Purchase Agreement, 121,200 shares of the Company’s common stock and pre-funded warrants to purchase 354,300 shares of the Company’s common stock, in exchange for $475,500. The total number of shares of the Company’s common stock issuable pursuant to the pre-funded warrants is 354,300 shares. The closing of the transaction occurred on July 17, 2025, which is when the Company received net proceeds of $450,500 after deducting offering expenses of $25,000.

The fair value of the pre-funded warrants was $832,576 and was based on the Black-Scholes pricing model. Input assumptions used were as follows: stock price per share of $2.35, a risk-free interest rate of 4.01%; expected volatility of 91.10%; expected life of 5 years; and expected dividend yield of 0%. $354,297 of the total gross proceeds was allocated to the warrants based on the relative fair value allocation method, which has been reflected in shareholders’ equity. The warrants were classified in shareholders’ equity as the number of shares were fixed and determinable, and no other provisions precluded equity treatment. $121,203 of the total gross proceeds was allocated as the value of common shares.

The direct costs related to the issuance of the common shares and pre-funded warrants were $25,000. These direct costs were recorded as an offset against gross proceeds with $18,628 being recorded in additional paid-in capital and $6,372 being recorded in common shares on a relative fair value basis.

Common Shares Issued for Services

During the year ended December 31, 2024, the Company issued a total of 145,153 shares of its common stock for services rendered. These shares were valued at $530,350, the fair market values on the grant dates using the reported closing share prices on the dates of grant, and the Company recorded stock-based compensation expense of $470,350 for the year ended December 31, 2024 and reduced accrued liabilities of $60,000.

During the year ended December 31, 2025, the Company issued a total of 606,494 shares of its common stock for services rendered and to be rendered. These shares were valued at $1,880,786, the fair market values on the grant dates using the reported closing share prices on the dates of grant, and the Company recorded stock-based compensation expense of $1,829,871 for the year ended December 31, 2025 and reduced accrued liabilities of $42,385 and recorded prepaid expense of $8,530 as of December 31, 2025 which will be amortized over the rest of corresponding service periods.

Common Shares Issued for Warrant Exercise

On November 18, 2024, pursuant to the terms of related warrant agreements, the Company issued 42,381 shares of its common stock upon cashless exercise of warrants.

In March and April 2025, pursuant to the terms of related warrant agreements, the Company issued an aggregate of 429,181 shares of its common stock upon cashless exercise of warrants.

Common Shares Issued for Adjustment for 1:15 Reverse Split

The Company issued 206,033 shares of its common stock, resulting from the rounding up of the fractional shares at the one-for-fifteen reverse stock split effected on October 28, 2024.

Pre-Funded Warrants Issued for Debt Modification

On December 15, 2024, the Company issued to Mast Hill a common stock purchase warrant for the purchase of up to 150,000 shares of the Company’s common stock. The Pre-Funded Warrants are immediately exercisable at issuance and until the Pre-Funded Warrants are exercised in full and have an exercise price of $0.01 per share. The Pre-Funded Warrants were classified as a component of permanent equity as they are freestanding financial instrument that is immediately exercisable, does not embody an obligation for the Company to repurchase its own shares and permit the holder to receive a fixed number of shares of common stock upon exercise.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Common Shares Issued for Debt Conversion

On May 29, 2025, the Company and the June 2024 Convertible Note holder entered into that certain waiver, pursuant to which, during the period from June 1, 2025 through December 31, 2025, the investor converted its June 2024 Convertible Note in the principal amount of $2,010,827 and unpaid interest of $233,795 into 2,244,622 shares of common stock of the Company at a per share price of $1.00 (See Note 11).

Options

The following table summarizes the shares of the Company’s common stock issuable upon exercise of options outstanding at December 31, 2025:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2025	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2025	Weighted Average Exercise Price
$2.93 – 31.20	15,419	2.82	$6.49	15,419	$6.49
$48.75 – 123.00	18,117	1.23	$79.87	18,117	$79.87
$154.50 – 228.00	7,633	4.00	$225.72	7,633	$225.72
$2.93 – 228.00	41,169	2.34	$79.43	41,169	$79.43

Stock option activity for the years ended December 31, 2025 and 2024 was as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2024	56,880	$149.03
Granted	10,265	$4.13
Expired	(14,666)	$(275.14)
Outstanding at December 31, 2024	52,479	$85.45
Granted	2,665	$3.26
Expired / cancelled / forfeited	(13,975)	$(87.50)
Outstanding at December 31, 2025	41,169	$79.43
Options exercisable at December 31, 2025	41,169	$79.43

The aggregate intrinsic value of both stock options outstanding and stock options exercisable at December 31, 2025 was $0.

The fair values of options granted during the year ended December 31, 2025 were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: volatility of 105.10%, risk-free rate of 4.29%, annual dividend yield of 0%, and expected life of 3.00 years. The aggregate fair value of the options granted during the year ended December 31, 2025 was $6,115.

The fair values of options granted during the year ended December 31, 2024 were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: volatility of 83.10% - 96.36%, risk-free rate of 3.47% - 4.79%, annual dividend yield of 0%, and expected life of 3.00 - 5.00 years. The aggregate fair value of the options granted during the year ended December 31, 2024 was $28,694.

For the years ended December 31, 2025 and 2024, stock-based compensation expense (adjustment) associated with stock options granted amounted to $(13,409) and $51,159, of which, $14,829 and $19,878, respectively, was recorded as compensation and related benefits, and $(28,238) and $31,281 was recorded as professional fees, respectively.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Options (continued)

A summary of the status of the Company’s nonvested stock options granted as of December 31, 2025 and changes during the years ended December 31, 2025 and 2024 is presented below:

	Number of Options	Weighted Average Exercise Price
Nonvested at January 1, 2024	5,311	$23.55
Granted	10,265	$4.13
Vested	(9,633)	$(10.31)
Nonvested at December 31, 2024	5,943	$11.54
Granted	2,665	$3.26
Cancelled	(1,853)	$(27.40)
Vested	(6,755)	$(3.92)
Nonvested at December 31, 2025	-	$-

Warrants (Except Pre-Funded Warrants)

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding at December 31, 2025:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2025	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2025	Weighted Average Exercise Price
$7.50 – 37.50	86,593	3.42	$8.01	86,593	$8.01
$67.50	889	2.42	$67.50	889	$67.50
$187.50	8,264	1.30	$187.50	8,264	$187.50
$7.50 – 187.50	95,746	3.23	$24.06	95,746	$24.06

Stock warrant activity for the years ended December 31, 2025 and 2024 was as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding at January 1, 2024	43,035	$75.53
Issued	169,527	$10.28
Cancelled (*)	(23,288)	$(32.85)
Exercised	(6,278)	$(50.77)
Outstanding at December 31, 2024	182,996	$21.37
Exercised	(87,250)	$(18.41)
Outstanding and exercisable at December 31, 2025	95,746	$24.06

*	Second Warrant, which was issued on May 23, 2023, July 6, 2023, October 9, 2023, and March 7, 2024, was cancelled in June 2024. Second Warrant, which was issued on June 5, 2024, is still outstanding as of December 31, 2025 and 2024.

The aggregate intrinsic value of both stock warrants outstanding and stock warrants exercisable at December 31, 2025 was $0.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Warrants (Except Pre-Funded Warrants) (continued)

Warrants Issued in March 2024

In connection with the issuance of March 2024 Convertible Note (See Note 11), the Company issued (i) a warrant to purchase 8,750 shares of common stock with an exercise price of $30.00 exercisable until the five-year anniversary of March 7, 2024 (“First Warrant”), (ii) a warrant to purchase 8,077 shares of common stock with an exercise price of $19.50 (“Second Warrant”), which warrant was never fair valued and was cancelled and extinguished against payment of the March 2024 Convertible Note, to Mast Hill; and issued a warrant to purchase 700 shares of common stock with an exercise price of $30.00 exercisable until the five-year anniversary of March 7, 2024 to a third party as a finder’s fee.

Based upon the Company’s analysis of the criteria contained in ASC 815, the Company determined that all the warrants issued to Mast Hill and a third party as a finder’s fee meet the definition of a derivative liability, as the Company cannot avoid a net cash settlement under certain circumstances. The fair value of the 9,450 warrants with an exercise price of $30.00 exercisable until the five-year anniversary of March 7, 2024 was classified as a derivative liability on March 7, 2024. The fair values of the 9,450 warrants with an exercise price of $30.00 exercisable until the five-year anniversary of March 7, 2024 issued on March 7, 2024 were computed using the Black-Scholes option-pricing model with the following assumptions: stock price of $6.00, volatility of 85.24%, risk-free rate of 4.07%, annual dividend yield of 0% and expected life of 5 years.

The warrants with an exercise price of $30.00 exercisable until the five-year anniversary of March 7, 2024 issued to Mast Hill to purchase 8,750 shares of the Company’s common stock were treated as a discount on the convertible note payable and were valued at $20,374 and were amortized over the term of the March 2024 Convertible Note.

The warrants with an exercise price of $30.00 exercisable until the five-year anniversary of March 7, 2024 issued to a third party as a finder’s fee to purchase 700 shares of the Company’s common stock were treated as convertible debt issuance costs and were valued at $1,679 and were amortized over the term of the March 2024 Convertible Note.

Warrants Issued in June 2024

In connection with the issuance of June 2024 Convertible Note (See Note 11), the Company issued (i) a warrant to purchase 66,667 shares of common stock with an exercise price of $9.75 exercisable until the five-year anniversary of June 5, 2024 (“First Warrant”), (ii) a warrant to purchase 80,000 shares of common stock with an exercise price of $7.50 exercisable until the five-year anniversary of June 5, 2024 (“Second Warrant”), which warrant shall be cancelled and extinguished against payment of the June 2024 Convertible Note, to Mast Hill; and issued a warrant to purchase 5,333 shares of common stock with an exercise price of $9.75 exercisable until the five-year anniversary of June 5, 2024 to a third party as a finder’s fee.

Based upon the Company’s analysis of the criteria contained in ASC 815, the Company determined that all the warrants issued to Mast Hill and a third party as a finder’s fee meet the definition of a derivative liability, as the Company cannot avoid a net cash settlement under certain circumstances. On March 31, 2025 and June 5, 2024, management determined the probability of failing to make an amortization payment when due to be remote and as such the fair value of the 80,000 warrants with an exercise price of $7.50 exercisable until the five-year anniversary of June 5, 2024, which warrant shall be cancelled and extinguished against payment of the June 2024 Convertible Note, has been estimated to be zero. Accordingly, the fair value of the 72,000 warrants with an exercise price of $9.75 exercisable until the five-year anniversary of June 5, 2024 was classified as a derivative liability on June 5, 2024. The fair values of the 72,000 warrants with an exercise price of $9.75 exercisable until the five-year anniversary of June 5, 2024 issued on June 5, 2024 were computed using the Black-Scholes option-pricing model with the following assumptions: stock price of $10.39, volatility of 85.72%, risk-free rate of 4.31%, annual dividend yield of 0% and expected life of 5 years.

The warrants with an exercise price of $9.75 exercisable until the five-year anniversary of June 5, 2024 issued to Mast Hill to purchase 66,667 shares of the Company’s common stock were treated as a discount on the convertible note payable and were valued at $418,194 and were amortized over the term of the June 2024 Convertible Note.

The warrants with an exercise price of $9.75 exercisable until the five-year anniversary of June 5, 2024 issued to a third party as a finder’s fee to purchase 5,333 shares of the Company’s common stock were treated as convertible debt issuance costs and were valued at $39,221 and were amortized over the term of the June 2024 Convertible Note.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – EQUITY (continued)

Warrants (Except Pre-Funded Warrants) (continued)

Warrants Cancelled in June 2024

As of June 5, 2024, the Company paid in full of its outstanding May 2023 Convertible Note, July 2023 Convertible Note, October 2023 Convertible Note, and March 2024 Convertible Note and cancelled 23,288 warrants since these convertible notes were fully extinguished.

Warrants Exercised

On November 18, 2024, 6,278 warrants were cashless exercised.

In March and April 2025, 87,250 warrants were cashless exercised.

A summary of the status of the Company’s nonvested stock warrants issued as of December 31, 2025 and changes during the years ended December 31, 2025 and 2024 was presented below:

	Number of Warrants	Weighted Average Exercise Price
Nonvested at January 1, 2024	15,211	$39.90
Issued	169,527	$10.28
Cancelled	(23,288)	$(32.85)
Vested	(81,450)	$(12.10)
Nonvested at December 31, 2024	80,000	$7.50
Vested	(80,000)	$(7.50)
Nonvested at December 31, 2025	-	$-

Pre-Funded Warrants

The number of pre-funded warrants outstanding as of December 31, 2025 is as follows:

Description	Number Outstanding	Weighted Average Exercise Price
Pre-funded warrants issued in December 2024	150,000	$0.01
Pre-funded warrants issued in July 2025	354,300	$0.0001
Outstanding at December 31, 2025	504,300	$0.0030

A summary of pre-funded warrant activity during the years ended December 31, 2025 and 2024 is as follows:

	Number of Pre-Funded Warrants	Weighted Average Exercise Price
Outstanding at January 1, 2024	-	$-
Pre-funded warrants issued	150,000	$0.01
Outstanding at December 31, 2024	150,000	$0.01
Pre-funded warrants issued	354,300	$0.0001
Outstanding at December 31, 2025	504,300	$0.0030

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - STATUTORY RESERVE AND RESTRICTED NET ASSETS

The Company’s PRC subsidiary, Avalon Shanghai, is restricted in its ability to transfer a portion of its net asset to the Company. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China.

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends. The Company did not make any appropriation to statutory reserve for Avalon Shanghai during the years ended December 31, 2025 and 2024 as it incurred net loss in the periods. As of both December 31, 2025 and 2024, the restricted amount as determined pursuant to PRC statutory laws totaled $6,578.

Relevant PRC laws and regulations restrict the Company’s PRC subsidiary, Avalon Shanghai, from transferring a portion of its net assets, equivalent to its statutory reserve and its share capital, to the Company’s shareholders in the form of loans, advances or cash dividends. Only PRC entity’s accumulated profit may be distributed as dividend to the Company’s shareholders without the consent of a third party. As of both December 31, 2025 and 2024, total restricted net assets amounted to $1,206,578.

NOTE 18 – NONCONTROLLING INTEREST

As of December 31, 2025, Dr. Yu Zhou, former director and former co-chief executive officer of Genexosome, who owns 40% of the equity interests of Genexosome, which is not under the Company’s control. During the years ended December 31, 2025 and 2024, the Company did not allocate any net loss to the noncontrolling interest holder due to its inability to satisfy these deficits.

NOTE 19 – CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiary exceed 25% of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of this test, restricted net assets of consolidated subsidiary shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiary (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiary in the form of loans, advances or cash dividends without the consent of a third party.

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with such requirement and concluded that it was not applicable to the Company as the restricted net assets of the Company’s PRC subsidiary did not exceed 25% of the consolidated net assets of the Company, therefore, the condensed financial statements for the parent company have not been required.

NOTE 20 - CONCENTRATIONS

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the years ended December 31, 2025 and 2024.

NOTE 21 – SEGMENT INFORMATION

The segment reporting structure uses the Company’s management reporting structure as its foundation to reflect how the Company manages the businesses internally.

On December 12, 2025, the Company purchased 100% of RPM. During the year ended December 31, 2025, the management reporting structure was composed of two strategic business units, mainly organized by services, led by the Company’s Chief Executive Officer, who is its CODM. Using the accounting guidance on segment reporting, the Company determined that its two operating segments were aligned with its two reportable segments corresponding to its strategic business units.

During the year ended December 31, 2024, the management reporting structure was composed of one strategic business unit, mainly organized by services, led by the Company’s Chief Executive Officer, who is its CODM. Using the accounting guidance on segment reporting, the Company determined that its one operating segment was aligned with its one reportable segment corresponding to its strategic business unit.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 – SEGMENT INFORMATION (continued)

On February 9, 2023, the Company purchased 40% of Lab Services MSO. During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of our investment and on February 26, 2025, the Company and Lab Services MSO entered into a Redemption and Abandonment Agreement, whereby Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by the Company. Beginning in February 2025, the Company no longer offers laboratory services. During the year ended December 31, 2025, the Company operated in two reportable business segments: (1) the AI generated polishing segment (which commenced on December 12, 2025), and (2) laboratory testing services segment (which ended on February 26, 2025) since Lab Services MSO’s operating results were regularly reviewed by the Company’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance. During the year ended December 31, 2024, the Company operated in one reportable business segment: laboratory testing services segment since Lab Services MSO’s operating results were regularly reviewed by the Company’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance. The Company regularly reviewed the operating results and performance of Lab Services MSO, which was the Company’s equity method investee.

The accounting policies for the segments are the same as those described in Note 3. Our reportable segments are aligned principally around the differences in services. Income from equity method investment – Lab Services MSO is calculated by subtracting amortization of intangible assets acquired from acquisition from the Company’s share of Lab Services MSO’s net income; and AI generated publishing income is calculated by subtracting AI generated publishing cost of revenue and AI generated publishing operating expenses from AI generated publishing revenue. The assets and certain expenses related to corporate activities are not allocated to the segments.

Discontinued operations are not included in the applicable reportable segments.

Information with respect to these reportable business segments for the years ended December 31, 2025 and 2024 was as follows:

	Year Ended December 31, 2025
	Lab	AI
	Services	Generated	Corporate /
	MSO	Polishing	Other	Total
Income from equity method investment - Lab Services MSO	$392,677	$-	$-	$392,677
Other operating expenses	-	(94,553)	(7,889,483)	(7,984,036)
Other (expense) income:
Interest expense	-	-	(1,456,694)	(1,456,694)
Loss on extinguishment of debt	-	-	(9,076,587)	(9,076,587)
Other income	-	100	605,667	605,767
Net income (loss)	$392,677	$(94,453)	$(17,817,097)	$(17,518,873)

	Year Ended December 31, 2024
	Lab
	Services	Corporate /
	MSO	Other	Total
Loss from equity method investment - Lab Services MSO	$(846,588)	$-	$(846,588)
Other operating expenses	-	(3,994,662)	(3,994,662)
Other expense:
Interest expense	-	(1,659,745)	(1,659,745)
Other expense	-	(538,609)	(538,609)
Net loss	$(846,588)	$(6,193,016)	$(7,039,604)

Identifiable long-lived tangible assets at December 31, 2025 and 2024	December 31, 2025	December 31, 2024
Corporate/Other	$727	$1,298

Identifiable long-lived tangible assets at December 31, 2025 and 2024	December 31, 2025	December 31, 2024
China	$727	$1,298

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company is subject to ordinary routine litigation incidental to its normal business operations. The Company is not currently a party to, and its property is not subject to, any material legal proceedings, except as set forth below.

On October 28, 2019, Research Institute at Nationwide Children’s Hospital (“Research Institute”) filed a Complaint in the United States District Court for the Southern District of Ohio Eastern Division against Dr. Zhou, Li Chen, the Company and Genexosome with various claims against the Company and Genexosome including misappropriation of trade secrets in violation of the Defend Trade Secrets Act of 2016 and violation of Ohio Uniform Trade Secrets Act. The Company, Genexosome and the Research Institute entered into a Settlement Agreement dated June 7, 2022 (the “Settlement Date”) whereby the Company agreed to pay the Research Institute $450,000 on each of the sixty-day, one year and two-year anniversaries of the Settlement Date. In addition, the Company agreed to pay the Research Institute 30% of the Company’s initial pre-tax profit of $3,333,333, 20% of the Company’s second pre-tax profit of $3,333,333 and 10% of the Company’s third pre-tax profit of $3,333,333. The parties provided a mutual release as well. As of December 31, 2025 and 2024, the accrued litigation settlement amounted to $363,450 and $373,450, respectively.

Operating Leases Commitment

The Company is a party to leases for office space. These lease agreements expire through December 2026. Rent expense under all operating leases amounted to approximately $97,000 and $127,000 for the years ended December 31, 2025 and 2024, respectively. Supplemental cash flow information related to leases for the years ended December 31, 2025 and 2024 is as follows:

	Years Ended December 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows paid for operating lease	$81,650	$125,076
Right-of-use assets obtained in exchange for lease obligation:
Operating lease	$127,486	$-

The following table summarizes the maturity of lease liabilities under operating lease as of December 31, 2025:

For the Year Ending December 31:	Operating Lease
2026	$6,000
2027 and thereafter	-
Total lease payments	6,000
Amount of lease payments representing interest	-
Total present value of operating lease liabilities	$6,000

NOTE 23 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Common Shares Issued for Debt Conversion

During the period from January 1, 2026 through March 17, 2026, an investor converted its convertible note in the principal amount of $545,949 and unpaid interest of $5,525 into 551,474 shares of common stock of the Company at a per share price of $1.00.

Common Shares Issued for Pre-Funded Warrants Exercise

In January 2026, the Company issued an aggregate of 354,257 shares of its common stock upon cashless exercise of pre-funded warrants.

Common Shares Issued for Services

During the period from January 1, 2026 through March 17, 2026, the Company issued a total of 505,000 shares of its common stock for services rendered and to be rendered. These shares were valued at $522,800, the fair market values on the grant dates using the reported closing share prices on the dates of grant.

Common Shares Issued for Warrant Exercise

In February 2026, pursuant to the terms of related warrant agreements, the Company issued an aggregate of 1,268,672 shares of its common stock upon cashless exercise of warrants.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 – SUBSEQUENT EVENTS (continued)

Securities Purchase Agreements

On February 11, 2026, the Company entered into a securities purchase agreement with an accredited investor pursuant to which the Company issued to the investor a promissory note in the principal amount of $233,910, (inclusive of a $26,910 original issuance discount) for gross proceeds of $207,000.

On February 19, 2026, the Company entered into a securities purchase agreement with an accredited investor pursuant to which the Company issued to the investor a promissory note in the principal amount of $233,910 (inclusive of a $26,910 original issuance discount) for gross proceeds of $207,000.

On February 26, 2026, the Company entered into securities purchase agreements with certain institutional investors for the issuance and sale in a private placement of (i) 490,197 shares of the Company’s common stock at a purchase price of $0.51 per share; (ii) pre-funded warrants at a purchase price of 0.5099 per pre-funded warrant to purchase up to an aggregate of 5,882,353 shares of the Company’s common stock; (iii) Series A-1 warrants to purchase up to 6,372,550 shares of the Company’s common stock; and (iv) Series A-2 warrants to purchase up to 6,372,550 shares of the Company’s common stock.

Amendment to Unsecured Bridge Note

On February 15, 2026, the Company entered into Amendment #2 (the “Note Amendment”) to unsecured bridge note dated December 11, 2025 in the original principal amount of $375,000. The Note Amendment extended the time periods under the bridge note for the first payment deadline, the second payment deadline and third payment deadline as follows: (i) the first payment deadline under this Note Amendment is extended to March 16, 2026 from February 15, 2026; the second payment deadline under the Note Amendment is extended to April 15, 2026 from March 15, 2026 and (iii) the third payment deadline under the Note Amendment is extended to May 15, 2026 from April 15, 2026.

Amended and Restated Membership Interest Purchase Agreement

As previously reported, on November 17, 2023, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Wenzhao Lu, the Chairman of the Company’s Board of Directors, pursuant to which (i) Mr. Lu acquired from the Company 30% of the total outstanding membership interests of Avalon RT 9 for a cash purchase price of $3 million (the “Acquisition”), and (ii) for a period of twelve months following the closing of the Acquisition, Mr. Lu shall have the option to purchase from the Company up to an additional 70% of the outstanding membership interests of Avalon RT 9 for a purchase price of up to $7 million.

On February 18, 2026, the Company and Mr. Lu entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), pursuant to which the Company sold to Mr. Lu 100% of the membership interests of Avalon RT 9 for (i) approximately $3.1 million, and (ii) the satisfaction, in full, of an approximately $5.9 million balance due on an existing mortgage financing. This represents a total amended aggregated purchase price of approximately $9 million.

Directors Resignation and Appointment

On February 24, 2026, each of William B. Stilley, III, Wilbert J. Tauzin II and Tevi Troy informed the Company that they will be resigning from the Company’s Board of Directors (the “Board”) as well as the Company’s Board committees on which they respectively served effective as of February 24, 2026. Messrs. Stilley’s, Tauzin’s and Troy’s resignations were not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

On February 24, 2026, the Board appointed (i) Lourdes Felix as a member and Chair of the audit committee and member of the compensation committee; (ii) Michael Mathews as a member of the audit committee, the compensation committee and the nominating and corporate governance committee and Chair of the nominating and corporate governance committee; and (ii) Steven Sanders as lead independent director and Chair of the compensation committee. All of the foregoing appointments are effective as of February 24, 2026.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$39,221	$109,091
Receivable from sale of equity method investment	187,000	748,000
Prepaid expense and other current assets	273,493	282,170
Current assets of discontinued operations	-	356,616

Total Current Assets	499,714	1,495,877

NON-CURRENT ASSETS:
Operating lease right-of-use assets, net	135,055	-
Property and equipment, net	11,999	727
Intangible assets, net	1,265,616	2,158,167
Goodwill	12,808,197	12,808,197
Non-current assets of discontinued operations	-	6,937,769

Total Non-current Assets	14,220,867	21,904,860

Total Assets	$14,720,581	$23,400,737

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accrued professional fees	$1,472,034	$1,832,606
Accrued research and development fees	153,772	153,772
Accrued payroll liability and compensation	875,638	1,072,553
Accrued litigation settlement	363,450	363,450
Accrued liabilities and other payables	171,836	281,063
Accrued liabilities and other payables - related party	100,000	100,000
Operating lease obligation	89,831	6,000
Advance from pending sale of subsidiary - related party	-	3,158,078
Derivative liability	27,790	34,156
Stock subscription liability	150,000	150,000
Bridge loan payable, net	-	197,341
Convertible note payable, net	-	737,018
Note payable, net	1,188,700	-
Current liabilities of discontinued operations	-	6,061,077

Total Current Liabilities	4,593,051	14,147,114

NON-CURRENT LIABILITIES:
Operating lease obligation, noncurrent portion	56,224	-
Non-current liabilities of discontinued operations	-	23,515

Total Non-current Liabilities	56,224	23,515

Total Liabilities	4,649,275	14,170,629

Commitments and Contingencies (Note 16)

EQUITY:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized;
Series C Convertible Preferred Stock, 2,550 and 3,800 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively; Liquidation preference $2.55 million at June 30, 2026	2,540,000	3,790,000
Series D Convertible Preferred Stock, 0 and 5,000 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively;	-	8,837,527
Series E Convertible Preferred Stock, 19,396 and 19,500 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively; Liquidation preference $19.396 million at June 30, 2026	14,813,253	14,916,753
Common stock, $0.0001 par value; 100,000,000 shares authorized; 13,680,790 shares issued and 13,677,323 shares outstanding at June 30, 2026; 4,857,476 shares issued and 4,854,009 shares outstanding at December 31, 2025	1,368	486
Additional paid-in capital	106,067,244	88,376,767
Less: common stock held in treasury, at cost; 3,467 shares at June 30, 2026 and December 31, 2025	(522,500)	(522,500)
Accumulated deficit	(112,592,608)	(105,934,101)
Statutory reserve	6,578	6,578
Accumulated other comprehensive loss	(242,029)	(241,402)
Total Change Agents Corporation stockholders’ equity	10,071,306	9,230,108
Noncontrolling interest	-	-

Total Equity	10,071,306	9,230,108

Total Liabilities and Equity	$14,720,581	$23,400,737

See accompanying notes to the condensed consolidated financial statements.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

INCOME FROM EQUITY METHOD INVESTMENT - LAB SERVICES MSO	$-	$-	$-	$392,677

OTHER OPERATING EXPENSES:
Advertising and marketing expenses	105,271	322,552	315,117	393,702
Professional fees	795,577	1,428,611	2,377,528	3,060,826
Compensation and related benefits	434,725	292,629	658,141	601,651
Amortization of intangible assets	563,000	-	1,126,000	-
Credit loss expense	-	1,650,000	-	1,650,000
Other general and administrative expenses	153,306	214,724	296,219	380,437

Total Other Operating Expenses	2,051,879	3,908,516	4,773,005	6,086,616

LOSS FROM OPERATIONS	(2,051,879)	(3,908,516)	(4,773,005)	(5,693,939)

OTHER EXPENSE
Interest expense - amortization of debt discount and debt issuance costs	(65,324)	(780,602)	(254,741)	(1,064,357)
Interest expense - other	(177,763)	(82,755)	(259,792)	(164,711)
Change in fair value of derivative liability	1,652	561,176	(1,275,237)	446,816
Loss on extinguishment of debt	-	(9,076,587)	-	(9,076,587)
Other income	114,502	2,673	7,283	1,487

Total Other Expense, net	(126,933)	(9,376,095)	(1,782,487)	(9,857,352)

LOSS BEFORE INCOME TAXES	(2,178,812)	(13,284,611)	(6,555,492)	(15,551,291)

INCOME TAXES	-	-	-	-

NET LOSS FROM CONTINUING OPERATIONS	(2,178,812)	(13,284,611)	(6,555,492)	(15,551,291)

NET LOSS FROM DISCONTINUED OPERATIONS	-	(173,987)	(103,015)	(389,418)

NET LOSS	$(2,178,812)	$(13,458,598)	$(6,658,507)	$(15,940,709)

LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	-	-	-

NET LOSS AFTER NONCONTROLLING INTEREST	(2,178,812)	(13,458,598)	(6,658,507)	(15,940,709)

DEEMED CONTRIBUTION ON EXCHANGE OF EQUITY INSTRUMENTS	-	-	-	162,473

NET LOSS ATTRIBUTABLE TO CHANGE AGENTS CORPORATION COMMON SHAREHOLDERS	$(2,178,812)	$(13,458,598)	$(6,658,507)	$(15,778,236)

NET LOSS PER COMMON SHARE ATTRIBUTABLE TO CHANGE AGENTS CORPORATION COMMON SHAREHOLDERS:
Basic and diluted, continuing operations	$(0.14)	$(6.14)	$(0.53)	$(8.12)
Basic and diluted, discontinued operations	(0.00)	(0.08)	(0.01)	(0.21)
Basic and diluted	$(0.14)	$(6.22)	$(0.54)	$(8.33)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	15,792,440	2,162,323	12,397,080	1,894,961

COMPREHENSIVE LOSS:
NET LOSS	$(2,178,812)	$(13,458,598)	$(6,658,507)	$(15,940,709)
OTHER COMPREHENSIVE (LOSS) INCOME FROM CONTINUED OPERATIONS
Unrealized foreign currency translation (loss) gain	(316)	104	(627)	383
COMPREHENSIVE LOSS	(2,179,128)	(13,458,494)	(6,659,134)	(15,940,326)
LESS: COMPREHENSIVE LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	-	-	-
COMPREHENSIVE LOSS ATTRIBUTABLE TO CHANGE AGENTS CORPORATION COMMON SHAREHOLDERS	$(2,179,128)	$(13,458,494)	$(6,659,134)	$(15,940,326)

See accompanying notes to the condensed consolidated financial statements.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Three and Six Months Ended June 30, 2026

(Unaudited)

	Change Agents Corporation Stockholders’ Equity
	Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Common Stock			Treasury Stock				Accumulated
	Number		Number		Number		Number		Additional	Number				Other
	of		of		of		of		Paid-in	of		Accumulated	Statutory	Comprehensive	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Reserve	Loss	Interest	Equity

Balance, January 1, 2026	3,800	$3,790,000	5,000	$8,837,527	19,500	$14,916,753	4,857,476	$486	$88,376,767	(3,467)	$(522,500)	$(105,934,101)	$6,578	$(241,402)	$-	$9,230,108

Issuance of common stock upon cashless exercise of pre-funded stock warrants	-	-	-	-	-	-	354,257	35	(35)	-	-	-	-	-	-	-

Issuance of common stock upon cashless exercise of stock warrants	-	-	-	-	-	-	1,268,672	127	(127)	-	-	-	-	-	-	-

Conversion of Series C Preferred Stock into common stock	(723)	(723,000)	-	-	-	-	300,000	30	722,970	-	-	-	-	-	-	-

Conversion of convertible note payable and accrued interest into common stock	-	-	-	-	-	-	551,474	55	551,419	-	-	-	-	-	-	551,474

Reclassification of derivative liability to equity	-	-	-	-	-	-	-	-	1,281,603	-	-	-	-	-	-	1,281,603

Issuance of common stock for services	-	-	-	-	-	-	505,000	50	522,750	-	-	-	-	-	-	522,800

Sales of securities from the February 2026 private placement, net	-	-	-	-	-	-	490,197	49	2,756,763	-	-	-	-	-	-	2,756,812

Sale of subsidiary (Note 3)	-	-	-	-	-	-	-	-	1,861,266	-	-	-	-	-	-	1,861,266

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	(311)	-	(311)

Net loss for the three months ended March 31, 2026	-	-	-	-	-	-	-	-	-	-	-	(4,479,695)	-	-	-	(4,479,695)

Balance, March 31, 2026	3,077	3,067,000	5,000	8,837,527	19,500	14,916,753	8,327,076	832	96,073,376	(3,467)	(522,500)	(110,413,796)	6,578	(241,713)	-	11,724,057

Issuance of common stock upon cash exercise of pre-funded stock warrants	-	-	-	-	-	-	2,541,353	254	-	-	-	-	-	-	-	254

Conversion of Series C Preferred Stock into common stock	(527)	(527,000)	-	-	-	-	218,672	22	526,978	-	-	-	-	-	-	-

Conversion of Series D Preferred Stock into common stock	-	-	(5,000)	(8,837,527)	-	-	2,074,689	208	8,837,319	-	-	-	-	-	-	-

Conversion of Series E Preferred Stock into common stock	-	-	-	-	(104)	(103,500)	69,000	7	103,493	-	-	-	-	-	-	-

Issuance of common stock as bridge loan payable commitment fee	-	-	-	-	-	-	100,000	10	137,990	-	-	-	-	-	-	138,000

Issuance of common stock upon waiver to enter into note agreement	-	-	-	-	-	-	200,000	20	58,180	-	-	-	-	-	-	58,200

Issuance of common stock for services	-	-	-	-	-	-	150,000	15	60,660	-	-	-	-	-	-	60,675

Stock-based compensation	-	-	-	-	-	-	-	-	269,248	-	-	-	-	-	-	269,248

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	(316)	-	(316)

Net loss for the three months ended June 30, 2026	-	-	-	-	-	-	-	-	-	-	-	(2,178,812)	-	-	-	(2,178,812)

Balance, June 30, 2026	2,550	$2,540,000	-	$-	19,396	$14,813,253	13,680,790	$1,368	$106,067,244	(3,467)	$(522,500)	$(112,592,608)	$6,578	$(242,029)	$-	$10,071,306

See accompanying notes to the condensed consolidated financial statements.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN (DEFICIT) EQUITY

For the Three and Six Months Ended June 30, 2025

(Unaudited)

	Change Agents Corporation Stockholders’ (Deficit) Equity
	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Common Stock			Treasury Stock				Accumulated
	Number		Number		Number		Number		Number		Additional	Number				Other		Total
	of		of		of		of		of		Paid-in	of		Accumulated	Statutory	Comprehensive	Noncontrolling	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Reserve	Loss	Interest	(Deficit)

Balance, January 1, 2025	9,000	$9,000,000	11,000	$11,000,000	3,500	$3,500,000	-	$-	1,445,979	$145	$72,023,525	(3,467)	$(522,500)	$(87,673,125)	$6,578	$(232,000)	$-	$7,102,623

Issuance of common stock upon cashless exercise of stock warrants	-	-	-	-	-	-	-	-	186,877	19	(19)	-	-	-	-	-	-	-

Issuance of common stock for services	-	-	-	-	-	-	-	-	22,278	2	111,230	-	-	-	-	-	-	111,232

Reclassification of derivative liability to equity	-	-	-	-	-	-	-	-	-	-	18,853	-	-	-	-	-	-	18,853

Series D Convertible Preferred Stock issued in exchange of Series A Convertible Preferred Stock	(9,000)	(9,000,000)	-	-	-	-	5,000	8,837,527	-	-	162,473	-	-	-	-	-	-	-

Series B Convertible Preferred Stock extinguished related to sale of equity method investment	-	-	(11,000)	(11,000,000)	-	-	-	-	-	-	2,348,695	-	-	-	-	-	-	(8,651,305)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	9,159	-	-	-	-	-	-	9,159

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	279	-	279

Net loss for the three months ended March 31, 2025	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,482,111)	-	-	-	(2,482,111)

Balance, March 31, 2025	-	-	-	-	3,500	3,500,000	5,000	8,837,527	1,655,134	166	74,673,916	(3,467)	(522,500)	(90,155,236)	6,578	(231,721)	-	(3,891,270)

Issuance of common stock upon cashless exercise of stock warrants	-	-	-	-	-	-	-	-	242,304	24	(24)	-	-	-	-	-	-	-

Issuance of common stock for services	-	-	-	-	-	-	-	-	170,000	17	746,183	-	-	-	-	-	-	746,200

Reclassification of derivative liability to equity	-	-	-	-	-	-	-	-	-	-	157,676	-	-	-	-	-	-	157,676

Stock-based compensation adjustment	-	-	-	-	-	-	-	-	-	-	(28,085)	-	-	-	-	-	-	(28,085)

Conversion of convertible note payable and accrued interest into common stock	-	-	-	-	-	-	-	-	285,113	28	285,085	-	-	-	-	-	-	285,113

Loss on extinguishment of debt recognized	-	-	-	-	-	-	-	-	-	-	9,076,587	-	-	-	-	-	-	9,076,587

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	104	-	104

Net loss for the three months ended June 30, 2025	-	-	-	-	-	-	-	-	-	-	-	-	-	(13,458,598)	-	-	-	(13,458,598)

Balance, June 30, 2025	-	$-	-	$-	3,500	$3,500,000	5,000	$8,837,527	2,352,551	$235	$84,911,338	(3,467)	$(522,500)	$(103,613,834)	$6,578	$(231,617)	$-	$(7,112,273)

See accompanying notes to the condensed consolidated financial statements.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(6,555,492)	$(15,551,291)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of intangible assets	1,126,905	302
Credit loss provision	-	1,650,000
Amortization of operating lease right-of-use asset	34,688	33,628
Stock-based compensation and service expense	703,372	761,698
Income from equity method investment	-	(392,677)
Amortization of debt issuance costs and debt discount	254,741	1,064,357
Change in fair market value of derivative liability	1,275,237	(446,816)
Loss on extinguishment of debt	-	9,076,587
Changes in operating assets and liabilities:
Security deposit	-	17,332
Prepaid expense and other assets	41,612	(264,109)
Accrued liabilities and other payables	(407,430)	1,295,813
Operating lease obligation	(29,688)	(33,628)

NET CASH USED IN OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	(3,556,055)	(2,788,804)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equity method investment	561,000	95,000
Purchase of property and equipment	(12,158)	-
Acquisition of internal-use software	(233,449)	-

NET CASH PROVIDED BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	315,393	95,000

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of bridge loan	(375,000)	-
Repayments of convertible debt	(200,000)	-
Proceeds from issuance of debt	1,564,000	-
Payments of debt issuance costs	(44,000)	-
Repayments of debt	(341,250)	-
Proceeds from stock subscription liability	-	150,000
Advance from pending sale of subsidiary	-	149,972
Payments of offering costs	-	(22,336)
Proceeds from warrant exercises	254	-
Proceeds received from the February 2026 private offering	3,249,412	-
Disbursements for the February 2026 private offering costs	(492,600)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS	3,360,816	277,636

DISCONTINUED OPERATIONS

Net cash used in operating activities from discontinued operations	(231,956)	(173,555)

NET CASH FLOWS USED IN DISCONTINUED OPERATIONS	(231,956)	(173,555)

EFFECT OF EXCHANGE RATE ON CASH - CONTINUING OPERATIONS	41,932	409

NET DECREASE IN CASH	(69,870)	(2,589,314)

CASH - beginning of period	109,091	2,658,182

CASH - end of period	$39,221	$68,868

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$256,175	$493,711

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for future services	$32,445	$34,423
Common stock issued for accrued liabilities	$96,600	$42,385
Options issued for accrued liabilities	$20,306	$-
Receivable related to sale of equity method investment	$-	$1,745,000
Related party payable extinguished upon sale of equity method investment	$-	$632,916
Series B Convertible Preferred Stock extinguished related to sale of equity method investment	$-	$11,000,000
Series D Convertible Preferred Stock issued in exchange of Series A Convertible Preferred Stock	$-	$9,000,000
Stock warrants issued as placement agent fee	$294,001	$-
Settlement of derivative liability	$1,281,603	$176,529
Issuance of common stock upon cashless exercise of stock warrants	$127	$43
Issuance of common stock upon cashless exercise of pre-funded stock warrants	$35	$-
Initial ROU asset and lease liability	$169,743	$127,486
Conversion of convertible note payable and accrued interest into common stock	$551,474	$285,113
Series C Convertible Preferred Stock converted into common stock	$1,250,000	$-
Series D Convertible Preferred Stock converted into common stock	$8,837,527	$-
Series E Convertible Preferred Stock converted into common stock	$103,500	$-
Related party gain on deconsolidation of Avalon RT 9	$1,861,266	$-
Deferred financing costs in accrued liabilities	$-	$62,316
Issuance of common stock upon waiver to enter into note agreement	$58,200	$-
Common stock issued as note payable commitment fee	$138,000	$-

See accompanying notes to the condensed consolidated financial statements.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Change Agents Corporation (f/k/a Avalon GloboCare Corp.) (the “Company” or “CHGA”) was incorporated under the laws of the State of Delaware on July 28, 2014. On July 20, 2026, the Company changed its name to Change Agents Corporation.

The Company operates through two business segments: (i) an artificial intelligence software segment, through which the Company develops and commercializes an AI-driven, short-form agentic video generation platform and an agentic Generative Engine Optimization (GEO) search product operated by Avalon Quantum AI, LLC, a wholly owned subsidiary formed in connection with the acquisition of RPM Interactive, Inc. in December 2025; and (ii) a consumer health technology segment, through which the Company distributes the Keto Air breathalyzer device - a non-invasive consumer breathalyzer that measures ketosis levels and is sold in North America, bearing an FDA registration number.

The Company is a technology-focused company with a strategic focus on developing innovative Agentic AI software and consumer health products that target consumers and small businesses. The Company recently announced the intent to expand into drone interception and surveillance AI enhanced technology solutions through the establishment of Autonomous Air Defense Systems LLC. The Company is actively seeking complementary bolt-on AI acquisitions that could generate near-term revenue to supplement current operations as both segments continue to develop.

On May 18, 2015, Avalon Healthcare System, Inc. (“AHS”) was incorporated under the laws of the State of Delaware. AHS owns 100% of the capital stock of Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), which is a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“PRC”). Avalon Shanghai was incorporated on April 29, 2016, and was engaged in medical related consulting services for customers. Due to the winding down of the medical related consulting services in 2022, the Company decided to cease all operations of Avalon Shanghai and no longer has any material revenues or expenses in Avalon Shanghai. As a result, Avalon Shanghai is no longer an operating entity.

On February 7, 2017, the Company formed Avalon RT 9 Properties, LLC (“Avalon RT 9”), a New Jersey limited liability company. On May 5, 2017, Avalon RT 9 purchased a real property located in Township of Freehold, County of Monmouth, State of New Jersey, having a street address of 4400 Route 9 South, Freehold, NJ 07728. This property was purchased to serve as the Company’s world-wide headquarters for all corporate administration and operations. In addition, the property generates rental income. Avalon RT 9 owns this office building. Avalon RT 9’s business consists of the ownership and operation of the income-producing real estate property in New Jersey. On February 18, 2026, the Company sold 100% of Avalon RT 9 to Wenzhao Lu, the Company’s chairman of the Board of Directors.

On October 14, 2022, the Company formed a wholly owned subsidiary, Avalon Laboratory Services, Inc. (“Avalon Lab”), a Delaware company. On February 9, 2023, Avalon Lab purchased 40% of the issued and outstanding equity interests of Laboratory Services MSO, LLC, a private limited company formed under the laws of the State of Delaware on September 6, 2019 (“Lab Services MSO”), and its subsidiaries. Lab Services MSO, through its subsidiaries, is engaged in providing laboratory testing services. During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of our investment and on February 26, 2025, Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by Avalon Lab. Accordingly, beginning in February 2025, we no longer offer laboratory services.

On May 1, 2024, the Company formed a wholly owned subsidiary, Q&A Distribution LLC (“Q&A Distribution”), a Texas company. Q&A Distribution is engaged in distribution of KetoAir device.

On February 21, 2025, the Company formed a wholly owned subsidiary, Nexus MergerSub Limited (“Nexus”), a British Virgin Islands (“BIV”) company. There was no activity for the subsidiary since its incorporation through June 30, 2026.

On December 5, 2025, the Company formed a wholly owned subsidiary, Avalon Quantum AI, LLC (“Avalon Quantum AI”), a Nevada company.

On December 12, 2025, the Company acquired RPM Interactive, Inc., a Nevada corporation (“RPM”), in accordance with the terms of the Agreement and Plan of Merger, dated December 12, 2025, as amended by Amendment No. 1 dated December 14, 2025 (as amended, the “Merger Agreement”), by and among the Company, Avalon Quantum AI, LLC, a Nevada limited liability company and a wholly owned subsidiary of the Company (the “Merger Sub”), and RPM. Pursuant to the Merger Agreement, RPM merged with and into the Merger Sub, pursuant to which the Merger Sub was the surviving entity and became a wholly owned subsidiary of the Company (the “Merger”).

As a result of the above Merger transaction, effective December 12, 2025, Avalon Quantum AI is advancing next-generation AI systems, including automated video generation, and small business marketing automation solutions.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

Details of the Company’s subsidiaries which are included in these condensed consolidated financial statements as of June 30, 2026 are as follows:

Name of Subsidiary	Place and Date of Incorporation	Percentage of Ownership	Principal Activities
Avalon Healthcare System, Inc. (“AHS”)	Delaware May 18, 2015	100% held by ALBT	Holding company for payroll and other expenses

Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”)	PRC April 29, 2016	100% held by AHS	Not considered an operating entity

Genexosome Technologies Inc. (“Genexosome”)	Nevada July 31, 2017	60% held by ALBT	No current activities to report; dormant

Avalon Laboratory Services, Inc. (“Avalon Lab”)	Delaware October 14, 2022	100% held by ALBT	No current activities to report; dormant

Q&A Distribution LLC (“Q&A Distribution”)	Texas May 1, 2024	100% held by ALBT	Distributes KetoAir device

Nexus MergerSub Limited (“Nexus”)	BVI February 21, 2025	100% held by ALBT	No current activities to report

Avalon Quantum AI, LLC (“Avalon Quantum AI”)	Nevada December 5, 2025	100% held by ALBT	Advanced Agentic AI systems, including automated video generation

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN CONDITION

Basis of Presentation

These interim condensed consolidated financial statements of the Company and its subsidiaries are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) and disclosures necessary for a fair presentation of these interim condensed consolidated financial statements have been included. The results reported in the condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year. The accompanying condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). The Company’s condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026.

As of June 30, 2026, the Company determined that certain assets that had been disposed of met the criteria for discontinued operations presentation. For all periods presented, the operating results associated with the assets disposed of have been reclassified into net loss from discontinued operations in the Condensed Consolidated Statements of Operations and Comprehensive Loss. The associated assets and liabilities have been reflected as current and long-term assets and liabilities of discontinued operations in the Condensed Consolidated Balance Sheets, and the cash flows from the Company’s discontinued operations are presented in the Condensed Consolidated Statements of Cash Flows for all periods presented.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN CONDITION (continued)

Basis of Presentation (continued)

Certain prior period balances related to the Company’s reportable segments and discontinued operations have been reclassified to conform to the current presentation in the financial statements and accompanying notes. The notes to the Condensed Consolidated Financial Statements are presented on a continuing operations basis unless otherwise noted. Refer to Note 5 Discontinued Operations and Disposals for additional information on the Company’s discontinued operations.

Going Concern

These condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying condensed consolidated financial statements, the Company had a working capital deficit of approximately $4,093,000 at June 30, 2026 and had incurred recurring net losses from continuing operations and generated negative cash flow from operating activities of continuing operations of approximately $6,555,000 and $3,556,000 for the six months ended June 30, 2026, respectively.

The Company has a limited operating history and its continued growth is dependent upon the continuation of generating revenue for selling of Keto Air, generating revenue from advanced Agentic AI systems, including automated video generation and small business marketing automation, and obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. In addition, the current cash balance cannot be projected to cover the operating expenses for the next twelve months from the release date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenue. There are no assurances that the Company will be successful in its efforts to generate significant revenue, maintain sufficient cash balance or report profitable operations or to continue as a going concern. The Company plans on raising capital through the sale of equity to implement its business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to the Company on satisfactory terms and conditions, if any.

The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes in these estimates and assumptions may have a material impact on the condensed consolidated financial statements and accompanying notes. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Significant estimates during the three and six months ended June 30, 2026 and 2025 include the useful life of intangible assets, the assumptions used in assessing impairment of long-term assets, the allowance for credit loss, the valuation of deferred tax assets and the associated valuation allowances, the valuation of stock-based compensation, the valuation of Series D convertible preferred stock (“Series D Preferred Stock”), and the determination of the fair value of the warrants.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

At June 30, 2026 and December 31, 2025, the Company’s cash balances by geographic area were as follows:

Country:	June 30, 2026		December 31, 2025
United States	$39,145	99.8%	$108,599	99.5%
China	76	0.2%	492	0.5%
Total cash	$39,221	100.0%	$109,091	100.0%

For purposes of the condensed consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less when purchased and money market accounts to be cash equivalents. The Company had no cash equivalents at June 30, 2026 and December 31, 2025.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated financial statements, primarily due to their short-term nature.

Assets and liabilities measured at fair value on a recurring basis. Certain assets and liabilities are measured at fair value on a recurring basis. These assets and liabilities are measured at fair value on an ongoing basis. These assets and liabilities include derivative liability.

Derivative liability. Derivative liability is carried at fair value and measured on an ongoing basis. The table below reflects the activity of derivative liability measured at fair value for the six months ended June 30, 2026:

Significant Unobservable Inputs (Level 3)
Balance of derivative liability as of January 1, 2026	$34,156
Loss from change in the fair value of derivative liability	1,275,237
Reclassification of additional paid-in capital upon conversion	(1,281,603)
Balance of derivative liability as of June 30, 2026	$27,790

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Credit Risk and Uncertainties

The Company maintains a portion of its cash on deposits with bank and financial institution within the U.S. that at times may exceed federally-insured limits of $250,000. The Company manages this credit risk by concentrating its cash balances in high quality financial institutions and by periodically evaluating the credit quality of the primary financial institutions holding such deposits. The Company has not experienced any losses in such bank accounts and believes it is not exposed to any risks on its cash in bank accounts. At June 30, 2026, there were no balances in excess of the federally-insured limits.

Sale of Subsidiary

In February 2026, the Company sold its wholly-owned subsidiary of Avalon RT 9 to Wenzhao Lu, the Company’s chairman of the Board of Directors. Avalon RT 9 owned and managed the corporate office building located at 4400 Route 9 South, Freehold, NJ, which served as the Company’s headquarters and leased other space to tenants until the sale. Mr. Lu paid fair value of $9.0 million. The Company recorded $1,861,266 to additional paid-in capital as a result of the capital transaction with related party under applicable SEC regulations, representing the proceeds of $9,000,000 (which is consisted of advance of $3,158,078, satisfaction of note payable of $5,800,000, and paying off due to related party of $41,922 on behalf of the Company) in excess of its carrying value of $7,138,734.

Software and Platform

The Company capitalizes costs to develop or purchase software and platform in accordance with ASC section 350-40, Intangibles — Goodwill and Other. Costs incurred to develop software and platform are expensed as incurred during the preliminary project stage. Software and platform development costs are capitalized upon purchase and during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the functions intended. Capitalization ceases at the point the software and platform project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of the software and platform development costs and related upgrades and enhancements. When existing software and platform are replaced with new software and platform, the unamortized costs of the old software and platform are expensed when the new software and platform are ready for its intended use.

Stock Subscription Liability

On June 4, 2025, the Company entered into a subscription agreement with an investor, whereby 141,643 shares of common stock of the Company were subscribed for at $3.53 per share. As of June 30, 2026, the Company received proceeds of $150,000. As of June 30, 2026, these shares have not yet been issued and the proceeds of $150,000 were recorded as a share subscription liability until such time as the common shares are issued.

Per Share Data

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company had $162,473 in deemed contribution during the six months ended June 30, 2025, which increases the numerator in the net loss per share calculation. For the three and six months ended June 30, 2026 and 2025, potentially dilutive common shares consisted of the common shares issuable upon the conversion of convertible preferred stock and convertible notes (using the if-converted method) and exercise of common stock options and warrants (using the treasury stock method). Common stock equivalents are not included in the calculation of diluted net loss per share if their effect would be anti-dilutive. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Per Share Data (continued)

The calculation of basic and diluted net loss per common share attributable to the Company common shareholders includes 3,491,000 and 150,000 of the pre-funded warrants that remained outstanding as of June 30, 2026 and 2025, respectively.

The following table summarizes the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Options to purchase common stock	2,189,836	44,501	2,189,836	44,501
Warrants to purchase common stock	13,202,348	95,746	13,202,348	95,746
Series C convertible preferred stock (*)	1,058,091	1,452,282	1,058,091	1,452,282
Series D convertible preferred stock (**)	-	2,074,689	-	2,074,689
Series E convertible preferred stock (***)	12,931,000	-	12,931,000	-
Convertible notes and related accrued interest (****)	-	2,436,375	-	2,638,734
Potentially dilutive securities	29,381,275	6,103,593	29,381,275	6,305,952

(*)	Assumed the Series C convertible preferred stock was converted into shares of common stock of the Company at a conversion price of $2.41 per share.

(**)	Assumed the Series D convertible preferred stock was converted into shares of common stock of the Company at a conversion price of $2.41 per share.

(***)	Assumed the Series E convertible preferred stock was converted into shares of common stock of the Company at a conversion price of $1.50 per share.

(****)	Assumed the convertible notes were converted into shares of common stock of the Company at a conversion price of $1.00 per share for the three and six months ended June 30, 2025.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Segment Reporting

The segment reporting structure uses the Company’s management reporting structure as its foundation to reflect how the Company manages the businesses internally and was mainly organized by services. During the three and six months ended June 30, 2026, the Company was organized into one strategic business units: AI generated publishing services. During the six months ended June 30, 2025, the Company was organized into one strategic business units: laboratory testing services (which ended on the redemption date, February 26, 2025) — which were led by our strategic business unit managers. Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to make operating decisions, allocate resources and assess performance.

On February 9, 2023, the Company purchased 40% of Lab Services MSO. During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of Avalon Lab’s investment and on February 26, 2025, Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by Avalon Lab. Commencing from the purchase date, February 9, 2023, through the redemption date, February 26, 2025, the Company was active in the management of Lab Services MSO. Beginning in February 2025, we no longer offer laboratory services.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Reporting (continued)

The Company’s Chief Executive Officer is its CODM. The Company reports operational data to its CODM at the segment level, which he uses to evaluate performance and allocate resources based on income from equity method investment – Lab Services MSO and AI generated publishing operating income.

On February 18, 2026, the Company and Wenzhao Lu, the Company’s chairman of the Board of Directors, entered into an Amended and Restated Membership Interest Purchase Agreement, pursuant to which the Company sold to Mr. Lu 100% of the membership interests of Avalon RT 9. The Company determined that the assets and operations that had been disposed of met the criteria for discontinued operations presentation. For all periods presented, the operating results associated with the assets disposed of have been reclassified into net loss from discontinued operations in the Condensed Consolidated Statements of Operations and Comprehensive Loss. The associated assets and liabilities have been reflected as current and long-term assets and liabilities of discontinued operations in the Condensed Consolidated Balance Sheets, and the cash flows from the Company’s discontinued operations are presented in the Condensed Consolidated Statements of Cash Flows for all periods presented.

Recent Accounting Standards

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. In January 2025, the FASB issued ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40), Clarifying the Effective Date. ASU 2024-03 requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. ASU 2024-03, as clarified by ASU 2025-01, is effective for public entities for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently evaluating the impact that the updated standard will have on the Company’s disclosures within the condensed consolidated financial statements.

In September 2025, the FASB issued Accounting Standards Update No. 2025-06, “Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40),” (“ASU 2025-06”). The amendments in ASU 2025-06 remove all references to prescriptive and sequential software development stages, and require entities to start capitalizing software costs when management has authorized and committed to funding the software project and it is probable that the project will be completed and the software will be used to perform the function intended. ASU 2025-06 is effective for fiscal years beginning after December 15, 2027, and interim periods within those fiscal years, and may be adopted on a prospective, modified, or retrospective transition approach. Early adoption is permitted. The Company is currently evaluating the impact of this update on its condensed consolidated financial statements.

In December 2025, the FASB issued ASU 2025–11, Interim Reporting (Topic 270: Narrow – Scope Improvements. ASU 2025-11 clarifies the applicability of interim reporting guidance and reorganizes and clarifies interim disclosure requirements under ASC topic 270, including the addition of a disclosure principal requiring disclosure of material events occurring since the most recent annual reporting period. ASU 2025-11 is effective for interim reporting periods within annual periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this standard on its condensed consolidated financial statements.

In December 2025, the FASB issued ASU 2025-12, Classification Improvements. ASU 2025–12 makes targeted amendments to various topics within the Accounting Standards Codification intended to clarify existing guidance and correct minor inconsistencies. ASU 2025–12 is effective for interim and annual reporting periods beginning after December 15, 2026, with early adoption permitted. Certain amendments require retrospective application. The Company is currently evaluating the impact of this standard on its condensed consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the condensed consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its condensed consolidated financial condition, results of operations, cash flows or disclosures.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 4 – PREPAID EXPENSE AND OTHER CURRENT ASSETS

At June 30, 2026 and December 31, 2025, prepaid expense and other current assets consisted of the following:

	June 30, 2026	December 31, 2025
Prepaid professional fees	$124,682	$67,139
Prepaid directors’ and officers’ liability insurance premium	16,323	10,932
Prepaid NASDAQ listing fee	28,000	-
Deferred offering costs	-	84,652
Finished goods	71,190	74,841
Recoverable value-added tax	11,187	10,863
Others	22,111	33,743
Total	$273,493	$282,170

NOTE 5 – DISCONTINUED OPERATIONS AND DISPOSALS

On February 18, 2026, the Company and Wenzhao Lu, the Company’s chairman of the Board of Directors, entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), pursuant to which the Company sold to Mr. Lu 100% of the membership interests of Avalon RT 9 for $9,000,000.

The subsidiary comprises our real property operations segment. As a result of the planned disposition of the subsidiary, the real property operations segment met the criteria under ASC 205-20 to be classified as discontinued operations. Accordingly, the historical results of operations of the real property operations segment have been reflected as discontinued operations in our condensed consolidated financial statement for all periods prior to the Amended MIPA on February 18, 2026.

The table below outlines the gain on sale described above.

Carrying amount of assets and liabilities:
Cash	$288,099
Rent receivable	58,735
Prepaid expense	7,331
Deferred Leasing Costs	32,600
Property and equipment, net	2,473
Investment in real estate, net	6,904,683
Accrued liabilities	78,154
Tenants’ security deposit	77,033
Total carrying amount (net)	7,138,734

Consideration from sale of subsidiary	9,000,000
Gain on sale of subsidiary	$1,861,266

The Company recorded the gain on sale of subsidiary of $1,861,266 to additional paid-in capital as a result of the capital transaction with related party under applicable SEC regulations.

Details of the net loss from discontinued operations were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REAL PROPERTY RENTAL REVENUE	$253,839	$350,406	$253,839	$700,206
REAL PROPERTY OPERATING EXPENSES	(153,903)	(251,077)	(153,903)	(531,467)
REAL PROPERTY OPERATING INCOME	99,936	99,329	99,936	168,739
OTHER OPERATING EXPENSES:
Professional fees	45,617	47,402	45,617	106,766
Compensation and related benefits	20,932	31,398	20,932	62,796
Total Other Operating Expenses	66,549	78,800	66,549	169,562
INCOME (LOSS) FROM OPERATIONS	33,387	20,529	33,387	(823)
OTHER (EXPENSE) INCOME
Interest expense - amortization of debt discount and debt issuance costs	-	(29,807)	-	(59,614)
Interest expense - other	(136,402)	(164,500)	(136,402)	(329,000)
Other (expense) income	-	(209)	-	19
Total Other Expense, net	(136,402)	(194,516)	(136,402)	(388,595)
LOSS BEFORE INCOME TAXES	(103,015)	(173,987)	(103,015)	(389,418)
INCOME TAXES	-	-	-	-
NET LOSS	$(103,015)	$(173,987)	$(103,015)	$(389,418)

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – DISCONTINUED OPERATIONS AND DISPOSALS (continued)

The following table summarizes the assets and liabilities of the discontinued operations:

	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash	$-	$258,999
Rent receivable	-	84,898
Prepaid expense and other current assets	-	12,719
Total Current Assets	-	356,616
NON-CURRENT ASSETS:
Property and equipment, net	-	3,478
Investment in real estate, net	-	6,925,768
Deferred leasing costs and other non-current assets	-	8,523
Total Non-current Assets	-	6,937,769
Total Assets	$-	$7,294,385
LIABILITIES
CURRENT LIABILITIES:
Accrued liabilities and other payables	$-	$261,077
Note payable, net	-	5,800,000
Total Current Liabilities	-	6,061,077
NON-CURRENT LIABILITIES:
Deferred rental income	-	23,515
Total Non-current Liabilities	-	23,515
Total Liabilities	$-	$6,084,592

The above tables exclude intercompany payables that are eliminated within our condensed consolidated balance sheets.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets mainly consist of the valuation of identifiable intangible assets acquired in connection with the acquisition of RPM, representing developed technology and trade name. The Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value the identifiable intangible assets at the acquisition date. The straight-line method of amortization represents the Company’s best estimate of the distribution of the economic value of the identifiable intangible assets.

In addition, in connection with the acquisition of RPM, the purchase price exceeded the fair value of net assets acquired by $12,808,197. The Company allocated the $12,808,197 excess to goodwill. Goodwill is not amortized, but is tested for impairment at June 30, 2026. On June 30, 2026, the Company assessed its goodwill for any impairment and concluded that there were not indicators of impairment as of June 30, 2026.

During the three and six months ended June 30, 2026, the Company capitalized certain software and platform development costs incurred amounting to $215,412 and $233,449, respectively, since the Company’s software and platform development projects were in the application development stage. The software and platform have not yet been placed in service as of June 30, 2026.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 – INTANGIBLE ASSETS (continued)

At June 30, 2026 and December 31, 2025, intangible assets consisted of the following:

	Useful Life	June 30, 2026	December 31, 2025
Developed technology	1 Year	$2,230,000	$2,230,000
Trade name	1 Year	22,000	22,000
Software and platform	3 Years	233,449	-
Goodwill		12,808,197	12,808,197
		15,293,646	15,060,197
Less: accumulated amortization		(1,219,833)	(93,833)
		$14,073,813	$14,966,364

For the three months ended June 30, 2026 and 2025, amortization expense amounted to $563,000 and $0, respectively. For the six months ended June 30, 2026 and 2025, amortization expense amounted to $1,126,000 and $0, respectively.

Amortization of intangible assets, excluding software and platform, which have not yet been placed in service as of June 30, 2026, attributable to future periods is as follows:

For the Twelve-month Period Ending June 30:	Amortization Amount
2027	$1,032,167
2028 and thereafter	-
$1,032,167

NOTE 7 – CONVERTIBLE NOTE PAYABLE

June 2024 Convertible Note

On June 5, 2024, the Company entered into securities purchase agreements with Mast Hill for the issuance of 13.0% senior secured promissory notes in the aggregate principal amount of $2,845,000 (collectively, the “June 2024 Convertible Note”) convertible into shares of the Company’s common stock, as well as the issuance of 26,800 shares of common stock as a commitment fee and warrants for the purchase of 146,667 shares of common stock of the Company. The Company and its subsidiaries have also entered into a security agreement, creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the June 2024 Convertible Note. Principal amount and interest under the June 2024 Convertible Note are convertible into shares of common stock of the Company at a conversion price of $11.25 per share unless the Company fails to make an amortization payment when due, in which case the conversion price shall be the lesser of $11.25 or the market price (as defined in the June 2024 Convertible Note).

Mast Hill acquired the June 2024 Convertible Note with principal amount of $2,845,000 and paid the purchase price of $2,702,750 after an original issue discount of $142,250. On June 5, 2024, the Company issued (i) a warrant to purchase 66,667 shares of common stock with an exercise price of $9.75 exercisable until June 5, 2029 (“First Warrant”), (ii) a warrant to purchase 80,000 shares of common stock with an exercise price of $7.50 exercisable until June 5, 2029 (“Second Warrant”), and (iii) 26,800 shares of common stock as a commitment fee for the purchase of the June 2024 Convertible Note, which were earned in full as of June 5, 2024. On June 5, 2024, the Company delivered such duly executed June 2024 Convertible Note, warrants and common stock to Mast Hill against delivery of the purchase price.

On December 15, 2024, the Company and Mast Hill entered into that certain consent, acknowledgement, and waiver agreement, pursuant to which Mast Hill waived all amortization payments required to be made under the June 2024 Convertible Note, the Company paid a waiver fee of $150,000 to Mast Hill, and the Company issued to Mast Hill a common stock purchase warrant for the purchase of up to 150,000 shares of the Company’s common stock (“Pre-Funded Warrants”). The Pre-Funded Warrants are immediately exercisable at issuance and until the Pre-Funded Warrants are exercised in full and have an exercise price of $0.01 per share.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 7 – CONVERTIBLE NOTE PAYABLE (continued)

June 2024 Convertible Note (continued)

On May 29, 2025, the Company and Mast Hill entered into that certain waiver (the “Waiver”), pursuant to which Mast Hill will retain all related dilutive issuance rights under Section 1.6(e) of the June 2024 Convertible Note, provided that any adjustment under Section 1.6(e) of the June 2024 Convertible Note shall be subject to a per share floor price equal to $1.00.

In December 2024, the Company repaid June 2024 Convertible Note principal amount of $288,223 in cash.

During the period from June 1, 2025 through December 31, 2025, Mast Hill converted its June 2024 Convertible Note in the principal amount of $2,010,827 into 2,010,827 shares of common stock of the Company at a per share price of $1.00.

In January 2026, Mast Hill converted its June 2024 Convertible Note in the principal amount of $545,950 into 545,950 shares of common stock of the Company at a per share price of $1.00 (See Note 12 - Common Shares Issued for Debt Conversion). The conversion was done pursuant to the terms of June 2024 Convertible Note. Therefore, no gain or loss was recognized for the conversion.

July 2025 Convertible Note

On July 3, 2025, the Company issued two convertible promissory notes (“July 2025 Convertible Note”) to two accredited investors on identical terms. The July 2025 Convertible Note has a principal amount of $200,000, bears a one-time interest charge of $60,000, and matures nine months from the date of issuance.

Pursuant to the terms of the July 2025 Convertible Note, beginning six months after the issue date, the two investors may convert the outstanding principal and accrued interest into shares of the Company’s common stock at a fixed conversion price of $1.00 per share, subject to certain adjustments as provided for in the July 2025 Convertible Note for stock splits, dividends, combinations, or reclassifications. The Company may prepay the July 2025 Convertible Note at any time without penalty.

As consideration for the two investors’ purchase of the July 2025 Convertible Note, the Company issued 5,000 shares of restricted common stock to each investor as a commitment fee. The Company recorded a total debt discount of $26,800 related to the common stock issued to the two investors, which was amortized over the term of the July 2025 Convertible Note.

In March 2026, the Company repaid in full the July 2025 Convertible Note.

The convertible notes payable as of June 30, 2026 and December 31, 2025 was as follows:

	June 30, 2026	December 31, 2025
Principal amount	$-	$745,950
Less: unamortized debt discount	-	(8,932)
Convertible note payable, net	$-	$737,018

For the three months ended June 30, 2026 and 2025, amortization of debt discount related to convertible note payable amounted to $0 and $780,602 (including the initial fair value of the Second Warrant of $621,353), respectively, which have been included in interest expense — amortization of debt discount and debt issuance costs on the accompanying condensed consolidated statements of operations and comprehensive loss. For the six months ended June 30, 2026 and 2025, amortization of debt discount related to convertible note payable amounted to $8,932 and $1,064,357 (including the initial fair value of the Second Warrant of $621,353), respectively, which have been included in interest expense — amortization of debt discount and debt issuance costs on the accompanying condensed consolidated statements of operations and comprehensive loss.

For the three months ended June 30, 2026 and 2025, interest expense related to convertible note payable amounted to $0 and $82,755, respectively, which have been included in interest expense — other on the accompanying condensed consolidated statements of operations and comprehensive loss. For the six months ended June 30, 2026 and 2025, interest expense related to convertible note payable amounted to $23,192 and $164,711, respectively, which have been included in interest expense — other on the accompanying condensed consolidated statements of operations and comprehensive loss.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 – BRIDGE LOAN PAYABLE, NET

On December 11, 2025, the Company entered into a securities purchase agreement with Allen O Cage Jr., an individual, pursuant to which the Company issued an unsecured bridge note with a maturity date of April 15, 2026, in the principal sum of $375,000. The bridge note carried an original issue discount of $75,000. Accordingly, on December 11, 2025, Allen paid the purchase price of $300,000 to the Company for the bridge note. This bridge note did not bear interest. The Company was required to make the following payments in cash to Allen under the bridge note: (i) $125,000 on February 15, 2026, (ii) $125,000 on March 15, 2026, and (iii) $125,000 on April 15, 2026. Upon the occurrence of an event of default under the bridge note, Allen may convert the bridge note into the Company’s common stock at a conversion price equal to 50% of the volume weighted average price of the Company’s common stock during the five (5) trading day period prior to the respective conversion date (the “Conversion Price”), subject to adjustment as provided in the bridge note as well as beneficial ownership limitations. The Conversion Price may not be lower than the floor price, which is equal to 80% of the Minimum Price (as such term is defined by the rules and regulations of the Nasdaq Stock Market LLC, Rule 5635(d)(1)(A)) measured from the effective date of the securities purchase agreement, or such lower amount as permitted, from time to time, by the Nasdaq Stock Market, subject to downward adjustments for share splits, share dividends, share combinations, recapitalizations or other similar events (for the avoidance of doubt, share splits, share dividends, share combinations, recapitalizations or other similar events shall not cause an adjustment to increase the floor price). The Company agreed to issue 100,000 shares of its common stock as a commitment fee to Allen pursuant to the securities purchase agreement. The securities purchase agreement contains customary representations, warranties, and covenants of the Company. The issuance of such 100,000 shares as well as any conversion of the bridge note into shares of the Company’s common stock is subject to the prior shareholder approval of the Company as is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity).

On February 15, 2026, the Company entered into Amendment (the “Note Amendment”) to unsecured bridge note. The Note Amendment extended the time periods under the bridge note for the first payment deadline, the second payment deadline and third payment deadline as follows: (i) the first payment deadline under this Note Amendment is extended to March 16, 2026 from February 15, 2026; the second payment deadline under the Note Amendment is extended to April 15, 2026 from March 15, 2026 and (iii) the third payment deadline under the Note Amendment is extended to May 15, 2026 from April 15, 2026.

In connection with the issuance of the bridge note, the Company incurred debt issuance costs of $18,846 which was capitalized and had been amortized into interest expense over the term of the bridge note.

In accordance with ASC 480-10-25-14, the Company determined that the conversion provisions contain an embedded derivative feature and the Company valued the derivative feature separately, recording debt discount and derivative liability in accordance with the provisions of the bridge note. However, management determined the probability of occurrence of an event of default under the bridge note was remote and as such the fair value of the embedded conversion feature had been estimated to be zero.

The Company recorded a total debt discount of $213,000 related to the original issue discount and common shares which the Company agreed to issue as a commitment fee to Allen, which was amortized over the term of the bridge note.

In March and April 2026, the Company repaid in full the bridge note.

The bridge loan payable as of June 30, 2026 and December 31, 2025 was as follows:

	June 30, 2026	December 31, 2025
Principal amount	$-	$375,000
Less: unamortized debt issuance costs	-	(14,441)
Less: unamortized debt discount	-	(163,218)
Convertible note payable, net	$-	$197,341

For the three months ended June 30, 2026, amortization of debt discount and debt issuance costs related to the bridge note amounted to $9,200 which have been included in interest expense — amortization of debt discount and debt issuance cost on the accompanying condensed consolidated statements of operations and comprehensive loss.

For the six months ended June 30, 2026, amortization of debt discount and debt issuance costs related to the bridge note amounted to $177,659 which have been included in interest expense — amortization of debt discount and debt issuance cost on the accompanying condensed consolidated statements of operations and comprehensive loss.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – NOTE PAYABLE, NET

In February 2026, the Company entered into two securities purchase agreements with Vanquish Funding Group, Inc., pursuant to which the Company issued to the investor two promissory notes in the principal amount of $467,820, for a purchase price of $414,000, reflecting an original issue discount of $53,820 (the “Note”). The Note carries a one-time interest charge of $56,138 and is repayable in seven monthly payments beginning August 15, 2026 in the amount of $288,176 and for the next 6 months thereafter in the amount of $39,297. The Note matures on February 15, 2027. In connection with the issuance of the two promissory notes, the Company incurred debt issuance costs of $34,000 which is capitalized and will be amortized into interest expense over the term of the two promissory notes.

On March 25, 2026, the Company entered into a Business Loan and Security Agreement (the “Business Loan Agreement”) with Agile Lending LLC, pursuant to which the Company obtained a loan from the investor in the principal amount of $787,500 (the “Business Loan”), with net proceeds to the Company of $750,000, following the payment of an administration fee of $37,500, with a total repayment amount of $1,134,000, including interest charges of $346,500 (assuming all payments are made on time and the Business Loan is not prepaid) repayable in 30 weekly installments of $37,800 with a maturity date of October 22, 2026. Pursuant to the Business Loan Agreement, the Company granted the investor a continuing security interest in certain collateral (as defined in the Business Loan Agreement). In connection with the Business Loan, the Company issued the investor a Confessed Judgement Secured Promissory Note (the “Secured Note”) dated March 25, 2026 in the amount $787,500 with a maturity date of October 22, 2026. In the second quarter of 2026, the Company made repayments in 13 weekly installments of $37,800, representing principal of $26,250 and interest of $11,550, to Agile Lending LLC. On June 30, 2026, the Company entered into a limited one-time waiver and consent with Agile Lending LLC, pursuant to which the Company obtained a limited, one-time waiver and consent permitting the Company to incur new preferred stock and the Company agreed to issue 200,000 shares of its common stock to Agile Lending LLC (See Note 12 – Common Shares Issued upon Waiver to Enter into Note Agreement). The Company recorded debt discount of $58,200 related to the 200,000 common shares issued to Agile Lending LLC, which will be amortized over the rest term of the Business Loan.

On June 1, 2026, the Company issued promissory note to Dune Equity Holdings LLC (“Dune”) in the principal amount of $250,000 (inclusive of a $50,000 original issuance discount) (the “Dune Note”) for gross proceeds of $200,000. The Dune Note matures on December 1, 2026 and has a one-time interest charge equal to 18.75% of the principal amount, or $46,875, payable in cash. Any principal or accrued but unpaid interest on the Dune Note which is not paid when due shall accrue interest at a rate of 10% per annum (the “Dune Default Interest”). The principal amount of the Dune Note together with accrued but unpaid interest shall be paid as follows: (i) $62,500 shall be paid on each of September 1, 2026, October 1, 2026 and November 1, 2026 and (ii) the total remaining balance of the Dune Note shall be paid on December 1, 2026.

On June 2, 2026, the Company issued promissory note to FirstFire Global Opportunities Fund, LLC (“FirstFire”) in the principal amount of $250,000 (inclusive of a $50,000 original issuance discount) (the “FirstFire Note”) for gross proceeds of $200,000. The FirstFire Note matures on December 1, 2026 and has a one-time interest charge equal to 18.75% of the principal amount, or $46,875, payable in cash. Any principal or accrued but unpaid interest on the FirstFire Note which is not paid when due shall accrue interest at a rate of 10% per annum (the “FirstFire Default Interest”). The principal amount of the FirstFire Note together with accrued but unpaid interest shall be paid as follows: (i) $62,500 shall be paid on each of September 1, 2026, October 1, 2026 and November 1, 2026 and (ii) the total remaining balance of the FirstFire Note shall be paid on December 1, 2026.

The note payable as of June 30, 2026 is as follows:

June 30, 2026
Principal amount	$1,414,070
Less: unamortized debt issuance costs	(29,761)
Less: unamortized debt discount	(195,609)
Note payable, net	$1,188,700

For the three months ended June 30, 2026, amortization of debt discount and debt issuance costs related to note payable amounted to $56,124 which have been included in interest expense — amortization of debt discount and debt issuance cost on the accompanying condensed consolidated statements of operations and comprehensive loss. For the six months ended June 30, 2026, amortization of debt discount and debt issuance costs related to note payable amounted to $68,150 which have been included in interest expense — amortization of debt discount and debt issuance cost on the accompanying condensed consolidated statements of operations and comprehensive loss.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – NOTE PAYABLE, NET (continued)

For the three months ended June 30, 2026, interest expense related to note payable amounted to $177,763 which have been included in interest expense - other on the accompanying condensed consolidated statements of operations and comprehensive loss. For the six months ended June 30, 2026, interest expense related to note payable amounted to $196,100 which have been included in interest expense - other on the accompanying condensed consolidated statements of operations and comprehensive loss.

NOTE 10 – DERIVATIVE LIABILITY

On May 23, 2023, the Company issued 667 warrants with an exercise price of $67.50 exercisable until May 23, 2028 to a third party as a finder’s fee. Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 667 warrants was classified as a derivative liability on May 23, 2023. On June 30, 2026, the estimated fair value of the 667 warrants was $3. The estimated fair value of the warrants was computed as of June 30, 2026 using Black-Scholes option-pricing model, with the following assumptions: stock price of $0.29, volatility of 138.06%, risk-free rate of 4.14%, annual dividend yield of 0% and expected life of 1.9 years.

On July 6, 2023, the Company issued 222 warrants with an exercise price of $67.50 exercisable until July 6, 2028 to a third party as a finder’s fee. Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 222 warrants was classified as a derivative liability on July 6, 2023. On June 30, 2026, the estimated fair value of the 222 warrants was $1. The estimated fair value of the warrants was computed as of June 30, 2026 using Black-Scholes option-pricing model, with the following assumptions: stock price of $0.29, volatility of 135.73%, risk-free rate of 4.14%, annual dividend yield of 0% and expected life of 2.0 years.

On October 9, 2023, the Company issued 560 warrants with an exercise price of $37.50 exercisable until October 9, 2028 to a third party as a finder’s fee. Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 560 warrants was classified as a derivative liability on October 9, 2023. On June 30, 2026, the estimated fair value of the 560 warrants was $8. The estimated fair value of the warrants was computed as of June 30, 2026 using Black-Scholes option-pricing model, with the following assumptions: stock price of $0.29, volatility of 135.24%, risk-free rate of 4.14%, annual dividend yield of 0% and expected life of 2.3 years.

On March 7, 2024, the Company issued 700 warrants with an exercise price of $30.00 exercisable until March 7, 2029 to a third party as a finder’s fee. Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 700 warrants was classified as a derivative liability on March 7, 2024. On June 30, 2026, the estimated fair value of the 700 warrants was $14. The estimated fair value of the warrants was computed as of June 30, 2026 using Black-Scholes option-pricing model, with the following assumptions: stock price of $0.29, volatility of 126.53%, risk-free rate of 4.15%, annual dividend yield of 0% and expected life of 2.7 years.

On June 5, 2024, the Company issued 5,333 warrants with an exercise price of $9.75 exercisable until June 5, 2029 to a third party as a finder’s fee. Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 5,333 warrants was classified as a derivative liability on June 5, 2024. On June 30, 2026 the estimated fair value of the 5,333 warrants was $263. The estimated fair value of the warrants was computed as of June 30, 2026 using Black-Scholes option-pricing model, with the following assumptions: stock price of $0.29, volatility of 122.18%, risk-free rate of 4.15%, annual dividend yield of 0% and expected life of 2.9 years.

On June 5, 2024, the Company issued 80,000 warrants with an exercise price of $7.50 exercisable until June 5, 2029 to Mast Hill (See Note 7). Upon evaluation, the warrants meet the definition of a derivative liability under ASC 815, as the Company cannot avoid a net cash settlement under certain circumstances. Accordingly, the fair value of the 80,000 warrants was classified as a derivative liability on June 5, 2024. On February 11, 2026, the exercise price was adjusted to $1.00 and number of shares underlying was adjusted to 600,000 based on certain specified events. On February 19, 2026, the exercise price was adjusted to $0.38 and number of shares underlying was adjusted to 1,558,543 based on certain specified events. On February 19, 2026, 408,332 warrants were cashless exercised. On February 24, 2026, the exercise price was adjusted to $0.32 and number of shares underlying was adjusted to 1,405,721 based on certain specified events. On February 24, 2026, 304,529 warrants were cashless exercised. On February 26, 2026, 1,020,710 warrants were cashless exercised. On June 30, 2026, the exercise price was adjusted to $0.21 and number of shares underlying was adjusted to 122,874 based on certain specified events. On June 30, 2026, the estimated fair value of the remaining 122,874 warrants was $27,501. The estimated fair value of the warrants was computed as of June 30, 2026 using Black-Scholes option-pricing model, with the following assumptions: stock price of $0.29, volatility of 122.18%, risk-free rate of 4.15%, annual dividend yield of 0% and expected life of 2.9 years.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 10 – DERIVATIVE LIABILITY (continued)

Change in fair value of the derivative liability are included as a component of total other expenses in the accompanying condensed consolidated statements of operations and comprehensive loss. The changes to the derivative liability resulted in a decrease of $1,652 and $561,176 in the derivative liability and the corresponding increase in other income as a gain for the three months ended June 30, 2026 and 2025, respectively. The changes to the derivative liability resulted in an increase of $1,275,237 and a decrease of $446,816 in the derivative liability and the corresponding increase in other expense as a loss for the six months ended June 30, 2026 and increase in other income as a gain for the six months ended June 30, 2025, respectively.

NOTE 11 – RELATED PARTY TRANSACTIONS

Services Provided by Related Party

From time to time, Wilbert Tauzin, a former director of the Company, and his son provide consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $40,382 and $15,597 for the three months ended June 30, 2026 and 2025, respectively, which have been included in professional fees on the accompanying condensed consolidated statements of operations and comprehensive loss. As compensation for professional services provided, the Company recognized consulting expenses of $55,382 and $30,794 for the six months ended June 30, 2026 and 2025, respectively, which have been included in professional fees on the accompanying condensed consolidated statements of operations and comprehensive loss. As of June 30, 2026 and December 31, 2025, the accrued and unpaid services charge related to this director’s son amounted to $0 and $6,835, respectively, which have been included in accrued professional fees on the accompanying condensed consolidated balance sheets.

Accrued Liabilities and Other Payables – Related Parties

In 2017, the Company acquired Genexosome’s subsidiary, which was dissolved in 2022, for a cash payment of $450,000. As of both June 30, 2026 and December 31, 2025, the unpaid acquisition consideration of $100,000, was payable to Dr. Yu Zhou, former director and former co-chief executive officer and 40% owner of Genexosome, and has been included in accrued liabilities and other payables — related party on the accompanying condensed consolidated balance sheets.

Membership Interest Purchase Agreement

On November 17, 2023, the Company entered into a Membership Interest Purchase Agreement with Mr. Lu, the Company’s chairman of the Board of Directors, pursuant to which (i) Mr. Lu will acquire from the Company 30% of the total outstanding membership interests of Avalon RT 9, a wholly owned subsidiary of the Company, for a cash purchase price of $3,000,000 (the “Acquisition”), and (ii) for a period of twelve months following the closing of the Acquisition, Mr. Lu shall have the option to purchase from the Company up to an additional 70% of the outstanding membership interests of Avalon RT 9 for a purchase price of up to $7,000,000 (the “Option”), subject to the terms and conditions of a membership interest purchase agreement to be negotiated and entered into between Mr. Lu and the Company at such time that Mr. Lu desires to exercise the Option.

On February 18, 2026, the Company and Mr. Lu entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), pursuant to which the Company sold to Mr. Lu 100% of the membership interests of Avalon RT9 for $9.0 million, the fair market value on transaction date. The Company recorded proceeds in excess of its carrying value (approximately $1.9 million) to additional paid-in capital as a result of the capital transaction with related party under applicable SEC regulations.

The Company received $3,158,078 from Mr. Lu as of December 31, 2025, which was recorded as advance from pending sale of subsidiary – related party on the accompanying condensed consolidated balance sheets. The advance of $3,158,078 was applied to the proceeds of $9.0 million on February 18, 2026. Therefore, as of June 30, 2026, the advance from pending sale of subsidiary – related party was $0.

Exchange Agreement

On February 18, 2026, the Company entered into an Exchange Agreement with its Chairman, Wenzhao Lu, under which it agreed to issue Mr. Lu 2,074,689 shares of its common stock (the “Exchange Shares”) for the 5,000 shares of Series D Preferred Stock held by him, following shareholder approval. The Exchange Shares was equal to the total of shares of common stock Mr. Lu would have been entitled to receive upon conversion of his Series D Preferred Stock. The Exchange Shares were issued to Mr. Lu on May 6, 2026 following shareholder approval at which time the shares of Series D Preferred Stock were cancelled.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 – RELATED PARTY TRANSACTIONS (continued)

Office Space from Related Party

Commencing on March 1, 2026, the Company leases office space from Avalon RT 9, which is wholly owned by Wenzhao Lu, the Company’s chairman of the Board of Directors. For the three and six months ended June 30, 2026, rent expense related to office leased from Avalon RT 9 amounted $1,000 and $4,000, respectively, which have been included in general and administrative - other on the accompanying condensed consolidated statements of operations and comprehensive loss.

NOTE 12 – EQUITY

The Company is authorized to issue an aggregate of 100,000,000 shares of common stock and 10,000,000 shares of “blank check” preferred stock.

Series C Convertible Preferred Stock

On December 13, 2024, the Company filed a certificate of designations of preferences, rights, and limitations of Series C Preferred Stock (the “Series C Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 10,000 shares of Series C Preferred Stock of the Company, par value $0.0001 per share. Each share of Series C Preferred Stock has a stated value of $1,000.

The Series C Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company created hereafter, the terms of which specifically provide that such class or series shall rank junior to the Series C Preferred Stock, (ii) pari passu with any class or series of capital stock of the Company created hereafter specifically ranking, by its terms, on par with the Series C Preferred Stock, (iii) pari passu with Series B Preferred Stock of the Company with respect to its rights, preferences and restrictions, and (iv) subordinate to the Series A Preferred Stock of the Company.

Holders of the Series C Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-common-stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

Holders of the Series C Preferred Stock have no voting power except as otherwise required by the Delaware General Corporation Law.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series C Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series C Preferred Stock, including the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series C Preferred Stock and (iii) in preference and priority to the holders of the shares of common stock, an amount equal to 100% of the Stated Value of the Series C Preferred Stock, in proportion to the full and preferential amount that all shares of the Series C Preferred Stock are entitled to receive.

Each share of Series C Preferred Stock shall be convertible into common stock (the “Series C Conversion Shares”) at a conversion per share equal to $2.41, at the option of the holder, at any time after the later of (i) the date of the shareholder approval of the issuance of the Series C Conversion Shares pursuant to the rules of the Nasdaq Stock Market and (ii) the one year anniversary of the date of the first issuance of any shares of the Series C Preferred Stock. In addition, the holder shall not have the right to convert any portion of the Series C Preferred Stock if, after giving effect to the conversion, such holder (together with its affiliates) would beneficially own in excess of 19.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of the respective Series C Conversion Shares. On May 29, 2025, the Company filed a certificate of amendment to the Series C Certificate of Designations, pursuant to which the beneficial ownership limitation of 19.99% was amended to 4.99%.

In March 2026, 723 shares of Series C Preferred Stock were converted into 300,000 shares of the Company’s common stock. The conversion was done pursuant to the terms of Series C Preferred Stock. Therefore, no gain or loss was recognized for the conversion.

In May 2026, 527 shares of Series C Preferred Stock were converted into 218,672 shares of the Company’s common stock. The conversion was done pursuant to the terms of Series C Preferred Stock. Therefore, no gain or loss was recognized for the conversion.

As of June 30, 2026 and December 31, 2025, 2,550 and 3,800 shares of Series C Preferred Stock were issued and outstanding, respectively.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 – EQUITY (continued)

Series D Convertible Preferred Stock

On January 6, 2025, the Company filed a certificate of designations of preferences, rights, and limitations of Series D Preferred Stock (the “Series D Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 5,000 shares of Series D Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series D Certificate of Designations. Each share of Series D Preferred Stock has a stated value of $1,000.

The Series D Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company created hereafter, the terms of which specifically provide that such class or series shall rank junior to the Series D Preferred Stock, (ii) pari passu with any class or series of capital stock of the Company created hereafter specifically ranking, by its terms, on par with the Series D Preferred Stock, (iii) pari passu with the Series B Preferred Stock of the Company with respect to its rights, preferences and restrictions, and (iv) pari passu with the Series C Preferred Stock of the Company.

Holders of the Series D Preferred Stock have no voting power except as otherwise required by the Delaware General Corporation Law.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series D Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series D Preferred Stock, including the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series D Preferred Stock and (iii) in preference and priority to the holders of the shares of common stock, an amount equal to 100% of the Stated Value of the Series D Preferred Stock, in proportion to the full and preferential amount that all shares of the Series D Preferred Stock are entitled to receive.

Each share of Series D Preferred Stock shall be convertible into common stock (the “Series D Conversion Shares”) at a conversion per share equal to $2.41, at the option of the holder, at any time after the Company has obtained shareholder approval for the issuance of the Series D Conversion Shares pursuant to the rules of the Nasdaq Stock Market. In addition, the holder shall not have the right to convert any portion of the Series D Preferred Stock if, after giving effect to the conversion, such holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of the respective Series D Conversion Shares.

On May 6, 2026, the Company issued 2,074,689 shares of its common stock (the “Exchange Shares”) to its chairman, Wenzhao Lu following shareholder approval in exchange for 5,000 shares of the Company’s Series D Preferred Stock held by him, which shares of Series D Preferred Stock were cancelled. The Exchange Shares issued was equal to the total of shares of common stock Mr. Lu would have been entitled to receive upon conversion of his Series D Preferred Stock.

As of June 30, 2026 and December 31, 2025, 0 and 5,000 shares of Series D Preferred Stock were issued and outstanding, respectively.

Series E Convertible Preferred Stock

On December 12, 2025, the Company filed a certificate of designations of preferences, rights, and limitations of Series E Non-Voting Convertible Preferred Stock (the “Series E Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 19,500 shares of Series E Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series E Certificate of Designations. Each share of Series E Preferred Stock has a Stated Value of $1,000.

The Series E Preferred Stock shall rank (i) senior to the Company’s Common Stock and any other class or series of capital stock of the Company created hereafter, the terms of which specifically provide that such class or series shall rank junior to the Series E Preferred Stock, (ii) pari passu with any class or series of capital stock of the Company created hereafter specifically ranking, by its terms, on par with the Series E Preferred Stock, (iii) pari passu with Series C Convertible Preferred Stock of the Company with respect to its rights, preferences and restrictions, and (iv) pari passu the Series D Convertible Preferred Stock of the Company.

Holders of the Series E Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series E Preferred Stock equal (on an as-if-converted-to-Common-Stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 – EQUITY (continued)

Series E Convertible Preferred Stock (continued)

Holders of the Series E Preferred Stock have no voting power except as otherwise required by the Delaware General Corporation Law. Notwithstanding the foregoing, in addition, as long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series E Preferred Stock, voting as a separate class, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock in this Certificate of Designation, (b) increase the number of authorized shares of Series E Preferred Stock, (c) authorize or issue an additional class or series of capital stock that ranks senior to the Series E Preferred Stock with respect to the distribution of assets on liquidation, or (d) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series E Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the Series E Preferred Stock, including the Series A Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on parity with the Series E Preferred Stock and (iii) in preference and priority to the holders of the shares of Common Stock, an amount equal to the greater of (i) 100% of the Stated Value of the Series E Preferred Stock, in proportion to the full and preferential amount that all shares of the Series E Preferred Stock are entitled to receive or (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth herein or otherwise) pursuant to Section 6 immediately prior to such Liquidation.

Each share of Series E Preferred Stock shall be convertible into Common Stock (the “Conversion Shares”), at any time from and after May 12, 2026, or such earlier time as consented to by the Company in writing at the option of the Holder thereof, into that number of shares of Common Stock (subject to certain limitations, determined by dividing the Stated Value of such share of Series E Preferred Stock by the Conversion Price of $1.50. In addition, the holder shall not have the right to convert any portion of the Series E Preferred Stock if, after giving effect to the conversion, such holder (together with its affiliates) would beneficially own in excess 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series E Preferred Stock held by the applicable holder.

In addition, the Company shall not issue any shares of Common Stock upon conversion of the Series E Preferred Stock or otherwise pursuant to the terms of the Series E Certificate of Designation if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion (as the case may be) of the Series E Preferred Stock without breaching the Company’s obligations under the rules and regulations the listing rules of the Company’s Principal Market (the maximum number of shares of Common Stock which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules and regulations of the Principal Market for issuances of shares of Common Stock in excess of such amount (the “Stockholder Approval Date”) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders (as defined in the Series E Certificate of Designation).

In May 2026, 104 shares of Series E Preferred Stock were converted into 69,000 shares of the Company’s common stock. The conversion was done pursuant to the terms of Series E Preferred Stock. Therefore, no gain or loss was recognized for the conversion.

As of June 30, 2026 and December 31, 2025, 19,396 and 19,500 shares of Series E Preferred Stock were issued and outstanding, respectively.

Common Shares and Warrants Sold for Cash from the February 2026 Private Offering

In February 2026, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 490,197 shares (the “Shares”) of the Company’s common stock at a purchase price of $0.51 per Share; (ii) pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of 0.5099 per Pre-Funded Warrant to purchase up to an aggregate of 5,882,353 shares of Common Stock (the “Pre-Funded Warrant Shares”); (iii) Series A-1 warrants to purchase up to 6,372,550 shares of Common Stock (the “Series A-1 Warrants,” and the shares issuable upon exercise thereof, the “Series A-1 Warrant Shares”) and (iv) Series A-2 warrants to purchase up to 6,372,550 shares of Common Stock (the “Series A-2 Warrants,” together with the Series A-1 Warrants, the “Warrants”) and the shares issuable upon exercise thereof, the “Series A-2 Warrant Shares,” together with the Series A-1 Warrant Shares, the “Warrant Shares”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”. The total gross proceeds were $3,249,412.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 – EQUITY (continued)

Common Shares and Warrants Sold for Cash from the February 2026 Private Offering (continued)

Each Warrant has an exercise price of $0.51 per share. The Warrants are not exercisable until the Stockholders of the Company approve the issuance of the Warrants and the Warrant Shares upon the exercise thereof (the “Stockholder Approval”). The Series A-1 Warrants will expire five (5) years following the date of Stockholder Approval. The Series A-2 Warrants will expire eighteen (18) months following the date of Stockholder Approval. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to either the Series A-1 Common Warrants or the Series A-2 Common Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

The Prefunded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Prefunded Warrants are exercised in full. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to Prefunded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

As compensation to H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with the Private Placement (the “Placement Agent”), the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Private Placement, plus a management fee equal to 1.0% of the gross proceeds raised in the Private Placement and reimbursement of certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) to purchase up to 5.0% of the aggregate number of shares of Common Stock placed in the Offering, equating to 318,628 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Series A-1 Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.6375 per share.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 26, 2026, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants no later than 45 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days following the date of the Registration Rights Agreement (or 90 days following the date of the Registration Rights Agreement in the event of a “full review” by the Securities and Exchange Commission).

The fair value of the Series A-1 Warrants was $6,009,845 and was based on the Black-Scholes pricing model. Input assumptions used were as follows: stock price per share of $1.09, a risk-free interest rate of 3.57%; expected volatility of 108.52%; expected life of 5.0 years; and expected dividend yield of 0%.

The fair value of the Series A-2 Warrants was $5,328,870 and was based on the Black-Scholes pricing model. Input assumptions used were as follows: stock price per share of $1.09, a risk-free interest rate of 3.42%; expected volatility of 147.59%; expected life of 1.5 years; and expected dividend yield of 0%.

The fair value of the Placement Agent Warrants was $294,001 and was based on the Black-Scholes pricing model. Input assumptions used were as follows: stock price per share of $1.09, a risk-free interest rate of 3.57%; expected volatility of 108.52%; expected life of 5.0 years; and expected dividend yield of 0%.

$3,154,455 of the total gross proceeds was allocated to the Pre-Funded Warrants, Series A-1 Warrants, and Series A-2 Warrants based on the relative fair value allocation method, which has been reflected in shareholders’ equity. These warrants were classified in shareholders’ equity as the number of shares were fixed and determinable, and no other provisions precluded equity treatment. $94,957 of the total gross proceeds was allocated as the value of common shares.

The direct costs related to the issuance of the common shares and these warrants were $786,601. These direct costs were recorded as an offset against gross proceeds with $763,614 being recorded in additional paid-in capital and $22,987 being recorded in common shares on a relative fair value basis.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 – EQUITY (continued)

Common Shares Issued for Services

During the six months ended June 30, 2026, the Company issued a total of 655,000 shares of its common stock for services rendered and to be rendered. These shares were valued at $583,475, the fair market values on the grant dates using the reported closing share prices on the dates of grant, and the Company recorded stock-based compensation expense of $454,430 for the six months ended June 30, 2026 and reduced accrued liabilities of $96,600 and recorded prepaid expense of $32,445 as of June 30, 2026 which will be amortized over the rest of corresponding service periods.

Common Shares Issued for Pre-funded Warrant Cashless Exercise

In January 2026, the Company issued an aggregate of 354,257 shares of its common stock upon cashless exercise of pre-funded warrants to purchase 354,300 shares of common stock.

Common Shares Issued for Warrant Cashless Exercise

In February 2026, pursuant to the terms of related warrant agreements, the Company issued an aggregate of 1,268,672 shares of its common stock upon cashless exercise of warrants to purchase 1,733,571 shares of common stock.

Common Shares Issued for Pre-funded Warrant Cash Exercise

In April and June 2026, the Company issued an aggregate of 2,541,353 shares of its common stock upon cash exercise of pre-funded warrants to purchase 2,541,353 shares of common stock for aggregate proceeds of $254.

Common Shares Issued for Debt Conversion

In January 2026, the June 2024 Convertible Note holder converted its June 2024 Convertible Note in the principal amount of $545,950 and unpaid interest of $5,524 into 551,474 shares of common stock of the Company at a per share price of $1.00. The conversion was done pursuant to the terms of June 2024 Convertible Note. Therefore, no gain or loss was recognized for the conversion.

Common Shares Issued for Accrued Bridge Loan Payable Commitment Fee

In June 2026, the Company issued 100,000 shares of its common stock for accrued commitment fee for the purchase of bridge loan. These shares were valued at $138,000, the fair market value on the grant date using the reported closing share price on the date of grant, and the Company reduced accrued commitment fee of $138,000.

Common Shares Issued upon Waiver to Enter into Note Agreement

In June 2026, the Company issued 200,000 shares of its common stock in consideration a waiver. These shares were valued at $58,200, the fair market value on the grant date using the reported closing share price on the date of grant, and the Company recorded it as debt discount (See Note 9 – Note Payable, Net).

Options

The following table summarizes the shares of the Company’s common stock issuable upon exercise of options outstanding at June 30, 2026:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at June 30, 2026	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at June 30, 2026	Weighted Average Exercise Price
$0.28 – 31.20	2,164,219	3.00	$0.31	1,666,163	$0.32
$48.75 – 123.00	18,117	0.73	$79.87	18,117	$79.87
$154.50 – 228.00	7,500	3.57	$226.43	7,500	$226.43
$0.28 – 228.00	2,189,836	2.98	$1.74	1,691,780	$2.17

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 – EQUITY (continued)

Options (continued)

Stock option activity for the six months ended June 30, 2026 was as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2026	41,169	$79.43
Granted	2,150,000	0.28
Expired	(1,333)	(44.48)
Outstanding at June 30, 2026	2,189,836	$1.74
Options exercisable at June 30, 2026	1,691,780	$2.17
Options expected to vest	498,056	$0.28

The aggregate intrinsic value of stock options outstanding and stock options exercisable at June 30, 2026 was approximately $19,000 and $15,000, respectively.

The fair values of options granted during the six months ended June 30, 2026 were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: volatility of 121.81%, risk-free rate of 4.10%, annual dividend yield of 0%, and expected life of 1.50 - 3.00 years. The aggregate fair value of the options granted during the six months ended June 30, 2026 was $360,638.

The fair values of options granted during the six months ended June 30, 2025 were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: volatility of 105.10%, risk-free rate of 4.29%, annual dividend yield of 0%, and expected life of 3.00 years. The aggregate fair value of the options granted during the six months ended June 30, 2025 was $6,115.

For the three months ended June 30, 2026 and 2025, stock-based compensation expense (adjustment) associated with stock options granted amounted to $248,942 and $(28,085), of which, $218,483 and $4,454 was recorded as compensation and related benefits, and $30,459 and $(32,539) was recorded as professional fees, respectively.

For the six months ended June 30, 2026 and 2025, stock-based compensation expense (adjustment) associated with stock options granted amounted to $248,942 and $(18,926), of which, $218,483 and $9,312, respectively, was recorded as compensation and related benefits, and $30,459 and $(28,238) was recorded as professional fees, respectively.

A summary of the status of the Company’s nonvested stock options granted as of June 30, 2026 and changes during the six months ended June 30, 2026 is presented below:

	Number of Options	Weighted Average Exercise Price
Nonvested at January 1, 2026	-	$-
Granted	2,150,000	0.28
Vested	(1,651,944)	(0.28)
Nonvested at June 30, 2026	498,056	$0.28

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 – EQUITY (continued)

Warrants (Except Pre-Funded Warrants)

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding at June 30, 2026:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at June 30, 2026	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at June 30, 2026	Weighted Average Exercise Price
$0.21 – 0.64	13,186,602	2.95	$0.51	13,186,602	$0.51
$9.75 – 37.50	6,593	2.85	$14.26	6,593	$14.26
$67.50	889	1.93	$67.50	889	$67.50
$187.50	8,264	0.81	$187.50	8,264	$187.50
$0.21 – 187.50	13,202,348	2.95	$0.64	13,202,348	$0.64

Stock warrant activity for the six months ended June 30, 2026 was as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding at January 1, 2026	95,746	$24.06
Repricing adjustment	1,776,445	$0.33
Granted	13,063,728	$0.51
Exercised	(1,733,571)	$(0.33)
Outstanding at June 30, 2026	13,202,348	$0.64
Exercisable at June 30, 2026	13,202,348	$0.64

The aggregate intrinsic value of both stock warrants outstanding and stock warrants exercisable at June 30, 2026 was approximately $10,000.

Warrants Issued in February 2026

In February 2026, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 490,197 shares (the “Shares”) of the Company’s common stock at a purchase price of $0.51 per Share; (ii) pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of 0.5099 per Pre-Funded Warrant to purchase up to an aggregate of 5,882,353 shares of Common Stock (the “Pre-Funded Warrant Shares”); (iii) Series A-1 warrants to purchase up to 6,372,550 shares of Common Stock (the “Series A-1 Warrants,” and the shares issuable upon exercise thereof, the “Series A-1 Warrant Shares”) and (iv) Series A-2 warrants to purchase up to 6,372,550 shares of Common Stock (the “Series A-2 Warrants,” together with the Series A-1 Warrants, the “Warrants”) and the shares issuable upon exercise thereof, the “Series A-2 Warrant Shares,” together with the Series A-1 Warrant Shares, the “Warrant Shares”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

Each Warrant has an exercise price of $0.51 per share. The Warrants are not exercisable until the Stockholders of the Company approve the issuance of the Warrants and the Warrant Shares upon the exercise thereof (the “Stockholder Approval”). The Series A-1 Warrants will expire five (5) years following the date of Stockholder Approval. The Series A-2 Warrants will expire eighteen (18) months following the date of Stockholder Approval. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to either the Series A-1 Common Warrants or the Series A-2 Common Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 – EQUITY (continued)

Warrants (Except Pre-Funded Warrants) (continued)

The Prefunded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Prefunded Warrants are exercised in full. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to Prefunded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

As compensation to H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with the Private Placement (the “Placement Agent”), the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Private Placement, plus a management fee equal to 1.0% of the gross proceeds raised in the Private Placement and reimbursement of certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) to purchase up to 5.0% of the aggregate number of shares of Common Stock placed in the Offering, equating to 318,628 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Series A-1 Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.6375 per share.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 26, 2026, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants no later than 45 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days following the date of the Registration Rights Agreement (or 90 days following the date of the Registration Rights Agreement in the event of a “full review” by the Securities and Exchange Commission).

These warrants were classified in shareholders’ equity as the number of shares were fixed and determinable, and no other provisions precluded equity treatment.

Warrants Exercised in February 2026

In February 2026, pursuant to the terms of related warrant agreements, 1,733,571 warrants were cashless exercised.

Pre-Funded Warrants

The number of pre-funded warrants outstanding as of June 30, 2026 is as follows:

Description	Number Outstanding	Weighted Average Exercise Price
Pre-funded warrants issued in December 2024	150,000	$0.01
Pre-funded warrants issued in February 2026	3,341,000	$0.0001
Outstanding at June 30, 2026	3,491,000	$0.0005

A summary of pre-funded warrant activity during the six months ended June 30, 2026 is as follows:

	Number of Pre-Funded Warrants	Weighted Average Exercise Price
Outstanding at January 1, 2026	504,300	$0.0030
Pre-funded warrants granted	5,882,353	$0.0001
Pre-funded warrants exercised	(2,895,653)	$(0.0001)
Outstanding at June 30, 2026	3,491,000	$0.0005

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 – EQUITY (continued)

Pre-Funded Warrants (continued)

Pre-funded Warrants Issued in February 2026

In February 2026, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 490,197 shares (the “Shares”) of the Company’s common stock at a purchase price of $0.51 per Share; (ii) pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of 0.5099 per Pre-Funded Warrant to purchase up to an aggregate of 5,882,353 shares of Common Stock (the “Pre-Funded Warrant Shares”); (iii) Series A-1 warrants to purchase up to 6,372,550 shares of Common Stock (the “Series A-1 Warrants,” and the shares issuable upon exercise thereof, the “Series A-1 Warrant Shares”) and (iv) Series A-2 warrants to purchase up to 6,372,550 shares of Common Stock (the “Series A-2 Warrants,” together with the Series A-1 Warrants, the “Warrants”) and the shares issuable upon exercise thereof, the “Series A-2 Warrant Shares,” together with the Series A-1 Warrant Shares, the “Warrant Shares”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

The Pre-funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Prefunded Warrants are exercised in full. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to Prefunded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

NOTE 13 - STATUTORY RESERVE AND RESTRICTED NET ASSETS

The Company’s PRC subsidiary, Avalon Shanghai, is restricted in its ability to transfer a portion of its net asset to the Company. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China.

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends. The Company did not make any appropriation to statutory reserve for Avalon Shanghai during the years ended December 31, 2025 and 2024 as it incurred net loss in the periods. As of both June 30, 2026 and December 31, 2025, the restricted amount as determined pursuant to PRC statutory laws totaled $6,578.

Relevant PRC laws and regulations restrict the Company’s PRC subsidiary, Avalon Shanghai, from transferring a portion of its net assets, equivalent to its statutory reserve and its share capital, to the Company’s shareholders in the form of loans, advances or cash dividends. Only PRC entity’s accumulated profit may be distributed as dividend to the Company’s shareholders without the consent of a third party. As of both June 30, 2026 and December 31, 2025, total restricted net assets amounted to $1,206,578.

NOTE 14 – CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiary exceed 25% of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of this test, restricted net assets of consolidated subsidiary shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiary (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiary in the form of loans, advances or cash dividends without the consent of a third party.

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with such requirement and concluded that it was not applicable to the Company as the restricted net assets of the Company’s PRC subsidiary did not exceed 25% of the consolidated net assets of the Company, therefore, the condensed financial statements for the parent company have not been required.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 15 - CONCENTRATIONS

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the three and six months ended June 30, 2026 and 2025.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company is subject to ordinary routine litigation incidental to its normal business operations. The Company is not currently a party to, and its property is not subject to, any material legal proceedings, except as set forth below.

On October 28, 2019, Research Institute at Nationwide Children’s Hospital (“Research Institute”) filed a Complaint in the United States District Court for the Southern District of Ohio Eastern Division against Dr. Zhou, Li Chen, the Company and Genexosome with various claims against the Company and Genexosome including misappropriation of trade secrets in violation of the Defend Trade Secrets Act of 2016 and violation of Ohio Uniform Trade Secrets Act. The Company, Genexosome and the Research Institute entered into a Settlement Agreement dated June 7, 2022 (the “Settlement Date”) whereby the Company agreed to pay the Research Institute $450,000 on each of the sixty-day, one year and two-year anniversaries of the Settlement Date. In addition, the Company agreed to pay the Research Institute 30% of the Company’s initial pre-tax profit of $3,333,333, 20% of the Company’s second pre-tax profit of $3,333,333 and 10% of the Company’s third pre-tax profit of $3,333,333. The parties provided a mutual release as well. As of both June 30, 2026 and December 31, 2025, the accrued litigation settlement amounted to $363,450.

Operating Leases Commitment

The Company is a party to leases for office space. These lease agreements expire through February 2029. Rent expense under all operating leases amounted to approximately $43,000 and $59,000 for the six months ended June 30, 2026 and 2025, respectively.

Supplemental cash flow information related to leases for the six months ended June 30, 2026 and 2025 is as follows:

	Six Months Ended June 30,
	2026	2025
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows paid for operating lease	$38,000	$45,563
Right-of-use assets obtained in exchange for lease obligation:
Operating lease	$169,743	$127,486

The following table summarizes the lease term and discount rate for the Company’s operating leases as of June 30, 2026:

Operating Lease
Weighted average remaining lease term (in years)	2.09
Weighted average discount rate	12.0%

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 16 – COMMITMENTS AND CONTINGENCIES (continued)

Operating Leases Commitment (continued)

The following table summarizes the maturity of lease liabilities under operating leases as of June 30, 2026:

For the Twelve-month Period Ending June 30:	Operating Lease
2027	$101,000
2028	51,000
2029	8,000
2030 and thereafter	-
Total lease payments	160,000
Amount of lease payments representing interest	(13,945)
Total present value of operating lease liabilities	$146,055

Current portion	$89,831
Long-term portion	56,224
Total	$146,055

NOTE 17 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Series F Convertible Preferred Stock

On July 2, 2026, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock with the Secretary of State of the State of Delaware, designating 5,000 shares of the Company’s authorized preferred stock as Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”). The material terms of the Series F Preferred Stock are summarized below.

Stated Value and Ranking. Each share of Series F Preferred Stock has a stated value of $1,000. The Series F Preferred Stock ranks (i) senior to the Company’s common stock and any other class or series of capital stock hereafter created that by its terms ranks junior to the Series F Preferred Stock, and (ii) junior to any other class or series of capital stock of the Company.

Dividends. No dividends are payable on the Series F Preferred Stock, except for stock dividends or distributions for which adjustments are made to the conversion price.

Voting Rights. Holders of Series F Preferred Stock have no voting power except as otherwise required by the Delaware General Corporation Law. However, for so long as any shares of Series F Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class, (a) alter or change adversely the powers, preferences or rights of the Series F Preferred Stock, (b) increase the number of authorized shares of Series F Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, holders of Series F Preferred Stock are entitled to receive, prior to any distribution to holders of common stock, an amount equal to 100% of the stated value per share.

Conversion Rights. Each share of Series F Preferred Stock is convertible, at the option of the holder, at any time after the Shareholder Approval is obtained, into shares of common stock at a conversion price of $0.50 per share, subject to adjustment. No fractional shares of common stock will be issued upon conversion; in lieu thereof, the Company will pay cash or round up to the next whole share, at the Company’s option. The conversion of the Series F Preferred Stock is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of common stock. The Company is not required to issue any shares of common stock upon conversion of the Series F Preferred Stock until the Shareholder Approval is obtained.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 17 – SUBSEQUENT EVENTS (continued)

Series F Convertible Preferred Stock (continued)

Anti-Dilution Adjustments. The conversion price is subject to proportional adjustment in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications and similar events. In the event of any recapitalization, reorganization, consolidation, merger or sale of all or substantially all of the Company’s assets, holders of Series F Preferred Stock will be entitled to receive, upon conversion, the same kind and amount of stock, securities or other assets or property that holders of common stock would receive in connection with such transaction.

Mandatory Redemption. The Company is required to redeem 25% of the then outstanding shares of Series F Preferred Stock on each of October 1, 2026, November 1, 2026, December 1, 2026 and January 1, 2027, at a redemption price per share equal to 125% of the stated value. A holder may elect to convert shares subject to mandatory redemption into shares of common stock at any time prior to the applicable mandatory redemption date, and any shares so converted will reduce the number of shares subject to redemption on such date on a share-for-share basis.

On June 30, 2026, the Company entered into a securities purchase agreement with Allen O. Cage Jr., an individual accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor (i) 400 shares of the Company’s Series F Preferred Stock, and (ii) 200,000 shares of the Company’s common stock as additional consideration for the Investor’s purchase of the Series F Preferred Stock, for an aggregate purchase price of $400,000. The transaction closed on July 2, 2026.

Cashless Exercise of Pre-funded Warrants

In July 2026, the Company issued 145,000 shares of its common stock upon cashless exercise of pre-funded warrants.

Cash Exercise of Pre-funded Warrants

In July 2026, the Company issued 2,216,000 shares of its common stock upon the cash exercise of outstanding pre-funded warrants for aggregate proceeds of $222.

Common Shares Issued as Commitment Fee

In July 2026, the Company issued 200,000 shares of its common stock as commitment fee for the purchase of Series F Convertible Preferred Stock.

In July 2026, the Company issued 360,000 shares of its common stock as business loan commitment fee.

On August 13, 2026, the Company issued 300,000 shares of its common stock as a loan commitment fee for the $250,000 promissory note issued to FirstFire Opportunities Fund, LLC on August 13, 2026.

Common Shares Issued for Services

During the period from July 1, 2026 through August 10, 2026, the Company issued a total of 2,375,000 shares of its common stock for services rendered and to be rendered.

Common Shares Issued for Series E Convertible Preferred Stock Conversion

On August 5, 2026, the Company issued an aggregate of 673,480 share of its common stock upon conversion of 1,010.22 shares of its Series E Convertible Preferred Stock.

Name Change

On July 17, 2026, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended with the Secretary of State of the State of Delaware to change the name of the Company from “Avalon GloboCare Corp.” to “Change Agents Corporation” effective as of July 20, 2026 (the “Name Change”). In connection with the Name Change, the Company’s trading symbol for its common stock began trading on The Nasdaq Capital Market on July 22, 2026 under the symbol “CHGA”.

CHANGE AGENTS CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 17 – SUBSEQUENT EVENTS (continued)

Equity Purchase Agreement

On July 22, 2026, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Hudson Global Ventures, LLC, a Nevada limited liability company (the “Investor”). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions set forth therein, the Company may, from time to time during the Commitment Period, in its sole discretion, require the Investor to purchase shares of the Company’s common stock, par value $0.0001 per shares (“Common Stock”) having an aggregate purchase price of up to $10,000,000 at a fixed purchase price per share of $0.30. The Commitment Period ends on the earliest of (i) the date on which the Investor has purchased shares equal to the $10,000,000 maximum commitment amount, (ii) 36 months after the date of the Purchase Agreement, (iii) written notice of termination by the Company to the Investor, subject to certain limitations, and (iv) certain bankruptcy-related events.

In connection with the Purchase Agreement, the Company issued to the Investor a common stock purchase warrant (the “Warrant”) to purchase up to 925,925 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment as provided in the Warrant. The Warrant is exercisable at any time following stockholder approval of the shares issuable upon exercise of the Warrant (the “Stockholder Approval Date”) until 5:00 p.m. Eastern time on the date that is five years after the Stockholder Approval Date, subject to the terms and limitations set forth therein, including a 4.99% beneficial ownership limitation.

Business Loan and Security Agreement

On July 24, 2026, the Company entered into a Business Loan and Security Agreement (the “Business Loan Agreement”) with a commercial funding source (the “Lender”), pursuant to which the Company obtained a loan from the Lender in the principal amount of $825,000 (the “Business Loan”), with net proceeds to the Company of $254,350, following the payment of an administration fee of $41,250 and repayment in full of the current loan from Agile Lending in the amount of $529,400, with a total repayment amount of $1,188,000, including interest charges of $363,000 (assuming all payments are made on time and the July 2026 Loan is not prepaid) repayable in 32 weekly installments of $37,125 with a maturity date of July 29, 2026. Pursuant to the Business Loan Agreement, the Company granted the Lender a continuing security interest in certain collateral (as defined in the Business Loan Agreement). In connection with the Business Loan, the Company issued Lender a Confessed Judgement Secured Promissory Note (the “Secured Note”) dated July 24, 2026 in the amount 825,000 with a maturity date of February 19, 2027.

Forbearance Letter Agreement

On July 24, 2026, the Company entered into a Forbearance Letter Agreement with Agile Lending LLC under which it agreed to issue 360,000 shares of its common stock (the “Forbearance Shares”) in consideration of Agile Lending’s agreement to forbear the July 2026 payment and to not under the March 2026 Business Loan and Security Agreement between the Company and Agile Lending. The Company granted Agile Lending piggyback registration rights with respect to the Forbearance Shares.

Original Issue Discount Promissory Note issued to FirstFire Opportunities Fund, LLC

On August 13, 2026, the Company issued promissory note to FirstFire Opportunities Fund, LLC (“FirstFIre”) in the principal amount of $250,000 (inclusive of a $50,000 original issuance discount) (the “FirstFire Note”) for gross proceeds of $200,000. The Company intends to use the $144,000 of the net proceeds of the FirstFire Note to repay that certain 7% promissory note in the original principal amount of $233,910 issued to anquish Funding Group Inc. and the remainder for working capital and general corporate purposes.

The FirstFire Note matures on February 13, 2027 and has a one-time interest charge equal to 18.75% of the principal amount, or $46,875,000, payable in cash. Any principal or accrued but unpaid interest on the FirstFire Note which is not paid when due shall accrue interest at a rate of 10% per annum (the “Default Interest”). The principal amount of the FirstFire Note together with accrued but unpaid interest shall be paid as follows: (i) $62,500 shall be paid on each of November 13, 2026, and December 13 2026, and January 13, 2027 and (ii) the total remaining balance of the FirstFire Note shall be paid on February 13, 2027.

The Company granted FirstFire a “most-favored nations” provision with respect to the issuance of any debt that is not convertible into common stock of the Company (or amends any non-convertible debt that was issued before the Issue Date). In addition, the Company agreed to use 25% of the net proceeds from an issuance of equity or debt or sale of assets to repay amounts outstanding under the FirstFire Note.

In addition, if, at any time on or after the issue date of the FirstFire Note, and prior to the full repayment, the Companyr or any of its subsidiaries (the “Subsidiaries”) receives cash proceeds from the issuance of equity or debt or the sale of assets (including but not limited to real property) by the Company or any of the Borrower’s Subsidiaries, the FirstFIre shall have the right in its sole discretion to require the Company or the Subsidiaries to immediately apply up to 12.5% of such proceeds (net of outstanding legal fees of the Borrower, underwriter or broker-dealer expense and legal fee reimbursements, outstanding auditor fees of the Borrower, outstanding transfer agent fees of the Borrower, and fees of the SEC and FINRA in connection with such transaction, in each case if applicable) to repay all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under this Note.

52,235,925 Shares of Common Stock

Change Agent Corporation

PRELIMINARY PROSPECTUS

        , 2026

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, payable by us in connection with the sale of Common Stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

Amount to be paid
SEC registration fee	$1,407.85
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$25,000
Printing and engraving expenses	$5,000
Miscellaneous	$1,579.91
Total	$43,000.00

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Section 102 of Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

The following is a list of unregistered sales of our equity securities during the prior three years.

On October 9, 2023, the Company issued to an institutional investor 13% senior secured promissory notes in the aggregate principal amount of $700,000 (collectively the “October 2023 Notes”) convertible into shares of common stock, as well as the issuance of up to 70,000 shares of common stock as a commitment fee and warrants for the purchase of up to 105,000 shares of common stock at an initial price per share of $2.50 and common share purchase warrants for the purchase of up to 87,500 shares of common stock at an initial price per share of $1.80. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On June 5, 2024, the Company issued to an institutional investor 13% senior secured promissory notes in the aggregate principal amount of $2,845,000 (collectively the “June 2024 Notes”) convertible into shares common stock, as well as the issuance of up to 402,000 shares of common stock as a commitment fee and warrants for the purchase of up to 2,200,000 shares of common stock. The purchaser acquired the June 2024 Notes with principal amount of $2,845,000 and paid the purchase price of $2,702,750 after an original issue discount of $142,250, with a conversion price of $0.75, subject to adjustment as provided in Notes. The Company intended to use the proceeds from issuance of the June 2024 Notes to repay off the May 2023 Notes, the June 2023 Notes and the October 2023 Notes. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

In December 2024, the Company issued to an institutional investor a common stock purchase warrant for the purchase of up to 150,000 shares of common stock in consideration of a wavier on outstanding notes. No proceeds were received. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On December 19, 2024, the Company sold 7,000 shares of Series C Convertible Preferred Stock for $7,000,000. The proceeds of the issuance were used for general corporate purposes. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On January 9, 2025, the Company entered into an exchange agreement with Wenzhao Lu (“Lu”), the Chairman of the Board of Directors of the Company, pursuant to which Lu exchanged 9,000 shares of Series A Preferred Stock of the Company for 5,000 shares of Series D Preferred Stock of the Company pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act. No proceeds were received from the issuance.

On June 4, 2025, the Company sold 141,643 shares of common stock for $500,000 to an accredited investor. The proceeds of the issuance were used for general corporate purposes. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On July 14, 2025, the Company issued 121,200 shares of common stock and pre-funded warrants to purchase 354,300 shares of Common Stock, to an accredited investor for $475,500. The proceeds of the issuance were used for general corporate purposes. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On July 15, 2025, the Company issued an aggregate of 515,109 shares of common stock to a certain noteholder upon conversions of its note. The issuance was in reliance on the exemption from registration afforded by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act.

On July 21, 2025, the Company sold 300 shares of Series C Convertible Preferred Stock to an accredited investor for $300,000. The proceeds of the issuance were used for general corporate purposes. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Between July 16, 2025 and July 17, 2025, the Company issued an aggregate of 211,400 shares of unregistered common stock to a noteholder upon partial conversions of an outstanding promissory note. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On July 18, 2025 and July 28, 2025, the Company issued 46,100 and 47,000 shares, respectively, of unregistered common stock to a noteholder upon partial conversions of an outstanding promissory note. On July 3, 2025, the Company issued promissory notes to certain accredited investors (together, the “July 3, 2025 Notes”). Pursuant to the terms of the July 3, 2025 Notes, the Company issued 10,000 shares of Common Stock as commitment fee shares for issuance of the July 3, 2025 Notes. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 promulgated thereunder.

On July 24, 2025, the Company also issued an aggregate of 79,216 restricted shares of Common Stock to consultants in exchange for services rendered. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Between July 30, 2025 and August 6, 2025, the Company issued an aggregate of 221,000 shares of unregistered common stock to a noteholder upon partial conversions of an outstanding promissory note. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On December 12, 2025, the Company issued 19,500 shares of Series E Non_Voting Convertible Preferred Stock to the former shareholders of RPM Interactive, a Nevada corporation (“RPM”), in accordance with the terms of the Agreement and Plan of Merger, dated December 12, 2025, as amended by Amendment No. 1 dated December 14, 2025 (as amended, the “Merger Agreement”), by and among the Company, Avalon Quantum AI, LLC, a Nevada limited liability company and a wholly owned subsidiary of the Company (the “Merger Sub”), and RPM. Each share of Series E Preferred Stock has a stated value of $1,000 per share (the “Stated Value”) and is convertible into a number of shares of Common Stock equal to the Stated Value divided by $1.50 (the “Conversion Price”), subject to certain conditions which include, among others, limiting the number of shares of Series E Preferred Stock that can convert if such conversion would exceed the aggregate number of shares of Common Stock which the Company may issue upon such conversion without breaching the Company’s obligations under the NASDAQ listing rules and regulations. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 promulgated thereunder.

On December 15, 2025, the Company agreed to issue an aggregate of 305,000 restricted shares of common stock to consultants of the Company, in exchange for services rendered. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

In January 2026, the Company issued 551,474 shares of common stock upon conversion of convertible debt and related accrued interest. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or 3(a)(9) of the Securities Act.

In January 2026, the Company issued 354,257 shares of its common stock upon cashless exercise of existing pre-funded warrants. No proceeds were received upon exercise. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or 3(a)(9) of the Securities Act.

On February 11, 2026, the Company issued 100,000 shares of its common stock to a consultant under a consulting agreement for services rendered. No proceeds were received. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On February 11, 2026, the Company issued 200,000 shares of its common stock to a consultant under a consulting agreement for services rendered. No proceeds were received. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On February 12, 2026, the Company issued to an institutional investor a promissory note dated February 11, 2026 on February 12, 2026 in the principal amount of $233,910, for a purchase price of $207,000, reflecting an original issue discount of $26,910 (the “February 12, 2026 Note”). The February 12, 2026 Note carries a one-time interest charge of 12% and is repayable in seven monthly payments beginning August 15, 2026 in the amount of $144,099 and for the next 6 months thereafter in the amount of $19,648.50. The Note matures on February 15, 2027. Upon the occurrence and during the continuation of any Event of Default (as defined in the February 12, 2026 Note), the February 12, 2026 Note becomes convertible into shares of our common stock at the then existing conversion price (equal to 75% multiplied by the Market Price (as set forth below), representing a discount rate of 25%. “Market Price” means the lowest trading price for our common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Company intends to use the proceeds of the February 12, 2026 Note for general working capital purposes. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On February 19, 2026,the Company issued to an institutional investor a promissory note in the principal amount of $233,910 (inclusive of a $26,910 original issuance discount) (the “February 19, 2026 Note”) for gross proceeds of $207,000. The February 19, 2026 Note matures on February 15, 2027 and has a one-time interest charge equal to 12% of the principal amount, or $28,069, payable in cash, or upon the occurrence of an Event of Default (as defined in the February 19, 2026 Note), may be converted into shares of the Company’s common stock as set forth in the February 19, 2026 Note. Upon the occurrence of an Event of Default, the investor may convert the February 19, 2026 Note into Common Stock at a conversion price of 75% multiplied by the Market Price (as defined above). The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On each of February 19, 2026, February 24, 2026 and February 26, 2026, the Company issued 287,411, 230,739 and 750,222 shares of its common stock, respectively, upon exercise of existing warrants on a net-exercise basis. No proceeds were received upon exercise. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or 3(a)(9) of the Securities Act.

On February 20, 2026, we entered into a consulting agreement under which we agreed to issue 75,000 restricted shares of Common Stock for services rendered. These shares were issued in August 2026. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On February 27, 2026, the Company issued to certain institutional investors (i) 490,197 shares of Common Stock at a purchase price of $0.51 per share; (ii) pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of $0.5099 per Pre-Funded Warrant to purchase up to an aggregate of 5,882,353 shares of Common Stock; (iii) Series A-1 warrants to purchase up to 6,372,550 shares of Common Stock; and (iv) Series A-2 warrants to purchase up to 6,372,550 shares of Common Stock. The Company also issued warrants to purchase 318,628 shares of Common Stock with an exercise price of $0.6375 per share to the placement agent for the transaction. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 promulgated thereunder.

On March 31, 2026, the Company issued 300,000 shares of its common stock to an institutional investor upon conversion of 723,000 shares of series C preferred stock. No proceeds were received for the issuance. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or 3(a)(9) of the Securities Act.

On May 6, 2026, the Company issued 2,074,689 shares of its common stock (the “Exchange Shares”) to its chairman, Wenzhao Lu following shareholder approval in exchange for 5,000 shares of the Company’s Series D Preferred Stock held by him, which shares of Series D Preferred Stock were cancelled.  The issuance was in reliance on the exemption from registration afforded by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act.

On May 13, 2026, the Company issued 218,672 shares of common stock upon conversion of 527 shares of Series C Preferred Stock. The issuance was in reliance on the exemption from registration afforded by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act.

On June 24, 2026, the Company issued 69,000 shares upon conversion of 103.50 shares of Series E Preferred Stcok. The issuance was in reliance on the exemption from registration afforded by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act.

On June 29, 2026, the Company issued 150,000 restricted shares of Common Stock to a consultant of the Company in exchange for services rendered. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On June 29, 2026, the Company issued three-year options (“Options”) to purchase 400,000 shares of Common Stock pursuant to the Plan to consultants in consideration of services rendered to the Company and having an exercise price of $0.2820 per share. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On June 29, 2026, the Company’s issued three-year options (the “Options”) to purchase 1,150,000 shares of the Company’s Common Stock pursuant to the 2026 Equity Plan (the “Plan”) to the following officers of the Company: (i) options to purchase 400,000 shares to Luisa Ingargiola, Chief Strategy Officer; (ii) options to purchase 400,000 shares to Meng Li:, interim Chief Executive Officer and (iii) options to purchase 350,000 shares of common stock to Brio Financial and Sam Knipper, Chief Financial Officer as consideration for services rendered and having the exercise price equal to $0.2820 per share of Common Stock. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On June 29, 2026, the Company issued Options to purchase 600,000 shares of the Company’s Common Stock to its non-employee directors.in consideration of services rendered to the Company and having an exercise price of $0.2820 per share of Common Stock. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On July 1, 2026, the Company issued 200,000 shares or Common Stock in consideration of a waiver from its secured lenders related to the Company’s issuance of Series F Preferred Stock. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On July 2, 2026, the Company issued 400 shares of Series F Preferred Stock and 200,000 shares of Common Stock to an accredited investor for $400,000. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 promulgated thereunder.

On July 2, 2026, the Company issued an aggregate 750,000 restricted shares of Common Stock to consultants of the Company in exchange for services rendered. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On July 22, 2026, the a common stock purchase warrant to purchase up to 925,925 shares of Common Stock at an exercise price of $0.01 per share to the investor under an Equity Purchase Agreement entered into on such date (the “ELOC Purchase Agreement”), exercisable at any time following the Stockholder Approval Date (as defined in the ELOC Purchase Agreement) and expiring five (5) years after the Stockholder Approval Date. The issuance was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 promulgated thereunder

On July 24, 2026, the Company issued 360,000 restricted shares of Common Stock to an affiliate of its secured lender pursuant to a Forbearance Letter Agreement. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On August 4, 2026, the Company issued an aggregate of 1,550,000 restricted shares of Common Stock to consultants of the Company in exchange for services rendered. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

On August 5, 2026, the Company issued an aggregate of 673,480 share of restricted Common Stock upon conversion of 1010.22 shares of its Series E Convertible Preferred Stock. The issuance was in reliance on the exemption from registration afforded by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act.

On August 13, 2026, the Company issued 300,000 shares of its common stock as loan commitment fee for issuance of a $250,000 promissory note. The issuance made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 promulgated thereunder.

On August 14, 2026, the Company issued a pre-funded warrant to purchase 1,000,000 shares of its common stock as an inducement for investors to to purchase $616,000 of original issue discount promissory notes issued on such date. The issuances were made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated November 7, 2022, by and among the Registrant, Laboratory Services MSO, LLC, SCBC Holdings LLC, Avalon Laboratory Services, Inc., The Zoe Family Trust, Bryan Cox and Sarah Cox (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on November 8, 2022).
2.2	Amended and Restated Membership Interest Purchase Agreement, dated February 9, 2023 by and among the Registrant, Laboratory Services MSO, LLC, SCBC Holdings LLC, Avalon Laboratory Services, Inc., the Zoe Family Trust, Bryan Cox and Sarah Cox (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on February 13, 2023).
2.3	Agreement and Plan of Merger, dated March 7, 2025, by and among Avalon GloboCare Corp., Nexus MergerSub Limited and YOOV Group Holding Limited (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on March 10, 2025).
2.4	Agreement and Plan of Merger, dated December 12, 2025, by and among Avalon Globocare Corp., Avalon Quantum AI, LLC and RPM Interactive, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 15, 2025)
2.5	Amended and Restated Membership Interest Purchase Agreement dated February 18, 2026, dated February 18, 2026, between Avalon Globocare Corp. and Wenzhao Lu (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 19, 2026)
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 26, 2018).
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Avalon GloboCare Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 4, 2023).
3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 26, 2018).
3.4	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 8, 2022).
3.5	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on February 13, 2023).
3.6	Certificate of amendment dated October 23, 2024 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 29, 2024).
3.7	Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock of the Company, as filed on December 13, 2024, with the Department of State, Division of Corporations, of the State of Delaware (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on December 19, 2024).
3.8	Certificate of Designations of Preferences and Rights of Series D Convertible Preferred Stock of the Company, as filed on January 6, 2025, with the Department of State, Division of Corporations, of the State of Delaware (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 10, 2025).
3.9	Certificate of Elimination relating to the Series A Preferred Stock, filed with the Secretary of State of Delaware on March 7, 2025 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2025).
3.10	Certificate of Elimination relating to the Series B Preferred Stock, filed with the Secretary of State of Delaware on March 7, 2025 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2025).

3.11	Amendment No. 1 to the Avalon Bylaws, as adopted and approved by the Avalon Board on March 7, 2025 (incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2025).
3.12	Certificate of Amendment to the Series C Certificate of Designations, as filed on May 29, 2025, with the Department of State, Division of Corporations, of the State of Delaware (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2025)
3.13	Certificate of Amendment to the Series C Certificate of Designations, as filed on May 29, 2025, with the Department of State, Division of Corporations, of the State of Delaware (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on August 29, 2025)
3.14	Certificate of Designation of Series E Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 15, 2025)
3.15	Certificate of Designation of Series F Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 2, 2026)
3.16	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Change Agents Corporation dated July 17, 2026 (incorporated by reference to Exhibit 3.1 to registrant’s Current Report on Form 8-K filed with the SEC on July 21, 2026)
4.1	Form of Subscription Agreement by and between Avalon GloboCare Corp. and the December 2016 Accredited Investors (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2016).
4.2 †	Stock Option issued to Luisa Ingargiola dated February 21, 2017 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2017).
4.3	Form of Subscription Agreement by and between Avalon GloboCare Corp. and the March 2017 Accredited Investor (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2017).
4.4	Share Subscription Agreement between Avalon GloboCare Corp., Avalon (Shanghai) Healthcare Technology Co., Ltd., Beijing DOING Biomedical Technology Co., Ltd. and Daron Liang (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2017).
4.5	Warranty Agreement by and between Lu Wenzhao and Beijing DOING Biomedical Technology Co., Ltd., dated February 27, 2017 (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2017).
4.6	Form of Subscription Agreement between Avalon GloboCare Corp. and the October 2017 Accredited Investors (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2017).
4.7	Form of Warrant to Boustead Securities, LLC in connection with the private placements (incorporated by reference to Exhibit 4.8 of the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 27, 2018).
4.8	Form of Warrant (April 2019) (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2019).
4.9	Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.9 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026)
4.10	Form of Subscription Agreement by and between Avalon GloboCare Corp. and Wenzhao “Daniel” Lu dated August 5, 2022 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2022).
4.11	Form of Subscription Agreement by and between Avalon GloboCare Corp. and Emma Li Xu Qingbo dated August 5, 2022 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2022).
4.12	Promissory Note between the Company and Anthony Macaluso, dated July 3, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 9, 2025)
4.13	Promissory Note between the Company and Lawrence Bruno, dated July 3, 2025 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on July 9, 2025)
4.14	Warrants issued by the Company to Investor dated as of July 14, 2025 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 18, 2025)

4.15	Bridge Note, between the Company and Allen O Cage Jr., dated as of December 11, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 15, 2025)
4.16	Promissory Note (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 18, 2026)
4.17	Amendment to Unsecured Bridge Note dated December 11, 2025 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 19, 2026)
4.18	Promissory Note dated February 19, 2026 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on February 25, 2026)
4.19	Confessed Judgement Secured Promissory Note dated March 26, 2026 (incorporated by reference to Exhibit 4.20 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 30, 2026)
4.20	Form of Pre-Funded Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 2, 2026
4.21	Form of Series A-1 Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed with the SEC on March 2, 2026
4.22	Form of Series A-2 Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed with the SEC on March 2, 2026
4.23	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed with the SEC on March 2, 2026)
4.24	Form of Warrant (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 23, 2026)
4.25	Confessed Judgment Secured Promissory Note dated July 24, 2026 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2026).
4.26	Promissory Note dated August 13, 2026 (incorporated by reference to Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2026
4.27	Form of Promissory Note dated August 14, 2026 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on August 18, 2026)
4.28	Form of Pre-Funded Warrant dated August 14, 2026 (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on August 18, 2026)
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Share Exchange Agreement dated as of October 19, 2016 by and among Avalon Healthcare System, Inc., the shareholders of Avalon Healthcare System, Inc. and Avalon GloboCare Corp. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016).
10.2 †	Executive Employment Agreement, effective December 1, 2016, by and between Avalon GloboCare Corp. and David Jin (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2016).
10.3	Agreement of Sale by and between Freehold Craig Road Partnership and Avalon GloboCare Corp., dated December 22, 2016 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2016).
10.4 †	Executive Employment Agreement by and between Avalon (Shanghai) Healthcare Technology Ltd. and Meng Li, dated January 11, 2017 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2017).
10.5 †	Executive Retention Agreement by and between Avalon GloboCare Corp. and Luisa Ingargiola, dated February 21, 2017 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2017).
10.6 †	Indemnification Agreement by and between Avalon GloboCare Corp. and Luisa Ingargiola, dated February 21, 2017 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2017).
10.7 †	Director Agreement by and between Avalon GloboCare Corp. and Steven P. Sukel dated April 28, 2017 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2017).

10.8 †	Director Agreement by and between Avalon GloboCare Corp. and Yancen Lu dated April 28, 2017 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2017).
10.9	Consultation Service Contract between Daopei Investment Management (Shanghai) Co., Ltd. and Avalon HealthCare System Inc. dated April 1, 2016 (English translation) (incorporated by reference to Exhibit 10.8 of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2017).
10.10	Consultation Service Contract between Hebei Yanda Ludaopei Hospital Co., Ltd and Avalon HealthCare System Inc. dated April 1, 2016 (English translation) (incorporated by reference to Exhibit 10.9 of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2017).
10.11	Consultation Service Contract between Nanshan Memorial Stem Cell Biotechnology Co., Ltd. and Avalon HealthCare System Inc. dated April 1, 2016 (English translation) (incorporated by reference to Exhibit 10.10 of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2017).
10.12	Loan Agreement between Lotus Capital Overseas Limited and Avalon (Shanghai) Healthcare Technology Co., Ltd. dated April 19, 2017 (English translation) (incorporated by reference to Exhibit 10.12 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2017).
10.13	Securities Purchase Agreement between Avalon GloboCare Corp. and Genexosome Technologies Inc. dated October 25, 2017 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2017).
10.14	Asset Purchase Agreement between Genexosome Technologies Inc. and Yu Zhou dated October 25, 2017 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2017).
10.15	Stock Purchase Agreement between Genexosome Technologies Inc., Beijing Jieteng (Genexosome) Biotech Co. Ltd. and Yu Zhou dated October 25, 2017 (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2017).
10.16 †	Executive Retention Agreement between Genexosome Technologies Inc. and Yu Zhou dated October 25, 2017 (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2017).
10.17	Invention Assignment, Confidentiality, Non-Compete and Non-Solicit Agreement between Genexosome Technologies Inc. and Yu Zhou dated October 25, 2017 (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2017).
10.18 †	Director Agreement by and between Avalon GloboCare Corp. and Wilbert J. Tauzin II dated November 1, 2017 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2017).
10.19	Agreement between Avalon GloboCare Corp. and Tauzin Consultants, LLC dated November 1, 2017 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2017).
10.20 †	Letter Agreement by and between Avalon GloboCare Corp. and David Jin dated April 3, 2018 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2018) .
10.21 †	Letter Agreement by and between Avalon GloboCare Corp. and Meng Li dated April 3, 2018 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2018) .
10.22	Advisory Service Contract between Ludaopei Hematology Research Institute Co., Ltd. and Avalon (Shanghai) Healthcare Technology Co., Ltd. dated April 1, 2018 (English translation) (incorporated by reference to that Form S-1 Registration Statement filed with the Securities and Exchange Commission on April 19, 2018).
10.23	Form of Subscription Agreement by and between Avalon GloboCare Corp. and the April 2018 Accredited Investors (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2018).
10.24	Supplementary Agreement Related to Share Subscription by and between Avalon GloboCare Corp., Avalon (Shanghai) Healthcare Technology Co., Ltd., Beijing DOING Biomedical Technology Co., Ltd. and Daron Liang dated April 23, 2018 (English translation) (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 26, 2018).

10.25	Loan Extension Agreement between Lotus Capital Overseas Limited and Avalon (Shanghai) Healthcare Technology Co., Ltd. dated May 3, 2018 (English translation) (incorporated by reference to Exhibit 10.18 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2018).
10.26 †	Director Agreement by and between Avalon GloboCare Corp. and Tevi Troy dated June 4, 2018 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2018).
10.27	Joint Venture Agreement by and between Avalon (Shanghai) Healthcare Technology Co., Ltd. and Jiangsu Unicorn Biological Technology Co., Ltd. dated May 29, 2018 (English translation) (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2018).
10.28 †	Director Agreement by and between Avalon GloboCare Corp. and William Stilley, III dated July 5, 2018 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2018).
10.29 †	Director Agreement by and between Avalon GloboCare Corp. and Steven A. Sanders dated July 30, 2018 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2018).
10.30	Loan Extension Agreement between Lotus Capital Overseas Limited and Avalon (Shanghai) Healthcare Technology Co., Ltd. dated August 3, 2018 (English translation) (incorporated by reference to Exhibit 10.30 of the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 7, 2018).
10.31	Strategic Partnership Agreement between Avalon GloboCare Corp. and Weill Cornell Medical College of Cornell University dated August 6, 2018 (incorporated by reference to Exhibit 10.31 of the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 7, 2018).
10.32	Equity Joint Venture Agreement by and between Avactis Biosciences, Inc., a wholly-owned subsidiary of Avalon GloboCare Corp., and Arbele Limited for the establishment of AVAR (China) BioTherapeutics Ltd. dated October 23, 2018 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2018).
10.33	Letter Agreement by and between Avalon GloboCare Corp. and David Jin dated January 3, 2019 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2019).
10.34	Letter Agreement by and between Avalon GloboCare Corp. and Luisa Ingargiola dated January 3, 2019 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2019).
10.35	Letter Agreement by and between Avalon (Shanghai) Healthcare Technology Co. Ltd. and Meng Li dated January 3, 2019 (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2019).
10.36	Promissory Note issued to Daniel Lu dated Mach 18, 2019 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2019).
10.37†	Director Agreement by and between Avalon GloboCare Corp. and Meng Li dated April 5, 2019 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2019).
10.38†	Director Agreement by and between Avalon GloboCare Corp. and Yue “Charles” Li dated April 5, 2019 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2019).
10.39	Form of Securities Purchase Agreement dated April 25, 2019 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2019).
10.40	Revolving Line of Credit Agreement dated as of August 29, 2019 between Avalon GloboCare Corp. and Wenzhao “Daniel” Lu dated August 29, 2019 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2019).
10.41	Form of Warrant Redemption and Cancellation Agreement (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2019).

10.42	Letter Agreement by and between Avalon GloboCare Corp. and David Jin dated February 20, 2020 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2020).
10.43	Letter Agreement by and between Avalon GloboCare Corp. and Meng Li dated February 20, 2020 (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2020).
10.44	Letter Agreement by and between Avalon GloboCare Corp. and Luisa Ingargiola dated February 20, 2020 (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2020).
10.45	Debt Settlement Agreement and Release between Avalon GloboCare Corp. and Wenzhao “Daniel” Lu (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2021).
10.46	Corporate Research Agreement between Avalon GloboCare Corp. and the University of Pittsburgh of the Commonwealth System of Higher Education dated July 8, 2021 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2021).
10.47	Form of Securities Purchase Agreement dated March 28, 2022 (incorporated by reference to Exhibit 10.47 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2022).
10.48	Form of Convertible Note - March 2022 (incorporated by reference to Exhibit 10.48 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2022).
10.49	Loan Extension and Modification Agreement between Avalon GloboCare Corp. and Wenzhao Lu dated March 28, 2022 (incorporated by reference to Exhibit 10.49 of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2022).
10.50	Consulting Agreement, dated February 9, 2023, by and between Laboratory Services MSO, LLC and Sarah Cox (incorporated by reference to Exhibit 10.50 to the registrant’s Annual Report on Form 10-K filed on April 15, 2024).
10.51	Form of Warrant - March 2022 (incorporated by reference to Exhibit 10.3 of the Form 8-K filed with the Securities and Exchange Commission on April 29, 2022).
10.52	Amendment No. 1 to the Equity Joint Venture Agreement entered between Avalon GloboCare Corp., Avactis Biosciences Inc., Arbele Limited and Arbele Biotherapeutics Limited dated April 6, 2022 (incorporated by reference to Exhibit 10.53 of the Form 10-Q filed with the Securities and Exchange Commission on May 11, 2022).
10.53	Letter Agreement between Avalon GloboCare Corp. and Fsunshine Trading PTE. Ltd. dated June 8, 2022 (incorporated by reference to Exhibit 10.4 of the Form 8-K filed with the Securities and Exchange Commission on June 8, 2022).
10.54	Debt Settlement Agreement and Release between Avalon GloboCare Corp. and Wenzhao “Daniel” Lu dated July 25, 2022 (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission on July 27, 2022).
10.55	Conversion Agreement between Avalon GloboCare Corp. and Fsunshine Trading PTE. Ltd. Dated July 25, 2022 (incorporated by reference to Exhibit 10.3 of the Form 8-K filed with the Securities and Exchange Commission on July 27, 2022).
10.56	Form of Balloon Promissory Note issued to S&P Principal LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission on September 8, 2022).
10.57	Form of Mortgage and Security Agreement (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission on September 8, 2022).
10.58	Form of Guaranty (incorporated by reference to Exhibit 10.3 of the Form 8-K filed with the Securities and Exchange Commission on September 8, 2022).
10.59	Form of Securities Purchase Agreement for the purchase of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission on November 8, 2022).
10.60	Director Agreement by and Between Avalon GloboCare Corp. and Lourdes Felix dated January 9, 2023 (incorporated by reference to Exhibit 10.1 of the Registrants Current Report on Form 8-K filed with the SEC on January 11, 2023).

10.61	Second Amended and Restated Limited Company Agreement, dated February 9, 2023, by and among Laboratory Services MSO, LLC, SCBC Holdings LLC, the Zoe Family Trust, Bryan Cox, Sarah Cox and the members named therein (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on February 13, 2023) .
10.62	Securities Purchase Agreement, dated May 23, 2023, between Avalon GloboCare Corp. and Mast Hill Fund, L.P (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2023) .
10.63	Security Agreement, dated May 23, 2023, by and among Avalon GloboCare Corp., Avalon Healthcare System Inc., Avalon Laboratory Services, Inc., Avalon RT 9 Properties, LLC, Avactis Biosciences, Inc., Laboratory Services MSO, LLC, Genexosome Technologies Inc., International Exosome Association LLC and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
10.64	Senior Secured Promissory Note, dated May 23, 2023, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
10.65	First Warrant, dated May 23, 2023, by and between Avalon GloboCare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
10.66	Second Warrant, dated May 23, 2023, by and between Avalon GloboCare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
10.67	Form of Balloon Mortgage Note (incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
10.68	Form of Second Mortgage and Security Agreement (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
10.69	Form of Guaranty (incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
10.70	Form of Hazardous Material Guaranty and Indemnification Agreement (incorporated by reference to Exhibit 10.9 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
10.71	Sales Agreement, dated June 16, 2023, by and between Avalon GloboCare Corp. and Roth Capital Partners, LLC. (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 16, 2023).
10.72	Securities Purchase Agreement, dated July 6, 2023, by and between Avalon Globocare Corp. and Firstfire Global Opportunities, LLC. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2023).
10.73	Security Agreement, dated July 6, 2023, by and among Avalon GloboCare Corp., Avalon Healthcare System Inc., Avalon Laboratory Services, Inc., Avalon RT 9 Properties, LLC, Avactis Biosciences, Inc., Laboratory Services MSO, LLC, Genexosome Technologies Inc., International Exosome Association LLC and Firstfire Global Opportunities, LLC. (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2023).
10.74	Senior Secured Promissory Note, dated July 6, 2023, by and between Avalon GloboCare Corp. and Firstfire Global Opportunities, LLC. (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2023).
10.75	First Warrant dated July 6, 2023, by and between Avalon GloboCare Corp. and Firstfire Global Opportunities, LLC. (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2023).
10.76	Second Warrant, dated July 6, 2023, by and between Avalon Globocare Corp. and Firstfire Global Opportunities, LLC. (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2023).
10.77	Securities Purchase Agreement, dated October 9, 2023, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).

10.78	Security Agreement, dated October 9, 2023, among Avalon Globocare Corp., Avalon Healthcare System Inc., Avalon Laboratory Services, Inc., Avalon RT 9 Properties, LLC, Avactis Biosciences, Inc., Laboratory Services MSO, LLC, Genexosome Technologies Inc., International Exosome Association LLC and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.79	Senior Secured Promissory Note, dated October 9, 2023, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.80	First Warrant, dated October 9, 2023, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.81	Second Warrant, dated October 9, 2023, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.82	Securities Purchase Agreement, dated October 9, 2023, between Avalon Globocare Corp. and Firstfire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.83	Security Agreement, dated October 9, 2023, among Avalon Globocare Corp., Avalon Healthcare System Inc., Avalon Laboratory Services, Inc., Avalon RT 9 Properties, LLC, Avactis Biosciences, Inc., Laboratory Services MSO, LLC, Genexosome Technologies Inc., International Exosome Association LLC and Firstfire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.84	Senior Secured Promissory Note, dated October 9, 2023, between Avalon Globocare Corp. and Firstfire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.85	First Warrant, dated October 9, 2023, between Avalon Globocare Corp. and Firstfire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.9 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.86	Second Warrant, dated October 9, 2023, between Avalon Globocare Corp. and Firstfire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.10 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.87	Mortgage and Security Agreement, dated October 9, 2023, between Avalon Globocare Corp., Mast Hill Fund, L.P and Firstfire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.11 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 13, 2023).
10.88	Membership Interest Purchase Agreement, dated November 17, 2023, between Avalon Globocare Corp. and Wenzhao Lu (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on November 22, 2023).
10.89	Mortgage and Security Agreement, dated March 27, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 27, 2024).
10.90	Mortgage and Security Agreement, dated March 27, 2024, between Avalon Globocare Corp. and Firstfire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 27, 2024).
10.91	Senior Secured Convertible Promissory Note, dated March 7, 2024, between Avalon GloboCare Corp. and Mast Hill Fund, LP (incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 31, 2024).
10.92	Security Agreement, dated March 7, 2024, between Avalon GloboCare Corp. and Mast Hill Fund, LP.* (incorporated by reference to Exhibit 10.5 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 31, 2024).
10.93	Warrant, dated March 7, 2024, between Avalon GloboCare Corp. and Mast Hill Fund, LP.* (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 31, 2024).
10.94	Securities Purchase Agreement, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2024).

10.95	Security Agreement, dated June 5, 2024, among Avalon Globocare Corp., Avalon Healthcare System Inc., Avalon Laboratory Services, Inc., Avalon RT 9 Properties, LLC, Avactis Biosciences, Inc., Genexosome Technologies Inc., International Exosome Association LLC and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2024).
10.96	Senior Secured Promissory Note, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2024).
10.97	First Warrant, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2024).
10.98	Second Warrant, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2024).
10.99	Mortgage and Security Agreement, dated June 5, 2024, between Avalon Globocare Corp. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2024).
10.100	Consent, Acknowledgement, and Waiver Agreement, between the Company and Holder, dated as of December 15, 2024 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 19, 2024).
10.101	Common Stock Purchase Warrant, between the Company and Holder, dated as of December 15, 2024 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on December 19, 2024).
10.102	Securities Purchase Agreement, between the Company and Holder, dated as of December 19, 2024 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 26, 2024).
10.103	Redemption and Abandonment Agreement, dated February 26, 2025, by and among Avalon GloboCare Corp., Avalon Laboratory Services, Inc., Laboratory Services MSO, LLC, SCBC Holdings LLC, the Zoe Family Trust, Bryan Cox and Sarah Cox (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 27, 2025).
10.104	Form of Avalon Voting and Support Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2025).
10.105	Form of YOOV Voting and Support Agreement (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2025).
10.106	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2025).
10.107	Securities Purchase Agreement, between the Company and Investor, dated as of June 4, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2025)
10.108	Waiver, between the Company and Holder dated as of Mary 29, 2025 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2025)
10.109	Definitive Agreement by and between the Company, Q&A, and Qi Diagnostics dated June 23, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 26, 2025)
10.110	Securities Purchase Agreement by and between the Company and Investor, dated as of July 14, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 18, 2025)
10.111	Registration Rights Agreement by and between the Company and Investor, dated as of July 14, 2025 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on July 18, 2025)
10.112	Securities Purchase Agreement by and between the Company and Investor, dated as of July 21, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 23, 2025)

10.113	Waiver by and between the Company and Investor, dated as of July 28, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2025)
10.114	Securities Purchase Agreement, between the Company and Allen O Cage Jr., dated as of December 11, 2025 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on December 15, 2025)
10.115	Amendment to Securities Purchase Agreement and Unsecured Bridge Note dated December 14, 2025, between the Company and Allen O Cage Jr. (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on December 15, 2025)
10.116	Amendment No. 1 dated December 14, 2025 by and among Avalon Globocare Corp., Avalon Quantum AI, LLC and RPM Interactive, Inc (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on December 15, 2025)
10.117	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 18, 2026)
10.118	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 25, 2026)
10.119	Ingargiola Combined Company Executive Retention Agreement (incorporated by reference to Exhibit 10.111 to the registrant’s Registration Statement on Form S-4 filed with the SEC on June 9, 2025)
10.120	Wong Combined Company Executive Retention Agreement (incorporated by reference to Exhibit 10.112 to the registrant’s Registration Statement on Form S-4 filed with the SEC on June 9, 2025)
10.121	Mark Wong Combined Company Executive Retention Agreement (incorporated by reference to Exhibit 10.113 to the registrant’s Registration Statement on Form S-4 filed with the SEC on June 9, 2025)
10.122	Mutual Termination and Release Agreement, dated as of January 21, 2026, by and among Avalon Globocare Corp., Nexus MergerSub Limited and YOOV Group Holding Limited (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 22, 2026)
10.123#	Business Loan and Security Agreement dated as of March 26, 2026 (incorporated by reference to Exhibit 10.123 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026)
10.124#	Form of Securities Purchase Agreement dated February 26, 2026 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 2, 2026).
10.125	Form of Registrations Rights Agreement dated February 26, 2026 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on March 2, 2026).
10.126	Form of Note, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2026
10.127	Side Letter, filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2026
10.128	Executive Retention Agreement dated June 3, 2026 between Avalon GloboCare Corp. and Luisa Ingargiola, filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2026
10.129	Securities Purchase Agreement, between the Company and Allen O Cage Jr., dated as of June 30, 2026, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 2, 2026
10.130	Equity Purchase Agreement dated July 22, 2026 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 23, 2026)
10.131	Registration Rights Agreement dated July 22, 2026 (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on July 23, 2026)
10.132	Business Loan and Security Agreement dated (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2026).
10.133	Forbearance Letter Agreement (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on July 29, 2026).
10.134	Form of Note Purchase Agreement dated August 14, 2026 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on August 18, 2026)
10.135*	First Amendment to the Equity Purchase Agreement dated August 21, 2026
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 and filed with the SEC on March 30, 2026)
22.1**	Subsidiary Guarantors
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (Included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page to this registration statement)
107*	Filing Fee Table

*	Filed herewith
+	Management contract or compensatory plan or arrangement.
**	Previously filed

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Freehold, State of New Jersey, on August 24, 2026.

Change Agents Corporation

By:	/s/ Sam Knipper
	Name:	Sam Knipper
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

*	Interim Chief Executive Officer	August 24, 2026
Meng Li	(Principal Executive Officer)

/s/ Sam Knipper	Chief Financial Officer	August 24, 2026
Sam Knipper	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Director	August 24, 2026
Wenzhao Lu

*	Director	August 24, 2026
Steven A. Sanders

*	Director	August 24, 2026
Lourdes Felix

*	Director	August 24, 2026
Michael Mathews

*By:	Sam Knippoer
Sam Knipper, Attorney-in-fact

Date: August 24, 2026